PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 15, 1999)

                           $449,370,670 (APPROXIMATE)

                    STRUCTURED ASSET SECURITIES CORPORATION
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-1

                                   [ALS LOGO]
                           AURORA LOAN SERVICES INC.,

                                MASTER SERVICER
                           -------------------------

       CONSIDER CAREFULLY
 THE RISK FACTORS BEGINNING
 ON PAGE S-13 OF THIS
 PROSPECTUS SUPPLEMENT, ON
 PAGE 10 OF THE PROSPECTUS
 AND ON PAGE S-10 OF THE
 PROSPECTUS SUPPLEMENT
 ATTACHED AS EXHIBIT A.

      For a list of
 capitalized terms used in
 this prospectus supplement
 and the prospectus, see the
 glossary beginning on page
 S-102 in this prospectus
 supplement and on page 120
 in the prospectus.

      The certificates will
 represent interests in the
 trust fund only and will
 not represent interests in
 or obligations of any other
 entity.

      This prospectus
 supplement may be used to
 offer and sell the
 certificates only if
 accompanied by the
 prospectus.
                          THE TRUST WILL ISSUE CERTIFICATES INCLUDING THE
                          FOLLOWING:

                            - 18 CLASSES OF SENIOR CERTIFICATES, INCLUDING FOUR
                              CLASSES OF INTEREST-ONLY CERTIFICATES AND FIVE CLASSES OF PRINCIPAL-ONLY CERTIFICATES.

                            - FIVE CLASSES OF SUBORDINATE CERTIFICATES,
                              INCLUDING TWO CLASSES OF INTEREST-ONLY
                              CERTIFICATES.

                               The classes of certificates offered by this
                          prospectus supplement are listed, together with their initial class principal amounts and interest rates, under "Summary of Terms -- The Offered Certificates" beginning on page S-6 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-7 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

                               The Class 2-A3 Certificates will have the benefit
                          of a certificate guaranty insurance policy issued by MBIA Insurance Corporation. Subject to the exceptions and limitations that are described in this prospectus supplement, the certificate guaranty insurance policy will guarantee certain payments of interest and principal to Class 2-A3 Certificateholders as described in this prospectus supplement.

                               The assets of the trust fund primarily consist of
                          three pools of mortgage loans and a mortgage pass-through certificate representing an interest in a pool of underlying mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

                               NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                          NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class 2-A3 Certificates will also be offered by Edward D. Jones & Co., L.P., as a dealer, from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.50% of their initial total principal amount, plus accrued interest, before deducting expenses.

     On or about January 28, 2000, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York.

LEHMAN BROTHERS                                      EDWARD D. JONES & CO., L.P.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 21, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates, together with the accompanying exhibits, which describe certain assets of the trust fund.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                ---------------

     After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor and the master servicer, in connection with market making transactions in those certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer or a servicer.

                                ---------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                ---------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLES OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                       PAGE
                                       -----
Summary of Terms.....................    S-6
Risk Factors.........................   S-13
  Higher Expected Delinquencies of
     the Mortgage Loans..............   S-13
  Potential Inadequacy of Credit
     Enhancement.....................   S-13
  Unpredictability and Effect of
     Prepayments.....................   S-15
  Special Risks for Certain Classes
     of Certificates.................   S-16
  Changes in LIBOR May Reduce the
     Yields on the Class 1-A2 and
     Class 1-A3 Certificates.........   S-17
  Principal Payments on the Class
     2-A3 Certificates May Be Less
     Predictable than on Other
     Classes Because of Special Rules
     for Making Principal Payments...   S-17
  Mortgage Loans with Interest-Only
     Payments........................   S-18
  Balloon Loans......................   S-18
  Default Risk on High Balance
     Mortgage Loans..................   S-19
  Geographic Concentration of
     Mortgage Loans..................   S-19
  Lack of Primary Mortgage
     Insurance.......................   S-20
  Effect of Performance of Mortgage
     Loans on Ratings of
     Certificates....................   S-20
  Limited Ability to Resell
     Certificates....................   S-20
  Potential Disruption of Computer
     Systems.........................   S-20
  Risks Affecting the Underlying
     Security........................   S-21
Description of the Certificates......   S-22
  General............................   S-22
  Book-Entry Registration............   S-25
  Priority of Distributions..........   S-26
  Distributions of Interest..........   S-29
  Distributions of Principal.........   S-33
  Cross-Collateralization............   S-38
  Available Distribution Amount......   S-39
  Distributions of Principal of the
     Class 2-A3 Certificates.........   S-40
  Example of Distributions...........   S-44
  The Residual Certificate...........   S-45
  Allocation of Realized Losses......   S-45
  Final Scheduled Distribution
     Date............................   S-48
  Optional Termination of the Trust
     Fund............................   S-48
  The Trustee........................   S-49
Description of the Mortgage Pools....   S-49
  General............................   S-49
  Pool 1 Mortgage Loans..............   S-51
  Pool 2 Mortgage Assets.............   S-56
  Pool 3 Mortgage Loans..............   S-61
Underwriting Guidelines..............   S-65
  Aurora Underwriting Guidelines.....   S-65
  Headlands and Impac Underwriting
     Guidelines......................   S-66

                                       PAGE
                                       -----
Additional Information...............   S-67
The Master Servicer..................   S-67
Servicing of the Mortgage Loans......   S-69
  General............................   S-69
  Servicing Compensation and Payment
     of Expenses.....................   S-69
  Prepayment Interest Shortfalls.....   S-70
  Advances...........................   S-70
  Collection of Taxes, Assessments
     and Similar Items...............   S-71
  Insurance Coverage.................   S-71
  Evidence as to Compliance..........   S-71
  Certain Rights Related to
     Foreclosure.....................   S-71
Trust Agreement......................   S-72
  General............................   S-72
  Assignment of Mortgage Assets......   S-72
  Voting Rights......................   S-74
Yield, Prepayment and Weighted
  Average Life.......................   S-74
  General............................   S-74
  Sensitivity of Certain Classes of
     Certificates....................   S-77
  Subordination of the Offered
     Subordinate Certificates........   S-81
  Weighted Average Life..............   S-82
The Class 2-A3 Certificate Insurance
  Policy.............................   S-93
  The Class 2-A3 Certificate
     Insurer.........................   S-95
  Financial Information About the
     Class 2-A3 Certificate
     Insurer.........................   S-95
  Where You Can Obtain Additional
     Information About The Class 2-A3
     Certificate Insurer.............   S-96
  Financial Strength Ratings of the
     Class 2-A3 Certificate
     Insurer.........................   S-96
Material Federal Income Tax
  Considerations.....................   S-97
  General............................   S-97
  Residual Certificates..............   S-97
Legal Investment Considerations......   S-98
Use of Proceeds......................   S-98
Underwriting.........................   S-98
ERISA Considerations.................   S-99
Experts..............................   S-99
Legal Matters........................   S-99
Ratings..............................   S-99
Glossary.............................  S-101
Exhibit A -- Prospectus Supplement
  dated August 27, 1999..............    A-1
Exhibit B -- Servicer Remittance
  Reports............................    B-1

                                   PROSPECTUS

                                        PAGE
                                        ----
Summary of Terms......................    6
  Depositor...........................    6
  Certificates Offered................    6
  Distributions.......................    6
  The Trust Fund......................    7
  Mortgage Backed Securities..........    7
  Mortgage Loans......................    7
  Guaranteed Investment Contracts and
     Other Agreements.................    7
  Pre-Funding Account.................    7
  Collection and Certificate
     Accounts.........................    7
  Final Scheduled Distribution Date...    8
  Optional Termination or Purchase of
     Certificates.....................    8
  Trustee.............................    8
  Servicing of Mortgage Loans.........    8
  Credit Enhancement..................    8
  Material Federal Income Tax
     Consequences.....................    8
  Legal Investment Considerations.....    9
  Erisa Considerations................    9
  Use of Proceeds.....................    9
  Ratings.............................    9
Risk Factors..........................   10
  Limited Ability to Resell
     Certificates.....................   10
  Adverse Effect of Prepayments on the
     Yield and Maturity of
     Certificates.....................   10
  Principal Prepayments Not Addressed
     by Ratings.......................   11
  Potential Inadequacy of Credit
     Enhancement......................   11
  Bankruptcy..........................   11
  Recent Origin of Certain Loan
     Types............................   11
  Greater Risks Involving Certain
     Property Types...................   12
  Limited Obligations and Assets of
     the Depositor....................   12
  Limitations of FNMA and FHLMC
     Guaranties.......................   12
  ERISA Considerations................   13
Description of the Certificates.......   14
  General.............................   14
  Distributions on the Certificates...   14
  Optional Termination................   16
  Optional Purchase of Certificates...   17
  Other Purchases.....................   17
  Book-Entry Registration.............   17

                                        PAGE
                                        ----
Yield, Prepayment and Maturity
  Considerations......................   19
  Payment Delays......................   19
  Principal Prepayments...............   19
  Timing of Reduction of Principal
     Amount...........................   19
  Interest or Principal Weighted
     Certificates.....................   19
  Final Scheduled Distribution Date...   20
  Prepayments and Weighted Average
     Life.............................   20
  Other Factors Affecting Weighted
     Average Life.....................   21
The Trust Funds.......................   22
  General.............................   22
  GNMA Certificates...................   23
  FNMA Certificates...................   25
  FHLMC Certificates..................   27
  Private Mortgage-Backed
     Securities.......................   30
  The Mortgage Loans..................   31
  The Manufactured Home Loans.........   35
  Pre-Funding Arrangements............   36
  Collection Account and Certificate
     Account..........................   37
  Other Funds or Accounts.............   38
  Loan Underwriting Procedures and
     Standards........................   39
  Underwriting Standards..............   39
  Loss Experience.....................   40
  Representations and Warranties......   41
  Substitution of Primary Assets......   43
Servicing of Loans....................   43
  General.............................   43
  Collection Procedures; Escrow
     Accounts.........................   44
  Deposits to and Withdrawals from the
     Collection Account...............   44
  Servicing Accounts..................   46
  Buy-Down Loans, GPM Loans and
     Subsidized Loans.................   46
  Advances and Limitations Thereon....   48
  Maintenance of Insurance Policies
     and Other Servicing Procedures...   48
  Presentation of Claims; Realization
     Upon Defaulted Loans.............   51
  Enforcement of Due-On-Sale
     Clauses..........................   52
  Certain Rights Related to
     Foreclosure......................   53
  Servicing Compensation and Payment
     of Expenses......................   53

                                        PAGE
                                        ----
Evidence as to Compliance.............   54
  Certain Matters Regarding the Master
     Servicer.........................   54
Credit Support........................   55
  General.............................   55
  Subordinate Certificates;
     Subordination Reserve Fund.......   56
  Cross-Support Features..............   57
  Insurance...........................   57
  Letter of Credit....................   57
  Certificate Guarantee Insurance.....   58
  Reserve Funds.......................   58
Description of Mortgage and Other
  Insurance...........................   59
  Mortgage Insurance on the Loans.....   59
  Hazard Insurance on the Loans.......   64
  Bankruptcy Bond.....................   66
  Repurchase Bond.....................   66
The Trust Agreements..................   66
  Assignment of Primary Assets........   66
  Repurchase and Substitution of Non-
     Conforming Loans.................   69
  Reports To Certificateholders.......   70
  Investment of Funds.................   72
  Event of Default....................   72
  Rights Upon Event of Default........   73
  The Trustee.........................   73
  Duties of the Trustee...............   74
  Resignation of Trustee..............   74
  Certificate Account.................   74
  Expense Reserve Fund................   75
  Amendment of Trust Agreement........   75
  Voting Rights.......................   76
  List of Certificateholders..........   76
  REMIC or FASIT Administrator........   76
  Termination.........................   76
Certain Legal Aspects of Loans........   77
  Mortgages...........................   77
  Junior Mortgages; Rights of Senior
     Mortgages........................   77
  Cooperative Loans...................   79
  Foreclosure on Mortgages............   81
  Realizing Upon Cooperative Loan
     Security.........................   82
  Rights of Redemption................   83
  Anti-Deficiency Legislation and
     Other Limitations on Lenders.....   84

                                        PAGE
                                        ----
  Soldiers' and Sailors' Civil Relief
     Act of 1940......................   86
  Environmental Risks.................   86
  Due-on-Sale Clauses in Mortgage
     Loans............................   87
  Enforceability of Prepayment and
     Late Payment Fees................   88
  Equitable Limitations on Remedies...   88
  Applicability of Usury Laws.........   89
  Adjustable Interest Rate Loans......   89
  Manufactured Home Loans.............   90
Material Federal Income Tax
  Considerations......................   93
  General.............................   93
  Characterization of Certificates....   93
  Qualification as a REMIC............   93
  Qualification as a FASIT............   95
  Taxation of Regular Interest
     Certificates.....................   96
  Sale or Exchange of Regular Interest
     Certificates.....................  101
  Taxation of the REMIC...............  101
  Taxation of Holders of Residual
     Interest Certificates............  103
  Restrictions on Ownership and
     Transfer of REMIC Residual
     Interest Certificates............  105
  REMIC Expenses......................  105
  Administrative Matters..............  106
  Taxation of Holders of FASIT
     High-Yield Interests.............  106
  Taxation of Holders of FASIT
     Ownership Interests..............  106
  Tax Status as a Grantor Trust.......  107
  Miscellaneous Tax Aspects...........  111
  Tax Treatment of Foreign
     Investors........................  111
State Tax Considerations..............  113
ERISA Considerations..................  113
Legal Investment Considerations.......  116
Legal Matters.........................  117
The Depositor.........................  117
Use of Proceeds.......................  118
Plan of Distribution..................  118
Additional Information................  119
Incorporation of Certain Documents by
  Reference...........................  120
  Reports to Certificateholders.......  120
  Glossary............................  120

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE ATTACHED EXHIBITS.

- WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE EXHIBITS ATTACHED BEFORE MAKING ANY INVESTMENT DECISION.

- WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN ANY POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF JANUARY 1, 2000, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

PARTIES

SELLER

     Lehman Capital, A Division of Lehman Brothers Holdings Inc.

DEPOSITOR

     Structured Asset Securities Corporation

MASTER SERVICER

     Aurora Loan Services Inc.

SERVICERS

     Initially, the servicers will be Aurora Loan Services Inc. and Impac Funding Corporation

TRUSTEE

     U.S. Bank National Association

CLASS 2-A3 CERTIFICATE INSURER

     MBIA Insurance Corporation

THE OFFERED CERTIFICATES

CLASSES OF CERTIFICATES

     Structured Asset Securities Corporation's Mortgage Pass-Through Certificates, Series 2000-1, consist of the classes of certificates listed in the table on the following page, together with the Class B4, Class B5 and Class B6 Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                                            CLASS
                                          PRINCIPAL                           CUSIP
               CLASS                      AMOUNT(1)        INTEREST RATE      NUMBER
               -----                 -------------------   -------------   ------------
1-A1...............................      $50,650,000          7.60%        863572 G6 4
1-A2...............................       75,600,000       Adjustable(2)   863572 G7 2
1-A3(3)............................              (4)       Adjustable(2)   863572 G8 0
1-A4...............................        5,524,000          8.00%        863572 G9 8
1-A5(3)............................              (4)          9.00%        863572 H2 2
1-A6(3)............................              (4)          9.00%        863572 H3 0
1-A7...............................       30,000,000          7.85%        863572 H4 8
1-AP(5)............................        7,339,244          0.00%        863572 H5 5
2-A1...............................       90,408,000          7.50%        863572 H7 1
2-A2...............................       81,000,000          7.50%        863572 H8 9
2-A3...............................       40,000,000          7.75%        863572 H9 7
2-A4(5)............................        1,500,000          0.00%        863572 J2 0
2-A5(5)............................        4,467,590          0.00%        863572 J3 8
2-AP(5)............................          248,737          0.00%        863572 J4 6
3-A................................       40,210,858          7.25%        863572 J5 3
3-AP(5)............................        1,166,141          0.00%        863572 J6 1
AX(3)..............................              (6)          8.00%        863572 H6 3
B1.................................       12,626,000       Adjustable(2)   863572 J7 9
B1X(3).............................              (4)       Adjustable(2)   863572 J8 7
B2.................................        5,594,000       Adjustable(2)   863572 J9 5
B2X(3).............................              (4)       Adjustable(2)   863572 K2 8
B3.................................        3,036,000       Adjustable(2)   863572 K3 6
R..................................              100          9.00%        863572 K4 4

---------------

(1) These balances are approximate, as described in this prospectus supplement.

(2) The Class 1-A2, 1-A3, B1, B1X, B2, B2X and B3 Certificates accrue interest based on variable interest rates, as described in this prospectus supplement. The initial interest rates on these classes of certificates will be: Class 1-A2, 6.55%; Class 1-A3, 2.45%; Class B1, 8.25%; Class B1X, 8.25%;
    Class B2, 8.25%; Class B2X, 8.25%; and Class B3, approximately 8.33%.

(3) The Class 1-A3, 1-A5, 1-A6, AX, B1X and B2X Certificates will be interest-only certificates; they will not be entitled to payments of principal.

(4) The Class 1-A3, 1-A5, 1-A6, B1X and B2X Certificates will have no principal amount; they will accrue interest on a notional amount, as described in this prospectus supplement.

(5) The Class 1-AP, 2-A4, 2-A5, 2-AP and 3-AP Certificates will be principal-only certificates; they will not be entitled to payments of interest.

(6) The Class AX Certificates will have no principal amount; they will accrue interest on the sum of the notional amounts of the AX(1) Component and AX
    (2) Component, as described in this prospectus supplement.

     The certificates, except for the Class R Certificate, will be issued in book-entry form. The Class R Certificate will be issued in the form of a physical certificate.

     See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

     The certificates represent ownership interests in a trust fund which consists primarily of three separate pools of mortgage assets: "pool 1," "pool 2" and "pool 3." As is described in greater detail in this prospectus supplement, the mortgage loans in pool 1 have original terms to maturity of 15 to 30 years and consist of (1) fixed rate mortgage loans with interest rates greater than 8.50% and principal balances less than $500,000, (2) fixed rate mortgage loans originated by Impac Funding Corporation having various interest rates or (3) fixed rate mortgage loans with prepayment penalties and principal balances less than $500,000; the mortgage assets in pool 2 consist of fixed rate mortgage loans not included in Pool 1 with original terms to maturity greater than 15 years, and the Class 2-NC mortgage pass-through certificate described in this prospectus supplement and in Exhibits A and B; and the mortgage loans in pool 3 consist of fixed rate mortgage loans not included in Pool 1 with original terms to maturity of 15 years. We refer to the Class 2-NC Certificate, which was previously issued by a trust fund formed by Structured Asset Securities Corporation, as the underlying security.

     Payments of interest and principal on senior certificates identified with a "1-" in their class designation and the Class R Certificate will be based on collections on the pool 1 mortgage loans, payments on senior certificates identified with a "2-" in their class designations will be based on collections on the pool 2 mortgage assets, and payments on senior certificates identified with a "3-" in their class designations will be based on collections on the pool 3 mortgage loans, except, in each case, under the limited circumstances described in this prospectus supplement. The rights of holders of subordinate certificates to payments will be based on collections from all three pools.

     Payments of interest on the Class AX Certificates will be based on specified interest amounts collected on certain mortgage loans in pool 1 and pool 2 with relatively high interest rates, as described in this prospectus supplement.

     The certificates will have an approximate total initial principal amount of $453,689,369. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

     Principal and interest on the certificates will be payable on the 25th day of each month, beginning in February 2000. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

     Interest will accrue on each class of certificates, other than the principal-only certificates, at the applicable annual rates described in this prospectus supplement.

     The Class 1-AP, 2-A4, 2-A5, 2-AP and 3-AP Certificates are principal-only certificates and will not be entitled to payments of interest.

     See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

     The amount of principal payable on the certificates, other than the interest-only certificates, will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans, and with respect to pool 2 the underlying security, among different classes, and (2) funds actually received on the mortgage loans that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     The key allocation concept for the Class 1-A1, 1-A2, 1-A4, 2-A1, 2-A2, 2-A3, 2-A4, 3-A and R Certificates is the Senior Principal Distribution Amount. The key allocation concept for the Class 1-A7 Certificates is the Class 1-A7 Priority Amount. The key allocation concept for the Class 1-AP, 2-AP and 3-AP Certificates is the AP Principal

Distribution Amount. The key allocation concept for the Class B Certificates is the Subordinate Principal Distribution Amount.

     The Class 1-A3, 1-A5, 1-A6, AX, B1X and B2X Certificates are interest-only certificates and will not be entitled to payments of principal.

     See "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates, other than the Class 2-A3 Certificates, will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates, other than the Class 2-A3 Certificates, which will have the benefit of a certificate guaranty insurance policy issued by MBIA Insurance Corporation and a reserve fund to cover certain prepayment interest shortfalls allocated to the Class 2-A3 Certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

     The payment structure used by the trust fund includes subordination, loss allocation and cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses than the subordinate certificates, and each class of subordinate certificates with a lower numerical class designation will be less likely to experience losses than each class of subordinate certificates with a higher numerical class designation.

     Because the classes of subordinate certificates represent interests in all three mortgage pools, the principal balances of the subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage assets in any pool, increasing the likelihood that losses in the other pools will be allocated to the senior certificates corresponding to those other pools.
     See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Certificates -- Cross-Collateralization" and "-- Allocation of Realized Losses" in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization.

Subordination of Payments

     Certificates with an "A" or "R" in their class designation will have a payment priority as a group over other certificates. The Class B1 Certificates will have a payment priority over Class B2 and B3 Certificates, and the Class B2 Certificates will have a payment priority over Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4, B5 and B6 Certificates.

     See "Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

Allocation of Losses

     If the mortgage assets experience losses (except as described in this prospectus supplement), then the principal amount of the class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those losses until the total outstanding principal amount of that class equals zero.

     - If a loss has been allocated to reduce the principal balance of your class, you will receive no payment in respect of that reduction.

     See "Description of the Certificates -- Allocation of Realized Losses" in this prospectus supplement.

Cross-collateralization

     Under certain limited circumstances, payments on the mortgage assets in a pool may be distributed to holders of certain senior certificates corresponding to another pool (or pools). As described in greater detail in this prospectus supplement, this "cross-collateralization" may occur in two basic ways. For example:

(1) Rapid prepayment situations:

     - If the Class 1-A1, 1-A2, 1-A4, 1-A7 and R Certificates have been retired but the Class 2-A1, 2-A2, 2-A3, 2-A4 and 3-A Certificates are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the pool 1 mortgage loans will be paid to the Class 2-A1, 2-A2, 2-A3, 2-A4 and 3-A Certificates before being paid to the subordinate certificates.

     - If the Class 1-A1, 1-A2, 1-A4, 1-A7, 2-A1, 2-A2, 2-A3, 2-A4 and R
       Certificates have each been retired but the Class 3-A Certificates are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the pool 1 and pool 2 mortgage assets will be paid to the Class 3-A Certificates before being paid to the subordinate certificates.

(2) High loss situations:

     - If the total principal amount of the Class 1-A1, 1-A2, 1-A4, 1-A7 and R Certificates is greater than the total principal balance of the pool 1 mortgage loans, then certain payments on the pool 2 and pool 3 mortgage assets otherwise payable to the subordinate certificates will be paid to the Class 1-A1, 1-A2, 1-A4, 1-A7 and R Certificates.

     - If the total principal amount of the Class 1-A1, 1-A2, 1-A4, 1-A7 and R Certificates is greater than the total principal balance of the pool 1 mortgage loans and the total principal amount of the Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates is greater than the total principal balance of the pool 2 mortgage loans, then certain payments on the pool 3 mortgage loans otherwise payable to the subordinate certificates will be paid to the Class 1-A1, 1-A2, 1-A4, 1-A7, 2-A1, 2-A2, 2-A3, 2-A4 and R
       Certificates.

     These are examples. The same sort of payments to similar classes of senior certificates will occur if the same situations apply to certificates of the same priority in other certificate groups.

     See "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

THE CERTIFICATE INSURANCE POLICY

     The MBIA certificate insurance policy will guarantee certain interest and principal payments to holders of the Class 2-A3 Certificates under the circumstances described in this prospectus supplement. No other class of certificates will benefit from the MBIA insurance policy.

     For information about MBIA Insurance Corporation and for a more detailed discussion of the MBIA insurance policy, see "The Class 2-A3 Certificate Insurance Policy" in this prospectus supplement.

THE MORTGAGE ASSETS

     On the closing date, which is expected to be on or about January 28, 2000, the assets of the trust will consist primarily of three pools of mortgage loans with a total principal balance of approximately $319,661,640 and, with respect to pool 2, the underlying security with a principal balance of approximately $134,027,728. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The underlying security represents a beneficial interest in the underlying trust fund consisting of two pools of mortgage loans, which we refer to as underlying mortgage loans.

THE MORTGAGE LOANS

     The mortgage loans will consist of fixed rate, conventional, first lien residential mortgage loans, nearly all of which have original terms to stated maturity of 15 to 30 years.

     The mortgage loans in the trust fund and the underlying mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans and the underlying mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

     The mortgage loans in the trust fund and the underlying mortgage loans will not be insured or guaranteed by any government agency.

     See "Description of the Mortgage Pools" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

THE UNDERLYING SECURITY

     The underlying security is a senior interest in one pool of underlying mortgage loans in the underlying trust fund. The underlying security was issued on August 30, 1999.

     See "Description of the Mortgage Pools -- Pool 2 Mortgage Assets" in this prospectus supplement, the prospectus supplement dated August 27, 1999 attached as Exhibit A and the additional information attached as Exhibit B.

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by primary loan servicers. Initially, the primary loan servicers will be Aurora Loan Services Inc. and Impac Funding Corporation. Servicing may subsequently be transferred to other primary servicers in accordance with the trust agreement, as described in this prospectus supplement.

     See "The Master Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE ASSETS
     Structured Asset Securities Corporation may repurchase the mortgage assets after the total principal balance of the mortgage assets declines to less than 10% of their initial total principal balance. If the mortgage assets are repurchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     See "Description of the Certificates -- Optional Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage assets.

TAX STATUS

     The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the certificates other than the Class R Certificate will represent ownership of REMIC "regular interests" in a REMIC and the Class R Certificate will be designated as the sole class of "residual interest" in each REMIC.

     The Class 1-A3, 1-A5, 1-A6, 1-AP, 2-A4, 2-A5, 2-AP, 3-AP, AX, B1X and B2X
Certificates will be, and other classes of certificates may be, issued with original issue discount for federal income tax purposes.

     There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     Generally, the Class 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 1-A6, 1-A7, 1-AP, 2-A1,
2-A2, 2-A3, 2-A4, 2-A5, 2-AP, 3-A, 3-AP and AX Certificates may, but the Class R, B1, B1X, B2, B2X and B3 Certificates may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee

Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     Only the Class 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 1-A6, 1-A7, 1-AP, 2-A1, 2-A2,
2-A3, 2-A4, 2-A5, 2-AP, 3-A, 3-AP, AX, B1, B1X and R Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

     The certificates offered by this prospectus supplement will initially have the following ratings from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. The designation "N/A" means that a rating agency will not rate the certificates of that class:

       DUFF &
       PHELPS   MOODY'S
CLASS  RATING   RATING
-----  ------   -------
1-A1   AAA       Aaa
1-A2   AAA       Aaa
1-A3   AAA       Aaa
1-A4   AAA       Aaa
1-A5   AAA       Aaa
1-A6   AAA       Aaa
1-A7   AAA       Aaa
1-AP   AAA       Aaa
2-A1   AAA       Aaa
2-A2   AAA       Aaa
2-A3   AAA       Aaa
2-A4   AAA       Aaa
2-A5   AAA       Aaa
2-AP   AAA       Aaa
3-A    AAA       Aaa
3-AP   AAA       Aaa
AX     AAA       Aaa
R      AAA       N/A
B1      AA       N/A
B1X     AA       N/A
B2      A        N/A
B2X     A        N/A
B3     BBB       N/A

     - These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     - The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

- THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT ATTACHED AS EXHIBIT A.

HIGHER EXPECTED DELINQUENCIES
  OF THE MORTGAGE LOANS.......   The mortgage loans and the underlying mortgage
                                 loans were originated or acquired by various originators in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement. In general, these guidelines are not as strict as Fannie
                                 Mae or Freddie Mac guidelines, so the mortgage loans and the underlying mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                 Changes in the values of mortgaged properties related to the mortgage loans and the underlying mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund, and in the underlying trust fund, than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                 See "Description of the Mortgage Pools --
                                 General" in this prospectus supplement for a description of the characteristics of the mortgage loans in each mortgage loan pool and "-- Underwriting Standards" for a general description of the underwriting guidelines used in originating the mortgage loans. See also "Risk Factors" and "Description of the Mortgage Pools" in the prospectus supplement attached as Exhibit A for a description of the mortgage loans relating to the underlying security.

POTENTIAL INADEQUACY OF CREDIT
  ENHANCEMENT.................   With the exception of the 2-A3 Certificates,
                                 the certificates are not insured by any
                                 financial guaranty insurance policy. The subordination, loss allocation and cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans or the underlying security.

                                 The amount of any loss (other than a specified portion of any loss on a discount loan and certain "excess" losses described in this prospectus supplement) experienced on a mortgage loan or the underlying security will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders will incur losses and may never receive all of their principal payments. You should consider the following:

                                 - if you buy a Class B3 Certificate and losses
                                   on the mortgage assets exceed the total
                                   principal amount of the Class B4, B5 and B6
                                   Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B3 Certificates by the amount of that excess;

                                 - if you buy a Class B2 Certificate and losses
                                   on the mortgage assets exceed the total
                                   principal amount of the Class B3, B4, B5 and B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B2 Certificates by the amount of that excess;

                                   - if you buy a Class B2X Certificate and
                                     losses on the mortgage assets reduce the principal amount of the Class B2 Certificates, as described above, the amount of interest payable on your certificates on future distribution dates will be reduced.

                                 - if you buy a Class B1 Certificate and losses
                                   on mortgage assets exceed the total principal amount of the Class B2, B3, B4, B5 and B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other Class B1 Certificates by the amount of that excess;

                                   - if you buy a Class B1X Certificate and
                                     losses on mortgage assets reduce the
                                     principal amount of the Class B1
                                     Certificates, as described above, the
                                     amount of interest payable on your
                                     certificates on future distribution dates will be reduced.

                                 - after the total principal amount of the
                                   subordinate certificates has been reduced to zero, losses on the pool 1 mortgage loans will reduce the principal amounts of the Class 1-A1, 1-A2, 1-A4, 1-A7 and R
                                   Certificates and the notional amounts of the Class 1-A3, 1-A5 and 1-A6 Certificates, losses on the pool 2 mortgage assets will reduce the principal amounts of the Class 2-A1, 2-A2, 2-A3 and 2-A4 Certificates (except that with respect to the Class 2-A3 Certificates, the certificate guaranty insurance policy will be available to cover losses), and losses on the pool 3 mortgage loans will reduce the principal amount of the Class 3-A Certificates; and

                                 - after the total principal amount of the
                                   subordinate certificates has been reduced to zero, the Class 1-AP, 2-A5, 2-AP and 3-AP Certificates will no longer have the benefit of the special loss mitigation feature described in this prospectus supplement.

                                 Because the subordinate certificates represent interests in all three mortgage asset pools, the principal amounts of the subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage assets in any pool. As a result, losses in that pool will reduce the loss protection provided by the subordinate certificates to the senior certificates corresponding to the other pools, and will increase the likelihood that losses will be allocated to those other senior certificates.

                                 See "Description of the Certificates --
                                 Priority of Distributions" and "-- Allocation of Realized Losses" in this prospectus supplement.

UNPREDICTABILITY AND  EFFECT
  OF PREPAYMENTS..............   Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 43.74% of the pool 1 mortgage loans, approximately 37.58% of the pool 2 mortgage loans and approximately 45.65% of the pool 3 mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during periods that range from one to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period.

                                 The timing of prepayments of principal may also be influenced by liquidations or repurchases of or insurance payments on the mortgage loans. A prepayment of a mortgage loan in a pool will usually result in a prepayment on the related certificates.

                                 - If you purchase your certificates at a
                                   discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                 - If you purchase your certificates at a
                                   premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 See "Yield, Prepayment, and Weighted Average
                                 Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

                                 The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.

                                 With respect to the underlying security in pool 2, prepayments by borrowers on the underlying mortgage loans may result in accelerated payments of principal on the underlying security. A payment of principal of the underlying security will usually result in a principal payment on the certificates relating to pool 2 and have the consequences discussed above for certificates purchased at a discount or a premium.

                                 See "Risk Factors -- Unpredictability and
                                 Effect of Prepayments" and "Yield, Prepayment, and Weighted Average Life" in the prospectus supplement attached as Exhibit A for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.

SPECIAL RISKS FOR CERTAIN
  CLASSES OF CERTIFICATES.....   The Class 1-AP, 2-A4, 2-A5, 2-AP and 3-AP
                                 Certificates are principal-only certificates and the Class 1-A3, 1-A5, 1-A6, AX, B1X and B2X
                                 Certificates are interest-only certificates.
                                 These certificates have yields to maturity (or early termination) -- the yield you will receive if you hold a certificate until it has been paid in full -- that are highly sensitive to prepayments on the related mortgage assets.

                                 If you purchase any of the above classes of certificates, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                 - a faster than expected rate of prepayments on
                                   mortgage assets in pool 1, in the case of the Class 1-A3, 1-A5 and 1-A6 Certificates, on certain mortgage loans with relatively high interest rates in pool 1 and pool 2, in the case of the Class AX Certificates, or in any of the three pools, in the case of the Class B1X and B2X Certificates; or

                                 - a slower than expected rate of prepayments on
                                   mortgage loans in pool 1 having net interest rates lower than 9.00%, in the case of the Class 1-AP Certificates, mortgage assets in pool 2 having net interest rates lower than 7.50%, in the case of the Class 2-A4, Class 2-A5 and 2-AP Certificates, or mortgage loans in pool 3 having net interest rates lower than 7.25%, in the case of the Class 3-AP Certificates.

                                 Prepayments on the related mortgage assets, including liquidations, repurchases and insurance payments, could result in the failure of investors in the Class 1-A3, 1-A5, 1-A6, AX, B1X or B2X Certificates to fully recover their initial investments.

                                 See "Yield, Prepayment, and Weighted Average
                                 Life" in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates' yield to maturity.

CHANGES IN LIBOR MAY REDUCE
  THE YIELDS ON THE CLASS 1-A2
  AND CLASS 1-A3
  CERTIFICATES................   The amount of interest payable on the Class
                                 1-A2 and Class 1-A3 Certificates is calculated by reference to the London Interbank Offered
                                 Rate, known as LIBOR. If LIBOR falls, the yield on the Class 1-A2 Certificates will be lower.
                                 By contrast, if LIBOR rises, the yield on the Class 1-A3 Certificates will be lower and could fall to zero. The interest rates on the Class
                                 1-A2 and Class 1-A3 Certificates will not exceed specified rates, regardless of levels of LIBOR.

                                 See "Yield, Prepayment and Weighted Average
                                 Life -- Sensitivity of Certain Classes of
                                 Certificates" in this prospectus supplement for more information on the yield sensitivity of these certificates.

PRINCIPAL PAYMENTS ON THE
  CLASS 2-A3 CERTIFICATES MAY
  BE LESS PREDICTABLE THAN ON
  OTHER CLASSES BECAUSE OF
  SPECIAL RULES FOR MAKING
  PRINCIPAL PAYMENTS..........   As described in this prospectus supplement,
                                 there are special rules for determining which holders receive principal payments on the Class
                                 2-A3 Certificates and when these payments are made. Amounts available for payments of principal on this class will first be paid to holders who have submitted requests for principal payments in the order submitted and with certain priorities given to holders who have died. Any amounts not paid to these requesting holders will be paid by random lot to other holders of this class.

                                 If you submitted a request for principal payments, you may not receive the amount requested, either because other requests had priority over yours or because the amount available for principal payments on your class was insufficient to honor your request. If the amount available for principal payments on this class exceeds the amount requested by all holders, you may receive payments in excess of the amount you requested or, even if you did not make a request, you may receive payments.

                                 As a result, holders may not receive principal payments when they are expecting them, and may receive principal payments when they are not expecting them. In addition to making payments on this class somewhat unpredictable, the timing of these payments may affect your yield, as described in this prospectus supplement.

                                 Investors in these certificates should pay particular attention to the risk that they may be less likely to receive principal payments when prevailing interest rates available for reinvestment are high, and may be more likely to receive principal payments when prevailing interest rates available for reinvestment are low.

                                 See "Description of the Certificates --
                                 Distributions in Reduction of the Class 2-A3
                                 Certificates" in this prospectus supplement for more information on factors affecting the timing of payments on these certificates.

MORTGAGE LOANS WITH
  INTEREST-ONLY PAYMENTS......   Approximately 2.66% of the pool 1 mortgage
                                 loans, approximately 6.09% of the pool 2 mortgage loans and approximately 11.96% of the pool 3 mortgage loans expected to be in the trust fund on the closing date provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan. Following that ten year period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

                                 The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the certificates than would have been the case had these loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.

                                 If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

BALLOON LOANS.................   Approximately 7.84% of the pool 1 mortgage
                                 loans and 1.37% of the pool 2 mortgage loans are balloon loans. Balloon loans pose a special payment risk because the borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance the amount owed, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

DEFAULT RISK ON HIGH BALANCE
  MORTGAGE LOANS..............   The principal balances of approximately eight
                                 mortgage loans in pool 2 and two mortgage loans in pool 3, representing approximately 15.03% of the pool 2 mortgage loans and approximately
                                 10.09% of the pool 3 mortgage loans, were in excess of $1,000,000 on the closing date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool as a whole.

GEOGRAPHIC CONCENTRATION OF
  MORTGAGE LOANS..............   Approximately 33.63% of the pool 1 mortgage
                                 loans, approximately 34.46% of the pool 2 mortgage loans and approximately 38.36% of the pool 3 mortgage loans expected to be in the trust fund on the closing date are secured by properties in California. In addition, a significant percentage of the mortgage loans expected to be in the trust fund on the closing date are secured by properties in Florida, New
                                 York and Colorado. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in one or more of those states will have a disproportionate impact on the mortgage loans in general:

                                 - weak economic conditions, which may or may
                                   not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                 - declines in residential real estate market in
                                   these states may reduce the values of
                                   properties, which would result in an increase in the loan-to-value ratios.

                                 - properties in one or more of those states,
                                   particularly in California and Florida, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, floods, wildfires, mudslides and other natural disasters.

                                 Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                 For additional information regarding the geographic distribution of the mortgage loans in each mortgage pool, see the applicable table under "Description of the Mortgage Pools" in this prospectus supplement.

LACK OF PRIMARY MORTGAGE
  INSURANCE...................   Approximately 36.02% of the pool 1 mortgage
                                 loans, approximately 4.88% of the pool 2 mortgage loans and approximately 1.22% of the pool 3 mortgage loans expected to be in the trust fund on the closing date have original loan-to-value ratios greater than 80%.
                                 Approximately 10.72% of these mortgage loans are not covered by a primary mortgage insurance policy. Approximately 38.85% of the mortgage loans in pool 1 have only limited primary mortgage insurance coverage, as described under "Description of the Mortgage Pools -- Pool 1
                                 Mortgage Loans." If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

EFFECTS OF PERFORMANCE OF
  MORTGAGE LOANS ON RATINGS OF
  CERTIFICATES................   The ratings assigned to your certificates may
                                 be adversely affected if losses or
                                 delinquencies on the mortgage assets in general or in any pool are worse than expected, no matter how the mortgage assets in the other pools perform. Depending on the available level of credit enhancement at any particular time, the rating agencies may base their ratings of the certificates on the payment performance of the mortgage assets in the worst performing pool.

LIMITED ABILITY TO RESELL
  CERTIFICATES................   The underwriter is not required to assist in
                                 resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

POTENTIAL DISRUPTION OF
  COMPUTER SYSTEMS............   There is a continuing risk that the transition
                                 from the year 1999 to the year 2000 may
                                 interfere with the ability of computer systems used by the master servicer, the servicers, the trustee, The Depository Trust Company and other parties to process information. All problems associated with this transition may not yet have been identified and this risk may persist for some time. This could disrupt collection of payments on the mortgage loans and calculation and distribution of payments on the certificates.

                                 A federal law enacted in 1999 protects
                                 borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.

                                 This legislation could delay the servicers' ability to foreclose on some mortgages during the first quarter of the year 2000. These delays could consequently affect the timing of payment on the certificates offered hereby.

RISKS AFFECTING THE UNDERLYING
  SECURITY....................   The payments made on the underlying security
                                 included in pool 2 are subject to various risks more fully described in the prospectus supplement for the underlying trust fund.

                                 See "Risk Factors" in the prospectus supplement attached as Exhibit A to this prospectus supplement for a description of risk factors affecting the underlying security.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 2000-1 Mortgage Pass-Through Certificates (the "Certificates") will consist of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-AP, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-AP, Class 3-A, Class 3-AP, Class AX, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B4, Class B5, Class B6 and Class R Certificates. The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-AP, Class AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5, Class 2-AP, Class 3-A, Class 3-AP and Class R Certificates are referred to herein as the "Senior Certificates;" the Class B1, Class B1X, Class B2, Class B2X and Class B3 Certificates are referred to herein as the "Offered Subordinate Certificates;" and the Offered Subordinate Certificates and the Class B4, Class B5 and Class B6 Certificates are referred to herein as the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (the "Offered Certificates") are offered hereby. The Class 1-AP, Class 2-AP and Class 3-AP Certificates are sometimes referred to herein as the "Class AP Certificates;" the Class 1-AP, Class 2-A4, Class 2-A5, Class 2-AP and Class 3-AP are sometimes referred to herein as the "Principal-Only Certificates;" the Class 1-A3, Class 1-A5, Class 1-A6, Class AX, Class B1X and Class B2X Certificates are sometimes referred to herein as the "Interest-Only Certificates;" the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class AX, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A and Class R Certificates are sometimes referred to herein as the "Non-AP Senior Certificates."

     The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) three pools ("Pool 1," "Pool 2" and "Pool 3," respectively, and each, a "Mortgage Pool") of fixed rate, fully amortizing and balloon, conventional first lien mortgage loans (the "Mortgage Loans") and, in the case of Pool 2, a Class 2-NC Certificate (the "Underlying Security") from Structured Asset Securities Corporation's Mortgage Pass-Through Certificates, Series 1999-ALS3 (the "Underlying Trust Fund"), (2) such assets as from time to time are identified as deposited in respect of the Mortgage Assets in the Certificate Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) a reserve fund established for the benefit of the Class 2-A3 Certificates, (5) any applicable insurance policies and all proceeds thereof and (6) with respect to the Class 2-A3 Certificates only, the Class 2-A3 Certificate Insurance Policy.

     Except in certain limited circumstances described herein, distributions of interest and principal on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-AP and Class R Certificates and the AX(1) Component of the Class AX Certificates (the "Group 1 Certificates") will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 1 (the "Pool 1 Mortgage Loans"); except for the Class 2-A3 Certificates, which will have the benefit of a certificate guaranty insurance policy and a reserve fund, distributions of interest and principal on the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5 and Class 2-AP Certificates and the AX(2) Component of the Class AX Certificates (the "Group 2 Certificates") will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 2 (the "Pool 2 Mortgage Loans") and on the Underlying Security in Pool 2 (together, the "Pool 2 Mortgage Assets"); and distributions of interest and principal on the Class 3-A and Class 3-AP Certificates (the "Group 3 Certificates") will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 3 (the "Pool 3 Mortgage Loans"). The Mortgage Loans and the Underlying Security will be collectively referred to herein as the "Mortgage Assets." The rights of the Subordinate Certificates to receive distributions with respect to the Mortgage Assets will be based on interest and principal received or advanced with respect to Pool 1, Pool 2 and Pool 3 in the aggregate, and will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein. The Group 1, Group 2 and Group 3 Certificates are sometimes referred to separately as a "Certificate Group."

     Solely for purposes of certain distributions of interest, the Class AX Certificates will be composed of two payment components (each a "Component") having the designations and approximate initial notional amount per Component (each, a "Component Notional Amount") set forth below:

                                                     APPROXIMATE
                                                  INITIAL COMPONENT
                                                   NOTIONAL AMOUNT
                                                  -----------------
AX(1) Component.................................     $1,992,730
AX(2) Component.................................      1,242,057

     The Component Notional Amounts of the AX(1) and AX(2) Components for each Distribution Date will be calculated as described under "-- Distributions of Interest" herein.

     The holder of a Class AX Certificate will not have a severable interest in either Component but will have an undivided interest in the entire Class. Any amounts distributed on either Component will be distributed or allocated proportionately to all holders of the Class AX Certificates. Although the AX(1) and AX(2) Components are included for convenience in the definitions of Group 1 and Group 2 Certificates, respectively, the Components are not Classes of Certificates, will not be issued separately and may not be purchased separately from the Class AX Certificates.

     The AX(1) Component (the "Group 1 Component") relates only to those Non-Discount Mortgage Loans in Pool 1 originated by Headlands and Impac (the "Pool 1 AX Loans"). The AX(2) Component (the "Group 2 Component") relates only to those Non-Discount Mortgage Loans in Pool 2 originated by Headlands (the "Pool 2 AX Loans").

     Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-7 or total notional amount (a "Class Notional Amount") described under "-- Distributions of Interest." The approximate initial Class Principal Amount of each of the Class B4, Class B5 and Class B6 Certificates is $1,918,000, $800,000 and $1,600,699, respectively, or, in aggregate, 16.88% of the total Class Principal Amount of all of the Subordinate Certificates. The initial total Certificate Principal Amount of all the Certificates may be increased or decreased by up to five percent to the extent that the total Scheduled Principal Balance on the Cut-off Date (the "Cut-off Date Balance") of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" herein.

     Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in February 2000 (each a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date for all the Certificates other than the Class 1-A2 and Class 1-A3 Certificates will be the last Business Day of the month immediately preceding the month in which the Distribution Date occurs and, for the Class 1-A2 and Class 1-A3 Certificates, will be the day immediately preceding the related Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which the Class 2-A3 Certificate Insurer (as defined herein) or banks in New York, Minnesota or Colorado are closed.

     Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business

Days prior to the related Record Date, of (x) any holder of the entire interest in any Principal-Only or Interest-Only Certificates or (y) any other Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "-- The Trustee" herein.

     The Offered Certificates other than the Class R Certificates (collectively, the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Class 1-A1, Class 1-A2, Class 1-A4, Class 1-A7, Class 1-AP, Class 2-A1, Class 2-A2, Class 2-A4, Class 2-A5, Class 2-AP, Class 3-A and Class 3-AP Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class 2-A3 Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Class B1, Class B2 and Class B3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class 1-A3 Certificates will be issued in minimum denominations of $2,000,000 in Notional Amount (as defined herein) and integral multiples of $1 in excess thereof. The Class 1-A5, Class 1-A6 and Class AX Certificates will be issued in minimum Percentage Interests (as defined below) of 25%, 20% and 30%, respectively. The Class B1X and Class B2X Certificates will be issued in each case as a single certificate. The Class R Certificates (the "Residual Certificate") will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class.

     - When used to establish minimum denominations and otherwise with respect to a Class of Certificates, the "Percentage Interest" of a Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount. When used to determine voting rights of Certificateholders, the Percentage Interest of a Certificate other than an Interest-Only Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the total of the Class Principal Amounts of all such Classes of Certificates; and the Percentage Interest of an Interest-Only Certificate will be the fraction, expressed as a percentage, the numerator of which is that Certificate's Notional Amount and the denominator of which is the total of the Class Notional Amounts of all such Classes of Certificates.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "-- Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Beneficial Owners that are not brokerage firms, banks, thrift institutions or other financial intermediaries (each, a "Financial Intermediary") or participating firms that act as agent for a Financial Intermediary (each, a "Participant") but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Certificates may do so only through Participants and Financial Intermediaries. In addition, Beneficial Owners will receive all distributions of principal and interest on the related Book-Entry Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Certificates, it is anticipated that the only registered Certificateholder of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Depositor or the Trustee as Certificateholders, as such term is used in the Trust Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Financial Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal and interest on such Book-Entry Certificates. Participants and Financial Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Financial Intermediaries, will receive distributions and will be able to transfer their interests in the Book-Entry Certificates.

     Neither the Depositor, the Trustee nor the Master Servicer or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to their use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and implemented a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). In general, the extent of computer problems that may occur due to Year 2000 Problems is not yet clear.

     DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

PRIORITY OF DISTRIBUTIONS

     Distributions in respect of the Group 1, Group 2 and Group 3 Certificates will be made on each Distribution Date from the related Available Distribution Amount (as defined herein), except to the extent of cross-collateralization payments described herein. The Subordinate Certificates will generally be entitled to distributions from the Available Distribution Amounts for all three Mortgage Pools. See "-- Available Distribution Amount" for a description of the available funds for each Mortgage Pool.

     On each Distribution Date, the Available Distribution Amount for each Mortgage Pool will be allocated among the Classes of Senior Certificates relating to that Mortgage Pool, to the payment of the premium on the Class 2-A3 Certificate Insurance Policy and any reimbursements to the Class 2-A3 Certificate Insurer (in the case of Pool 2), to the payment of the Trustee, and among the Classes of the Subordinate Certificates as follows:

          (1) from the Available Distribution Amount for Pool 2, to payment of the monthly premium for the Class 2-A3 Certificate Insurance Policy for that Distribution Date;

          (2) from the Available Distribution Amount for each Mortgage Pool, to payment of the Trustee, the Trustee Fee (as defined herein) allocable to that Mortgage Pool for that Distribution Date;

          (3) from the Available Distribution Amount for each Mortgage Pool, to payment of Accrued Certificate Interest on each Class or Component of Senior Certificates of the related Certificate Group, other than the related Principal-Only Certificates (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to that Class or Component of Certificates on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for Pool 1, Pool 2 and Pool 3 will be allocated among the Classes or Components of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (4) from the Available Distribution Amount for each Mortgage Pool, to payment of any outstanding Interest Shortfalls (as defined herein) on each Class or Component of Senior Certificates of the related Certificate Group, other than the related Principal-Only Certificates; provided, however, that any shortfall in available amounts for Pool 1, Pool 2 and Pool 3 will be allocated among the Classes or Components of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (5) to the Senior Certificates of each Certificate Group, other than the related Interest-Only Certificates, to the extent of the remaining related Available Distribution Amount, as follows:

             (A) to the Class 1-A1, Class 1-A2, Class 1-A4, Class 1-A7, Class 1-AP and Class R Certificates, in reduction of their Class Principal Amounts, from the Available Distribution Amount for Pool 1, concurrently, as follows:

                (i) to the Class 1-A1, Class 1-A2, Class 1-A4, Class 1-A7 and Class R Certificates, in reduction of their Class Principal Amounts, the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                     (a) to the Class 1-A7 Certificates, the lesser of (i) the
                Class 1-A7 Priority Amount (as defined herein) and (ii) approximately 98.6% of the Senior Principal Distribution Amount for Pool 1, until their Class Principal Amount has been reduced to zero; and

                     (b) to the Class 1-A1, Class 1-A2, Class 1-A4 and Class R
                Certificates, in reduction of their respective Class Principal Amounts, the remaining Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                         (I) to the Class R Certificate, until their Class
                    Principal Amount has been reduced to zero;

                         (II) to the Class 1-A1 and Class 1-A2 Certificates,
                    until a total of $730,000 has been distributed under this clause (5)(A)(i)(b)(II), concurrently, in proportion to the dollar amounts set forth below, as follows:

                             (x) to the Class 1-A1 Certificates, approximately
                        $715,400 of the amount distributable under clause
                        (5)(A)(i)(b)(II); and

                             (y) to the Class 1-A2 Certificates, approximately
                        $14,600 of the amount distributable under clause
                        (5)(A)(i)(b)(II); and

                         (III) sequentially, to the Class 1-A2, Class 1-A1 and
                    Class 1-A4 Certificates, in that order, until the Class Principal Amount of each of those Classes has been reduced to zero; and

                (ii) to the Class 1-AP Certificates, the AP Principal Distribution Amount (as defined herein) for Pool 1, until their Class Principal Amount has been reduced to zero;

             (B) to the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A5 and Class 2-AP Certificates, in reduction of their Class Principal Amounts, from the Available Distribution Amount for Pool 2, concurrently, as follows:

                (i) to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, in reduction of their Class Principal Amounts, the Senior Principal Distribution Amount for Pool 2, in the following order of priority:

                     (a) if the Distribution Date occurs on or after the
                Distribution Date in February 2003, to the Class 2-A3 and Class 2-A4 Certificates, in proportion to their respective Class Principal Amounts, an amount up to $41,500, until their Class Principal Amounts have been reduced to zero;

                     (b) to the Class 2-A1 and Class 2-A2 Certificates, until a total of $975,000 has been distributed under this clause
                (5)(B)(i)(b), concurrently, in proportion to the dollar amounts set forth below, as follows:

                         (x) to the Class 2-A1 Certificates, approximately
                    $965,250 of the amount distributable under clause
                    (5)(B)(i)(b); and

                         (y) to the Class 2-A2 Certificates, approximately
                    $9,750 of the amount distributable under clause
                    (5)(B)(i)(b);

                     (c) sequentially, to the Class 2-A2 and Class 2-A1
                Certificates, in that order, until the Class Principal Amount of each of those Classes have been reduced to zero; and

                     (d) concurrently, to the Class 2-A3 and Class 2-A4
                Certificates, in proportion to their respective Class Principal Amounts, until their Class Principal Amounts have been reduced to zero;

                (ii) to the Class 2-A5 Certificates, 3.3333333333% of the principal portion of the related Security Payment, until their Class Principal Amount has been reduced to zero; and

                (iii) to the Class 2-AP Certificates, the AP Principal Distribution Amount for Pool 2, until their Class Principal Amount has been reduced to zero;

             (C) to the Class 3-A and Class 3-AP Certificates, in reduction of their Class Principal Amounts, from the Available Distribution Amount for Pool 3, concurrently, as follows:

                (i) to the Class 3-A Certificates, the Senior Principal Distribution Amount for Pool 3, until their Class Principal Amount has been reduced to zero; and

                (ii) to the Class 3-AP Certificates, the AP Principal Distribution Amount for Pool 3, until their Class Principal Amount has been reduced to zero;

          (6) to the Class 1-AP, Class 2-A5, Class 2-AP and Class 3-AP Certificates, to the extent of the remaining Available Distribution Amount for the related Mortgage Pool, the Class AP Deferred Amount for that Class and Distribution Date, until the related Class Principal Amount has been reduced to zero; provided, however, that (x) distributions pursuant to this priority will not exceed the total Subordinate Principal Distribution Amount for all three Mortgage Pools for that date; (y) such amounts will not reduce the Class Principal Amounts of those Classes; and (z) in the event the aggregate Subordinate Principal Distribution Amount for all Mortgage Pools is insufficient to fully pay the Class AP Deferred Amount for the Class 1-AP, Class 2-A5, Class 2-AP and Class 3-AP Certificates, that amount will be distributed proportionately to those Classes on the basis of their respective Class AP Deferred Amounts;

          (7) to the Class 2-A3 Certificate Insurer, payment of any unreimbursed Insured Payments, plus all amounts due to the Class 2-A3 Certificate Insurer under the insurance agreement among the Class 2-A3 Certificate Insurer, the Seller, the Depositor and the Trustee (the "Insurance Agreement"), together with interest thereon at the rate specified in the Insurance Agreement; and

          (8) to the extent of the remaining Available Distribution Amounts for all three Mortgage Pools, but subject to the prior payment of amounts described under "-- Cross-Collateralization" below, to payment to the Class B1 and Class B1X (concurrently), Class B2 and Class B2X (concurrently), Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls allocated to that Class on that Distribution

     Date), (y) any outstanding Interest Shortfalls previously allocated to that Class, and (z) other than with respect to the Class B1X and Class B2X Certificates, the related Class' Subordinate Class Percentage (as defined herein) of each Subordinate Principal Distribution Amount for that Distribution Date, except as provided below, in reduction of its Class Principal Amount.

     With respect to each Class of Subordinate Certificates other than the Class B6 Certificates, if on any Distribution Date the Credit Support Percentage for that Class is less than the Original Credit Support Percentage for that Class, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any related Class of lower priority (the "Restricted Classes"), and the amount otherwise distributable to the Restricted Classes in respect of such payments will be allocated among the remaining Classes of Subordinate Certificates, proportionately, based upon their respective Class Principal Amount. The "Credit Support Percentage" for a Class of Subordinate Certificates for any Distribution Date is equal to the sum of the Class Percentages (as defined herein) of each Class of lower priority (without giving effect to distributions on such date). The "Original Credit Support Percentage" for a Class of Subordinate Certificates is the Credit Support Percentage for such Class of Subordinate Certificates on January 28, 2000 (the "Closing Date"). The "Class Percentage" for each Class of Subordinate Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to that Distribution Date by the aggregate Class Principal Amount of all Classes of Certificates immediately prior to that date.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Principal-Only Certificates) will equal the Accrued Certificate Interest (as defined below) for that Class on that Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class for that date, as described below. "Accrued Certificate Interest" for each Class of Certificates and each Component (other than the Principal-Only Certificates) on any Distribution Date will equal the amount of interest accrued during the related Accrual Period (as defined below) on the related Class Principal Amount immediately prior to that Distribution Date or the related Class Notional Amount or Component Notional Amount for that Distribution Date at the applicable Interest Rate, as reduced by such Class' or Component's share, with respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act," and any such reduction, a "Relief Act Reduction"), the amount of any such reduction, allocated as described below. See "Certain Legal Aspects of Loans -- Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. Interest will accrue on the Certificates and Components on the basis of a 360-day year consisting of twelve 30-day months. Interest distributable on the Senior Certificates will be distributed from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

     The interest portion of any Relief Act Reduction will be allocated among the Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of the Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

     - The "Interest Rate" for each Class of Offered Certificates (other than the Class 1-A2 and Class 1-A3 Certificates and the Subordinate Certificates) will be the applicable annual rate specified in the table on page S-7 hereof. For each Distribution Date, the Interest Rate for the Class B3, Class B4, Class B5 and Class B6 Certificates will be equal to the weighted average of the Designated Rates applicable to the Mortgage Pools, weighted on the basis of the Group Subordinate Amount for each Mortgage Pool (the "Average Rate").

      - The "Designated Rates" are: for Pool 1, 9.00%; for Pool 2, 7.50%, and for Pool 3, 7.25%.

      The Interest Rate for the Class B1 and Class B1X Certificates will be equal to the lesser of (1) the Average Rate and (2) 8.25%. The Interest Rate for the Class B2 and Class B2X Certificates will be equal to the lesser of (1) the Average Rate and (2) 8.25%.

      The Interest Rate for the Class 1-A2 and Class 1-A3 Certificates will be determined by reference to LIBOR:

      - interest will accrue on the Class 1-A2 Certificates at an annual rate of 6.55% for the first Accrual Period, and thereafter, with respect to each Accrual Period, at an annual rate equal to the lesser of (1) LIBOR plus 0.75% and (2) 9.00%, subject to a minimum rate of 0.75%; and

      - interest will accrue on the Class 1-A3 Certificates at an annual rate of 2.45% for the first Accrual Period, and thereafter, with respect to each Accrual Period, at an annual rate equal to 8.25% minus LIBOR, subject to a minimum rate of 0.00%.

     - The "Certificate Principal Amount" of any Certificate other than an Interest-Only Certificate as of any Distribution Date will equal its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (as defined herein) previously allocated to that Certificate.

     - The "Notional Amount" of each Interest-Only Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of the related Class for that date. The Class Notional Amounts for the Interest-Only Certificates will be as follows:

      - The Class Notional Amount of the Class 1-A3 Certificates for any Distribution Date will equal the Class Principal Amount of the Class 1-A2 Certificates immediately before that Distribution Date.

      - The Class Notional Amount of the Class 1-A5 Certificates for any Distribution Date will equal the product of (1) the fraction, the numerator of which is 9.00% minus the weighted average of the Interest Rates of the Class 1-A1 and Class 1-A4 Certificates, and the denominator of which is 9.00% and (2) the sum of the Class Principal Amounts of the Class 1-A1 and Class 1-A4 Certificates immediately before that Distribution Date.

      - The Class Notional Amount of the Class 1-A6 Certificates for any Distribution Date will equal the product of (1) 12.7777777778% and (2) the Class Principal Amount of the Class 1-A7 Certificates immediately before that Distribution Date.

      - The Class Notional Amount of the Class AX Certificates will equal, as to any Distribution Date, the sum of the Component Notional Amount of the AX(1) Component and the Component Notional Amount of the AX(2) Component. The initial Class Notional Amount of the Class AX Certificates is expected to be approximately $3,234,787.

        - The Component Notional Amount of the AX(1) Component for any Distribution Date will equal the product of (1) the fraction, the numerator of which is the amount by which the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates of the Pool 1 AX Loans exceeds 9.00%, and the denominator of which is 8.00%, and

          (2) the total Scheduled Principal Balance of the Pool 1 AX Loans as of the first day of the related Accrual Period.

        - The Component Notional Amount of the AX(2) Component for any Distribution Date will equal the product of (1) the fraction, the numerator of which is the amount by which the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates of the Pool 2 AX Loans exceeds 7.50%, and the denominator of which is 8.00%, and (2) the total Scheduled Principal Balance of the Pool 2 AX Loans as of the first day of the related Accrual Period.

      - The Class Notional Amount of the Class B1X Certificates for any Distribution Date will equal the product of (1) the fraction, the numerator of which is the Average Rate minus the Interest Rate on the Class B1 Certificates, and the denominator of which is the Interest Rate on the Class B1 Certificates and (2) the Class Principal Amount of the Class B1 Certificates immediately before that Distribution Date.

      - The Class Notional Amount of the Class B2X Certificates for any Distribution Date will equal the product of (1) the fraction, the numerator of which is the Average Rate minus the Interest Rate on the Class B2 Certificates, and the denominator of which is the Interest Rate on the Class B2 Certificates and (2) the Class Principal Amount of the Class B2 Certificates immediately before that Distribution Date.

     - The "Accrual Period" for each Class of Certificates other than the Class 1-A2 and Class 1-A3 Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. The Accrual Period for the Class 1-A2 and Class 1-A3 Certificates will be the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on the day immediately preceding the related Distribution Date.

     - The "Net Mortgage Rate" of any Mortgage Loan is its mortgage interest rate less the sum of the Trustee Fee Rate, the Master Servicing Fee Rate, the Servicing Fee Rate, the Retained Interest Rate, if any, and, if applicable, the premium rate on the related Pool PMI Policy (each as defined herein) therefor.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the related Certificates (or in the case of a prepayment in full on a Mortgage Loan serviced by Aurora, made in the same month such prepayment is distributed to Certificateholders, an excess of interest at the Net Mortgage Rate, to the extent received, over one month's interest (such excess, "Prepayment Interest Excess")) could result. The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full or in part, the Servicers (as defined herein) are obligated to reduce the total of their Servicing Fees (as defined herein) for the related Distribution Date to fund any resulting Prepayment Interest Shortfalls, to the extent not offset by any Prepayment Interest Excess for that month. The Master Servicer is obligated to reduce its Total Master Servicing Compensation (as defined herein) for the related Distribution

Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers. See "Servicing of the Mortgage
Loans -- Prepayment Interest Shortfall" herein. Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ("Net Prepayment Interest Shortfalls") will be allocated among the Classes of Certificates or Components as described under "-- Priority of Distributions" above.

     In order to provide protection to holders of the Class 2-A3 Certificates against any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocated to that Class, a reserve fund (the "Class 2-A3 Reserve Fund") will be established by the Depositor, into which approximately $37,500 will be deposited on the Closing Date. No additional amounts will be deposited into the Class 2-A3 Reserve Fund. Lehman Brothers Inc. will be treated as the owner of the Class 2-A3 Reserve Fund for tax purposes, will direct the Trustee with respect to investment of funds on deposit in the Class 2-A3 Reserve Fund and will be entitled to all investment earnings and bear all investment losses. The Class 2-A3 Reserve Fund will not be an asset of the REMIC. The amount of any Net Prepayment Interest Shortfalls and any Relief Act Reductions allocated to the Class 2-A3 Certificates on any Distribution Date will be withdrawn from the Class 2-A3 Reserve Fund for distribution to holders of Class 2-A3 Certificates. After the amount on deposit in the Class 2-A3 Reserve Fund has been exhausted, any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocated to the Class 2-A3 Certificates will be covered by the Class 2-A3 Certificate Insurance Policy. See "The Class 2-A3 Certificate Insurance Policy."

     The Class 1-AP, Class 2-A4, Class 2-A5, Class 2-AP and Class 3-AP Certificates are principal-only Certificates; no interest will accrue or be distributable on these Classes.

     DETERMINATION OF LIBOR. On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period other than the first Accrual Period (each, a "LIBOR Determination Date"), the Trustee will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Trustee as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "London Banking Day" means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question and (3) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date; and "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Depositor may, in its sole discretion, designate an alternative Reference Bank.

     On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Trustee as follows:

          (1) If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of those offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

          (2) If on any LIBOR Determination Date only one or none of the Reference Banks provide offered quotations, LIBOR for the next applicable Accrual Period will be the higher of

     (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the annual rate that the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Depositor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks.

          (3) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (2) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

     Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Trustee shall select an alternative index (over which the Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rate of interest applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR for the first Accrual Period will be 5.80%.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Certificates (other than the Interest-Only Certificates) will be made on each Distribution Date to the extent of amounts available to make those payments in accordance with the priorities set forth under "-- Priority of Distributions" above.

     - The "Senior Principal Distribution Amount" for each Certificate Group on each Distribution Date is equal to the sum of:

           (1) the sum of (a) the product of (i) the related Senior Percentage and (ii) the principal portion (multiplied by the related Non-AP Percentage) of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period (as defined herein) and
      (b) with respect to the Group 2 Certificates, 96.6666666667% of the principal portion of Security Payments received on the related Underlying Distribution Date;

           (2) the product of (a) the related Senior Prepayment Percentage and
      (b) each of the following amounts (multiplied by the related Non-AP Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

           (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the related Non-AP Percentage) and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance (multiplied by the related Non-AP Percentage) of such related Mortgage Loan at the time of liquidation; and

           (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

          - The "Non-AP Percentage" with respect to any Mortgage Loan in any Mortgage Pool with a Net Mortgage Rate less than the related Designated Rate (each such Mortgage Loan, a "Discount Mortgage Loan") will be the percentage equivalent of the fraction, the numerator of which is the applicable Net Mortgage Rate and the denominator of which is the related Designated Rate. The Non-AP Percentage with respect to any Mortgage Loan in any Mortgage Pool with a Net Mortgage Rate equal to or greater than the related Designated Rate (each such Mortgage Loan, a "Non-Discount Mortgage Loan") will be 100%.

          - The "AP Percentage" with respect to any Discount Mortgage Loan in any Mortgage Pool will be the percentage equivalent of the fraction, the numerator of which is the related Designated Rate minus the applicable Net Mortgage Rate, and the denominator of which is the related Designated Rate. The AP Percentage with respect to any Non-Discount Mortgage Loan in any Mortgage Pool will be zero.

          - The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to its outstanding principal balance as of January 1, 2000 (the "Cut-off Date"), after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

          - The "Security Principal Balance" of the Underlying Security as of any date of determination is generally equal to its outstanding principal balance immediately following the January 2000 Underlying Distribution Date, reduced by all payments or losses allocated to principal on the Underlying Security, on or before that date of determination.

          - The "Underlying Distribution Date" is the date on which Security Payments are made on the Underlying Security, which will be the 25th day of each month, or if that day is not a business day, the next business day after the 25th day of the month.

          - "Security Payments" are interest and principal payments made on the Underlying Security on any Underlying Distribution Date.

          - The "Senior Percentage" for each Mortgage Pool for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the sum of the Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 1-A4, Class 1-A7 and Class R Certificates, in the case of Pool 1, the sum of the Class Principal Amounts of the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates less

            96.6666666667% of the Security Principal Balance of the Underlying Security, in the case of Pool 2, and the Class Principal Amount of the Class 3-A Certificates, in the case of Pool 3, immediately prior to that date and the denominator of which is the related Non-AP Pool Balance for that date.

          - The "Non-AP Pool Balance" for each Mortgage Pool for any Distribution Date is the sum of the related Non-AP Percentage of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool for that Distribution Date.

          - The "Senior Prepayment Percentage" for each Mortgage Pool for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage for each Mortgage Pool will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class AP Certificates) in the related Mortgage Pool, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the limited protection provided to the Senior Certificates by the subordination of the Subordinate Certificates.

          - The Senior Prepayment Percentage for each Mortgage Pool for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and for any subsequent Distribution Date, the related Senior Percentage for that Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for any Mortgage Pool exceeds the initial Senior Percentage for that Mortgage Pool, in which case the Senior Prepayment Percentage for each Mortgage Pool for that Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in the related Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the applicable Group Subordinate Amount (as defined herein) immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Group Subordinate Amount as of the Cut-off Date (the "Original Group Subordinate Amount" with respect to such Mortgage Pool), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group Subordinate Amount.

     - The "Class 1-A7 Priority Amount" for any Distribution Date is equal to the lesser of (1) the sum of (x) the product of the Class 1-A7 Percentage for that date, the Class 1-A7 Scheduled Principal Percentage for that date and the Group 1 Scheduled Principal Amount for that date and (y) the product of the Class 1-A7 Percentage for that date, the Class 1-A7 Prepayment Shift Percentage for that date and the Group 1 Unscheduled Principal Amount for that date, and (2) the Class Principal Amount of the Class 1-A7 Certificates immediately before that date.

      - The "Class 1-A7 Percentage" for any Distribution Date will be equal to the lesser of (1) 100% and (2) the percentage obtained by dividing (x) sum of (a) the Class Principal Amount of the Class 1-A7 Certificates immediately before that date and (b) $16,500,000 by (y) the Group 1 Non-AP Pool Balance immediately before that date.

      - The "Class 1-A7 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the Class 1-A7 Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%.

      - The "Class 1-A7 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the Class 1-A7 Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%. Notwithstanding the foregoing, on and after (1) the Credit Support Depletion Date, the Class 1-A7 Certificates will be entitled to their proportionate share of all scheduled and unscheduled payments of principal from Group 1 or (2) the date on which the Class Principal Amounts of all of the Group 1 Certificates (other than the Class 1-A7 Certificates) have been reduced to zero, the Class 1-A7 Certificates shall be entitled to all of the Group 1 Senior Principal Distribution Amount.

     - The "Group 1 Scheduled Principal Amount" for any Distribution Date and each Pool 1 Mortgage Loan is equal to the amount described in clause
       (1)(a) of the definition of Senior Principal Distribution Amount for Group 1 (without application of the related Senior Percentage).

     - The "Group 1 Unscheduled Principal Amount" for any Distribution Date and each Pool 1 Mortgage Loan is equal to the sum of the amounts described in clauses (2) and (3) (without application of the related Senior Prepayment Percentage) of the definition of Senior Principal Distribution Amount for Group 1.

     - The "AP Principal Distribution Amount" for each Certificate Group and each Distribution Date is equal to the sum of:

           (1) the related AP Percentage of the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

           (2) the related AP Percentage of each of the following amounts: (a) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (b) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loan received during the related Prepayment Period and (c) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

           (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related AP Percentage of the related net Liquidation Proceeds allocable to principal; and

           (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     - The "Subordinate Principal Distribution Amount" for each Mortgage Pool for each Distribution Date is equal to the sum of:

           (1) the sum of (a) the product of (i) the related Subordinate Percentage and (ii) the principal portion (multiplied by the related Non-AP Percentage) of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period and (b) if the Class Principal Amounts of (i) all Group 2 Certificates other than the Class 2-A5 Certificates have been reduced to zero, 96.6666666667% of the principal portion of Security Payments received on the related Underlying Distribution Date or (ii) all Group 2 Certificates have been reduced to zero, 100% of the principal portion of Security Payments received on the related Underlying Distribution Date;

           (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts (multiplied by the related Non-AP Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

           (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-AP Percentage), to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount) for the related Certificate Group; and

           (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     - The "Subordinate Class Percentage" for each Class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such date.

     - The "Subordinate Prepayment Percentage" for each Mortgage Pool for any Distribution Date is the difference between 100% and the related Senior Prepayment Percentage for such date.

     - The "Subordinate Percentage" for each Mortgage Pool for any Distribution Date is the difference between 100% and the Senior Percentage for that Mortgage Pool for such date.

     The Class 1-A3, Class 1-A5, Class 1-A6, Class AX, Class B1X and Class B2X Certificates are interest-only Certificates; no principal will be distributable thereon.

CROSS-COLLATERALIZATION

     On each Distribution Date prior to the Distribution Date on which the Class Principal Amount of each Class of Subordinate Certificates has been reduced to zero (the "Credit Support Depletion Date"), but on or after the date on which the total Certificate Principal Amount of the Non-AP Senior Certificates of any Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates, in reverse order of priority, in respect of such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Non-AP Senior Certificates (other than the Interest-Only Certificates) remaining outstanding, until the related Class Principal Amounts have been reduced to zero, provided that on that Distribution Date (a) the Total Subordinate Percentage for such Distribution Date is less than 200% of the Total Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any Mortgage Pool delinquent 60 days or more over the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. If the Non-AP Senior Certificates of two Certificate Groups have been retired, the distributions described above will be made in proportion to the applicable Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool relating to the retired Senior Certificates. If the Non-AP Senior Certificates of two Certificate Groups remain outstanding, the distributions described above will be made in proportion to the total Certificate Principal Amounts of the Senior Certificates of each such Certificate Group.

     - The "Total Subordinate Percentage" at any time will equal the sum of the Class Principal Amounts of the Subordinate Certificates divided by the sum of the Non-AP Pool Balances for all Mortgage Pools.

     - The "Group Subordinate Amount" with respect to each Mortgage Pool and any Distribution Date is the excess of (1) the Non-AP Pool Balance for that Mortgage Pool over (2) the total Certificate Principal Amount of the Non-AP Senior Certificates of the related Certificate Group less, with respect to Group 2, 96.6666666667% of the Security Principal Balance of the Underlying Security.

     In addition, if on any Distribution Date the total Certificate Principal Amount of the Non-AP Senior Certificates of any Certificate Group, less, with respect to Group 2, the Security Principal Balance of the Underlying Security (after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Mortgage Pool (any such Group, the "Undercollateralized Group"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Class AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Non-AP Senior Certificates (other than the Interest-Only Certificates) of the Undercollateralized Group, until the total Certificate Principal Amount of the Non-AP Senior Certificates less, with respect to

Group 2, the Security Principal Balance of the Underlying Security, equals the Non-AP Pool Balance of the related Mortgage Pool (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount for each Mortgage Pool not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Non-AP Senior Certificates of the other Certificate Group or Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Interest Shortfalls for the related Distribution Date) will be distributed to the Non-AP Senior Certificates of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If two Certificate Groups are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the total Certificate Principal Amount of the Non-AP Senior Certificates of each such Certificate Group, less, with respect to Group 2, the Security Principal Balance of the Underlying Security, exceeds the Non-AP Pool Balance of the related Mortgage Pool.

AVAILABLE DISTRIBUTION AMOUNT

     The due period (the "Due Period") related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. For a prepayment in full of any Mortgage Loan serviced by Aurora, the "Prepayment Period" related to each Distribution Date starts on the seventeenth day of the month preceding the month in which such Distribution Date occurs and ends on the sixteenth day of the month in which such Distribution Date occurs. For a prepayment in full of any Mortgage Loan serviced by Impac, or for any unscheduled, partial prepayment of principal, the "Prepayment Period" related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Servicer Remittance Date" for Aurora is the 18th day (or if such 18th day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs and the "Servicer Remittance Date" for Impac is the 19th day (or if such 19th day is not a Business Day, the immediately preceding Business Day) of the month in which the related Distribution Date occurs. The "Deposit Date" is the Business Day immediately preceding the related Distribution Date.

     - The "Available Distribution Amount" for each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

           (1) the total amount of all cash received by the Master Servicer from each Servicer on the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Trustee on the related Deposit Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the related Servicer Remittance Date or advanced by the Master Servicer or the Servicers (or the Trustee), (b) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Master Servicer or any Servicer in respect of Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan required to be repurchased by the Seller (as defined herein), the

      Depositor or any other party as a result of a breach of a representation or warranty or document defect, and (d) recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, minus:

               (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

               (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with any interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the Servicers' usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

               (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

               (d) all fees and other amounts due or reimbursable to the Master Servicer pursuant to the Trust Agreement or to the Servicers pursuant to the Servicing Agreements;

               (e) any Retained Interest; and

               (f) any Prepayment Penalty Amounts (as defined herein);

           (2) with respect to Pool 2, any Security Payments received on the Underlying Security by the Trustee on the related Underlying Distribution Date; and

           (3) any other payments made by the Master Servicer, the Servicers or the Depositor with respect to such Distribution Date.

     - "Insurance Proceeds" means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed Advances or servicing advances made by the Servicers or the Master Servicer (or the Trustee), if any) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower.

     - "Liquidation Proceeds" means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed Advances or servicing advances, if any, and any Retained Interest) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

DISTRIBUTIONS OF PRINCIPAL OF THE CLASS 2-A3 CERTIFICATES

     GENERAL. As to distributions of principal among Class 2-A3 Certificateholders, Deceased Holders (as defined below) will be entitled to a first priority, and beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority. Beneficial owners of the Class 2-A3 Certificates have the right to request that distributions of principal be made on their Class 2-A3 Certificates on each Distribution Date on which distributions of principal are made on the Class 2-A3 Certificates. These requested distributions are subject to the priorities described below under "-- Payments to Requesting Beneficial Owners" and are further subject to the limitations that they be made (1) only in lots equal to $1,000 of initial Certificate Principal Amount (each, an "Individual Class 2-A3 Certificate") and
(2) only to the extent that the portion of the Senior Principal Distribution Amount for Group 2 allocated to the Class 2-A3 Certificates on the applicable Distribution Date (plus any amounts available from the Rounding Account (as defined below)) provides sufficient funds for the requested distributions. To the extent that amounts available for distribution of principal on the Class 2-A3 Certificates on any Distribution Date exceed the total requests for principal distributions applicable to that Distribution Date, these excess amounts will be distributed to the beneficial owners of Class 2-A3 Certificates by random lot, as described under "-- Mandatory Distributions of Principal on Class 2-A3 Certificates" below.

     On each Distribution Date on which amounts are available for distribution of principal on the Class 2-A3 Certificates, the total amount allocable to such distribution will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations described herein. This rounding will be accomplished on the first Distribution Date on which distributions of principal on the Class 2-A3 Certificates are made by withdrawing, from a non-interest bearing account to be established on the Closing Date with a deposit of $999.99 by the Depositor (the "Rounding Account"), the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on the Class 2-A3 Certificates are to be made, the total amount allocable to the Class 2-A3 Certificates will be applied first to repay any funds withdrawn from the Rounding Account for the Class 2-A3 Certificates on the prior Distribution Date, and then the remainder, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed as principal on the Class 2-A3 Certificates. This process will continue on succeeding Distribution Dates until the Class Principal Amount of the Class 2-A3 Certificates has been reduced to zero. Thus, the total distribution made in reduction of the principal balance of the Class 2-A3 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of these rounding procedures, but the difference will be no more than $999.99 on any Distribution Date. Under no circumstances will the sum of all distributions of principal on the Class 2-A3 Certificates through any Distribution Date be less than the amount that would have resulted in the absence of these rounding procedures.

     There can be no assurance that a beneficial owner of a Class 2-A3 Certificate who has submitted a request for a distribution will receive that distribution at any particular time after the distribution is requested, because there can be no assurance that funds will be available to make distributions on any particular Distribution Date, or, even if funds are available to make distributions, that a distribution with respect to the Class 2-A3 Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that, on any Distribution Date on which funds available for distribution of principal on the Class 2-A3 Certificates exceed the total amount of distributions requested by beneficial owners of the Class 2-A3 Certificates, any particular beneficial owner will receive a principal distribution from these excess funds. THUS, THE TIMING OF DISTRIBUTIONS OF PRINCIPAL ON ANY PARTICULAR CLASS 2-A3 CERTIFICATE IS HIGHLY UNCERTAIN, AND DISTRIBUTIONS MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF A CLASS 2-A3 CERTIFICATE. ACCORDINGLY, THE ALLOCATION OF PRINCIPAL DISTRIBUTIONS ON THE CLASS 2-A3 CERTIFICATES MAY RESULT IN ACTUAL YIELDS TO INVESTORS AND WEIGHTED AVERAGE LIVES THAT VARY SIGNIFICANTLY FROM THOSE ANTICIPATED, AND YIELDS AND WEIGHTED AVERAGE LIVES WILL VARY AMONG THE HOLDERS OF THE CLASS 2-A3 CERTIFICATES.

     Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the Credit Support Depletion Date for Group 2, distributions of principal on the Class 2-A3 Certificates (including amounts paid, if any, under the Class 2-A3 Certificate Insurance Policy) will be made to holders of the Class 2-A3 Certificates in proportion to their Certificate Principal Amounts and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     PROCEDURE FOR REQUESTED DISTRIBUTIONS. A beneficial owner may request that distributions of principal on that beneficial owner's Class 2-A3 Certificates be made on a Distribution Date by delivering a written request to the Participant or Financial Intermediary that maintains the beneficial owner's account in the Class 2-A3 Certificates so that the request is received by the Trustee on or before the Record Date for that Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. Requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be resubmitted. The Participant should in turn make the request of DTC (or, in the case of a Financial Intermediary, the firm should notify the related Participant of such request, and the Participant should make the request of DTC) on a form required by DTC and provided to the Participant. Upon receipt of a request, DTC will date and time stamp the request and forward it to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for distributions received by it on the same day. Neither the Master Servicer nor the Trustee will be liable for any delay by DTC, any Participant or any Financial Intermediary in the delivery of requests for distributions to the Trustee. Requests for distributions of principal forwarded to the Trustee from DTC after the Record Date for the related Distribution Date and requests for distributions received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as requests for distributions on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Class 2-A3 Certificate submitted by a beneficial owner of a Class 2-A3 Certificate will be held by the Trustee until the request has been accepted or has been withdrawn in writing. Each Individual Class 2-A3 Certificate covered by such request will continue to bear interest at the related Certificate Interest Rate through the Record Date for the related Distribution Date.

     With respect to Class 2-A3 Certificates as to which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the Class 2-A3 Certificates are being made, the Trustee will notify DTC prior to that Distribution Date whether, and the extent to which, Class 2-A3 Certificates have been accepted for distributions. Participants and Financial Intermediaries holding Class 2-A3 Certificates should forward these notices to the beneficial owners. Individual Class 2-A3 Certificates that have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the Record Date for that Distribution Date.

     Any beneficial owner of a Class 2-A3 Certificate that has requested a distribution may withdraw the request by so notifying in writing the Participant or Financial Intermediary that maintains the beneficial owner's account. The Participant should forward the withdrawal, on a form required by DTC, to the Trustee. In the event that an account is maintained by an Financial Intermediary, the Financial Intermediary should notify the related Participant, which in turn should forward the withdrawal of the request to the Trustee. If a notice of withdrawal of a request for distribution has not been received by the Trustee on or before the Record Date for a Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Class 2-A3 Certificates on that Distribution Date.

     MANDATORY DISTRIBUTIONS OF PRINCIPAL ON CLASS 2-A3 CERTIFICATES. To the extent, if any, that amounts available for distribution of principal on the Class 2-A3 Certificates on a Distribution Date exceed the dollar amount of requests for distributions that have been received by the applicable date, additional Class 2-A3 Certificates in lots equal to Individual Class 2-A3 Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and with the then-applicable established procedures of the Participants and Financial Intermediaries, which may or may not be by random lot. Investors should ask Participants or Financial Intermediaries which allocation procedures they use. Participants and Financial

Intermediaries holding Class 2-A3 Certificates selected for mandatory distributions of principal should provide notice of mandatory distributions to the affected beneficial owners.

     PAYMENTS TO REQUESTING BENEFICIAL OWNERS. On any Distribution Date on which principal distributions are made on the Class 2-A3 Certificates, priority of payment on the Class 2-A3 Certificates will be given to beneficial owners for whom principal distribution requests are in effect. DTC will honor requests in the following order of priority:

          first, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until these requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

          second, DTC will honor requests submitted on behalf of Living Holders in the order of priority established by DTC, until these requests have been honored in an amount up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step first up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step second up to a second $10,000. This sequence of priorities will be repeated until all Class 2-A3 Certificate principal distribution requests have been honored to the extent of amounts available for distribution in reduction of the Class Principal Amount of the Class 2-A3 Certificates.

     If the amount of principal available for distribution on the Class 2-A3 Certificates on a particular Distribution Date is insufficient to honor all requests, requests will be honored on succeeding Distribution Dates as principal becomes available. In the case of requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A Class 2-A3 Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for the Deceased Holder, any additional appropriate evidence of death and any requested tax waivers by the last Business Day of the preceding calendar month.

     DEFINITION OF "DECEASED HOLDER." A "Deceased Holder" is a beneficial owner of a Class 2-A3 Certificate who was living at the time the interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for the Deceased Holder, any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Class 2-A3 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class 2-A3 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated herein. Class 2-A3 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of the beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Class 2-A3 Certificates greater than the number of Individual Class 2-A3 Certificates of which that trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class 2-A3 Certificates beneficially owned by the trust to the extent of the beneficiary's beneficial interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class 2-A3 Certificate will be deemed to be the death of the beneficial owner of such Class 2-A3 Certificate regardless of the registration of ownership, if the beneficial ownership interest can be established to the satisfaction of the Trustee; expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, will be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest will include the power to sell, transfer or otherwise dispose of a Class 2-A3 Certificate and the right to receive the proceeds therefrom, as well as interest principal payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Class 2-A3 Certificate by a Deceased Holder means a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of the Deceased Holder.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Certificates. As described above, Prepayment Periods and Servicer Remittance Dates differ among the Servicers:

February 2 through
  March 1...........  Due Period:         Payments due during the related Due Period
                                          (February 2 through March 1) from borrowers
                                          will be deposited in the Servicers'
                                          custodial accounts as received and will
                                          include scheduled principal payments plus
                                          interest on March 1 principal balances of
                                          the Mortgage Loans.

February 2 through
  March 1...........  Prepayment Period   Partial principal prepayments received
                      (partial and full   during the related Prepayment Period and
                      prepayments):       prepayments in full received by Impac during
                                          the related Prepayment Period (February 2
                                          through March 1) will be deposited into the
                                          Servicers' custodial accounts for the
                                          remittance to the Master Servicer on March
                                          20.

February 17 through
  March 16..........  Prepayment Period   Prepayments in full received by Aurora
                      (prepayments in     during the related Prepayment Period
                      full):              (February 17 through March 16) will be
                                          deposited into Aurora's custodial account
                                          for remittance to the Master Servicer on
                                          March 20.

February 29.........  Record Date:        Distributions will be made to
                                          Certificateholders of record as of the close
                                          of business on the last Business Day of the
                                          month immediately before the month in which
                                          the Distribution Date occurs.

March 17 and 20.....  Servicer            Aurora will remit collections and recoveries
                      Remittance Dates:   in respect of the related Mortgage Loans to
                                          the Master Servicer on the 18th day (or if
                                          the 18th day is not a Business Day, the
                                          Business Day next succeeding Business Day)
                                          and Impac will remit collections and
                                          recoveries in respect of the related
                                          Mortgage Loans to the Master Servicer on the
                                          19th day (or if the 19th day is not a
                                          Business Day, the immediately preceding
                                          Business Day) of each month, as specified in
                                          the related Servicing Agreement.

March 24............  Deposit Date:       On the Business Day immediately preceding
                                          the Distribution Date, the Master Servicer
                                          will remit to the Trustee the amount of
                                          principal and interest to be distributed to
                                          Certificateholders on March 27, including
                                          any Advances required to be made by the
                                          Servicers or the Master Servicer for that
                                          Distribution Date.

March 27............  Distribution Date:  On the 25th day of each month (or if the
                                          25th day is not a Business Day, the next
                                          succeeding Business Day), the Trustee will
                                          receive Security Payments on the Underlying
                                          Security and will make distributions to
                                          Certificateholders.

     Succeeding months follow the same pattern.

THE RESIDUAL CERTIFICATE

     In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining in each REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at any such time.

     See "Material Federal Income Tax Considerations" herein and in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES

     If a Realized Loss occurs on the Mortgage Loans in any Mortgage Pool, then, on each Distribution Date, the applicable Non-AP Percentage of the principal portion of that Realized Loss, will be allocated first, to reduce the Class Principal Amount of each Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B6 Certificates while those Certificates are outstanding, then to the Class B5 Certificates, and so forth) and second, to the Senior Certificates (other than the Class 2-A5 and Class AP Certificates) of the related Certificate Group, proportionately, on the basis of their respective Certificate Principal Amounts.

     If a Realized Loss has been allocated to the Underlying Security, then, on each Distribution Date, 96.6666666667% of the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero and second, to the Group 2

Certificates (other than the Class 2-A5), proportionately, on the basis of their respective Certificate Principal Amounts.

     The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 1 will be allocated to and reduce the Class Principal Amount of the Class 1-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the total of all amounts so allocable to the Class 1-AP Certificates on that date in respect of Realized Losses on Pool 1 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 1-AP Certificates and not distributed on prior Distribution Dates will be the "Class 1-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 1-AP Deferred Amount will be made on the Class 1-AP Certificates in accordance with priority (6) under "-- Priority of Distributions" herein. Any distribution in respect of the Class 1-AP Deferred Amount will not reduce the Class Principal Amount of the Class 1-AP Certificates. No interest will accrue on the Class 1-AP Deferred Amount. No distributions in respect of the Class 1-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 1-AP Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 1-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 1-AP Certificates will not be added to, the Class 1-AP Deferred Amount.

     3.3333333333% of the principal portion of any Realized Loss on the Underlying Security in Pool 2 will be allocated to and reduce the Class Principal Amount of the Class 2-A5 Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the total of all amounts so allocable to the Class 2-A5 Certificates on that date in respect of Realized Losses on the Underlying Security and all amounts previously allocated in respect of Realized Losses to the Class 2-A5 Certificates and not distributed on prior Distribution Dates will be the "Class 2-A5 Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 2-A5 Deferred Amount will be made on the Class 2-A5 Certificates in accordance with priority (6) under "-- Priority of Distributions" herein. Any distribution in respect of the Class 2-A5 Deferred Amount will not reduce the Class Principal Amount of the Class 2-A5 Certificates. No interest will accrue on the Class 2-A5 Deferred Amount. No distributions in respect of the Class 2-A5 Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 2-A5 Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 2-A5 Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 2-A5 Certificates will not be added to, the Class 2-A5 Deferred Amount.

     AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 2 will be allocated to and reduce the Class Principal Amount of the Class 2-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the total of all amounts so allocable to the Class 2-AP Certificates on that date in respect of Realized Losses on Pool 2 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 2-AP Certificates and not distributed on prior Distribution Dates will be the "Class 2-AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 2-AP Deferred Amount will be made on the Class 2-AP Certificates in accordance with priority (6) under "-- Priority of Distributions" herein. Any distribution in respect of the Class 2-AP Deferred Amount will not reduce the Class Principal Amount of the Class 2-AP Certificates. No interest will accrue on the Class 2-AP Deferred Amount. No distributions in respect of the Class 2-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 2-AP Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 2-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 2-AP Certificates will not be added to, the Class 2-AP Deferred Amount.

     The AP Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 3 will be allocated to and reduce the Class Principal Amount of the Class 3-AP Certificates until their Class Principal Amount has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the total of all amounts so allocable to the Class 3-AP Certificates on that date in respect of Realized Losses on Pool 3 Mortgage Loans and all amounts previously allocated in respect of Realized Losses to the Class 3-AP Certificates and not distributed on prior Distribution Dates will be the "Class 3-AP Deferred Amount." The Class 1-AP Deferred Amount, the Class 2-A5 Deferred Amount, the Class 2-AP Deferred Amount and the Class 3-AP Deferred Amount are each referred to herein as a "Class AP Deferred Amount." To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 3-AP Deferred Amount will be made on the Class 3-AP Certificates in accordance with priority (6) under "-- Priority of Distributions" herein. Any distribution in respect of the Class 3-AP Deferred Amount will not reduce the Class Principal Amount of the Class 3-AP Certificates. No interest will accrue on the Class 3-AP Deferred Amount. No distributions in respect of the Class 3-AP Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 3-AP Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 3-AP Deferred Amount on that Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 3-AP Certificates will not be added to, the Class 3-AP Deferred Amount.

     The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the total Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans and the Security Principal Balance of the Underlying Security for the related Distribution Date.

     - The "Apportioned Principal Balance" of any Class of Subordinate Certificates for any Distribution Date will equal the Class Principal Amount of that Class multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount and the denominator of which is the sum of the Group Subordinate Amounts.

     - In general, a "Realized Loss" means (a) with respect to a Mortgage Loan
       (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation") or (b) with respect to the Underlying Security, the amount by which the Security Principal Balance has been reduced due to losses on mortgage loans in the Underlying Trust Fund.

     - A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Master Servicer or the applicable Servicer on behalf of the Trust Fund.

     In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates still outstanding, proportionately, on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

     Any Realized Losses allocable to the Class 2-A3 Certificates will be covered by the Class 2-A3 Certificate Insurance Policy. See "The Class 2-A3 Certificate Insurance Policy."

FINAL SCHEDULED DISTRIBUTION DATE

     Scheduled distributions on the Mortgage Assets in each Mortgage Pool, assuming no defaults or losses that are not covered by the limited credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the total Certificate Principal Amount of the Offered Certificates, other than the Class 3-A and Class 3-AP Certificates, to zero not later than February 2030, and to reduce the total Certificate Principal Amount of the Class 3-A and Class 3-AP Certificates to zero not later than February 2015 (as to each such Class, the "Final Scheduled Distribution Date"). The actual final Distribution Date for each Class of Offered Certificates may be earlier or later, and could be substantially earlier, than the related Final Scheduled Distribution Date.

     The Final Scheduled Distribution Date for each Class of Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan in the related Mortgage Pool.

OPTIONAL TERMINATION OF THE TRUST FUND

     On any Distribution Date after the date on which the total Scheduled Principal Balance of the Mortgage Assets (determined in the aggregate rather than by pool) is less than 10% of the sum of (1) the Cut-off Date Balance of the Mortgage Loans and (2) the Security Principal Balance of the Underlying Security immediately after the January 2000 Underlying Distribution Date, the Depositor (subject to the terms of the Trust Agreement) will have the option to repurchase the Mortgage Loans, the Underlying Security, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Assets must be equal to the sum of (a) 100% of the total outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) 100% of the total outstanding Security Principal Balance of the Underlying Security, plus accrued interest thereon at the applicable interest rate, (c) the fair market value of all other property remaining in the Trust Fund, (d) any unreimbursed servicing advances for the related Distribution Date and (e) any outstanding amounts due to the Class 2-A3 Certificate Insurer. This repurchase will be treated as a prepayment of the Mortgage Assets for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

THE TRUSTEE

     U.S. Bank National Association will be the Trustee under the Trust Agreement (in such capacity, the "Trustee"). The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to 0.0065% annually (the "Trustee Fee Rate") on the total Scheduled Principal Balance of the related Mortgage Loans as of the first day of the related Due Period, calculated separately by Mortgage Pool, and will also be entitled to retain, as additional compensation, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at 100 Wall Street, 16th Floor, New York, New York 10005, Attention:
Structured Finance, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Class 2-A3 Certificate Insurer and the Master Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     The Mortgage Pools will consist of (1) approximately 1,625 conventional, fixed rate, fully amortizing and balloon Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Scheduled Payment") of not more than 30 years, having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $319,661,640 and
(2) with respect to Pool 2, the Underlying Security having a Security Principal Balance of $134,027,728 immediately following the January 2000 Underlying Distribution Date and an interest rate of 7.25% annually.

     As described herein, a fixed percentage of each interest payment on approximately 9.34%, 81.34% and 50.52% of the Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, which have Mortgage Rates in excess of the Trust Rate (as defined below), will not be conveyed to, or included in, the Trust Fund. The "Retained Interest Rate" for each such Mortgage Loan will equal the excess, if any, of the Mortgage Rate of such Mortgage Loan over the Trust Rate; the amount of interest in respect of each such Mortgage Loan retained by the Depositor at the Retained Interest Rate is referred to herein as "Retained Interest." The "Trust Rate" for each such Mortgage Loan in Pool 1 will equal the sum of 9.00%, the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate and, if applicable, the premium rate on the related Pool PMI Policy. The "Trust Rate" for each such Mortgage Loan in Pool 2 will equal the sum of 7.50%, the applicable Servicing Fee Rate, the Master Servicing Fee Rate and the Trustee Fee Rate. The "Trust Rate" for each Mortgage Loan in Pool 3 will equal the sum of 7.25%, the applicable Servicing Fee Rate, the Master Servicing Fee Rate and the Trustee Fee Rate. There is no Retained Interest for approximately 68.69%, 8.78% and 49.48% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, which have Mortgage Rates less than or equal to the Trust Rate. Retained Interest will not be available for any distributions on the Certificates, regardless of the performance of the Mortgage Loans.

     As described herein, a fixed percentage of interest on approximately 21.97% and 9.88% of the Pool 1 and Pool 2 Mortgage Loans, respectively, will be allocated to the Class AX Certificates. The weighted average Mortgage Rate on these Mortgage Loans is approximately 9.84% and 8.88% for Pool 1 and Pool 2, respectively.

     The Mortgage Loans were acquired by Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller" or "Lehman Capital"), from various sources. Approximately 70.01%,

15.26% and 14.73% of the Mortgage Loans were originated or acquired by the Originators (as defined herein) in accordance with the Underwriting Guidelines (as defined herein) established by each of Aurora, Impac and Headlands, respectively, and described herein. Approximately 20.68%, 23.83% and 26.09% of the Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, were originated under "no documentation" programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. The Seller will make only limited representations and warranties with respect to the Mortgage Loans. See "Trust Agreement -- Assignment of Mortgage Loans" herein.

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the total Scheduled Principal Balance of these Mortgage Loans as of the Cut-off Date.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (each, a "Mortgaged Property") consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments or shares issued by cooperative housing corporations and the related leasehold interests. The Mortgage Loans to be included in the Mortgage Pools will be acquired by the Depositor from the Seller, which acquired the Mortgage Loans from the Originators. See "Trust Agreement -- Assignment of Mortgage Loans" herein.

     Pursuant to its terms, each Mortgage Loan, other than a Cooperative Loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

     Approximately 2.66%, 6.09% and 11.96% of the Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, provide for monthly payments of interest at the Mortgage Rate but no payments of principal for the first ten years after origination of such Mortgage Loan. Following such ten year period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient fully to amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

     Approximately 36.02%, 4.88% and 1.22% of the Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, have original Loan-to-Value Ratios in excess of 80%; approximately 32.22%, 4.67% and 1.22% of these Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, are covered by primary mortgage guaranty insurance policies, which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 75% of the value of the related Mortgaged Property. No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of the refinance or modification. In addition, approximately 38.85% of the Pool 1 Mortgage Loans that have original Loan-to-Value Ratios in excess of 80% will be insured, subject to certain limitations, by a Pool PMI Policy (as defined herein).

     As of December 31, 1999, 25 of the Pool 1 Mortgage Loans, representing approximately 2.45% of the Pool 1 Mortgage Loans, eight of the Pool 2 Mortgage Loans, representing approximately 3.24% of the Pool 2 Mortgage Loans, and one of the Pool 3 Mortgage Loans, representing approximately 0.50% of the Pool 3 Mortgage Loans, were one Scheduled Payment delinquent.

     Approximately 92.16% and 98.63% of the Pool 1 and Pool 2 Mortgage Loans, respectively, and all of the Pool 3 Mortgage Loans are fully amortizing. Approximately 7.84% and 1.37% of the Pool 1 and Pool 2 Mortgage Loans, respectively, will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement described herein. None of the applicable Servicer, the Master Servicer or the Trustee will make any Advance with respect to delinquent Balloon Payments.

POOL 1 MORTGAGE LOANS

     The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 1) prior to the issuance of the Offered Certificates.

Number of Pool 1 Mortgage Loans.............................   1,165
Total Scheduled Principal Balance...........................   $183,820,101
Mortgage Rates:
     Weighted Average.......................................   9.118%
     Range..................................................   7.375% to 11.500%
Weighted Average Remaining Term to Maturity (in months).....   340

     Approximately 38.85% of the Pool 1 Mortgage Loans that have original Loan-to-Value Ratios in excess of 80% will be insured by an insurance policy issued by a pool insurer (a "Pool PMI Policy," and all mortgage loans in the related pool (including mortgage loans outside the Trust Fund) covered by the related Pool PMI Policy, the "Pool Policy Insured Loans"). However, the Pool 1 Mortgage Loans that are covered by a Pool PMI Policy constitute only a portion of the related Pool Policy Insured Loans. Because the total amount of coverage under a Pool PMI Policy will not exceed 10% of the total principal balance of the related Pool Policy Insured Loans, it is possible that defaults on those Pool Policy Insured Loans that are not part of the Trust Fund may exhaust the amount of coverage under the related Pool PMI Policy, and that the related Pool PMI Policy will be of no benefit to the related Pool 1 Mortgage Loans. There can be no assurance that any insurance coverage will be available for Pool 1 Mortgage Loans from any Pool PMI Policy. Otherwise, the coverage under a Pool PMI Policy will be generally similar to typical primary mortgage insurance coverage.

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $29,939 to approximately $491,724. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $157,785.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 78.93%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

     Approximately 53.96%, 19.51% and 26.53% of the Pool 1 Mortgage Loans were originated in accordance, generally with the Underwriting Guidelines of each of Aurora, Headlands and Impac, respectively, and approximately 73.47% and 26.53% of the Pool 1 Mortgage Loans are serviced by Aurora and Impac, respectively.

     No more than approximately 0.55% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 0.32%, 6.00% and 37.42% of the Pool 1 Mortgage Loans are subject to prepayment penalties during the first one, three and five years, respectively, after origination.

     The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
      RANGE OF ORIGINAL LOAN-TO-           NUMBER OF          PRINCIPAL           SCHEDULED
           VALUE RATIOS (%)              MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
      --------------------------         --------------    ---------------    -----------------
20.01 to  30.00........................         13         $  1,182,809.93           0.64%
30.01 to  40.00........................         12            1,550,670.00           0.84
40.01 to  50.00........................         19            3,284,439.64           1.79
50.01 to  60.00........................         42            5,907,325.61           3.21
60.01 to  70.00........................        156           26,578,832.06          14.46
70.01 to  80.00........................        489           79,110,609.07          43.04
80.01 to  90.00........................        342           52,403,287.51          28.51
90.01 to 100.00........................         92           13,802,128.16           7.51
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

   The weighted average original loan-to-value ratio is approximately 78.93%.

                            MORTGAGE RATES -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
               RANGE OF                    NUMBER OF          PRINCIPAL           SCHEDULED
          MORTGAGE RATES (%)             MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
          ------------------             --------------    ---------------    -----------------
 7.001 to  7.500.......................          7         $  1,217,535.20           0.66%
 7.501 to  8.000.......................         42            6,917,211.54           3.76
 8.001 to  8.500.......................        126           21,315,175.37          11.60
 8.501 to  9.000.......................        411           66,010,535.27          35.91
 9.001 to  9.500.......................        297           46,292,561.74          25.18
 9.501 to 10.000.......................        196           29,753,033.70          16.19
10.001 to 10.500.......................         68            9,737,108.80           5.30
10.501 to 11.000.......................         14            2,036,993.40           1.11
11.001 to 11.500.......................          4              539,946.96           0.29
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

          The weighted average Mortgage Rate is approximately 9.118%.

                      ORIGINAL TERMS TO MATURITY -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
     RANGE OF MATURITIES (MONTHS)        MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
     ----------------------------        --------------    ---------------    -----------------
180....................................        113         $ 16,832,155.65           9.16%
181 to 240.............................          1               61,129.18           0.03
241 to 360.............................      1,051          166,926,817.15          90.81
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

  The weighted average original term to maturity is approximately 343 months.

                     REMAINING TERMS TO MATURITY -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
     RANGE OF MATURITIES (MONTHS)        MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
     ----------------------------        --------------    ---------------    -----------------
169 to 180.............................        113         $ 16,832,155.65           9.16%
181 to 240.............................          1               61,129.18           0.03
241 to 360.............................      1,051          166,926,817.15          90.81
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

  The weighted average remaining term to maturity is approximately 340 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
                 STATE                   MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
                 -----                   --------------    ---------------    -----------------
California.............................        324         $ 61,818,088.69          33.63%
Florida................................        154           18,185,144.42           9.89
Colorado...............................         77           12,007,150.56           6.53
New York...............................         63           11,783,509.78           6.41
Texas..................................         76            8,459,917.36           4.60
Georgia................................         51            7,510,285.87           4.09
Washington.............................         40            6,595,439.01           3.59
New Jersey.............................         35            5,986,809.65           3.26
Illinois...............................         30            5,486,979.09           2.98
Arizona................................         38            4,602,702.21           2.50
Other..................................        277           41,384,075.34          22.51
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
               RANGE OF                    NUMBER OF          PRINCIPAL           SCHEDULED
   SCHEDULED PRINCIPAL BALANCES ($)      MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
   --------------------------------      --------------    ---------------    -----------------
      0.01 to  50,000.00...............         51         $  2,215,928.74           1.21%
 50,000.01 to 100,000.00...............        337           26,330,134.91          14.32
100,000.01 to 150,000.00...............        313           38,815,432.83          21.12
150,000.01 to 200,000.00...............        174           29,882,883.91          16.26
200,000.01 to 250,000.00...............         93           21,365,286.66          11.62
250,000.01 to 300,000.00...............         74           20,455,734.12          11.13
300,000.01 to 350,000.00...............         60           19,255,382.61          10.48
350,000.01 to 400,000.00...............         37           13,985,166.72           7.61
400,000.01 to 450,000.00...............         16            6,765,887.76           3.68
450,000.01 to 500,000.00...............         10            4,748,263.72           2.58
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

The average Cut-off Date Scheduled Principal Balance is approximately $157,785.

                            PROPERTY TYPE -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
             PROPERTY TYPE               MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
             -------------               --------------    ---------------    -----------------
Single Family..........................        787         $122,818,253.46          66.81%
Planned Unit Development...............        134           24,361,294.08          13.25
Two- to Four-Family....................        113           19,920,972.51          10.84
Condominium............................        131           16,719,581.93           9.10
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

                             LOAN PURPOSE -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
             LOAN PURPOSE                MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
             ------------                --------------    ---------------    -----------------
Purchase...............................        799         $123,721,310.73          67.31%
Cash Out Refinance.....................        265           43,492,998.06          23.66
Rate/Term Refinance....................        101           16,605,793.19           9.03
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

                          LOAN DOCUMENTATION -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
          LOAN DOCUMENTATION             MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
          ------------------             --------------    ---------------    -----------------
Limited Documentation..................        414         $ 61,623,650.60          33.52%
Stated Documentation...................        258           45,587,153.86          24.80
No Documentation.......................        253           38,013,659.18          20.68
Full Documentation.....................        205           31,415,166.01          17.09
Alternate Documentation................         34            6,988,864.74           3.80
Reduced Documentation..................          1              191,607.59           0.10
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

                           OCCUPANCY STATUS -- POOL 1

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                           NUMBER OF          PRINCIPAL           SCHEDULED
           OCCUPANCY STATUS              MORTGAGE LOANS        BALANCE        PRINCIPAL BALANCE
           ----------------              --------------    ---------------    -----------------
Primary Home...........................        856         $141,514,809.39          76.99%
Investment.............................        262           35,461,874.75          19.29
Second Home............................         47            6,843,417.84           3.72
                                             -----         ---------------         ------
          Total........................      1,165         $183,820,101.98         100.00%
                                             =====         ===============         ======

POOL 2 MORTGAGE ASSETS

     The Pool 2 Mortgage Assets will consist of both Mortgage Loans and the Underlying Security.

     The Underlying Security. The Underlying Security is a certificate of the Depositor's Mortgage Pass-Through Certificates, Series 1999-ALS3, and it represents an interest in a pool of fixed rate, conventional, fully amortizing first lien residential mortgage loans, substantially all of which have original terms to stated maturity of not more than 30 years. A more detailed description of the mortgage loans in the Underlying Trust Fund of which the Underlying Security represents an interest can be found in Exhibit A to this prospectus supplement, and certain payment and performance characteristics of the Underlying Mortgage Loans can be found in Exhibit B to this prospectus supplement.

     The Pool 2 Mortgage Loans. The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 2) prior to the issuance of the Offered Certificates.

Number of Pool 2 Mortgage Loans.............................  239
Total Scheduled Principal Balance...........................  $90,866,389
Mortgage Rates:
  Weighted Average..........................................  8.538%
  Range.....................................................  7.000% to 9.875%
Weighted Average Remaining Term to Maturity (in months).....  346

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $25,647 to approximately $3,317,461. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $380,194.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 68.03%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 90.00%.

     Approximately 87.65% and 12.35% of the Pool 2 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of each of Aurora and Headlands, respectively, and all of the Pool 2 Mortgage Loans are serviced by Aurora.

     No more than approximately 3.65% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 3.04% and 34.54% of the Pool 2 Mortgage Loans are subject to prepayment penalties during the first, three and five years, respectively, after origination.

     The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
       RANGE OF ORIGINAL LOAN-TO-           NUMBER OF         PRINCIPAL           SCHEDULED
            VALUE RATIOS (%)              MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
       --------------------------         --------------    --------------    -----------------
20.01 to 30.00..........................         5          $   976,995.43           1.08%
30.01 to 40.00..........................         3              890,848.07           0.98
40.01 to 50.00..........................        17            5,742,902.12           6.32
50.01 to 60.00..........................        31           13,394,097.95          14.74
60.01 to 70.00..........................        86           38,207,970.92          42.05
70.01 to 80.00..........................        79           27,223,601.28          29.96
80.01 to 90.00..........................        18            4,429,974.10           4.88
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

   The weighted average original loan-to-value ratio is approximately 68.03%.

                            MORTGAGE RATES -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
           MORTGAGE RATES (%)             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
           ------------------             --------------    --------------    -----------------
6.501 to  7.000.........................         1          $   238,695.27           0.26%
7.001 to  7.500.........................        13            3,331,222.13           3.67
7.501 to  8.000.........................        60           15,723,041.14          17.30
8.001 to  8.500.........................       122           35,845,991.71          39.45
8.501 to  9.000.........................        18           18,461,314.28          20.32
9.001 to  9.500.........................        22           15,110,233.56          16.63
9.501 to 10.000.........................         3            2,155,891.78           2.37
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

          The weighted average Mortgage Rate is approximately 8.538%.

                      ORIGINAL TERMS TO MATURITY -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
          MATURITIES (MONTHS)             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
          -------------------             --------------    --------------    -----------------
180.....................................        21          $ 3,711,627.93           4.08%
181 to 240..............................        10            2,268,340.06           2.50
241 to 360..............................       208           84,886,421.88          93.42
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

  The weighted average original term to maturity is approximately 350 months.

                     REMAINING TERMS TO MATURITY -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
          MATURITIES (MONTHS)             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
          -------------------             --------------    --------------    -----------------
167 to 180..............................        21          $ 3,711,627.93           4.08%
181 to 240..............................        10            2,268,340.06           2.50
241 to 360..............................       208           84,886,421.88          93.42
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

  The weighted average remaining term to maturity is approximately 346 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
                 STATE                    MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
                 -----                    --------------    --------------    -----------------
California..............................        77          $31,315,438.62          34.46%
New York................................        20            9,008,180.57           9.91
Colorado................................        25            8,554,347.24           9.41
Florida.................................        17            5,140,043.26           5.66
Hawaii..................................         6            4,598,475.52           5.06
Texas...................................         8            3,409,086.14           3.75
Georgia.................................         7            3,393,474.53           3.73
Virginia................................         6            2,942,976.73           3.24
Utah....................................         4            2,578,993.57           2.84
Oregon..................................         9            2,559,747.44           2.82
Other...................................        60           17,365,626.25          19.11
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
    SCHEDULED PRINCIPAL BALANCES($)       MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
    -------------------------------       --------------    --------------    -----------------
          .01 to   50,000.00............         6          $   256,911.09           0.28%
    50,000.01 to  100,000.00............        47            3,665,953.36           4.03
   100,000.01 to  150,000.00............        27            3,426,858.24           3.77
   150,000.01 to  200,000.00............        30            5,246,228.49           5.77
   200,000.01 to  250,000.00............        22            5,060,062.94           5.57
   250,000.01 to  300,000.00............        10            2,740,623.64           3.02
   300,000.01 to  350,000.00............         8            2,609,408.11           2.87
   350,000.01 to  400,000.00............         5            1,840,012.81           2.02
   400,000.01 to  450,000.00............         2              838,346.81           0.92
   450,000.01 to  500,000.00............         8            3,914,874.15           4.31
   500,000.01 to  550,000.00............         9            4,714,034.19           5.19
   550,000.01 to  600,000.00............         9            5,181,259.36           5.70
   600,000.01 to  650,000.00............        16           10,178,730.07          11.20
   650,000.01 to  700,000.00............         4            2,743,795.36           3.02
   700,000.01 to  750,000.00............         4            2,911,485.95           3.20
   750,000.01 to  800,000.00............         2            1,528,340.71           1.68
   800,000.01 to  850,000.00............         2            1,654,285.59           1.82
   850,000.01 to  900,000.00............         7            6,182,958.39           6.80
   900,000.01 to  950,000.00............         4            3,725,656.57           4.10
  950,000.01 to 1,000,000.00............         9            8,785,831.60           9.67
1,000,000.01 to 1,250,000.00............         3            3,495,703.58           3.85
1,250,000.01 to 1,500,000.00............         1            1,430,000.00           1.57
1,500,000.01 to 1,750,000.00............         1            1,600,000.00           1.76
1,750,000.01 to 2,000,000.00............         2            3,817,568.21           4.20
2,000,000.01 or greater.................         1            3,317,460.65           3.65
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

The average Cut-off Date Scheduled Principal Balance is approximately $380,194.

                            PROPERTY TYPE -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
             PROPERTY TYPE                MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
             -------------                --------------    --------------    -----------------
Single Family...........................       166          $65,981,309.44          72.61%
Planned Unit Development................        48           19,009,654.65          20.92
Two- to Four-Family.....................        17            5,062,750.49           5.57
Condominium.............................         7              737,896.41           0.81
Manufactured Housing....................         1               74,778.88           0.08
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

                             LOAN PURPOSE -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
              LOAN PURPOSE                MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
              ------------                --------------    --------------    -----------------
Cash Out Refinance......................       107          $42,604,590.28          46.89%
Purchase................................       102           36,645,662.32          40.33
Rate/Term Refinance.....................        30           11,616,137.27          12.78
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

                          LOAN DOCUMENTATION -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
           LOAN DOCUMENTATION             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
           ------------------             --------------    --------------    -----------------
Full Documentation......................        70          $30,333,330.14          33.38%
No Documentation........................        63           21,649,592.49          23.83
Limited Documentation...................        51           20,678,809.60          22.76
Stated Documentation....................        53           17,515,243.18          19.28
Alternate Documentation.................         2              689,414.46           0.76
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

                           OCCUPANCY STATUS -- POOL 2

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
            OCCUPANCY STATUS              MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
            ----------------              --------------    --------------    -----------------
Primary Home............................       178          $71,086,057.53          78.23%
Investment..............................        51           10,983,934.48          12.09
Second Home.............................        10            8,796,397.86           9.68
                                               ---          --------------         ------
          Total.........................       239          $90,866,389.87         100.00%
                                               ===          ==============         ======

POOL 3 MORTGAGE LOANS

     The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 3 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 3) prior to the issuance of the Offered Certificates.

Number of Pool 3 Mortgage Loans.............................  221
Total Scheduled Principal Balance...........................  $44,975,148
Mortgage Rates:
  Weighted Average..........................................  7.696%
  Range.....................................................  6.500% to 9.250%
Weighted Average Remaining Term to Maturity (in months).....  173

     The Scheduled Principal Balances of the Pool 3 Mortgage Loans range from approximately $29,864 to approximately $2,725,035. The Pool 3 Mortgage Loans have an average Scheduled Principal Balance of approximately $203,507.

     The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 63.52%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 90.00%.

     All of the Pool 3 Mortgage Loans were originated in accordance, generally, with the Underwriting Guidelines of each of Aurora and all of the Pool 3 Mortgage Loans are serviced by Aurora.

     No more than approximately 6.06% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 4.10% and 41.54% of the Pool 3 Mortgage Loans are subject to prepayment penalties during the first, three and five years, respectively, after origination.

     The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance and percentage of the Pool 3 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
       RATE OF ORIGINAL LOAN-TO-            NUMBER OF         PRINCIPAL           SCHEDULED
            VALUE RATIOS (%)              MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
       -------------------------          --------------    --------------    -----------------
20.01 to 30.00..........................         4          $   289,947.75           0.64%
30.01 to 40.00..........................         7            1,617,015.55           3.60
40.01 to 50.00..........................        18            5,985,521.24          13.31
50.01 to 60.00..........................        32            5,256,304.83          11.69
60.01 to 70.00..........................        84           18,819,978.68          41.85
70.01 to 80.00..........................        72           12,457,296.13          27.70
80.01 to 90.00..........................         4              549,084.51           1.22
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

   The weighted average original loan-to-value ratio is approximately 63.52%.

                            MORTGAGE RATES -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
           MORTGAGE RATES (%)             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
           ------------------             --------------    --------------    -----------------
6.001 to 6.500..........................         3          $   418,682.43           0.93%
6.501 to 7.000..........................        35            9,106,535.60          20.25
7.001 to 7.500..........................        60           12,728,461.30          28.30
7.501 to 8.000..........................        67           11,583,013.15          25.75
8.001 to 8.500..........................        31            4,033,200.49           8.97
8.501 to 9.000..........................        21            6,880,465.89          15.30
9.001 to 9.500..........................         4              224,789.83           0.50
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

          The weighted average Mortgage Rate is approximately 7.696%.

                      ORIGINAL TERMS TO MATURITY -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
          MATURITIES (MONTHS)             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
          -------------------             --------------    --------------    -----------------
180.....................................       221          $44,975,148.69         100.00%
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

  The weighted average original term to maturity is approximately 180 months.

                     REMAINING TERMS TO MATURITY -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
      RANGE OF MATURITIES (MONTHS)        MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
      ----------------------------        --------------    --------------    -----------------
165 to 180..............................       221          $44,975,148.69         100.00%
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

  The weighted average remaining term to maturity is approximately 173 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
                 STATE                    MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
                 -----                    --------------    --------------    -----------------
California..............................        72          $17,251,631.43          38.36%
New York................................        24            5,677,158.99          12.62
Colorado................................        28            5,353,136.24          11.90
Florida.................................        32            4,304,632.03           9.57
Nevada..................................         3            3,397,307.32           7.55
Massachusetts...........................        10            1,203,470.29           2.68
Alabama.................................         3            1,160,597.97           2.58
Maryland................................         2              887,616.74           1.97
Illinois................................         4              783,050.75           1.74
Washington..............................         6              734,833.82           1.63
Other...................................        37            4,221,713.11           9.39
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                RANGE OF                    NUMBER OF         PRINCIPAL           SCHEDULED
    SCHEDULED PRINCIPAL BALANCES ($)      MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
    --------------------------------      --------------    --------------    -----------------
         0.01 to   50,000.00............        18          $   760,913.56           1.69%
    50,000.01 to  100,000.00............        63            4,750,146.44          10.56
   100,000.01 to  150,000.00............        44            5,227,536.44          11.62
   150,000.01 to  200,000.00............        27            4,649,626.24          10.34
   200,000.01 to  250,000.00............        22            4,851,856.31          10.79
   250,000.01 to  300,000.00............        11            3,058,486.16           6.80
   300,000.01 to  350,000.00............        12            3,855,128.80           8.57
   350,000.01 to  400,000.00............         4            1,460,908.55           3.25
   400,000.01 to  450,000.00............         1              446,588.98           0.99
   450,000.01 to  500,000.00............         2              943,886.72           2.10
   500,000.01 to  550,000.00............         4            2,065,403.96           4.59
   550,000.01 to  600,000.00............         3            1,742,150.97           3.87
   600,000.01 to  650,000.00............         2            1,232,797.87           2.74
   700,000.01 to  750,000.00............         1              725,706.91           1.61
   800,000.01 to  850,000.00............         1              809,153.42           1.80
   850,000.01 to  900,000.00............         1              892,998.43           1.99
  950,000.01 to 1,000,000.00............         3            2,963,324.43           6.59
1,750,000.01 to 2,000,000.00............         1            1,813,500.00           4.03
2,000,000.01 or greater.................         1            2,725,034.50           6.06
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

The average Cut-Off Date Scheduled Principal Balance is approximately $203,507.

                            PROPERTY TYPE -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
             PROPERTY TYPE                MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
             -------------                --------------    --------------    -----------------
Single Family...........................       135          $25,940,846.19          57.68%
Planned Unit Development................        29            9,686,551.50          21.54
Two- to Four-Family.....................        40            6,651,079.51          14.79
Condominium.............................        17            2,696,671.49           6.00
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

                             LOAN PURPOSE -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
              LOAN PURPOSE                MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
              ------------                --------------    --------------    -----------------
Cash Out Refinance......................        97          $19,949,518.44          44.36%
Purchase................................        68           13,064,553.11          29.05
Rate/Term Refinance.....................        56           11,961,077.14          26.59
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

                          LOAN DOCUMENTATION -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
           LOAN DOCUMENTATION             MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
           ------------------             --------------    --------------    -----------------
Limited Documentation...................        70          $15,879,978.55          35.31%
Full Documentation......................        57           13,891,549.31          30.89
No Documentation........................        67           11,732,238.96          26.09
Stated Documentation....................        27            3,471,381.87           7.72
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

                           OCCUPANCY STATUS -- POOL 3

                                                                                PERCENTAGE OF
                                                                TOTAL          MORTGAGE LOANS
                                                              SCHEDULED           BY TOTAL
                                            NUMBER OF         PRINCIPAL           SCHEDULED
            OCCUPANCY STATUS              MORTGAGE LOANS       BALANCE        PRINCIPAL BALANCE
            ----------------              --------------    --------------    -----------------
Primary Home............................       119          $30,116,087.24          66.96%
Investment..............................        92           12,032,067.82          26.75
Second Home.............................        10            2,826,993.63           6.29
                                               ---          --------------         ------
          Total.........................       221          $44,975,148.69         100.00%
                                               ===          ==============         ======

                            UNDERWRITING GUIDELINES

     The Mortgage Loans have been originated by various originators (the "Originators") in accordance with the respective underwriting standards and guidelines established by each of Aurora, Headlands and Impac (each, "Underwriting Guidelines"). The following are general summaries of the Underwriting Guidelines of Aurora, Headlands and Impac believed by the Depositor to be applied with respect to each respective Mortgage Loan. These summaries do not purport to be a complete description of the Underwriting Guidelines established by any of Aurora, Headlands or Impac.

AURORA UNDERWRITING GUIDELINES

     Aurora's Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, Aurora may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent underwriting exceptions.

     Aurora's Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property (and generally in the case of mortgaged property with a loan amount exceeding $650,000, two appraisals), by qualified independent appraisers, that conform to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by Aurora and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. Aurora's Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     In general, a substantial majority of the Mortgage Loans originated or acquired by Aurora were originated consistent with and generally conform to "full documentation," "limited documentation," or "no ratio documentation" residential loan programs.

     Verification of employment, income and assets in a Mortgage Loan file is dependent on the documentation program. For "full documentation" program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For "limited documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. "No ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

     Certain of the Mortgage Loans originated by Aurora were originated or acquired under "no documentation" program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

     For a description of Aurora, see "The Master Servicer" herein.

HEADLANDS AND IMPAC UNDERWRITING GUIDELINES

     Approximately 14.73% and 15.26% of the Mortgage Loans have been originated by Headlands Mortgage Company ("Headlands") and Impac Funding Corporation ("Impac"), respectively.

     Headlands is engaged in the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. Headlands' executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939, and it has production branches in California, Washington, Oregon, New Mexico, Virginia, Pennsylvania, Idaho, Florida, New Jersey and Arizona.

     Impac is a mortgage banking conduit that acquires conventional, one- to four-family residential mortgage loans nationwide. Impac primarily acquires mortgage loans from their approved correspondents. In addition, Impac acts as a master servicer of mortgage loans. Impac's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707.

     Headlands and Impac each acquire, originate or purchase conventional non-conforming mortgage loans (that is, loans that are not insured by the FHA or partially guaranteed by the VA or that do not qualify for sale to Fannie Mae or Freddie Mac) secured by first or second liens on one- to four-family residential properties. These loans typically differ from those underwritten in accordance with the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made under Headlands' and Impac's Underwriting Guidelines may reflect higher delinquency rates and/or credit losses.

     Mortgage loans originated or acquired by Headlands or Impac are generally underwritten according to their respective Underwriting Guidelines. The Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, the Originator will determine the level of documentation to be provided by the prospective borrower. Exceptions to the Underwriting Guidelines are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, Headlands and Impac generally consider, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income.

These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     Headlands and Impac each acquire or originate many mortgage loans under limited documentation or no documentation programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbos and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are more restrictive than mortgage loans originated with full documentation or alternative documentation requirements.

     Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories, have loan-to-value ratios less than or equal to 80% and meet the standards for limited documentation programs.

                             ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pools as described under "Description of the Mortgage Pools," such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                              THE MASTER SERVICER

     The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Class 2-A3 Certificate Insurer or the Underwriter makes any representation or warranty as to the accuracy or completeness of this information. Although Aurora performs servicing duties for a large loan portfolio, it has limited experience as a master servicer.

     Aurora, an affiliate of Lehman Brothers Holdings Inc., began operation as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ("Harbourton"). Prior to this acquisition, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

     Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae, and Freddie Mac.

     As of December 31, 1999, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $12.64 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to non-VA/FHA-insured mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)

                                                                 AS OF DECEMBER 31,
                                                        ------------------------------------
                                                         1996    1997(3)   1998(4)   1999(4)
                                                        ------   -------   -------   -------
Total balance of mortgage loans serviced..............  $1,765   $1,203    $6,096    $3,870
Percentage of mortgage loans delinquent by period of
  delinquency(1)(2)
  30 to 59 days.......................................    1.92%    3.21%     3.21%     4.03%
  60 to 89 days.......................................    0.45     0.73      0.92      1.19
  90 days or more.....................................    0.25     0.28      0.42      0.30
                                                        ------   ------    ------    ------
Total percentage of mortgage loans delinquent(1)(2)...    2.62%    4.22%     4.55%     5.52%
In foreclosure (excluding Bankruptcies)...............    1.16     1.99      2.10      1.11
In bankruptcy.........................................    0.47     0.78      0.61      1.15
                                                        ------   ------    ------    ------
Total(2)..............................................    4.25%    6.99%     7.26%     7.78%

---------------

(1) Delinquency information is for conventional loans only, excluding bankruptcies.

(2) Percentages are based on the number of mortgage loans.

(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.

(4) A weighted average of the MBS method for conventional loans and the ABS method for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

     The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

     With respect to Year 2000 Problems, Aurora has followed the guidelines set forth for servicers by the Freddie Mac and Fannie Mae. However, Aurora's ability to perform its servicing and master servicing duties is largely dependent upon third parties, including, among others, service bureaus and other third party service and information providers. The extent of any continuing Year 2000 Problems may not yet have been identified and this risk may persist for sometime.

     Initially, Aurora and Impac will act as servicers (each, a "Servicer") of the Mortgage Loans. If any of Aurora, Impac or Lehman Capital assigns the primary servicing responsibilities, as permitted under the Trust Agreement and the applicable Servicing Agreement, to an approved servicer, such servicer or servicers will perform their duties under the supervision of Aurora, as Master Servicer. The Master Servicer will not, however, in such event be ultimately responsible for the servicing of those Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" below.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Approximately 84.74% of the Mortgage Loans will be serviced by Aurora in accordance with the provisions of the servicing agreement dated as of January 1, 2000, between the Seller and Aurora, and approximately 15.26% of the Mortgage Loans will be serviced by Impac in accordance with the provisions of the servicing agreement dated January 1, 2000, between the Seller and Impac (each, a "Servicing Agreement"). Impac has the right under its Servicing Agreement to arrange for a sub-servicer to service the mortgage loans, provided that Impac assumes master servicing responsibilities. It is anticipated that Wendover Funding, Inc. will initially act as sub-servicer for all of the Mortgage Loans serviced by Impac. The Seller's rights under the Servicing Agreements, other than the Seller's right to transfer the servicing of the Mortgage Loans serviced by Aurora, as described below, will be assigned to the Trustee.

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a servicer other than Aurora in its capacity as a servicer, except as described under "-- Prepayment Interest Shortfalls" and "-- Advances" below. If any servicer fails to fulfill its obligations under the applicable servicing agreement, the Master Servicer is obligated to terminate that servicer and appoint a successor servicer as provided in the Trust Agreement.

     The Seller will retain ownership of the servicing rights with respect to the Mortgage Loans serviced by Aurora and may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement and the applicable Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates without regard to the Class 2-A3 Certificate Insurance Policy.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the "Master Servicing Fee") with respect to each Mortgage Loan calculated as a fixed percentage equal to 0.02% annually (the "Master Servicing

Fee Rate") of the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. Each Servicer will be paid a monthly fee (a "Servicing Fee") with respect to each Mortgage Loan serviced by it. Aurora's Servicing Fee will be calculated as 0.25% annually (the "Aurora Servicing Fee Rate") of the outstanding principal balance of each related Mortgage Loan as of the first day of the related Due Period. Impac's Servicing Fee will be calculated as 0.28% annually (the "Impac Servicing Fee Rate," and together with the Aurora Servicing Fee Rate and as to the related Mortgage Loan, the "Servicing Fee Rate") of the outstanding principal balance of each related Mortgage Loan as of the first day of the related Due Period.

     Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation in the form of (1) any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer; (2) certain customary fees and charges paid by borrowers, including any Prepayment Penalty Amounts (as defined); and (3) any Prepayment Interest Excess, to the extent not offset by Prepayment Interest Shortfalls. The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Account. The total of the Master Servicing Fees and this additional compensation is referred to herein as the Master Servicer's "Total Master Servicing Compensation."

     The Total Master Servicing Compensation and the Servicing Fees are subject to reduction as described below under "Prepayment Interest Shortfalls." See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date.

     Any Prepayment Interest Shortfall required to be funded but not funded by a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the Total Master Servicing Compensation for the applicable Distribution Date, through a reduction in the amount of that compensation. Prepayment Interest Shortfalls and any Relief Act Reductions that are allocable to the Class 2-A3 Certificates will be covered initially by the Class 2-A3 Reserve Fund and, upon depletion of the Class 2-A3 Reserve Fund, by the Class 2-A3 Certificate Insurance Policy.

ADVANCES

     Each Servicer will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments) adjusted to the related Mortgage Rate less any applicable Retained Interest Rate and the Servicing Fee Rate, to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if any Servicer fails to do so, and the Trustee will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, each Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

     The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and
(2) any other exceptions set forth in such statement.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class B6 Certificates; when the Class B6 Certificates are no longer outstanding, to the holders of the Class B5 Certificates; and when the Class B5 Certificates are no longer outstanding, to the holders of the Class B4 Certificates. These rights could include (1) the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan, (2) the right to request that the Master Servicer or the Servicers take certain actions with respect to defaulted Mortgage Loans and (3) the right to purchase certain defaulted Mortgage Loans from the Trust Fund. The exercise of a right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.

                                TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of January 1, 2000 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance.

ASSIGNMENT OF MORTGAGE ASSETS

     THE MORTGAGE LOANS. The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on that date and any amounts representing Retained Interest. The Trustee will, concurrently with such assignment and the assignment of the Underlying Security described below, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Cooperative Loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a Cooperative Loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a Cooperative Loan), and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan (other than a Cooperative Loan) will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

     One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

     Pursuant to the terms of the agreements (each, a "Sale Agreement") whereby the Mortgage Loans were purchased by the Seller, each transferor of Mortgage Loans (a "Transferor") has made or assigned, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date"), to the Seller certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." The Seller's rights under each Sale Agreement will be assigned to the Trustee for the benefit of holders of Offered Certificates. Within the period of time specified in the applicable Sale Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

     Pursuant to the terms of a sale and assignment agreement (the "Sale and Assignment Agreement") whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of holders of Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor, as described above.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

     THE UNDERLYING SECURITY. The Depositor will purchase the Underlying Security from Lehman Brothers Inc. pursuant to the terms of a security purchase agreement, and the Depositor will assign the Underlying Security to the Trustee pursuant to the Trust Agreement. The Underlying Security will be registered in the name of the Trustee or its nominee so that all distributions thereon will be made directly to the Trustee.

     The obligation of the Trustee to make distributions on the Group 2 Certificates and the Subordinate Certificates from the Underlying Security is limited to distributions on the Underlying Security that are actually received by the Trustee. However, if the Trustee has not received a distribution with respect to the Underlying Security by the Business Day after the date on which such distribution was due and payable pursuant to the terms of the Underlying Security, the Trust Agreement will require the Trustee to request that the payment be made as promptly as possible and to take such action as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with that missed payment. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee before the distribution thereof to Certificateholders. Distributions on the Certificates will be reduced by an amount equal to the total of these fees and expenses following the recovery of any such proceeds. Any such reduction will reduce distributions for the applicable Distribution Date on the Certificates. In the event that the Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the holders of the Certificates that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the holders of the Certificates.

     The Depositor will expressly agree in the Trust Agreement that holders of Offered Certificates will have the same rights against the Depositor with respect to the Underlying Security as if Certificateholders held the Underlying Security directly.

VOTING RIGHTS

     The Interest-Only Certificates will be allocated 1% of all voting rights, and the remaining Classes of Certificates will be allocated 99% of the voting rights under the Trust Agreement. Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts, and among Certificates of each Class in proportion to their Percentage Interests. On or after the date, if any, on which the Class 2-A3 Certificate Insurer has paid a claim under the Class 2-A3 Certificate Insurance Policy, the Class 2-A3 Certificate Insurer will be entitled to exercise all consent, voting or related rights of the holders of the Class 2-A3 Certificates.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool and, with respect to Group 2 Certificates, the rate of principal payments (including prepayments) on the mortgage loans relating to the Underlying Security (the "Underlying Mortgage Loans"). The yields of the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in all three Mortgage Pools and the Underlying Security. For information on the Underlying Security and the Underlying Mortgage Loans and for related yield considerations, see the prospectus supplement for the Underlying Trust Fund attached hereto as Exhibit A and the additional information in Exhibit B hereto. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Assets in the related Mortgage Pool, in the case of the Senior Certificates, or on all the Mortgage Assets in the case of the Subordinate Certificates, the purchase prices for such Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 43.74% of the Pool 1 Mortgage Loans, approximately 37.58% of the Pool 2 Mortgage Loans and approximately 45.65% of the Pool 3 Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Penalty Amount") during the first one to five years after origination (the "Penalty Period"). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of that Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months' interest on any amount prepaid in excess of 20%. No Prepayment Penalty Amount is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Penalty Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Penalty Amounts during the applicable Penalty Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The rate and timing of principal prepayments on the Mortgage Loans in any Mortgage Pool, which have Mortgage Rates and original terms to maturity that differ from those of the Mortgage Loans in the other Mortgage Pools, may differ significantly from the rate and timing of prepayments on the Mortgage Loans in the other Mortgage Pools.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     As described herein, approximately 2.66%, 6.09% and 11.96% of the Pool 1, Pool 2 and Pool 3 Mortgage Loans, respectively, do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten year period. In addition, because no principal is due on such loans for their initial ten year period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

     As described herein, approximately 7.84% and 1.37% of the Pool 1 and Pool 2 Mortgage Loans, respectively, are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

     As described under "Description of the Certificates" herein, the applicable Non-AP Percentage of the amount of principal prepayments on the Mortgage Loans in each Mortgage Pool will be allocated to the related Senior Certificates (other than the Class 2-A5 and Class AP Certificates), as a group, during the first five years following the Closing Date (except as described herein). In addition, principal from the Security Payments, which will include prepayments on the Underlying Mortgage Loans to the extent described in the prospectus supplement attached hereto as Exhibit A, will be allocated to the Group 2 Certificates in Pool 2 until the related Class Principal Amounts on those Certificates have been reduced to zero. Further, the entire amount of the applicable Non-AP Percentage of scheduled and unscheduled principal payments on the Pool 1 Mortgage Loans allocable to the Pool 1 Senior Certificates (other than the Class 1-AP Certificates) during that five year period will be allocated to the Class 1-A1, Class 1-A3, Class 1-A4 and Class R Certificates (except as described herein), thus accelerating the payment of these Certificates while slowing the payment of the Class 1-A7 Certificates.

     The yields on the Offered Certificates (other than the Class 2-A3 Certificates) may be adversely affected by Net Prepayment Interest Shortfalls.

     The yields on the Offered Certificates will be affected by the exercise by the Depositor of its right to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Termination of the Trust Fund" herein, or by the failure of the Depositor to exercise that right.

     If the purchaser of a Certificate offered at a discount from its initial principal amount, particularly the Principal-Only Certificates, calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Principal-Only Certificates should carefully consider that a slower than anticipated rate of prepayment on the Discount Mortgage Loans in the related Mortgage Pool or the Underlying Security in the case of the Class 2-A5 Certificates, could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium, particularly an Interest-Only Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Interest-Only Certificates should carefully consider that a faster than anticipated rate of prepayments on the Mortgage Loans in the related Mortgage Pool could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments. See "Risk
Factors -- Special Risks for Certain Classes of Certificates."

     The effective yield to holders of the Offered Certificates (other than the Class 1-A2 and Class 1-A3 Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SENSITIVITY OF CERTAIN CLASSES OF CERTIFICATES

     SENSITIVITY OF THE LIBOR CERTIFICATES. The yields of the Class 1-A2 Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 1-A2 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates. The maximum Interest Rate on the Class 1-A2 Certificates is 9.00% (which would occur whenever LIBOR equals or exceeds 8.25% for any relevant Accrual Period other than the first Accrual Period).

     Conversely, investors in the Class 1-A3 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that Interest Rate on the Class 1-A3 Certificates can fall as low as 0.00% (which will occur whenever LIBOR equals or exceeds 8.25% for any relevant Accrual Period other than the first Accrual Period). An investor considering the purchase of a Class 1-A3 Certificate in the expectation that LIBOR will decline over time, thus increasing the Interest Rate on that Class, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the Mortgage Loans may experience rapid rates of prepayments; this may result in a rapid decline in the Class Notional Amount of the Class 1-A3 Certificates, which is based on the Class Principal Amount of the Class 1-A2 Certificates. In particular, this could result in the failure of investors in the Class 1-A3 Certificate to fully recover their investment.

     Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with the investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level or LIBOR.

     SENSITIVITY OF PRINCIPAL-ONLY AND INTEREST-ONLY CERTIFICATES. The yields of the Class 1-AP, Class 2-A4, Class 2-A5, Class 2-AP and Class 3-AP Certificates will be sensitive, and the yields of the Class 1-A3, Class 1-A5, Class 1-A6, Class AX, Class B1X and Class B2X Certificates will be extremely sensitive, to the rate and timing of principal prepayments on the Pool 1 Mortgage Loans, in the case of the Class 1-AP, Class 1-A3, Class 1-A5 and Class 1-A6 Certificates; on the Pool 2 Mortgage Loans and on the Underlying Security, in the case of the Class 2-AP, Class 2-A4 and Class 2-A5 Certificates; on the Pool 3 Mortgage Loans, in the case of the Class 3-AP Certificates; on certain relatively high interest rate Mortgage Loans in Pool 1 and Pool 2, in the case of the Class AX Certificates; and on any of the three Mortgage Pools, in the case of the Class B1X and Class B2X Certificates.

     Prospective investors in the Class AP Certificates should consider the risk that a slower than anticipated rate of prepayments (including liquidations, insurance payments and repurchases due to breaches of representations and warranties) on the Discount Mortgage Loans in the related Mortgage Pool, which have Mortgage Rates that are lower than those of the other Mortgage Loans in their respective Mortgage Pools and may therefore be less likely to prepay, could result in actual yields that are lower than the anticipated yields. Prospective investors in the Class AP Certificates and the Class 2-A4 Certificates should also consider the effect of the rate of prepayments of the Mortgage Loans that provide only for monthly payments of interest for the first ten years following origination. See "Risk
Factors -- Mortgage Loans with Interest-Only Payments." Furthermore, prospective investors in the Class 2-A5 Certificates should consider the risk that a slower than anticipated rate of principal payments on the Underlying Security could result in actual yields that are lower than the anticipated yields.

     Prospective investors in the Interest-Only Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Assets in the related Mortgage Pool (or on certain relatively high interest rate Mortgage Loans in Pool 1 and Pool 2 with respect to the Class AX Certificates) could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments. In addition, prospective investors in the Class B1X and Class B2X Certificates should consider that any application of a Realized Loss to reduce the Class Principal Amount of the Class B2 Certificates will reduce the amount of interest payable on the Class B2X Certificates, and that any application of a Realized Loss to reduce the Class Principal Amount of the Class B1 Certificates will reduce the amount of interest payable on the Class B1X Certificates.

     To illustrate the significance of prepayments on the yields on these Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the constant percentages of the prepayment assumption (the "Prepayment Assumption" as described below) shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in clause (1) above. It is unlikely that any of the Pool 1, Pool 2 or Pool 3 Mortgage Loans or the Underlying Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (Such weighted average lives are shown for illustrative purposes only in the case of the Class 1-A3, Class 1-A5, Class 1-A6, Class AX, Class B1X and Class B2X Certificates. Such Certificates are not entitled to distributions of principal and therefore have no weighted average lives.) The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

     Each of the following tables was prepared on the basis of the characteristics of the Mortgage Assets expected to be included in Pool 1, Pool 2 and Pool 3, the Modeling Assumptions set forth under "-- Weighted Average Life" below and the additional assumptions that (1) the applicable assumed purchase price, exclusive of accrued interest for each Class of Certificates is as set forth below, (2) the initial Class Principal Amounts of the Class 1-AP, Class 2-A4, Class 2-A5, Class 2-AP and Class 3-AP Certificates and the initial Class Notional Amounts and Certificate

Interest Rates of the Class 1-A3, Class 1-A5, Class 1-A6, Class AX, Class B1X and Class B2X Certificates are as set forth or described herein and (3) that the Underlying Security pays in accordance with the modeling assumptions set forth under "-- Weighted Average Life" below.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-AP CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 65.00%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -----------------------------------
                                                                0%      50%    100%   150%    200%
                                                                --      ---    ----   ----    ----
Yield*......................................................    2.19%   5.33%  9.60%  14.38%  19.51%
Weighted Average Life in Years..............................    20.4     9.5    5.5     3.7     2.8

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A4 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 34.00%)

                                                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -------------------------------------
                                                                0%       50%    100%    150%    200%
                                                                --       ---    ----    ----    ----
Yield*......................................................    4.69%   5.78%   9.55%   15.82%  24.10%
Weighted Average Life in Years..............................    24.7    20.0    12.4      7.6     4.9

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A5 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 61.00%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                ------------------------------------
                                                                0%      50%    100%    150%    200%
                                                                --      ---    ----    ----    ----
Yield*......................................................    2.59%   6.93%  13.51%  21.46%  30.56%
Weighted Average Life in Years..............................    19.9     8.8     4.8     3.0     2.1

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-AP CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 61.00%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                ------------------------------------
                                                                0%      50%    100%    150%    200%
                                                                --      ---    ----    ----    ----
Yield*......................................................    2.81%   6.66%  12.01%  18.20%  25.10%
Weighted Average Life in Years..............................    18.5     8.9     5.3     3.6     2.6

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 3-AP CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 65.00%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -------------------------------------
                                                                0%      50%    100%    150%     200%
                                                                --      ---    ----    ----     ----
Yield*......................................................    5.02%  8.08%  12.24%  17.38%   23.43%
Weighted Average Life in Years..............................     9.1    6.1     4.3     3.1      2.4

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A3 CERTIFICATES
                   (ASSUMED PURCHASE PRICE PERCENTAGE: 3.00%)

                                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                 -------------------------------------------
               LEVEL OF LIBOR                    0%        50%      100%     150%     200%
               --------------                    --        ---      ----     ----     ----
3.800........................................    191.03%  182.36%  153.48%  117.19%    75.57%
5.800........................................     96.82    88.93    63.26    24.57    (16.31)
7.800........................................     15.81     8.50   (11.30)  (78.26)       **
8.250........................................        **       **       **       **        **
Weighted Average Life in Years...............      25.0     11.0      3.7      1.5       1.1

-------------------------
 * Corporate bond equivalent basis
** Yields are lower than (99.99)%

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A5 CERTIFICATES
                 (ASSUMED PURCHASE PRICE PERCENTAGE: 23.0625%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                ------------------------------------
                                                                0%       50%    100%    150%   200%
                                                                --       ---    ----    ----   ----
Yield*......................................................    38.25%  14.60%  14.11%  5.04%  (9.89)%
Weighted Average Life in Years..............................     14.8     4.8     4.2    2.9     2.3

-------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-A6 CERTIFICATES
                 (ASSUMED PURCHASE PRICE PERCENTAGE: 44.6875%)

                                                                PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                ------------------------------------
                                                                0%       50%    100%    150%    200%
                                                                --       ---    ----    ----    ----
Yield*......................................................    19.30%  16.28%  14.24%  11.66%  0.27%
Weighted Average Life in Years..............................     17.4    10.7     9.0     7.9    5.1

-------------------------
* Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS AX CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 19.00%)

                                                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                -------------------------------------
                                                                 0%      50%    100%    150%    225%
                                                                 --      ---    ----    ----    ----
Yield*......................................................    43.51%  34.55%  25.21%  15.44%  (0.19)%
Weighted Average Life in Years..............................     18.8     9.2     5.5     3.7     2.4

-------------------------
* Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS B1X CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 59.25%)

                                                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                --------------------------------------
                                                                 0%      50%    100%    150%     350%
                                                                 --      ---    ----    ----     ----
Yield*......................................................    18.49%  15.92%  13.64%  11.65%  (11.32)%
Weighted Average Life in Years..............................     22.7    19.3    14.3    11.5      4.6

-------------------------
* Corporate bond equivalent basis

            PRE-TAX YIELD* TO MATURITY OF THE CLASS B2X CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 59.25%)

                                                                 PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                --------------------------------------
                                                                 0%      50%    100%    150%     350%
                                                                 --      ---    ----    ----     ----
Yield*......................................................    18.49%  15.92%  13.64%  11.65%  (11.32)%
Weighted Average Life in Years..............................     22.7    19.3    14.3    11.5      4.6

-------------------------
* Corporate bond equivalent basis

     The Pool 1, Pool 2 and Pool 3 Mortgage Loans and the Underlying Mortgage Loans will not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans or the Underlying Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Principal-Only or Interest-Only Certificates will correspond to any of the calculated yields and weighted average lives shown herein, that the Underlying Security will pay principal at the rate assumed, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Principal-Only or Interest-Only Certificate.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due to them on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates (and on the Class B1X and Class B2X Certificates) will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans and losses incurred on the Underlying Security.

     As more fully described herein, the principal portion of Realized Losses on the Mortgage Assets in each Mortgage Pool will be allocated first to the lower ranking Class of Certificates, then to the higher ranking Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such Class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates of the related Certificate Group. The interest portion of Realized Losses on the Mortgage Assets in a Mortgage Pool will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Class outstanding on such date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans and the Underlying Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of Mortgage Loans or Underlying Mortgage Loans for the life of such Mortgage Loans or Underlying Mortgage Loans. A 100% Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the outstanding principal balance of such Mortgage Loans or Underlying Mortgage Loans in the first month of the life of such Mortgage Loans or Underlying Mortgage Loans and an additional 1.0909090909% (precisely 12/11 percent) per annum in each month thereafter until the eleventh month; beginning in the twelfth month and in each month thereafter during the life of such Mortgage Loans or Underlying Mortgage Loans, a constant prepayment rate of 16% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans and the Underlying Mortgage Loans to be included in the Trust Fund.

     The tables beginning on page S-85 were prepared based on the following additional assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts and the Interest Rates are as described in this Prospectus Supplement; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in February 2000; (3) principal prepayments are received in full on the last day of each month commencing in January 2000 and there are no Net Prepayment Interest Shortfalls;
(4) there are no defaults or delinquencies on the Mortgage Loans; (5) there are no repurchases or substitutions of the Mortgage Loans; (6) there is no optional termination of the Trust Fund; (7) the Certificates are issued on January 28, 2000; (8) Distribution Dates occur on the 25th day of each month commencing in February 2000; (9) payments of principal are received on the Underlying Mortgage Loans in accordance with the Modeling Assumptions set forth above; (10) the Underlying Security pays principal in accordance with the priorities of payments set forth under "-- Priority of Distributions" in the prospectus supplement attached as Exhibit A hereto; (11) the Security Principal Balance and interest rate of the

Underlying Security are as set forth herein; and (12) the Mortgage Loans and the Underlying Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:

                ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                                                                      ORIGINAL   REMAINING    REMAINING     INTEREST-
                                          CURRENT          NET        TERM TO     TERM TO    AMORTIZATION     ONLY
                         PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY   MATURITY        TERM         TERM
                        BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)   (MONTHS)      (MONTHS)     (MONTHS)*
                       --------------   ------------   ------------   --------   ---------   ------------   ---------
1....................  $77,937,754.74   8.6736596110   8.3971596110     360         357          N/A           N/A
2....................   16,354,981.10   9.6797441048   9.0000000000     360         357          N/A           N/A
3....................    4,096,276.66   8.6342825603   8.3577825603     360         358          N/A           118
4....................      796,599.99   9.6218616620   9.0000000000     360         358          N/A           119
5....................   37,981,122.07   9.0867239954   8.6285511380     349         345          N/A           N/A
6....................   32,236,205.19   9.8809024853   9.3961449690     358         355          N/A           N/A
7....................    6,259,935.80   8.9630566545   8.6277228371     180         177          357           N/A
8....................    8,157,226.43   9.6897018499   9.3888124251     180         178          358           N/A

-------------------------

* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for the term specified.

                ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                                                                       ORIGINAL   REMAINING    REMAINING     INTEREST-
                                           CURRENT          NET        TERM TO     TERM TO    AMORTIZATION     ONLY
                          PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY   MATURITY        TERM         TERM
                         BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)   (MONTHS)      (MONTHS)     (MONTHS)*
                       ---------------   ------------   ------------   --------   ---------   ------------   ---------
1....................  $  5,083,103.30   7.5610560386   7.2845560386     346         340          N/A           N/A
2....................    69,023,013.67   8.5951698990   7.5000000000     358         355          N/A           N/A
3....................       650,000.00   7.1250000000   6.8485000000     360         354          N/A           115
4....................     4,884,204.40   8.7228442697   7.5000000000     360         357          N/A           117
5....................     1,240,757.75   9.4404194997   9.1639194997     180         178          358           N/A
6**..................    35,026,142.42   7.3367478435   7.0594978435     356         349          N/A           N/A
7**..................   113,425,518.05   8.1278952570   7.8506452570     360         353          N/A           N/A
8....................     2,247,505.74   7.6221365818   7.3456365818     257         249          N/A           N/A
9....................     7,737,805.01   8.7938352105   8.5173352105     326         321          N/A           N/A

-------------------------

* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for the term specified.

** Represents the Underlying Mortgage Loans.

                ASSUMED MORTGAGE LOAN CHARACTERISTICS OF POOL 3

                                                                      ORIGINAL   REMAINING    REMAINING     INTEREST-
                                          CURRENT          NET        TERM TO     TERM TO    AMORTIZATION     ONLY
                         PRINCIPAL        MORTGAGE       MORTGAGE     MATURITY   MATURITY        TERM         TERM
                        BALANCE ($)       RATE (%)       RATE (%)     (MONTHS)   (MONTHS)      (MONTHS)     (MONTHS)*
                       --------------   ------------   ------------   --------   ---------   ------------   ---------
1....................  $17,226,434.36   7.1409952526   6.8644952526     180         171          N/A           N/A
2....................   22,369,469.36   8.2288650030   7.2500000000     180         175          N/A           N/A
3....................    5,027,244.97   7.1657344144   6.8892344144     180         169          N/A           110
4....................      352,000.00   8.6250000000   7.2500000000     180         178          N/A           119

-------------------------

* Assumed Mortgage Loans which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for the term specified

     The actual characteristics and the performance of the Mortgage Loans and the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans or the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans or the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans or the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans and the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans or the Underlying Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans and the Underlying Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

     The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 1-A1 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      98      83     83      83       83
January 2002................................................      96      66     66      66       66
January 2003................................................      93      49     49      49       18
January 2004................................................      90      32     32      21        0
January 2005................................................      87      15     15       0        0
January 2006................................................      85       0      0       0        0
January 2007................................................      82       0      0       0        0
January 2008................................................      79       0      0       0        0
January 2009................................................      76       0      0       0        0
January 2010................................................      73       0      0       0        0
January 2011................................................      69       0      0       0        0
January 2012................................................      65       0      0       0        0
January 2013................................................      60       0      0       0        0
January 2014................................................      55       0      0       0        0
January 2015................................................      48       0      0       0        0
January 2016................................................      42       0      0       0        0
January 2017................................................      36       0      0       0        0
January 2018................................................      30       0      0       0        0
January 2019................................................      23       0      0       0        0
January 2020................................................      15       0      0       0        0
January 2021................................................       6       0      0       0        0
January 2022................................................       0       0      0       0        0
January 2023................................................       0       0      0       0        0
January 2024................................................       0       0      0       0        0
January 2025................................................       0       0      0       0        0
January 2026................................................       0       0      0       0        0
January 2027................................................       0       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    13.6     3.0    3.0     2.7      2.2

                                                                      CLASS 1-A2 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100      95     80      65       50
January 2002................................................     100      88     58      31        6
January 2003................................................     100      82     41       7        0
January 2004................................................     100      77     29       0        0
January 2005................................................     100      74     21       0        0
January 2006................................................     100      74     20       0        0
January 2007................................................     100      65     12       0        0
January 2008................................................     100      58      8       0        0
January 2009................................................     100      53      8       0        0
January 2010................................................     100      49      8       0        0
January 2011................................................     100      46      7       0        0
January 2012................................................     100      43      7       0        0
January 2013................................................      99      40      7       0        0
January 2014................................................      99      37      5       0        0
January 2015................................................      91      33      2       0        0
January 2016................................................      91      30      *       0        0
January 2017................................................      91      26      0       0        0
January 2018................................................      91      22      0       0        0
January 2019................................................      91      18      0       0        0
January 2020................................................      90      15      0       0        0
January 2021................................................      90      11      0       0        0
January 2022................................................      88       9      0       0        0
January 2023................................................      81       6      0       0        0
January 2024................................................      73       3      0       0        0
January 2025................................................      64       1      0       0        0
January 2026................................................      50       0      0       0        0
January 2027................................................      36       0      0       0        0
January 2028................................................      19       0      0       0        0
January 2029................................................       3       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    25.0    11.0    3.7     1.5      1.1

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 1-A4 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100     100    100     100      100
January 2002................................................     100     100    100     100      100
January 2003................................................     100     100    100     100      100
January 2004................................................     100     100    100     100        0
January 2005................................................     100     100    100      26        0
January 2006................................................     100     100    100       0        0
January 2007................................................     100     100    100       0        0
January 2008................................................     100     100    100       0        0
January 2009................................................     100     100    100       0        0
January 2010................................................     100     100    100       0        0
January 2011................................................     100     100    100       0        0
January 2012................................................     100     100    100       0        0
January 2013................................................     100     100    100       0        0
January 2014................................................     100     100    100       0        0
January 2015................................................     100     100    100       0        0
January 2016................................................     100     100    100       0        0
January 2017................................................     100     100     84       0        0
January 2018................................................     100     100     67       0        0
January 2019................................................     100     100     54       0        0
January 2020................................................     100     100     42       0        0
January 2021................................................     100     100     33       0        0
January 2022................................................     100     100     26       0        0
January 2023................................................     100     100     19       0        0
January 2024................................................     100     100     14       0        0
January 2025................................................     100     100     10       0        0
January 2026................................................     100      85      7       0        0
January 2027................................................     100      59      4       0        0
January 2028................................................     100      34      2       0        0
January 2029................................................     100      12      1       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    29.5    27.4    20.2    4.9      3.6

                                                                      CLASS 1-A7 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100     100    100     100      100
January 2002................................................     100     100    100     100      100
January 2003................................................     100     100    100     100      100
January 2004................................................     100     100    100     100       85
January 2005................................................     100     100    100     100       42
January 2006................................................      98      94     90      71       19
January 2007................................................      96      88     79      48        5
January 2008................................................      94      79     64      32        0
January 2009................................................      92      68     47      23        0
January 2010................................................      90      57     33      17        0
January 2011................................................      87      46     20      13        0
January 2012................................................      84      36     10       9        0
January 2013................................................      80      26      2       7        0
January 2014................................................      77      18      0       5        0
January 2015................................................      62       5      0       4        0
January 2016................................................      58       0      0       3        0
January 2017................................................      54       0      0       2        0
January 2018................................................      49       0      0       1        0
January 2019................................................      43       0      0       1        0
January 2020................................................      37       0      0       1        0
January 2021................................................      31       0      0       *        0
January 2022................................................      24       0      0       *        0
January 2023................................................      16       0      0       *        0
January 2024................................................       8       0      0       *        0
January 2025................................................       0       0      0       *        0
January 2026................................................       0       0      0       *        0
January 2027................................................       0       0      0       *        0
January 2028................................................       0       0      0       *        0
January 2029................................................       0       0      0       *        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    17.4    10.7    9.0     7.9      5.1

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 1-AP CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      99      93     86      80       74
January 2002................................................      98      85     72      60       50
January 2003................................................      98      77     60      45       33
January 2004................................................      97      70     50      34       23
January 2005................................................      96      64     41      26       15
January 2006................................................      95      58     34      19       10
January 2007................................................      93      53     29      15        7
January 2008................................................      92      48     24      11        5
January 2009................................................      91      44     20       8        3
January 2010................................................      89      39     16       6        2
January 2011................................................      87      35     13       5        1
January 2012................................................      85      32     11       3        1
January 2013................................................      83      29      9       2        1
January 2014................................................      81      26      7       2        *
January 2015................................................      75      22      6       1        *
January 2016................................................      73      19      5       1        *
January 2017................................................      70      17      4       1        *
January 2018................................................      67      15      3       1        *
January 2019................................................      63      13      2       *        *
January 2020................................................      59      11      2       *        *
January 2021................................................      55      10      1       *        *
January 2022................................................      51       8      1       *        *
January 2023................................................      46       7      1       *        *
January 2024................................................      40       6      1       *        *
January 2025................................................      34       4      *       *        *
January 2026................................................      28       3      *       *        *
January 2027................................................      21       2      *       *        *
January 2028................................................      13       1      *       *        *
January 2029................................................       5       *      *       *        *
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    20.4     9.5    5.5     3.7      2.8

-------------------------
* Indicates a value between 0.0% and 0.5%.

                                                                      CLASS 2-A1 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      98      87     87      87       87
January 2002................................................      96      74     74      74       55
January 2003................................................      94      62     62      46       15
January 2004................................................      92      49     49      19        0
January 2005................................................      89      36     36       0        0
January 2006................................................      87      23     23       0        0
January 2007................................................      84      11     10       0        0
January 2008................................................      81       *      *       0        0
January 2009................................................      78       0      0       0        0
January 2010................................................      74       0      0       0        0
January 2011................................................      70       0      0       0        0
January 2012................................................      66       0      0       0        0
January 2013................................................      61       0      0       0        0
January 2014................................................      56       0      0       0        0
January 2015................................................      49       0      0       0        0
January 2016................................................      43       0      0       0        0
January 2017................................................      36       0      0       0        0
January 2018................................................      29       0      0       0        0
January 2019................................................      20       0      0       0        0
January 2020................................................      11       0      0       0        0
January 2021................................................       2       0      0       0        0
January 2022................................................       0       0      0       0        0
January 2023................................................       0       0      0       0        0
January 2024................................................       0       0      0       0        0
January 2025................................................       0       0      0       0        0
January 2026................................................       0       0      0       0        0
January 2027................................................       0       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    13.7     4.0    3.9     2.8      2.1

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 2-A2 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100      92     71      51       30
January 2002................................................     100      83     45      10        0
January 2003................................................     100      76     25       0        0
January 2004................................................     100      71     11       0        0
January 2005................................................     100      68      3       0        0
January 2006................................................     100      67      0       0        0
January 2007................................................     100      67      0       0        0
January 2008................................................     100      67      0       0        0
January 2009................................................     100      56      0       0        0
January 2010................................................     100      47      0       0        0
January 2011................................................     100      38      0       0        0
January 2012................................................     100      30      0       0        0
January 2013................................................     100      23      0       0        0
January 2014................................................     100      16      0       0        0
January 2015................................................      99       9      0       0        0
January 2016................................................      99       4      0       0        0
January 2017................................................      99       0      0       0        0
January 2018................................................      99       0      0       0        0
January 2019................................................      99       0      0       0        0
January 2020................................................      99       0      0       0        0
January 2021................................................      98       0      0       0        0
January 2022................................................      89       0      0       0        0
January 2023................................................      76       0      0       0        0
January 2024................................................      62       0      0       0        0
January 2025................................................      47       0      0       0        0
January 2026................................................      30       0      0       0        0
January 2027................................................      13       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    24.6     8.7    2.1     1.1      0.8

                                                                     CLASS 2-A3 CERTIFICATES**
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100     100    100     100      100
January 2002................................................     100     100    100     100      100
January 2003................................................     100     100    100     100      100
January 2004................................................      99      99     99      99       74
January 2005................................................      98      98     98      94       36
January 2006................................................      96      96     96      64       15
January 2007................................................      95      95     95      43        4
January 2008................................................      94      94     94      29        *
January 2009................................................      93      93     77      21        0
January 2010................................................      92      92     64      16        0
January 2011................................................      90      90     52      12        0
January 2012................................................      89      89     43       9        0
January 2013................................................      88      88     35       6        0
January 2014................................................      87      87     29       5        0
January 2015................................................      86      86     23       3        0
January 2016................................................      84      84     19       2        0
January 2017................................................      83      81     15       2        0
January 2018................................................      82      71     12       1        0
January 2019................................................      81      61      9       1        0
January 2020................................................      80      53      7       1        0
January 2021................................................      78      45      6       *        0
January 2022................................................      77      38      4       *        0
January 2023................................................      76      31      3       *        0
January 2024................................................      75      25      2       *        0
January 2025................................................      74      19      2       *        0
January 2026................................................      72      14      1       *        0
January 2027................................................      71       9      1       *        0
January 2028................................................      58       5      *       *        0
January 2029................................................      18       2      *       *        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    24.7    20.0    12.4    7.6      4.9

-------------------------

 * Indicates a value between 0.0% and 0.5%.
** The weighted average lives shown for the Class 2-A3 Certificates apply to the Class 2-A3 Certificates as a group and, because principal distributions on the Class 2-A3 Certificates will be made on the basis of requests for distributions or by random lot, are not likely to reflect the experience of any particular investor, even if the Pool 2 Mortgage Loans and the Underlying Mortgage Loans were to prepay at the constant rates assumed.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 2-A4 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................     100     100    100     100      100
January 2002................................................     100     100    100     100      100
January 2003................................................     100     100    100     100      100
January 2004................................................      99      99     99      99       74
January 2005................................................      98      98     98      94       36
January 2006................................................      96      96     96      64       15
January 2007................................................      95      95     95      43        4
January 2008................................................      94      94     94      29        *
January 2009................................................      93      93     77      21        0
January 2010................................................      92      92     64      16        0
January 2011................................................      90      90     52      12        0
January 2012................................................      89      89     43       9        0
January 2013................................................      88      88     35       6        0
January 2014................................................      87      87     29       5        0
January 2015................................................      86      86     23       3        0
January 2016................................................      84      84     19       2        0
January 2017................................................      83      81     15       2        0
January 2018................................................      82      71     12       1        0
January 2019................................................      81      61      9       1        0
January 2020................................................      80      53      7       1        0
January 2021................................................      78      45      6       *        0
January 2022................................................      77      38      4       *        0
January 2023................................................      76      31      3       *        0
January 2024................................................      75      25      2       *        0
January 2025................................................      74      19      2       *        0
January 2026................................................      72      14      1       *        0
January 2027................................................      71       9      1       *        0
January 2028................................................      58       5      *       *        0
January 2029................................................      18       2      *       *        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    24.7    20.0    12.4    7.6      4.9

-------------------------
* Indicates a value between 0.0% and 0.5%.

                                                                      CLASS 2-A5 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      99      91     83      74       66
January 2002................................................      98      82     67      54       41
January 2003................................................      97      74     54      38       25
January 2004................................................      96      66     43      26       13
January 2005................................................      95      60     35      18        6
January 2006................................................      93      54     28      12        3
January 2007................................................      92      48     22       8        1
January 2008................................................      90      43     18       5        0
January 2009................................................      89      39     15       4        0
January 2010................................................      87      35     12       3        0
January 2011................................................      85      32     10       2        0
January 2012................................................      83      28      8       2        0
January 2013................................................      80      25      7       1        0
January 2014................................................      78      23      5       1        0
January 2015................................................      75      20      4       1        0
January 2016................................................      72      18      4       *        0
January 2017................................................      69      16      3       *        0
January 2018................................................      66      14      2       *        0
January 2019................................................      62      12      2       *        0
January 2020................................................      58      10      1       *        0
January 2021................................................      54       9      1       *        0
January 2022................................................      49       7      1       *        0
January 2023................................................      44       6      1       *        0
January 2024................................................      38       5      *       *        0
January 2025................................................      32       4      *       *        0
January 2026................................................      26       3      *       *        0
January 2027................................................      19       2      *       *        0
January 2028................................................      11       1      *       *        0
January 2029................................................       3       *      *       *        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    19.9     8.8    4.8     3.0      2.1

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 2-AP CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      99      92     84      77       70
January 2002................................................      98      83     70      58       47
January 2003................................................      97      76     58      43       31
January 2004................................................      96      69     48      33       21
January 2005................................................      94      62     40      24       14
January 2006................................................      93      57     33      18        9
January 2007................................................      91      51     27      14        6
January 2008................................................      89      46     22      10        4
January 2009................................................      88      42     19       8        3
January 2010................................................      85      37     15       6        2
January 2011................................................      83      33     12       4        1
January 2012................................................      80      30     10       3        1
January 2013................................................      77      26      8       2        1
January 2014................................................      73      23      6       2        *
January 2015................................................      70      20      5       1        *
January 2016................................................      66      17      4       1        *
January 2017................................................      62      15      3       1        *
January 2018................................................      57      13      3       *        *
January 2019................................................      52      11      2       *        *
January 2020................................................      47       9      1       *        *
January 2021................................................      42       7      1       *        *
January 2022................................................      38       6      1       *        *
January 2023................................................      33       5      1       *        *
January 2024................................................      28       4      *       *        *
January 2025................................................      23       3      *       *        *
January 2026................................................      17       2      *       *        *
January 2027................................................      11       1      *       *        *
January 2028................................................       5       *      *       *        0
January 2029................................................       1       *      *       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    18.5     8.9    5.3     3.6      2.6

-------------------------
* Indicates a value between 0.0% and 0.5%.

                                                                       CLASS 3-A CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      97      89     81      73       65
January 2002................................................      93      78     64      51       40
January 2003................................................      89      68     50      35       23
January 2004................................................      84      59     39      24       13
January 2005................................................      80      50     30      15        6
January 2006................................................      75      43     23      10        2
January 2007................................................      69      36     17       6        *
January 2008................................................      63      30     13       4        0
January 2009................................................      57      25     10       2        0
January 2010................................................      48      20      7       2        0
January 2011................................................      39      14      5       1        0
January 2012................................................      28      10      3       1        0
January 2013................................................      17       5      1       *        0
January 2014................................................       5       1      *       *        0
January 2015................................................       0       0      0       0        0
January 2016................................................       0       0      0       0        0
January 2017................................................       0       0      0       0        0
January 2018................................................       0       0      0       0        0
January 2019................................................       0       0      0       0        0
January 2020................................................       0       0      0       0        0
January 2021................................................       0       0      0       0        0
January 2022................................................       0       0      0       0        0
January 2023................................................       0       0      0       0        0
January 2024................................................       0       0      0       0        0
January 2025................................................       0       0      0       0        0
January 2026................................................       0       0      0       0        0
January 2027................................................       0       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................     9.0     5.8    3.9     2.8      2.0

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                      CLASS 3-AP CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      97      89     81      74       66
January 2002................................................      93      79     66      54       43
January 2003................................................      89      70     53      39       28
January 2004................................................      85      61     43      29       18
January 2005................................................      81      53     34      21       12
January 2006................................................      76      46     27      15        8
January 2007................................................      71      40     21      10        5
January 2008................................................      66      34     16       7        3
January 2009................................................      60      28     12       5        2
January 2010................................................      50      22      9       3        1
January 2011................................................      40      16      6       2        1
January 2012................................................      28      10      3       1        *
January 2013................................................      16       5      2       *        *
January 2014................................................       3       1      *       *        *
January 2015................................................       0       0      0       0        0
January 2016................................................       0       0      0       0        0
January 2017................................................       0       0      0       0        0
January 2018................................................       0       0      0       0        0
January 2019................................................       0       0      0       0        0
January 2020................................................       0       0      0       0        0
January 2021................................................       0       0      0       0        0
January 2022................................................       0       0      0       0        0
January 2023................................................       0       0      0       0        0
January 2024................................................       0       0      0       0        0
January 2025................................................       0       0      0       0        0
January 2026................................................       0       0      0       0        0
January 2027................................................       0       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................     9.1     6.1    4.3     3.1      2.4

-------------------------
* Indicates a value between 0.0% and 0.5%.

                                                                   CLASS B1, B2 & B3 CERTIFICATES
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................      99      99     99      99       99
January 2002................................................      98      98     98      98       98
January 2003................................................      96      96     96      96       96
January 2004................................................      95      95     95      95       95
January 2005................................................      93      93     93      93       93
January 2006................................................      92      90     87      85       82
January 2007................................................      90      85     80      74       69
January 2008................................................      88      79     70      62       53
January 2009................................................      86      72     60      48       35
January 2010................................................      83      64     49      36       23
January 2011................................................      80      57     39      26       15
January 2012................................................      77      50     32      19       10
January 2013................................................      74      44     25      14        6
January 2014................................................      70      39     20      10        4
January 2015................................................      63      32     15       7        3
January 2016................................................      61      28     12       5        2
January 2017................................................      58      25     10       4        1
January 2018................................................      56      22      8       3        1
January 2019................................................      53      19      6       2        *
January 2020................................................      49      17      5       1        *
January 2021................................................      46      14      4       1        *
January 2022................................................      42      12      3       1        *
January 2023................................................      38      10      2       *        *
January 2024................................................      33       8      2       *        *
January 2025................................................      28       6      1       *        *
January 2026................................................      23       5      1       *        *
January 2027................................................      17       3      1       *        *
January 2028................................................      11       2      *       *        *
January 2029................................................       4       1      *       *        *
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................    18.6    13.2    10.7    9.3      8.4

-------------------------
* Indicates a value between 0.0% and 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
     OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS R CERTIFICATE
                                                                ------------------------------------
                     DISTRIBUTION DATE                           0%     50%     100%    150%    200%
                     -----------------                          ----    ----    ----    ----    ----
Initial Percentage..........................................     100%    100%   100%    100%     100%
January 2001................................................       0       0      0       0        0
January 2002................................................       0       0      0       0        0
January 2003................................................       0       0      0       0        0
January 2004................................................       0       0      0       0        0
January 2005................................................       0       0      0       0        0
January 2006................................................       0       0      0       0        0
January 2007................................................       0       0      0       0        0
January 2008................................................       0       0      0       0        0
January 2009................................................       0       0      0       0        0
January 2010................................................       0       0      0       0        0
January 2011................................................       0       0      0       0        0
January 2012................................................       0       0      0       0        0
January 2013................................................       0       0      0       0        0
January 2014................................................       0       0      0       0        0
January 2015................................................       0       0      0       0        0
January 2016................................................       0       0      0       0        0
January 2017................................................       0       0      0       0        0
January 2018................................................       0       0      0       0        0
January 2019................................................       0       0      0       0        0
January 2020................................................       0       0      0       0        0
January 2021................................................       0       0      0       0        0
January 2022................................................       0       0      0       0        0
January 2023................................................       0       0      0       0        0
January 2024................................................       0       0      0       0        0
January 2025................................................       0       0      0       0        0
January 2026................................................       0       0      0       0        0
January 2027................................................       0       0      0       0        0
January 2028................................................       0       0      0       0        0
January 2029................................................       0       0      0       0        0
January 2030................................................       0       0      0       0        0
                                                                ----    ----    ----    ----    ----
Weighted Average Life in Years..............................     0.1     0.1    0.1     0.1      0.1

                  THE CLASS 2-A3 CERTIFICATE INSURANCE POLICY

     The following information has been supplied by MBIA Insurance Corporation (the "Class 2-A3 Certificate Insurer") for inclusion in this Prospectus Supplement. The Class 2-A3 Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom other than with respect to the accuracy of the information regarding the Class 2-A3 Certificate Insurance Policy and Class 2-A3 Certificate Insurer set forth under the heading "The Class 2-A3 Certificate Insurance Policy". Additionally, the Class 2-A3 Certificate Insurer makes no representation regarding the Class 2-A3 Certificates or the advisability of investing in the Class 2-A3 Certificates. A copy of the Class 2-A3 Certificate Insurance Policy may be obtained from the Trustee upon request.

     The Class 2-A3 Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Class 2-A3 Certificate Insurance Policy (the "Class 2-A3 Certificate Insurance Policy"), thereby unconditionally and irrevocably guarantees to any Class 2-A3 Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Class 2-A3 Certificate Insurer by the Trustee or its successor, as trustee for the Class 2-A3 Certificateholders, on behalf of the Class 2-A3 Certificateholders, for distribution by the Trustee to each Class 2-A3 Certificateholder of that Certificateholder's proportionate share of the Insured Payment.

     The Class 2-A3 Certificate Insurer's obligations under the Class 2-A3 Certificate Insurance Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Class 2-A3 Certificate Insurance Policy and no accelerated Insured Payments will be made regardless of any acceleration of the Class 2-A3 Certificates, unless the acceleration is at the sole option of the Class 2-A3 Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Class 2-A3 Certificate Insurance Policy does not cover shortfalls, if any, attributable to any liability of a REMIC, the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). THE CLASS 2-A3 CERTIFICATE INSURANCE POLICY WILL NOT PROVIDE CREDIT ENHANCEMENT FOR ANY CLASS OF CERTIFICATES OTHER THAN THE CLASS 2-A3 CERTIFICATES.

     The Class 2-A3 Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Class 2-A3 Certificate Insurer's fiscal agent of the following:

     - a certified copy of the order requiring the return of a preference payment;

     - an opinion of counsel satisfactory to the Class 2-A3 Certificate Insurer that the order is final and not subject to appeal;

     - an assignment in such form that is reasonably required by the Class 2-A3 Certificate Insurer, irrevocably assigning to the Class 2-A3 Certificate Insurer all rights and claims of the Class 2-A3 Certificateholder relating to or arising under the Class 2-A3 Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     - appropriate instruments to effect the appointment of the Class 2-A3 Certificate Insurer as agent for the Class 2-A3 Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Class 2-A3 Certificate Insurer;

     provided, that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Class 2-A3

Certificate Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class 2-A3 Certificateholder and not to any Class 2-A3 Certificateholder directly unless the Class 2-A3 Certificateholder has returned principal or interest paid on the Class 2-A3 Certificates to the receiver or trustee in bankruptcy, in which case that payment shall be disbursed to the Class 2-A3 Certificateholder.

     The Class 2-A3 Certificate Insurer will pay any other amount payable under the Class 2-A3 Certificate Insurance Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Class 2-A3 Certificate Insurer or any successor fiscal agent appointed by the Class 2-A3 Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date; provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Class 2-A3 Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class 2-A3 Certificate Insurance Policy it will be deemed not to have been received by the Class 2-A3 Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Class 2-A3 Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

     Insured Payments due under the Class 2-A3 Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Class 2-A3 Certificate Insurer's fiscal agent to the Trustee, on behalf of the Class 2-A3 Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the Class 2-A3 Certificate Insurer only and the fiscal agent will in no event be liable to the Class 2-A3
Certificateholders for any acts of the fiscal agent or any failure of the Class 2-A3 Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Class 2-A3 Certificate Insurance Policy.

     As used herein and in the Class 2-A3 Certificate Insurance Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means with respect to any Distribution Date, the excess, if any, of Guaranteed Distributions over Available Distribution Amount for Pool 2 available to Class 2-A3 Certificateholders.

     "Guaranteed Distributions" means (a) for any Distribution Date, (i) the Accrued Certificate Interest for the Class 2-A3 Certificates for such Distribution Date including any Net Prepayment Interest Shortfalls relating to prepayments and any Relief Act Reductions allocable to such Class of Certificates on such Distribution Date that are not covered by the Class 2-A3 Reserve Fund, and (ii) the amount of any Realized Loss allocated to the Class 2-A3 Certificates on such Distribution Date, and (b) for the Final Scheduled Distribution Date, the Class Principal Amount of the Class 2-A3 Certificates to the extent unpaid on the Final Scheduled Distribution Date.

     "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount and (ii) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a Class 2-A3 Certificateholder on the Class 2-A3 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Class 2-A3 Certificate Insurance Policy and not otherwise defined in Class 2-A3 Certificate Insurance Policy shall have the respective meanings set forth in the Trust Agreement as of the date of execution of the Class 2-A3 Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Trust Agreement unless such amendment or modification has been approved in writing by the Class 2-A3 Certificate Insurer.

     The Class 2-A3 Certificate Insurance Policy is not cancelable for any reason. The premium on the Class 2-A3 Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class 2-A3 Certificates.

     The Class 2-A3 Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Class 2-A3 Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

THE CLASS 2-A3 CERTIFICATE INSURER

     The Class 2-A3 Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Class 2-A3 Certificate Insurer. The Class 2-A3 Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Class 2-A3 Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Class 2-A3 Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Class 2-A3 Certificate Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE CLASS 2-A3 CERTIFICATE INSURER

     The consolidated financial statements of the Class 2-A3 Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Class 2-A3 Certificate Insurer and its subsidiaries as of September 30, 1999 and for the nine month periods ended September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1999 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Class 2-A3 Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

     The tables below present selected financial information of the Class 2A-3 Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                    STATUTORY ACCOUNTING PRACTICES
                                                --------------------------------------
                                                DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                -----------------   ------------------
                                                    (AUDITED)          (UNAUDITED)
                                                            (IN MILLIONS)
Admitted Assets...............................       $6,521               $6,930
Liabilities...................................        4,231                4,571
Capital and Surplus...........................        2,290                2,359

                                                   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                   ----------------------------------------
                                                   DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                   ------------------   -------------------
                                                       (AUDITED)            (UNAUDITED)
                                                                (IN MILLIONS)
Assets...........................................        $7,488               $7,422
Liabilities......................................         3,211                3,234
Shareholder's Equity.............................         4,277                4,188

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE CLASS 2-A3 CERTIFICATE INSURER

     Copies of the financial statements of the Class 2-A3 Certificate Insurer incorporated by reference herein and copies of the Class 2-A3 Certificate Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Class 2-A3 Certificate Insurer. The address of the Class 2-A3 Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Class 2-A3 Certificate Insurer is (914) 273-4545.

FINANCIAL STRENGTH RATINGS OF THE CLASS 2-A3 CERTIFICATE INSURER

     Moody's Investors Service, Inc. rates the financial strength of the Class 2-A3 Certificate Insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Class 2-A3 Certificate Insurer "AAA."

     Fitch IBCA, Inc. rates the financial strength of the Class 2-A3 Certificate Insurer "AAA."

     Each rating of the Class 2-A3 Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Class 2-A3 Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class 2-A3 Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class 2-A3 Certificates. The Class 2-A3 Certificate Insurer does not guaranty the market price of the Class 2-A3 Certificates nor does it guaranty that the ratings on the Class 2-A3 Certificates will not be revised or withdrawn.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The Trust Agreement provides that the Trust Fund will comprise a Lower-Tier REMIC and an Upper-Tier REMIC in a tiered REMIC structure. In the opinion of Brown & Wood LLP ("Tax Counsel"), assuming compliance with the Trust Agreement, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, in the opinion of Tax Counsel, the Offered Certificates, other than the Class R Certificate, will evidence ownership of REMIC regular interests within the meaning of Section 860G(a)(1) of the Code and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each of the Lower-Tier REMIC and the Upper-Tier REMIC. Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates, other than the Interest-Only Certificates and the Class R Certificates, as qualified stated interest within the meaning of the Treasury Regulations ("OID Regulations") concerning original issue discount ("OID"). A holder of the Offered Certificates must include qualified stated interest in income as it accrues regardless of the holder's usual method of accounting.

     The Principal-Only Certificates and the Interest-Only Certificates will be, and the other Classes of Offered Certificates may be, issued with OID for federal income tax purposes. See "Material Federal Income Tax
Considerations -- Taxation of Regular Interest Certificates -- Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such OID.

RESIDUAL CERTIFICATES

     Special tax considerations apply to an investment in a Residual Certificate. In certain circumstances, the method of taxation of a Residual Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as "excess inclusion" income. See "Material Federal Income Tax
Considerations -- Taxation of Holders of Residual Interest Certificates" in the Prospectus.

     Under applicable regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of such Residual Certificate to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. See "Material Federal Income Tax Considerations -- Restrictions on Ownership and Transfer of Residual Interest Certificates" in the Prospectus.

     Under the REMIC Regulations, if a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Nonresident will be disregarded for all Federal tax purposes. See "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in the Prospectus.

     It is expected that a Residual Certificate will be a "noneconomic residual interest" and will have "tax avoidance potential" within the meaning of the proposed regulations.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates, the Class B1 Certificates and the Class B1X Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the Underlying Security. The Mortgage Loans and the Underlying Security will be acquired by the Depositor from the Seller in a privately negotiated transaction.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $475,000.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B4, Class B5 and Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     The Underwriter is an affiliate of the Depositor and Aurora.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter, an affiliate of the Seller, the Depositor and Aurora, in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the accompanying Prospectus.

     EMPLOYEE BENEFIT PLANS ("PLANS") THAT ARE SUBJECT TO ERISA, AND ANY PERSON UTILIZING THE ASSETS OF SUCH A PLAN, MAY NOT PURCHASE THE SUBORDINATE CERTIFICATES, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) is available with respect to such investment. The Trust Agreement will include certain restrictions on the transfer of the Subordinate Certificates.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates (other than the Class R Certificate) that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Duff & Phelps Credit Rating Co. ("DCR," and together with Moody's, the "Rating Agencies"). It is a condition to the issuance of the Class R Certificate that it be rated "AAA" by DCR. It is a condition to the issuance of the Class B1 and Class B1X Certificates that they be rated "AA" by DCR. It is a condition to the issuance of the Class B2 and Class B2X Certificates that they be rated "A" by DCR. It is a condition to the issuance of the Class B3 Certificates that they be rated "BBB" by DCR.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans and the Underlying Security. The rating takes into consideration the characteristics of the Mortgage Loans and the Underlying Security and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Class 2-A3 Certificates are without regard to the Class 2-A3 Certificate Insurance Policy.

     The ratings of the Interest-Only Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments. The ratings of the Principal-Only Certificates only address the return of their Class Principal Amounts. The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                    GLOSSARY

         DEFINED TERMS               PAGE
         -------------               ----
Accrual Period..................        S-31
Accrued Certificate Interest....        S-29
Act.............................        S-98
Advances........................  Prospectus
AP Percentage...................        S-34
AP Principal Distribution
  Amount........................        S-36
Apportioned Principal Balance...        S-47
Aurora..........................        S-67
Aurora Servicing Fee Rate.......        S-70
Available Distribution Amount...        S-39
Average Rate....................        S-30
Balloon Loans...................        S-51
Balloon Payments................        S-51
Beneficial Owner................        S-24
Bloomberg Screen LIUS01M Index
  Page..........................        S-32
Book-Entry Certificates.........        S-24
Business Day....................        S-23
Certificate Account.............  Prospectus
Certificate Group...............        S-23
Certificateholder...............  Prospectus
Certificate Principal Amount....        S-30
Certificates....................        S-22
Class 1-A7 Percentage...........        S-36
Class 1-A7 Prepayment Shift
  Percentage....................        S-36
Class 1-A7 Priority Amount......        S-36
Class 1-A7 Scheduled Principal
  Percentage....................        S-36
Class 1-AP Deferred Amount......        S-46
Class 2-A3 Certificate Insurance
  Policy........................        S-93
Class 2-A3 Certificate
  Insurer.......................        S-93
Class 2-A3 Reserve Fund.........        S-32
Class 2-A5 Deferred Amount......        S-46
Class 2-AP Deferred Amount......        S-46
Class 3-AP Deferred Amount......        S-47
Class AP Certificates...........        S-22
Class AP Deferred Amount........        S-47
Class Notional Amount...........        S-23
Class Percentage................        S-29
Class Principal Amount..........        S-23
Closing Date....................        S-29
Code............................        S-97
Component.......................        S-23
Component Notional Amount.......        S-23
Corporate Trust Office..........        S-48
Credit Support Depletion Date...        S-38
Credit Support Percentage.......        S-29
Cut-off Date....................        S-34
Cut-off Date Balance............        S-23

         DEFINED TERMS               PAGE
         -------------               ----
DCR.............................        S-99
Deceased Holder.................        S-43
Deficiency Amount...............        S-94
Deficient Valuation.............        S-48
Definitive Certificate..........        S-24
Deposit Date....................        S-39
Depositor.......................        S-24
Designated Rates................        S-30
Discount Mortgage Loan..........        S-34
Distribution Date...............        S-23
DTC.............................        S-24
Due Period......................        S-39
ERISA...........................        S-99
Fannie Mae......................  Prospectus
FHA.............................  Prospectus
Final Scheduled Distribution
  Date..........................        S-48
Financial Intermediary..........        S-25
Freddie Mac.....................  Prospectus
Ginnie Mae......................  Prospectus
Group 1 Certificates............        S-22
Group 1 Component...............        S-23
Group 1 Scheduled Principal
  Amount........................        S-36
Group 1 Unscheduled Principal
  Amount........................        S-36
Group 2 Certificates............        S-22
Group 2 Component...............        S-23
Group 3 Certificates............        S-22
Group Subordinate Amount........        S-38
Guaranteed Distributions........        S-94
Harbourton......................        S-67
Headlands.......................        S-66
Impac...........................        S-66
Impac Servicing Fee Rate........        S-70
Individual Class 2-A3
  Certificate...................        S-40
Insurance Agreement.............        S-28
Insurance Proceeds..............        S-40
Insured Payment.................        S-94
Interest Rate...................        S-29
Interest Shortfall..............        S-29
Interest-Only Certificates......        S-22
Lehman Capital..................        S-49
LIBOR...........................        S-32
LIBOR Determination Date........        S-32
Liquidated Mortgage Loan........        S-48
Liquidation Proceeds............        S-40
Living Holders..................        S-40
Loan-to-Value Ratio.............        S-50
London Banking Day..............        S-32
LIUS01M.........................        S-32
Master Servicer.................        S-67

         DEFINED TERMS               PAGE
         -------------               ----
Master Servicing Fee............        S-69
Master Servicing Fee Rate.......        S-69
Modeling Assumptions............        S-82
Moody's.........................        S-99
Mortgage........................  Prospectus
Mortgage Assets.................        S-22
Mortgage Loans..................        S-22
Mortgage Note...................  Prospectus
Mortgage Rate...................  Prospectus
Mortgage Pool...................        S-22
Mortgaged Property..............        S-50
Net Mortgage Rate...............        S-31
Net Prepayment Interest
  Shortfalls....................        S-32
Non-AP Percentage...............        S-34
Non-AP Pool Balance.............        S-35
Non-AP Senior Certificates......        S-22
Non-Discount Mortgage Loan......        S-34
Nonresident.....................  Prospectus
Notional Amount.................        S-30
Offered Certificates............        S-22
Offered Subordinate
  Certificates..................        S-22
OID.............................        S-97
OID Regulations.................        S-97
Original Credit Support
  Percentage....................        S-29
Original Group Subordinate
  Amount........................        S-35
Originators.....................        S-65
Participant.....................        S-25
Penalty Period..................        S-74
Percentage Interest.............        S-24
Plans...........................        S-99
Pool 1..........................        S-22
Pool 1 AX Loans.................        S-23
Pool 1 Mortgage Loans...........        S-22
Pool 2..........................        S-22
Pool 2 AX Loans.................        S-23
Pool 2 Mortgage Assets..........        S-22
Pool 2 Mortgage Loans...........        S-22
Pool 3..........................        S-22
Pool 3 Mortgage Loans...........        S-22
Pool PMI Policy.................        S-51
Pool Policy Insured Loans.......        S-51
Preference Amount...............        S-94
Prepayment Assumption...........        S-82
Prepayment Interest Excess......        S-31
Prepayment Interest Shortfall...        S-31
Prepayment Penalty Amount.......        S-74
Prepayment Period...............        S-39
Principal Prepayments...........        S-39
Principal-Only Certificates.....        S-22
Prospectus......................  Prospectus
Rating Agencies.................        S-99
Realized Loss...................        S-47

         DEFINED TERMS               PAGE
         -------------               ----
Record Date.....................        S-23
Reference Banks.................        S-32
Relief Act......................        S-29
Relief Act Reduction............        S-29
REMIC...........................  Prospectus
REO Property....................  Prospectus
Reserve Interest Rate...........        S-33
Residual Certificate............        S-24
Restricted Classes..............        S-29
Retained Interest...............        S-49
Retained Interest Rate..........        S-49
Rounding Account................        S-41
Rules...........................        S-25
Sale Agreement..................        S-72
Sale and Assignment Agreement...        S-73
Sale Date.......................        S-73
Scheduled Payment...............        S-49
Scheduled Principal Balance.....        S-34
Security Payments...............        S-34
Security Principal Balance......        S-34
Seller..........................        S-49
Senior Certificates.............        S-22
Senior Percentage...............        S-34
Senior Prepayment Percentage....        S-35
Senior Principal Distribution
  Amount........................        S-33
Servicer........................        S-69
Servicer Remittance Date........        S-39
Servicing Agreement.............        S-69
Servicing Fee...................        S-70
Servicing Fee Rate..............        S-70
SMMEA...........................        S-98
Subordinate Certificates........        S-22
Subordinate Class Percentage....        S-37
Subordinate Percentage..........        S-38
Subordinate Prepayment
  Percentage....................        S-38
Subordinate Principal
  Distribution Amount...........        S-37
Systems.........................        S-25
Tax Counsel.....................        S-97
Total Master Servicing
  Compensation..................        S-70
Total Subordinate Percentage....        S-38
Transferor......................        S-72
Trust Agreement.................        S-72
Trust Fund......................        S-22
Trust Rate......................        S-49
Trustee.........................        S-49
Trustee Fee.....................        S-49
Trustee Fee Rate................        S-49
Undercollateralization
  Distribution..................        S-39
Undercollateralized Group.......        S-38
Underlying Distribution Date....        S-34

         DEFINED TERMS               PAGE
         -------------               ----
Underlying Mortgage Loans.......        S-74
Underlying Security.............        S-22
Underlying Trust Fund...........        S-22
Underwriter.....................        S-98

         DEFINED TERMS               PAGE
         -------------               ----
Underwriting Agreement..........        S-98
Underwriting Guidelines.........        S-65
VA..............................  Prospectus
Year 2000 Problems..............        S-25

                                   EXHIBIT A

(References in Exhibit A to the "Prospectus" refer to the Prospectus dated January 15, 1999, which follows Exhibit B.)

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 15, 1999)

                           $247,020,788 (APPROXIMATE)
                    STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-ALS3

                           AURORA LOAN SERVICES INC.
                                MASTER SERVICER
                           -------------------------

     CONSIDER CAREFULLY THE RISK          THE TRUST WILL ISSUE THE
FACTORS BEGINNING ON PAGE S-10            FOLLOWING CERTIFICATES:                 CLASS            INTEREST       CUSIP
OF THIS PROSPECTUS SUPPLEMENT                                              PRINCIPAL AMOUNT(1)       RATE        NUMBER
AND ON PAGE 9 OF THE PROSPECTUS.          CLASS                            -------------------     --------     ---------
     For a list of capitalized            -----                               $  83,692,000          7.25%      863572 F 32
terms used in this prospectus             1-CB..........................            347,058          0.00%      863572 F 40
supplement and the prospectus,            1-PO(2).......................        144,842,000          7.25%      863572 F 57
see the glossary beginning on             2-NC..........................            936,630          0.00%      863572 F 65
page S-64 in this prospectus              2-PO(2).......................          9,795,000          7.25%      863572 F 73
supplement and on page 116 in             B1............................          4,520,000          7.25%      863572 F 81
the prospectus.                           B2............................          2,888,000          7.25%      863572 F 99
     The certificates will                B3............................                100          7.25%      863572 G 23
represent interests in the trust          R.............................
fund only and will not represent          -------------------------
interests in or obligations of            (1) These balances are approximate, as described in this prospectus supplement.
any other entity.
     This prospectus supplement           (2) The Class 1-PO, and Class 2-PO Certificates will be principal-only certificates;
may be used to offer and sell                 they will not be entitled to payments of interest.
the certificates only if
accompanied by the prospectus.
                                             This prospectus supplement and the accompanying prospectus relates only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

                                             The assets of the trust fund primarily consist of mortgage loans that were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and
                                          Freddie Mac guidelines. As a result, these mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc. from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 98.58% of their initial total principal amount, plus accrued interest, before deducting expenses.

     On or about August 30, 1999, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York.

                                  Underwriter:
                                LEHMAN BROTHERS

           The date of this prospectus supplement is August 27, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                            ------------------------

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor and of one of the servicers, in connection with market making transactions in such certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.
                            ------------------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                            ------------------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLES OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                 PAGE
                                                 -----
Summary of Terms..............................     S-5
Risk Factors..................................    S-10
  Underwriting Standards and Potential
     Delinquencies............................    S-10
  Potential Inadequacy of Credit
     Enhancement..............................    S-10
  Unpredictability and Effect of
     Prepayments..............................    S-11
  Special Risks for Certain Classes of
     Certificates.............................    S-12
  Mortgage Loans with Interest-Only
     Payments.................................    S-12
  Geographic Concentration of the Mortgage
     Loans....................................    S-13
  Lack of Primary Mortgage Insurance..........    S-13
  Effect of Performance of Mortgage Loans on
     Ratings of Certificates..................    S-14
  Limited Ability to Resell Certificates......    S-14
  Default Risk on High Balance Mortgage
     Loans....................................    S-14
  Potential Disruption of Computer Systems....    S-14
Description of the Certificates...............    S-16
  General.....................................    S-16
  Book-Entry Registration.....................    S-17
  Priority of Distributions...................    S-18
  Distributions of Interest...................    S-20
  Distributions of Principal..................    S-21
  Cross-Collateralization.....................    S-25
  Available Distribution Amount...............    S-25
  Example of Distributions....................    S-27
  The Residual Certificate....................    S-28
  Allocation of Realized Losses...............    S-28
  Final Scheduled Distribution Date...........    S-30
  Optional Termination of the Trust
     Fund.....................................    S-31
  The Trustee.................................    S-31
Description of the Mortgage Pools.............    S-31
  General.....................................    S-31
  Pool 1 Mortgage Loans.......................    S-33

                                                 PAGE
                                                 -----
  Pool 2 Mortgage Loans.......................    S-38
  Underwriting Guidelines.....................    S-43
     Aurora Underwriting Guidelines...........    S-43
     Headlands Underwriting Guidelines........    S-44
Additional Information........................    S-45
The Master Servicer...........................    S-45
Servicing of the Mortgage Loans...............    S-47
  General.....................................    S-47
  Servicing Compensation and Payment of
     Expenses.................................    S-47
  Prepayment Interest Shortfalls..............    S-48
  Advances....................................    S-48
  Collection of Taxes, Assessments and Similar
     Items....................................    S-49
  Insurance Coverage..........................    S-49
  Evidence as to Compliance...................    S-49
  Certain Rights Related to Foreclosure.......    S-49
Trust Agreement...............................    S-49
  General.....................................    S-49
  Assignment of Mortgage Loans................    S-50
  Voting Rights...............................    S-51
Yield, Prepayment and Weighted Average Life...    S-51
  General.....................................    S-51
  Sensitivity of Certain Classes of
     Certificates.............................    S-53
  Subordination of the Offered Subordinate
     Certificates.............................    S-54
  Weighted Average Life.......................    S-54
Material Federal Income Tax Considerations....    S-59
  General.....................................    S-59
  Residual Certificates.......................    S-59
Legal Investment Considerations...............    S-61
Use of Proceeds...............................    S-61
Underwriting..................................    S-61
ERISA Considerations..........................    S-62
Legal Matters.................................    S-62
Ratings.......................................    S-62
Glossary......................................    S-64

                                   PROSPECTUS

                                                  PAGE
                                                  ----
Summary of Terms of the
  Certificates.................................      5
Risk Factors...................................      9
Description of the Certificates................     13
Yield, Prepayment and Maturity
  Considerations...............................     17
The Trust Funds................................     21
Loan Underwriting Procedures and Standards.....     37
Servicing of Loans.............................     41
Credit Support.................................     53
Description of Mortgage and Other Insurance....     56
The Trust Agreements...........................     64

                                                  PAGE
                                                  ----
Certain Legal Aspects of Loans.................     74
Material Federal Income Tax Considerations.....     89
State Tax Considerations.......................    108
ERISA Considerations...........................    109
Legal Investment Considerations................    112
Legal Matters..................................    113
The Depositor..................................    113
Use of Proceeds................................    113
Plan of Distribution...........................    114
Additional Information.........................    114
Incorporation of Certain Documents by
  Reference....................................    115
Reports to Certificateholders..................    115

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN A POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF AUGUST 1, 1999, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER 'DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL' HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OR IN THE RISK FACTORS SECTION TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.

OFFERED CERTIFICATES

     Structured Asset Securities Corporation's Mortgage Pass-Through Certificates, Series 1999-ALS3 consist of the following classes: 1-CB, 1-PO, 2-NC, 2-PO, B1, B2, B3, B4, B5, B6 and R. Only the Class 1-CB, 1-PO, 2-NC, 2-PO, B1, B2, B3 and R Certificates are being offered by this prospectus supplement. These certificates, except for the Class R Certificate, will be issued in book-entry form. The Class R Certificate will be issued in physical, definitive form.

     See 'Description of the Certificates -- General' in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

     The certificates represent ownership interests in a trust fund, the assets of which consist of two separate pools of mortgage loans: 'pool 1,' and 'pool 2'. As described in greater detail in this prospectus supplement, the mortgage loans in pool 1 consist of fixed rate mortgage loans with original principal balances equal to or less than $240,000, in the case of mortgage loans secured by single-family detached mortgage properties, planned unit developments and condominium units, or $307,100, in the case of mortgage loans secured by two-family mortgage properties (including duplexes), $371,200, in the case of mortgage loans secured by three-family mortgage properties and $461,350, in the case of mortgage loans secured by four-family mortgage properties. The mortgage loans in pool 2 consist of fixed rate mortgage loans with principal balances which may be less than or in excess of those amounts described above in the case of pool 1.

     Distributions on Certificates identified with a '1' in their class designation will be primarily based on collections on the pool 1 mortgage loans and distributions on Certificates identified with a '2' in their class designation and the Class R Certificate will be primarily based on collections on the pool 2 mortgage loans, except, in each case, under the limited circumstances described in this prospectus supplement. The rights of holders of the Class B Certificates to payments will be based on collections from both pools, and will be subordinate to the rights of the holders of the Class 1-CB, 1-PO, 2-NC and 2-PO Certificates.

     The certificates will have an approximate total initial principal amount of $251,168,651. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

     Principal and interest on the certificates will be payable on the 25th day of each month, beginning in September 1999. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month. The first payment date will be September 27, 1999.

INTEREST PAYMENTS

     Interest will accrue on each class of certificates, other than the Class 1-PO and Class 2-PO Certificates, at the annual rates specified on the cover of this prospectus supplement.

     See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

PRINCIPAL PAYMENTS

     The amount of principal payable on the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among different classes and (2) funds actually received on the mortgage loans that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers.

     The key allocation concept for the Class 1-CB, Class 2-NC and the Class R Certificates is the Senior Principal Distribution Amount, described on page S-21. The key allocation concept for the Class 1-PO and Class 2-PO Certificates is the PO Principal Distribution Amount, described on page S-23. The key allocation concept for the Class B Certificates is the Subordinate Principal Distribution Amount, described on page S-24.

     See 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

     The payment structure used by the trust fund includes subordination, loss allocation, and cross-collateralization features to enhance the likelihood that certificateholders of more senior classes will receive regular payments of interest and principal. The Class 1-CB, Class 2-NC, Class 1-PO, Class 2-PO and Class R Certificates (collectively referred to as 'senior certificates') will be less likely to experience losses than the Class B Certificates, and each class of Class B Certificates with a lower numerical class designation will be less likely to experience losses than each class of Class B Certificates with a higher numerical class designation.

     Because the classes of Class B Certificates represent interests in both mortgage loan pools, the principal balances of the Class B Certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans in either pool, increasing the likelihood that losses experienced by one pool will be allocated to the senior certificates of the other pool.

     See 'Risk Factors -- Potential Inadequacy of Credit Enhancement' and 'Description of the Certificates -- Cross-Collateralization' and '-- Allocation of Realized Losses' in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization.

Subordination of Payments

     The senior certificates will have a payment priority as a group over the subordinate certificates. The Class B1 Certificates will have a payment priority over Class B2 and B3 Certificates, and the Class B2 Certificates will have a payment priority over Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4, B5 and B6 Certificates.

     See 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

Allocation of Losses

     If the mortgage loans experience losses (except as described in this prospectus supplement), then the principal amount of the class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of such losses until the total outstanding principal amount of that class equals zero.

     o If a loss has been allocated to reduce the principal balance of your class, you will receive no payment in respect of that reduction.

     See 'Description of the Certificates -- Allocation of Realized Losses' in this prospectus supplement.

Cross-collateralization

     Under certain limited circumstances, payments on the mortgage loans in one pool may be distributed to holders of the senior certificates of the other pool. As described in greater detail in this prospectus supplement, this 'cross-collateralization' between pools may occur in two basic ways. For example:

(1) Rapid prepayment situations:

     o If the Class 1-CB, Certificates have been retired but the Class 2-NC and Class R Certificates are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the pool 1 loans will be paid to the Class 2-NC and Class R Certificates before being paid to the Class B Certificates.

     o If the Class 2-NC and Class R Certificates have each been retired but the Class 1-CB Certificates are outstanding, and the mortgage loans are performing below certain standards, then certain payments on the pool 2 loans will be paid to the Class 1-CB Certificates before being paid to the Class B Certificates.
(2) High loss situations:

     o If the principal amount of the Class 1-CB Certificates is greater than the total balance of the pool 1 mortgage loans, then certain payments on the pool 2 mortgage loans otherwise payable to the Class B Certificates will be paid to the Class 1-CB Certificates.

     o If the principal amount of each of the Class 2-NC and Class R Certificates is greater than the total balance of the pool 2 mortgage loans, then certain payments on the pool 1 mortgage loans otherwise payable to the Class B Certificates will be paid to the Class 2-NC and Class R Certificates.

     See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about August 30, 1999, the assets of the trust will consist of two pools of mortgage loans with a total principal balance of approximately $251,168,651. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     The mortgage loans in both pools will consist of fixed rate, conventional, fully amortizing, first lien residential mortgage loans, substantially all of which have original terms to stated maturity of not more than 30 years.

     The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, such mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

     The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

     See 'Description of the Mortgage Pools' in this prospectus supplement and 'The Trust Fund -- The Mortgage Loans' in the prospectus for a general description of the mortgage loans.

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by primary loan servicers. Initially, the only primary loan servicer will be Aurora Loan Services Inc.; however, Aurora's primary servicing rights may subsequently be transferred to other servicers in accordance with the trust agreement, as described in this prospectus supplement.

     See 'The Master Servicer' and 'Servicing of the Mortgage Loans' in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     Structured Asset Securities Corporation may repurchase the mortgage loans after the total principal balance of the mortgage loans (in aggregate rather than by pool) declines to less than 10% of their initial total principal balance. If the mortgage loans are repurchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     See 'Description of the Certificates -- Optional Termination of the Trust Fund' in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

TAX STATUS

     The trustee will elect to treat all or a portion of the trust fund as a REMIC for federal income tax purposes. Each of the certificates other than the Class R Certificate will represent ownership of REMIC 'regular interests' and the Class R Certificate will represent ownership of the sole class of 'residual interest' in the REMIC.

     The Class 1-PO and Class 2-PO Certificates will be, and other classes of certificates may be, issued with original issue discount for federal income tax purposes.

     There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

     See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     Generally, the Class 1-CB, 1-PO, 2-NC and 2-PO Certificates may, but the Class R, B1, B2, and B3 Certificates may not, be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See 'ERISA Considerations' in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     Only the Class 1-CB, 1-PO, 2-NC, 2-PO, B1 and R Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See 'Legal Investment Matters' in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

     The certificates offered by this prospectus supplement will initially have the following ratings from Duff & Phelps Credit Rating Co.,

Fitch IBCA, Inc. and Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (the designation N/A means that the rating agency will not rate the certificate class):

                  DUFF &
                  PHELPS
    CLASS         RATING       FITCH RATING   S&P RATING
---------------  ------------  ------------  ------------
       1-CB        AAA           AAA           AAA
       1-PO        AAA           AAA           AAAr
       2-NC        AAA           AAA           AAA
       2-PO        AAA           AAA           AAAr
          R        AAA           AAA           AAA
         B1         AA            AA           N/A
         B2         A             A            N/A
         B3        BBB           N/A           N/A

     o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See 'Ratings' in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

o THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS.

UNDERWRITING STANDARDS AND POTENTIAL
  DELINQUENCIES...........................  The mortgage loans were originated or acquired by various originators in accordance, generally, with underwriting guidelines described in this prospectus supplement. In general, these guidelines are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.
                                            Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.
                                            See 'Description of the Mortgage Pools -- General' in this prospectus supplement for a description of the characteristics of each mortgage loan pool and '-- Underwriting Standards' for a general description of the underwriting guidelines used in originating the mortgage loans.
POTENTIAL INADEQUACY OF CREDIT
  ENHANCEMENT.............................  The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and
                                            cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that
                                            certificateholders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.
                                            The amount of any loss (other than a specified portion of any such loss on a discount loan and certain 'excess' losses described herein)
                                            experienced on a mortgage loan will be applied to reduce the principal amount of the class of Class B Certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders will incur losses and may never receive all of their principal payments. You should consider the following:
                                            o if you buy a Class B3 Certificate and losses on the loans have exceeded the total principal amount of the Class B4, B5 and B6
                                              Certificates, the principal amount of your

                                              certificates will be reduced proportionately with the principal amount of the other Class B3 Certificates by the amount of that excess;
                                            o if you buy a Class B2 Certificate and losses on the loans have exceeded the total principal amount of the Class B3, B4, B5 and B6
                                              Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other
                                              Class B2 Certificates by the amount of that excess;
                                            o if you buy a Class B1 Certificate and losses on the loans have exceeded the total principal amount of the Class B2, B3, B4, B5 and
                                              B6 Certificates, the principal amount of your certificates will be reduced proportionately with the principal amount of the other
                                              Class B1 Certificates by the amount of that excess;
                                            o after the total principal amount of the Class B Certificates has been reduced to zero, losses on either the pool 1 mortgage loans or the pool 2 mortgage loans will be allocated on a pro rata basis among all the Senior Certificates; and
                                            o after the total principal amount of the Class B Certificates has been reduced to zero, the senior certificates will no longer have the benefit of the special loss mitigation feature described in this prospectus supplement.
                                            Because the Class B Certificates represent interests in both mortgage loan pools, the principal amounts of the Class B Certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in either pool. As a result, losses in one pool may reduce the loss protection provided by the Class B
                                            Certificates to the senior certificates corresponding to the other pool, and may increase the likelihood that losses will be allocated to those other senior certificates.
                                            See 'Description of the Certificates -- Priority of Distributions'
                                            and ' -- Allocation of Realized Losses' in this prospectus supplement.
UNPREDICTABILITY AND EFFECT OF
  PREPAYMENTS.............................  Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 63.19% of the mortgage loans in pool 1 and approximately 65.04% of the mortgage loans in pool 2 require the payment of a prepayment penalty in connection with any voluntary prepayment during periods that range from three to five years after origination. Such penalties may discourage borrowers from prepaying their mortgage loans during the penalty period.
                                            The timing of prepayments of principal may also be caused by liquidations of or insurance payments on the mortgage loans. A prepayment of a mortgage loan in a pool will usually result in a prepayment on the related certificates.

                                            o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
                                            o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
                                            See 'Yield, Prepayment, and Weighted Average Life' in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
                                            The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.
SPECIAL RISKS FOR CERTAIN CLASSES OF
  CERTIFICATES............................  The Class 1-PO and Class 2-PO Certificates are principal-only certificates. These certificates have yields to maturity (or early termination) -- the yield you will receive if you hold a certificate until it has been paid in full -- that are highly sensitive to prepayments received in the related mortgage pool.
                                            If you purchase the above classes of certificates, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
                                            o a slower than expected rate of prepayments on mortgage loans in pool 1, in the case of the Class 1-PO Certificates, and pool 2, in the case of the Class 2-PO Certificates, with, in each case, net mortgage rates of less than 7.25% (which are mortgage rates that are lower than those of the other mortgage loans in the pool, and may therefore be less likely to prepay).
                                            See 'Yield, Prepayment, and Weighted Average Life' in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates' yield to maturity.
MORTGAGE LOANS WITH INTEREST-ONLY
  PAYMENTS................................  Approximately 3.09% of the pool 1 mortgage loans and approximately
                                            17.10% of the pool 2 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan.
                                            Following that ten year period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage rate.
                                            The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the certificates than would have been the case had these loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider

                                            that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.
                                            If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.
GEOGRAPHIC CONCENTRATION OF MORTGAGE
  LOANS...................................  Approximately 48.95% of the pool 1 mortgage loans and approximately
                                            55.43% of the pool 2 mortgage loans expected to be in the trust fund on the closing date are secured by property in California.
                                            Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in
                                            California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:
                                            o weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.
                                            o declines in California's residential real estate market may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios.
                                            o property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters.
                                            Natural disasters affect regions of the United States from time to time, which may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.
                                            For additional information regarding the geographic distribution of the mortgage loans in either mortgage pool, see the applicable table under 'Description of the Mortgage Pools' in this prospectus supplement.
LACK OF PRIMARY MORTGAGE INSURANCE........  Approximately 15.45% of the mortgage loans in pool 1 and approximately 11.71% of the mortgage loans in pool 2 have original loan-to-value ratios greater than 80%. Approximately 31.21% of these mortgage loans are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

EFFECT OF PERFORMANCE OF MORTGAGE LOANS ON
  RATINGS OF CERTIFICATES.................  The ratings assigned to your certificates may be adversely affected if losses or delinquencies on the mortgage loans in general or in any pool are worse than expected, no matter how the mortgage loans in the other pool perform. Depending on the available level of credit enhancement at any particular time, the rating agencies may base their ratings of the certificates on the payment performance of the mortgage loans in the worst performing pool.
LIMITED ABILITY TO RESELL CERTIFICATES....  The underwriter is not required to assist in resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.
DEFAULT RISK ON HIGH BALANCE MORTGAGE
  LOANS...................................  The principal balances of approximately 13 mortgage loans in pool 2, representing approximately 13.16% of the mortgage loans in the such pool, were in excess of $1 million on the closing date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related pool as a whole.
POTENTIAL DISRUPTION OF COMPUTER
  SYSTEMS.................................  The transition from the year 1999 to the year 2000 may interfere with the ability of computer systems used by the master servicer, the servicer, the trustee, The Depository Trust Company and other parties to process information, unless modifications to those systems are completed in time. This could disrupt collection of payments on the mortgage loans and calculation and distribution of payments on the certificates.
                                            In July 1999, Congress approved and the President signed legislation that would limit legal liability for losses due to year 2000 computer-related errors. This legislation, among other things, protects borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in the inability to accurately or timely process their mortgage payments.
                                            This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but may instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This legislation will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an

                                            imminent default is foreseeable before that date. Moreover, this legislation will not protect borrowers who deliver notice of a year
                                            2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.
                                            This legislation could delay the special servicer's ability to foreclose on some mortgages during the first quarter of the year
                                            2000. These delays could consequently affect the timing of payment on the certificates offered hereby.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1999-ALS3 Mortgage Pass-Through Certificates (the 'Certificates') will consist of the Class 1-CB, Class 1-PO, Class 2-NC, Class 2-PO, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R Certificates. The Class 1-CB, Class 1-PO, Class 2-NC, Class 2-PO and Class R Certificates are referred to herein as the 'Senior Certificates;' the Class B1, Class B2 and Class B3 Certificates are referred to herein as the 'Offered Subordinate Certificates;' and the Offered Subordinate Certificates and the Class B4, Class B5 and Class B6 Certificates are referred to herein as the 'Subordinate Certificates.' Only the Senior Certificates and the Offered Subordinate Certificates (the 'Offered Certificates') are offered hereby. The Class 1-PO and Class 2-PO Certificates are sometimes referred to herein as the 'Class PO Certificates' or the 'Principal-Only Certificates'; the Class 1-CB, Class 2-NC and the Class R Certificates are sometimes referred to herein as the 'Non-PO Senior Certificates.'

     The Certificates represent beneficial ownership interests in a trust fund (the 'Trust Fund'), the assets of which consist primarily of two pools ('Pool 1,' and 'Pool 2' respectively, and each, a 'Mortgage Pool') of fixed rate, fully amortizing, conventional first lien mortgage loans (the 'Mortgage Loans'). Except in limited circumstances described herein, distributions of interest and principal on the Class 1-CB and Class 1-PO Certificates (the 'Group 1 Certificates') will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 1 (the 'Pool 1 Mortgage Loans'); distributions of interest and principal on the Class 2-NC, Class 2-PO and Class R Certificates (the 'Group 2 Certificates') will be based on interest and principal received or advanced with respect to the Mortgage Loans in Pool 2 (the 'Pool 2 Mortgage Loans'). The rights of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be based on interest and principal received or advanced with respect to Pool 1 and Pool 2 in the aggregate, and will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein. The Group 1 and Group 2 Certificates are sometimes referred to separately as a 'Certificate Group.'

     Each Class of Offered Certificates will be issued in the respective approximate initial aggregate principal amount (a 'Class Principal Amount') set forth or described on the cover page hereof. The approximate initial Class Principal Amount of each of the Class B4, Class B5 and Class B6 Certificates (which are not offered hereby) is $1,381,000, $1,004,000 and $1,762,863, respectively, or, in aggregate, approximately 19.427% of the aggregate Class Principal Amount of all of the Subordinate Certificates. The initial aggregate Certificate Principal Amount of all the Certificates may be increased or decreased by up to five percent to the extent that the aggregate Scheduled Principal Balance on the Cut-off Date (the 'Cut-off Date Balance') of the Mortgage Loans is increased or decreased as described under 'Description of the Mortgage Pools' herein.

     Distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the next succeeding Business Day, commencing on September 27, 1999 (each a 'Distribution Date'), to Certificateholders of record on the applicable Record Date. The 'Record Date' for each Distribution Date will be the last Business Day of the month immediately preceding the month in which the Distribution Date occurs. A 'Business Day' is generally any day other than a Saturday or Sunday or a day on which banks in New York or Colorado are closed.

     Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of (x) any holder of the entire interest in the Class 1-PO or Class 2-PO Certificates or (y) any other Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See '-- The Trustee' herein.

     The Offered Certificates other than the Class R Certificate (collectively, the 'Book-Entry Certificates') will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ('DTC') and its Participants (as defined herein). The Class 1-CB, Class 1-PO, Class 2-NC, Class 2-PO, Class B1, Class B2 and Class B3 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class R Certificate (the 'Residual Certificate') will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire percentage interest in such Class.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the 'Depositor') has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a 'Beneficial Owner') will be entitled to receive a certificate representing such person's interest (a 'Definitive Certificate'), except as set forth below under '-- Book-Entry Registration -- Definitive Certificates.' Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     GENERAL. Beneficial Owners that are not brokerage firms, banks, thrift institutions or other financial intermediaries (each, a 'Financial Intermediary') or participating firms that act as agent for a Financial Intermediary (each, a 'Participant') but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Certificates may do so only through Participants and Financial Intermediaries. In addition, Beneficial Owners will receive all distributions of principal and interest on the related Book-Entry Certificates through DTC and its Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Certificates, it is anticipated that the only registered Certificateholder of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Depositor or the Trustee as Certificateholders, as such term is used in the Trust Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Financial Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal and interest on such Book-Entry Certificates. Participants and Financial Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Financial Intermediaries, will receive distributions and will be able to transfer their interests in the Book-Entry Certificates.

     Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certain computer applications and systems that DTC uses for processing dates ('Systems') based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to such Systems' use of only two digits to calculate calendar dates ('Year 2000 Problems'). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of such services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under 'Description of the Certificates -- Book-Entry Registration.' Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see 'Description of the Certificates -- Book-Entry Registration' in the Prospectus.

PRIORITY OF DISTRIBUTIONS

     Distributions in respect of the Group 1 and Group 2 Certificates will be made on each Distribution Date from the related Available Distribution Amount (as defined herein), except to the extent of cross-collateralization payments described herein. The Subordinate Certificates will generally be entitled to distributions from the Available Distribution Amounts from both Mortgage Pools. See '-- Available Distribution Amount' for a description of the available funds for each Mortgage Pool.

     On each Distribution Date, the Available Distribution Amount for each Mortgage Pool will be allocated among the classes of Senior Certificates relating to such Mortgage Pool, to the payment of the Trustee, and the Subordinate Certificates as follows:

          (1) from the Available Distribution Amount for each Mortgage Pool, to payment of the Trustee, the Trustee Fee (as defined herein) allocable to such Mortgage Pool for such Distribution Date;

          (2) from the Available Distribution Amount for Pool 1, to payment of Accrued Certificate Interest on the Class 1-CB Certificates; from the Available Distribution Amount for Pool 2, to payment of Accrued Certificate Interest on the Class 2-NC and Class R Certificates (reduced, in each case, by any Net Prepayment Interest Shortfalls for the related Mortgage Pool allocated to such Class of Certificates on such Distribution Date, as described herein); provided, however, that any shortfall in available amounts for Pool 1 and Pool 2 shall be allocated among the Classes of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (3) from the Available Distribution Amount for Pool 1, to payment of any outstanding Interest Shortfalls (as defined herein) on the Class 1-CB Certificates; from the Available Distribution Amount for Pool 2, to payment of any outstanding Interest Shortfalls on the Class 2-NC and Class R Certificates; provided, however, that any shortfall in available amounts for Pool 1 and Pool 2 shall be allocated among the Classes of the related Certificate Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

          (4) to the Senior Certificates of each Certificate Group, to the extent of the remaining related Available Distribution Amount, as follows:

             (A) to the Class 1-CB and Class 1-PO Certificates, in reduction of their respective Class Principal Amounts, from the Available Distribution Amount for Pool 1 for such Distribution Date, concurrently, as follows:

                 (i) to the Class 1-CB Certificates, the Senior Principal
            Distribution Amount (as defined herein) for Pool 1 for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

                 (ii) to the Class 1-PO Certificates, the PO Principal
            Distribution Amount (as defined herein) for Pool 1 for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

             (B) to the Class 2-NC, Class 2-PO and Class R Certificates, in reduction of their respective Class Principal Amounts, from the Available Distribution Amount for Pool 2 for such Distribution Date, concurrently, as follows:

                 (i) sequentially, to the Class R and Class 2-NC Certificates, in that order, the Senior Principal Distribution Amount for Pool 2 for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero; and

                 (ii) to the Class 2-PO Certificates, the PO Principal
            Distribution Amount for Pool 2 for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

          (5) to the Class 1-PO and Class 2-PO Certificates, to the extent of the remaining related Available Distribution Amount, the Class PO Deferred Amount for such Class and Distribution Date, until the Class Principal Amount thereof has been reduced to zero; provided, however, that (x) distributions pursuant to this priority shall not exceed the aggregate Subordinate Principal Distribution Amount for both Mortgage Pools for such date; (y) such amounts will not reduce the Class Principal Amounts of such Classes; and (z) in the event the aggregate Subordinate Principal Distribution Amount for both Mortgage Pools is insufficient to fully pay the Class PO Deferred Amount for the Class 1-PO and Class 2-PO Certificates, such amount shall be distributed pro rata to such Classes on the basis of their respective Class PO Deferred Amounts; and

          (6) to the extent of the remaining Available Distribution Amounts for both Mortgage Pools for such Distribution Date, but subject to the prior payment of amounts described under '-- Cross-Collateralization' below, to payment to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates, in that order, of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by any Net Prepayment Interest Shortfalls allocated to such Class on such Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to such Class, and (z) such Class's Subordinate Class Percentage (as defined herein) of each Subordinate Principal Distribution Amount for such Distribution Date, except as provided below, in reduction of the Class Principal Amount thereof.

     With respect to each Class of Subordinate Certificates other than the Class B6 Certificates, if on any Distribution Date the Credit Support Percentage for such Class is less than the Original Credit Support Percentage for such Class, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any related Class of lower priority (the 'Restricted Classes'), and the amount otherwise distributable to the Restricted Classes in respect of such payments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Amount. The 'Credit Support Percentage' for a Class of Subordinate Certificates for any Distribution Date is equal to the sum of the Class Percentages (as defined herein) of each Class of lower priority (without giving effect to distributions on such date). The 'Original Credit Support Percentage' for a Class of Subordinate Certificates is the Credit Support Percentage for such Class of Subordinate Certificates on August 30, 1999 (the 'Closing Date'). The 'Class Percentage' for each Class of Subordinate Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all Classes of Certificates immediately prior to such date.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class PO Certificates) will equal the Accrued Certificate Interest (as defined below) for such Class on such Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to such Class for such date, as described below. 'Accrued Certificate Interest' for each Class of Certificates (other than the Class PO Certificates) on any Distribution Date will equal the amount of interest accrued during the related Accrual Period (as defined below) on the Class Principal Amount or Class Notional Amount thereof immediately prior to such Distribution Date at the applicable Interest Rate, as reduced by such Class's share of (1) the interest portion of any Excess Losses for such Distribution Date, allocable as described below, and (2) with respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act,' and any such reduction, a 'Relief Act Reduction'), the amount of any such reduction, allocated as described below. See 'Certain Legal Aspects of Loans -- Soldiers' and Sailors' Civil Relief Act of 1940' in the Prospectus. Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months. Such interest distributable to the Senior Certificates will be distributed from the related Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an 'Interest Shortfall.' Interest will not accrue on Interest Shortfalls.

     The interest portion of any Excess Losses and any Relief Act Reduction will be allocated among the Senior Certificates (other than the Principal-Only and Class R Certificates) of the related Certificate Group and the Subordinate Certificates pro rata based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for such Distribution Date.

     o The 'Interest Rate' for each Class of Offered Certificates will be the applicable per annum rate set forth on the cover page hereof.

     o The 'Certificate Principal Amount' of any Certificate as of any Distribution Date will equal such Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on such Certificate in respect of principal and the principal portion of any Realized Losses (as defined herein) previously allocated to such Certificate.

     o The 'Accrual Period' for each Class of Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

     o The 'Net Mortgage Rate' of any Mortgage Loan is the interest rate borne thereby less the sum of the Trustee Fee Rate, the Master Servicing Fee Rate, the Servicing Fee Rate and the Retained Interest Rate, if any, (each as defined herein) therefor.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of one month's interest on the related Certificates (or in the case of a prepayment in full made in the same month such prepayment is distributed to Certificateholders, an excess of interest at the Net Mortgage Rate, to the extent received, over one month's interest (such excess, 'Prepayment Interest Excess')) could result. The amount by which one month's interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a 'Prepayment Interest Shortfall.' With respect to prepayments in full, the Servicer (as defined herein) is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any resulting Prepayment Interest Shortfalls, to the extent not offset by Prepayment Interest Excess for such month. The Master Servicer is obligated to reduce its Aggregate Master Servicing Compensation (as defined herein) for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer. See 'Servicing of the Mortgage Loans -- Prepayment Interest Shortfall' herein. Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer ('Net Prepayment Interest Shortfalls') will be allocated among the Classes of Certificates as described under '-- Priority of Distributions' above.

     The Class 1-PO and Class 2-PO Certificates are principal-only Certificates; no interest will accrue or be distributable thereon.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Certificates will be made on each Distribution Date to the extent of amounts available to make such payments in accordance with the priorities set forth under '-- Priority of Distributions' above.

     o The 'Senior Principal Distribution Amount' for each Certificate Group on each Distribution Date is equal to the sum of:

          (1) the product of (a) the related Senior Percentage and (b) the principal portion (multiplied by the applicable Non-PO Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date (each as defined herein)) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period (as defined herein);

          (2) the product of (a) the related Senior Prepayment Percentage and
     (b) each of the following amounts (multiplied by the applicable Non-PO Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of such related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-PO Percentage) and (b) the product of the related Senior Prepayment Percentage for such date and the remaining Scheduled Principal Balance (multiplied by the applicable Non-PO Percentage) of such related Mortgage Loan at the time of liquidation; and

          (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     o The 'Non-PO Percentage' with respect to any Mortgage Loan in any Mortgage Pool with a Net Mortgage Rate less than 7.25% per annum (each such Mortgage Loan, a 'Discount Mortgage Loan') will be the percentage equivalent of the fraction, the numerator of which is the applicable Net Mortgage Rate and the denominator of which is 7.25%. The Non-PO Percentage with respect to any Mortgage Loan in any Mortgage Pool with a Net Mortgage Rate equal to or greater than 7.25% per annum (each such Mortgage Loan, a 'Non-Discount Mortgage Loan') will be 100%.

     o The 'PO Percentage' with respect to any Discount Mortgage Loan in any Mortgage Pool will be the percentage equivalent of the fraction, the numerator of which is 7.25% minus the applicable Net Mortgage Rate, and the denominator of which is 7.25%. The PO Percentage with respect to any Non-Discount Mortgage Loan in any Mortgage Pool will be zero.

     o The 'Scheduled Principal Balance' of any Mortgage Loan as of any date of determination is generally equal to the outstanding principal balance thereof as of August 1, 1999 (the 'Cut-off Date'), after giving effect to Scheduled Payments due on or before such date, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the applicable Prepayment Period preceding such date of determination.

     o The 'Senior Percentage' for either Mortgage Pool for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 1-CB Certificates, in the case of Pool 1, and the sum of the Class Principal Amounts of the Class 2-NC and Class R Certificates, in the case of Pool 2, immediately prior to such date and the denominator of which is the related Non-PO Pool Balance for such date.

     o The 'Non-PO Pool Balance' for each Distribution Date and Mortgage Pool is the sum of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan included in such Mortgage Pool for such Distribution Date.

     o The 'Senior Prepayment Percentage' for either Mortgage Pool for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage for each Mortgage Pool will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class 1-PO and Class 2-PO Certificates) in the related Mortgage Pool, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the limited protection provided to the Senior Certificates by the subordination of the Subordinate Certificates.

     o The Senior Prepayment Percentage for each Mortgage Pool for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any subsequent Distribution Date, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for either Mortgage Pool exceeds the initial Senior Percentage for such Mortgage Pool, in which case the Senior Prepayment Percentage for each Mortgage Pool for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Mortgage Pool below the level in effect for the most recent prior period specified above will be effective if, as of such Distribution Date as to which any such decrease applies,
       (1) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in the related Mortgage Pool that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the applicable Group Subordinate Amount (as defined herein) immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans in the related Mortgage Pool exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Group Subordinate Amount as of the Cut-off Date (the 'Original Group Subordinate Amount' with respect to such Mortgage
       Pool), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group Subordinate Amount.

     o The 'PO Principal Distribution Amount' for each Certificate Group and each Distribution Date is equal to the sum of:

          (1) the applicable PO Percentage of the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          (2) the applicable PO Percentage of each of the following amounts: (a) each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage

     Pool during the related Prepayment Period, (b) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of such Mortgage Loan in the related Mortgage Pool received during the related Prepayment Period and (c) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the applicable PO Percentage of the related net Liquidation Proceeds allocable to principal; and

          (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     o The 'Subordinate Principal Distribution Amount' for either Mortgage Pool for each Distribution Date is equal to the sum of:

          (1) the product of (a) the related Subordinate Percentage and (b) the principal portion (multiplied by the applicable Non-PO Percentage) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

          (2) the product of a) the related Subordinate Prepayment Percentage and (b) each of the following amounts (multiplied by the applicable Non-PO Percentage): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of such related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Mortgage Pool actually received by the Trustee with respect to the related Prepayment Period;

          (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the applicable Non-PO Percentage), to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount) for the related Certificate Group; and

          (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.

     o The 'Subordinate Class Percentage' for each Class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to such date.

     o The 'Subordinate Prepayment Percentage' for either Mortgage Pool for any Distribution Date is the difference between 100% and the related Senior Prepayment Percentage for such date.

     o The 'Subordinate Percentage' for either Mortgage Pool for any Distribution Date is the difference between 100% and the Senior Percentage for such Mortgage Pool for such date.

CROSS-COLLATERALIZATION

     On each Distribution Date prior to the Distribution Date on which the Class Principal Amount of each Class of Subordinate Certificates has been reduced to zero (the 'Credit Support Depletion Date'), but on or after the date on which the aggregate Certificate Principal Amount of the Non-PO Senior Certificates of either Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates, in reverse order of priority, in respect of such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Mortgage Pool relating to such retired Senior Certificates, will be distributed as principal to the Non-PO Senior Certificates remaining outstanding, until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Pool that are delinquent 60 days or more over the last six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

     o The 'Aggregate Subordinate Percentage' at any time will equal the sum of the Class Principal Amounts of the Subordinate Certificates divided by the sum of the Non-PO Pool Balances of both Mortgage Pools.

     o The 'Group Subordinate Amount' with respect to either Mortgage Pool and any Distribution Date is the excess of the Non-PO Pool Balance for such Mortgage Pool over the aggregate Certificate Principal Amount of the Non-PO Senior Certificates of the related Certificate Group.

     In addition, if on any Distribution Date the aggregate Certificate Principal Amount of the Non-PO Senior Certificates of either Certificate Group (after giving effect to distributions to be made on such Distribution Date) is greater than the Non-PO Pool Balance of the related Mortgage Pool (any such Group, the 'Undercollateralized Group'), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Class PO Deferred Amounts or unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Non-PO Senior Certificates of the Undercollateralized Group, until the aggregate Certificate Principal Amount of such Non-PO Senior Certificates equals the Non-PO Pool Balance of the related Mortgage Pool (such distribution, an 'Undercollateralization Distribution'). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount for the other Mortgage Pool not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Non-PO Senior Certificates of such other Certificate Group. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Interest Shortfalls for such Distribution Date) will be distributed to the Non-PO Senior Certificates of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

AVAILABLE DISTRIBUTION AMOUNT

     The due period (the 'Due Period') related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. For a prepayment in full, the 'Prepayment Period' related to each Distribution Date starts on the seventeenth day of the month preceding the month in which such Distribution Date occurs and ends on the sixteenth day of the month in which such Distribution Date occurs. For any other, unscheduled, partial prepayment of principal, the 'Prepayment Period' related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The 'Servicer Remittance Date' is the 18th day (or if such 18th day is not a Business Day, the next succeeding Business Day) of the month in which the related Distribution Date occurs. The 'Deposit Date' is the Business Day immediately preceding the related Distribution Date.

     o The 'Available Distribution Amount' in respect of each Mortgage Pool on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

          (1) the total amount of all cash received by the Master Servicer from each Servicer on the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Trustee on the related Deposit Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the related Servicer Remittance Date or advanced by the Master Servicer or the Servicer (or the Trustee), (b) payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of such Mortgage Loans ('Principal Prepayments'), together with accrued interest thereon, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Master Servicer or any Servicer in respect of Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan required to be repurchased by the Seller (as defined herein), the Depositor or any other party as a result of a breach of a representation or warranty or document defect, and (d) recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, minus:

             (a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

             (b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with any interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the Servicer's usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

             (c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

             (d) all fees and other amounts due or reimbursable to the Master Servicer pursuant to the Trust Agreement or to the Servicer pursuant to the Servicing Agreement;

             (e) any Retained Interest; and

             (f) any Prepayment Penalty Amounts (as defined herein);

          (2) any other payments made by the Master Servicer, the Servicer or the Depositor with respect to such Distribution Date.

          o 'Insurance Proceeds' means all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed Advances or servicing advances made by the Servicer or the Master Servicer (or the Trustee), if any) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower.

          o 'Liquidation Proceeds' means all amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed Advances or servicing advances, if any, and any Retained Interest) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Certificates:

September 2 through October
  1...........................   Due Period:                 Payments due during the related Due Period
                                                             (September 2 through October 1) from borrowers
                                                             will be deposited in the Servicer's custodial
                                                             account as received and will include scheduled
                                                             principal payments plus interest on September 1
                                                             principal balances of the Mortgage Loans.
September 2 through October
  1...........................   Prepayment Period           Partial principal prepayments received during the
                                 (partial prepayments):      related (partial prepayments): Prepayment Period
                                                             (September 2 through October 1) will be deposited
                                                             into the Servicer's custodial account for the
                                                             remittance to the Master Servicer on October 18.
September 17 through October
  16..........................   Prepayment Period           Prepayments in full received during the related
                                 (prepayments in full):      Prepayment Period (September 17 through October
                                                             16) will be deposited into the Servicer's
                                                             custodial account for remittance to the Master
                                                             Servicer on October 18.
September 30..................   Record Date:                Distributions will be made to Certificateholders
                                                             of record as of the close of business on the last
                                                             Business Day of the month immediately preceding
                                                             the month in which the Servicer Remittance Date
                                                             occurs.
October 18....................   Servicer Remittance Date:   The Servicer will remit collections and
                                                             recoveries in respect of the Mortgage Loans to
                                                             the Master Servicer on the 18th day (or if such
                                                             day is not a business day, the next succeeding
                                                             Business Day) of each month, as specified in the
                                                             Servicing Agreement.
October 22....................   Deposit Date:               On the Business Day immediately preceding the
                                                             Distribution Date, the Master Servicer will remit
                                                             to the Trustee the amount of principal and
                                                             interest to be distributed to Certificateholders
                                                             with

                                                             respect to the related Mortgage Loans on October
                                                             25, including any Advances required to be made by
                                                             the Servicer or the Master Servicer for such
                                                             Distribution Date.
October 25....................   Distribution Date:          On the 25th day of each month (or if such day is
                                                             not a Business Day, the next succeeding Business
                                                             Day), the Trustee will make distributions to
                                                             Certificateholders.

     Succeeding months follow the same pattern.

THE RESIDUAL CERTIFICATE

     In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining in each REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on such Residual Certificate on such date and (2) the proceeds, if any, of the assets of the Trust Fund remaining in such REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for such distributions at any such time.

     See 'Material Federal Income Tax Considerations' herein and in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES

     If a Realized Loss occurs on the Mortgage Loans in either Mortgage Pool, then, on each Distribution Date, the applicable Non-PO Percentage of the principal portion of such Realized Loss other than an Excess Loss (as defined below) will be allocated first, to reduce the Class Principal Amount of each Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (i.e., such Realized Losses will be allocated to the Class B6 Certificates while such Certificates are outstanding, then to the Class B5 Certificates, and so forth) and second, to the Senior Certificates (other than the Class PO Certificates) of both Certificate Groups, pro rata, on the basis of their respective Certificate Principal Amounts.

     The PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 1 will be allocated to and reduce the Class Principal Amount of the Class 1-PO Certificates until the Class Principal Amount thereof has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the aggregate of all amounts so allocable to the Class 1-PO Certificates on such date in respect of Realized Losses (other than Excess Losses) on Pool 1 Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 1-PO Certificates and not distributed on prior Distribution Dates will be the 'Class 1-PO Deferred Amount.' To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 1-PO Deferred Amount will be made on the Class 1-PO Certificates in accordance with priority (5) under '-- Priority of Distributions' herein. Any distribution in respect of the Class 1-PO Deferred Amount will not reduce the Class Principal Amount of the Class 1-PO Certificates. No interest will accrue on the Class 1-PO Deferred Amount. No distributions in respect of the Class 1-PO Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 1-PO Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 1-PO Deferred Amount on such Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 1-PO Certificates will not be added to, the Class 1-PO Deferred Amount.

     The PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Pool 2 will be allocated to and reduce the Class Principal Amount of the Class 2-PO Certificates until the Class Principal Amount thereof has been reduced to zero. With respect to any Distribution Date through the Credit Support Depletion Date, the aggregate of all amounts so allocable to the Class 2-PO Certificates on such date in respect of Realized Losses (other than Excess Losses) on Pool 2 Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 2-PO Certificates and not distributed on prior Distribution Dates will be the 'Class 2-PO Deferred Amount.' To the extent that funds are available therefor on any Distribution Date through the Credit Support Depletion Date, distributions in respect of the Class 2-PO Deferred Amount will be made on the Class 2-PO Certificates in accordance with priority (5) under '-- Priority of Distributions' herein. Any distribution in respect of the Class 2-PO Deferred Amount will not reduce the Class Principal Amount of the Class 2-PO Certificates. No interest will accrue on the Class 2-PO Deferred Amount. No distributions in respect of the Class 2-PO Deferred Amount will be made after the Distribution Date on which the Class Principal Amount of the Class 2-PO Certificates has been reduced to zero. On each Distribution Date through the Credit Support Depletion Date, the Class Principal Amount of the lowest ranking Subordinate Certificate will be reduced by the amount of any distributions in respect of the Class 2-PO Deferred Amount on such Distribution Date. Any such reduction will be allocated in the same manner as a Realized Loss, as described above. After the Credit Support Depletion Date, no distributions will be made in respect of, and losses allocated to the Class 2-PO Certificates will not be added to, the Class 2-PO Deferred Amount.

     The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in either Mortgage Pool for any Distribution Date will be allocated pro rata to the Senior Certificates of both Certificate Groups on the basis of their Class Principal Amounts, and the Classes of Subordinate Certificates on the basis of their Class Principal Amounts (or Apportioned Principal Balances, in the case of the Subordinate Certificates).

     The Class Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on such date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

          o The 'Apportioned Principal Balance' of any Class of Subordinate Certificates for any Distribution Date will equal the Class Principal Amount of such Class multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount and the denominator of which is the sum of the Group Subordinate Amounts.

          o In general, a 'Realized Loss' means (i) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of such Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of such Mortgage Loan, or
            (ii) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a 'Deficient Valuation').

          o 'Bankruptcy Losses' are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a 'Debt Service Reduction'). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates.

          o 'Special Hazard Losses' are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

          o 'Fraud Losses' are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

          o A 'Liquidated Mortgage Loan' generally is a defaulted Mortgage Loan as to which such Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of such Mortgage Loan have been received by the Master Servicer or the Servicer on behalf of the Trust Fund.

     The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses on the Mortgage Loans that exceed the 'Special Hazard Loss Limit,' 'Bankruptcy Loss Limit,' and 'Fraud Loss Limit,' respectively ('Excess Losses'), will be allocated as described above. The 'Special Hazard Loss Limit' will initially be approximately $7,130,386, the 'Bankruptcy Loss Limit' will initially be approximately $180,000, and the 'Fraud Loss Limit' will initially be approximately $5,023,373.

     The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (1) 1% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans,
(2) twice the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance and (3) the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of any such zip code area and (b) the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.

     The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the 'Bankruptcy Coverage Termination Date.'

     The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) the Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1% of the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the most recent anniversary of the Cut-off Date and (b) on the fifth anniversary of the Cut-off Date, to zero.

     In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

FINAL SCHEDULED DISTRIBUTION DATE

     Scheduled distributions on the Mortgage Loans in each Mortgage Pool, assuming no defaults or losses that are not covered by the limited credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than September 25, 2029, the 'Final Scheduled Distribution Date'). The actual final Distribution Date for each Class of Offered Certificates may be earlier or later, and could be substantially earlier, than the related Final Scheduled Distribution Date.

     The Final Scheduled Distribution Date for each Class of Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan in the related Mortgage Pool.

OPTIONAL TERMINATION OF THE TRUST FUND

     On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans (determined in aggregate rather than by pool) is less than 10% of the Cut-off Date Balance, the Depositor (subject to the terms of the Trust Agreement) will have the option to repurchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the aggregate outstanding principal balance of such Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate and (b) the fair market value of all other property remaining in the Trust Fund. Such repurchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon such payment in full to Certificateholders of such amounts, the Trust Fund will be terminated.

THE TRUSTEE

     U.S. Bank National Association will be the Trustee under the Trust Agreement (in such capacity, the 'Trustee'). The Trustee will be paid a monthly fee (the 'Trustee Fee') calculated as a fixed percentage equal to 0.00725% per annum (the 'Trustee Fee Rate') on the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the first day of the related Due Period, calculated separately by Mortgage Pool, and will also be entitled to retain, as additional compensation, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's 'Corporate Trust Office' for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at 100 Wall Street, 16th Floor, New York, New York 10005, Attention:
Capital Market Fiduciary Services, or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

     The Mortgage Pools will consist of approximately 1,029 conventional, fixed rate, fully amortizing and balloon Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a 'Scheduled Payment') of not more than 30 years, having an aggregate Scheduled Principal Balance as of the Cut-off Date (after giving effect to Scheduled Payments due on such date) of approximately $251,168,651.75 (the 'Cut-off Date Balance').

     As described herein, a fixed percentage of each interest payment on each Mortgage Loan with a Mortgage Rate in excess of the Trust Rate (as defined below) will not be conveyed to, or included in, the Trust Fund. The 'Retained Interest Rate' for each Mortgage Loan will equal the excess, if any, of the Mortgage Rate of such Mortgage Loan over the Trust Rate; the amount of interest in respect of each Mortgage Loan retained by the Depositor at the Retained Interest Rate is referred to herein as 'Retained Interest.' The 'Trust Rate' for each Mortgage Loan will equal the sum of 7.25%, the Servicing Fee Rate, the Master Servicing Fee Rate and the Trustee Fee Rate. There is no Retained Interest for Mortgage Loans with a Mortgage Rate less than or equal to the

Trust Rate. Retained Interest will not be available for any distributions on the Certificates, regardless of the performance of the Mortgage Loans.

     The Mortgage Loans were acquired by Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the 'Seller' or 'Lehman Capital'), from various sources. Approximately 91.85% and 8.15% of the Mortgage Loans were originated by the Originators (as defined herein) in accordance with the Underwriting Guidelines (as defined herein) established by each of Aurora and Headlands, respectively, and described herein. Approximately 29.28% and 14.96% of the Pool 1 and Pool 2 Mortgage Loans, respectively, were originated under 'no documentation' programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. The Seller will make only limited representations and warranties with respect to the Mortgage Loans. See 'Trust Agreement -- Assignment of Mortgage Loans' herein.

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (each, a 'Mortgaged Property') consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments or shares issued by cooperative housing corporations and the related leasehold interests. The Mortgage Loans to be included in the Mortgage Pools will be acquired by the Depositor from the Seller, which acquired the Mortgage Loans from the Originators. See 'Trust Agreement -- Assignment of Mortgage Loans' herein.

     Pursuant to its terms, each Mortgage Loan, other than a Cooperative Loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or condominium association is responsible for maintaining hazard insurance covering the entire building. See 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans -- Standard Hazard Insurance Policies' in the Prospectus.

     Approximately 3.09% and 17.10% of the Pool 1 and Pool 2 Mortgage Loans, respectively, provide for monthly payments of interest at the Mortgage Rate but no payments of principal for the first ten years after origination of such Mortgage Loan. Following such ten year period, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient fully to amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

     Approximately 15.45% and 11.71% of the Pool 1 and Pool 2 Mortgage Loans, respectively, have original Loan-to-Value Ratios in excess of 80%; approximately 68.85% and 68.75% of such Pool 1 and Pool 2 Mortgage Loans, respectively, are covered by primary mortgage guaranty insurance policies, which policies insure, generally, any portion of the unpaid principal balance of such Mortgage Loan in excess of 75% of the value of the related Mortgaged Property. No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less. The 'Loan-to-Value Ratio' of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or
(b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinance or modification.

     As of the Cut-off Date one of the Pool 1 Mortgage Loans, representing approximately 0.10% of the Pool 1 Mortgage Loans, and one of the Pool 2 Mortgage Loans, representing approximately 0.48% of the Pool 2 Mortgage Loans, were one Scheduled Payment delinquent.

                             POOL 1 MORTGAGE LOANS

     The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 1 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 1) prior to the issuance of the Offered Certificates.

Number of Pool 1 Mortgage Loans...............................................   689
Aggregate Scheduled Principal Balance.........................................   $91,847,049.67
Mortgage Rates:
  Weighted Average............................................................   8.087%
  Range.......................................................................   6.750% to 11.000%
Weighted Average Remaining Term to Maturity (in months).......................   357

     The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $27,765 to approximately $423,484. No Mortgage Loans in Pool 1 have a Scheduled Principal Balance in excess of $240,000, in the case of Mortgage Loans secured by single-family detached Mortgage Properties, planned unit developments and condominium units, $307,100, in the case of Mortgage Loans secured by two-family Mortgage Properties (including duplexes), $371,200, in the case of Mortgage Loans secured by three-family Mortgage Properties and $461,350, in the case of Mortgage Loans secured by four-family Mortgage Properties. The Pool 1 Mortgage Loans had an average Scheduled Principal Balance of approximately $133,305.

     The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 72.41%, and no Pool 1 Mortgage Loan has a Loan-to-Value Ratio at origination exceeding 95.00%.

     Approximately 89.94% and 10.06% of the Pool 1 Mortgage Loans were originated in accordance with the Underwriting Guidelines of each of Aurora and Headlands, respectively.

     No more than approximately 1.83% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 7.76% and 55.43% of the Pool 1 Mortgage Loans are subject to prepayment penalties during the first three and five years, respectively, after origination.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                RANGE OF ORIGINAL                        NUMBER OF        PRINCIPAL          PRINCIPAL
             LOAN-TO-VALUE RATIOS (%)                  MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
10.01- 20.00......................................           2          $   249,787.58           0.27%
20.01- 30.00......................................           8              973,390.76           1.06
30.01- 40.00......................................          14            1,505,226.40           1.64
40.01- 50.00......................................          27            3,571,622.30           3.89
50.01- 60.00......................................          54            6,731,477.69           7.33
60.01- 70.00......................................         167           21,832,737.66          23.77
70.01- 80.00......................................         314           42,789,563.37          46.59
80.01- 90.00......................................           9           13,281,744.90          14.46
90.01-100.00......................................           6              911,499.01           0.99
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

     The weighted average original loan-to-value ratio is approximately 72.41%.

                            MORTGAGE RATES -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                         NUMBER OF        PRINCIPAL          PRINCIPAL
           RANGE OF MORTGAGE RATES (%)                 MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
 6.501- 7.000.....................................           7          $   936,484.48           1.02%
 7.001- 7.500.....................................         105           15,543,868.31          16.92
 7.501- 8.000.....................................         251           33,308,533.56          36.27
 8.001- 8.500.....................................         206           27,693,499.67          30.15
 8.501- 9.000.....................................          84            9,976,734.98          10.86
 9.001- 9.500.....................................          15            1,789,712.29           1.95
 9.501-10.000.....................................          15            2,041,591.08           2.22
10.001-10.500.....................................           5              473,854.83           0.52
10.501-11.000.....................................           1               82,770.47           0.09
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

        The weighted average Mortgage Rate is approximately 8.087% per annum.

                      ORIGINAL TERMS TO MATURITY -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
               RANGE OF MATURITIES                       NUMBER OF        PRINCIPAL          PRINCIPAL
                     (MONTHS)                          MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
181-240...........................................           4          $   484,869.43           0.53%
241-360...........................................         685           91,362,180.24          99.47
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

     The weighted average original term to maturity is approximately 359 months.

                     REMAINING TERMS TO MATURITY -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
               RANGE OF MATURITIES                       NUMBER OF        PRINCIPAL          PRINCIPAL
                     (MONTHS)                          MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
181-240 ..........................................           4          $   484,869.43           0.53%
241-360...........................................         685           91,362,180.24          99.47
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

        The weighted average remaining term to maturity is approximately 357 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                         NUMBER OF        PRINCIPAL          PRINCIPAL
                      STATE                            MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
California........................................         288          $44,962,415.64          48.95%
Colorado..........................................          70            8,814,090.88           9.60
Florida...........................................          82            8,275,062.29           9.01
New York..........................................          32            4,250,576.67           4.63
Arizona...........................................          36            3,694,990.33           4.02
Massachusetts.....................................          21            3,107,103.50           3.38
Washington........................................          26            3,086,607.62           3.36
Georgia...........................................          21            2,431,975.03           2.65
Utah..............................................          14            1,760,005.96           1.92
Maryland..........................................          11            1,523,422.50           1.66
Other.............................................          88            9,940,799.25          10.82
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                     RANGE OF                            NUMBER OF        PRINCIPAL          PRINCIPAL
         SCHEDULED PRINCIPAL BALANCES ($)              MORTGAGE LOANS      BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
       0.01- 50,000.00............................          22          $   979,282.77           1.07%
 50,000.01-100,000.00.............................         217           17,242,165.09          18.77
100,000.01-150,000.00.............................         220           27,341,848.05          29.77
150,000.01-200,000.00.............................         132           23,027,486.44          25.07
200,000.01-250,000.00.............................          83           18,333,141.35          19.96
250,000.01-300,000.00.............................           5            1,380,264.57           1.50
300,000.01-350,000.00.............................           6            1,959,222.56           2.13
350,000.01-400,000.00.............................           3            1,160,154.40           1.26
400,000.01-450,000.00.............................           1              423,484.44           0.46
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

        The average Cut-off Date Scheduled Principal Balance is approximately
                                   $133,305.

                            PROPERTY TYPE -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                       NUMBER OF          PRINCIPAL          PRINCIPAL
                  PROPERTY TYPE                      MORTGAGE LOANS        BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
Single Family.....................................         448          $56,631,030.49          61.66%
Two- to Four-Family...............................          70           13,929,551.81          15.17
Condo.............................................          89           10,436,435.66          11.36
Planned Unit Development..........................          74            9,470,174.65          10.31
Duplex............................................           8            1,379,857.06           1.50
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

                             LOAN PURPOSE -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                       NUMBER OF          PRINCIPAL          PRINCIPAL
                   LOAN PURPOSE                      MORTGAGE LOANS        BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
Purchase..........................................         337          $44,009,834.46          47.92%
Cash Out Refinance................................         216           28,882,481.18          31.45
Rate/Term Refinance...............................         136           18,954,734.03          20.64
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

                          LOAN DOCUMENTATION -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                       NUMBER OF          PRINCIPAL          PRINCIPAL
                LOAN DOCUMENTATION                   MORTGAGE LOANS        BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
No Documentation..................................         209          $26,891,012.02          29.28%
Limited Documentation.............................         163           23,914,586.67          26.04
Full Documentation................................         191           23,378,049.20          25.45
No Ratio Documentation............................          84           11,247,367.63          12.25
No Income/No Asset Documentation..................          42            6,416,034.15           6.99
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

                           OCCUPANCY STATUS -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                       NUMBER OF          PRINCIPAL          PRINCIPAL
                 OCCUPANCY STATUS                    MORTGAGE LOANS        BALANCE            BALANCE
----------------------------------------------------   --------------     --------------     --------------
Primary Home......................................         404          $56,874,224.23          61.92%
Investment........................................         260           32,010,042.46          34.85
Second Home.......................................          25            2,962,782.98           3.23
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

                       PREPAYMENT PENALTY YEARS -- POOL 1

                                                                                           PERCENTAGE OF
                                                                                           MORTGAGE LOANS
                                                                          AGGREGATE         BY AGGREGATE
                                                                          SCHEDULED          SCHEDULED
                                                       NUMBER OF          PRINCIPAL          PRINCIPAL
            PREPAYMENT PENALTY (YEARS)               MORTGAGE LOANS        BALANCE            BALANCE
- --------------------------------------------------   --------------     --------------     --------------
0.................................................         245          $33,807,326.36          36.81%
3.................................................          61            7,129,087.04           7.76
5.................................................         383           50,910,636.27          55.43
                                                         -----          --------------     --------------
           Total..................................         689          $91,847,049.67         100.00%
                                                         -----          --------------     --------------
                                                         -----          --------------     --------------

                             POOL 2 MORTGAGE LOANS

     The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Pool 2 Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund (and in Pool 2) prior to the issuance of the Offered Certificates.

Number of Pool 2 Mortgage Loans..............................................   340
Aggregate Scheduled Principal Balance........................................   $159,321,602.08
Mortgage Rates:
  Weighted Average...........................................................   7.978%
  Range......................................................................   6.750% to 9.500%
Weighted Average Remaining Term to Maturity (in months)......................   357

     The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $240,000 to approximately $3,565,193. The Pool 2 Mortgage Loans had an average Scheduled Principal Balance of approximately $468,593.

     The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 70.28%, and no Pool 2 Mortgage Loan has a Loan-to-Value Ratio at origination exceeding 95.00%.

     Approximately 92.95% and 7.05% of the Pool 2 Mortgage Loans were originated in accordance with the Underwriting Guidelines of Aurora and Headlands, respectively.

     No more than approximately 3.12% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     Approximately 6.11% and 58.94% of the Pool 2 Mortgage Loans are subject to prepayment penalties during the first three and five years, respectively, after origination.

     The following tables set forth as of the Cut-off Date the number, aggregate Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                    ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
            RANGE OF ORIGINAL LOAN-TO-                 NUMBER OF           PRINCIPAL          PRINCIPAL
                 VALUE RATIOS (%)                    MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------

10.01- 20.00......................................            1         $    299,585.73           0.19%
20.01- 30.00......................................            1              649,102.40           0.41
30.01- 40.00......................................            2            4,388,933.83           2.75
40.01- 50.00......................................           14            8,527,243.07           5.35
50.01- 60.00......................................           32           16,921,109.58          10.62
60.01- 70.00......................................           93           51,584,476.60          32.38
70.01- 80.00......................................          145           58,297,751.52          36.59
80.01- 90.00......................................           47           16,955,985.58          10.64
90.01-100.00......................................            5            1,697,413.77           1.07
                                                        -------         ---------------     --------------
           Total..................................          340         $159,321,602.08         100.00%
                                                        -------         ---------------     --------------
                                                        -------         ---------------     --------------

   The weighted average original loan-to-value ratio is approximately 70.28%.

                            MORTGAGE RATES -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                     RANGE OF                          NUMBER OF           PRINCIPAL          PRINCIPAL
                MORTGAGE RATES (%)                   MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
6.501 to 7.000....................................            7         $  2,732,278.37           1.71%
7.001 to 7.500....................................           78           34,292,687.28          21.52
7.501 to 8.000....................................          129           61,947,093.08          38.88
8.001 to 8.500....................................           82           37,159,305.02          23.32
8.501 to 9.000....................................           40           19,622,303.56          12.32
9.001 to 9.500....................................            4            3,567,934.77           2.24
                                                        -------         ---------------     --------------
           Total..................................          340         $159,321,602.08         100.00%
                                                        -------         ---------------     --------------
                                                        -------         ---------------     --------------

     The weighted average Mortgage Rate is approximately 7.978% per annum.

                      ORIGINAL TERMS TO MATURITY -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                     RANGE OF                          NUMBER OF           PRINCIPAL          PRINCIPAL
             MORTGAGE RATES (MONTHS)                 MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
181-240...........................................            2         $    897,930.68           0.56%
241-360...........................................          338          158,423,671.40          99.44
                                                        -------         ---------------     --------------
           Total..................................          340         $159,321,602.08         100.00%
                                                        -------         ---------------     --------------
                                                        -------         ---------------     --------------

  The weighted average original term to maturity is approximately 359 months.

                     REMAINING TERMS TO MATURITY -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
           RANGE OF MATURITIES (MONTHS)              MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
181-240...........................................            2         $    897,930.68           0.56%
241-360...........................................          338          158,423,671.40          99.44
                                                        -------         ---------------     --------------
           Total..................................          340         $159,321,602.08         100.00%
                                                        -------         ---------------     --------------
                                                        -------         ---------------     --------------

  The weighted average remaining term to maturity is approximately 357 months.

                       GEOGRAPHIC DISTRIBUTION -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
                      STATE                          MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------

California........................................         194          $ 88,316,429.49          55.43%
Colorado..........................................          27            11,833,187.41           7.43
Florida...........................................          23             9,974,088.69           6.26
New York..........................................          18             9,080,608.12           5.70
Illinois..........................................          15             7,463,009.48           4.68
Utah..............................................          10             4,594,593.32           2.88
Nevada............................................           4             3,811,894.27           2.39
Maryland..........................................           7             3,113,908.04           1.95
Connecticut.......................................           2             2,639,408.99           1.66
Virginia..........................................           6             2,473,123.69           1.55
Other.............................................          34            16,021,350.58          10.06
                                                           ---          ---------------        -------
          Total...................................         340          $159,321,602.08         100.00%
                                                           ---          ---------------        -------
                                                           ---          ---------------        -------

              CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                     RANGE OF                          NUMBER OF           PRINCIPAL          PRINCIPAL
         SCHEDULED PRINCIPAL BALANCES ($)            MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
  200,000.01 to   250,000.00......................           7          $  1,714,927.90           1.08%
  250,000.01 to   300,000.00......................          84            23,282,228.61          14.61
  300,000.01 to   350,000.00......................          64            20,859,236.68          13.09
  350,000.01 to   400,000.00......................          44            16,562,940.73          10.40
  400,000.01 to   450,000.00......................          30            12,830,307.89           8.05
  450,000.01 to   500,000.00......................          17             8,137,960.66           5.11
  500,000.01 to   550,000.00......................          15             7,844,195.06           4.92
  550,000.01 to   600,000.00......................          14             8,087,880.73           5.08
  600,000.01 to   650,000.00......................          20            12,866,117.19           8.08
  650,000.01 to   700,000.00......................           3             2,036,470.39           1.28
  700,000.01 to   750,000.00......................           7             5,177,640.44           3.25
  750,000.01 to   800,000.00......................           5             3,843,442.05           2.41
  800,000.01 to   850,000.00......................           6             4,994,826.58           3.14
  850,000.01 to   900,000.00......................           5             4,345,060.48           2.73
  900,000.01 to   950,000.00......................           2             1,848,380.39           1.16
  950,000.01 to 1,000,000.00......................           4             3,921,120.90           2.46
1,000,000.01 to 1,250,000.00......................           5             5,624,096.40           3.53
1,250,000.01 to 1,500,000.00......................           4             5,791,992.18           3.64
1,500,000.01 to 1,750,000.00......................           1             1,590,342.67           1.00
1,750,000.01 to 2,000,000.00......................           1             1,897,240.92           1.19
2,000,000.01 to 3,600,000.00......................           2             6,065,193.23           3.81
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

     The average Cut-off Date Scheduled Principal Balance is approximately $468,593.

                            PROPERTY TYPE -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
                  PROPERTY TYPE                      MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
Single-Family.....................................         247          $114,146,315.10          71.65%
Planned Unit Development..........................          41            19,088,608.78          11.98
Condominium.......................................          32            15,168,467.61           9.52
2-4 Family........................................          20            10,918,210.59           6.85
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

                             LOAN PURPOSE -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
                   LOAN PURPOSE                      MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
Purchase..........................................         158          $ 71,076,348.55          44.61%
Cash Out Refinance................................         140            71,074,194.66          44.61
Rate/Term Refinance...............................          42            17,171,058.87          10.78
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

                          LOAN DOCUMENTATION -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
                LOAN DOCUMENTATION                   MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
Limited Documentation.............................         110          $ 50,993,404.14          32.01%
Full Documentation................................          86            41,231,117.26          25.88
No Ratio Documentation............................          62            33,310,456.48          20.91
No Documentation..................................          57            23,829,745.42          14.96
No Income Verification............................          25             9,956,878.78           6.25
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

                           OCCUPANCY STATUS -- POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
                 OCCUPANCY STATUS                    MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
Primary Home......................................         266          $128,231,288.01          80.49%
Investment........................................          53            21,529,324.05          13.51
Second Home.......................................          21             9,560,990.02           6.00
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

                       PREPAYMENT PENALTY YEARS - POOL 2

                                                                                            PERCENTAGE OF
                                                                                            MORTGAGE LOANS
                                                                           AGGREGATE         BY AGGREGATE
                                                                           SCHEDULED          SCHEDULED
                                                       NUMBER OF           PRINCIPAL          PRINCIPAL
            PREPAYMENT PENALTY (YEARS)               MORTGAGE LOANS         BALANCE            BALANCE
- --------------------------------------------------   --------------     ---------------     --------------
0.................................................         121          $ 55,691,939.50          34.96%
3.................................................          14             9,729,877.91           6.11
5.................................................         205            93,899,784.67          58.94
                                                         -----          ---------------     --------------
           Total..................................         340          $159,321,602.08         100.00%
                                                         -----          ---------------     --------------
                                                         -----          ---------------     --------------

                            UNDERWRITING GUIDELINES

     The Mortgage Loans have been originated by various originators (the 'Originators') in accordance with the respective underwriting standards and guidelines established by each of Aurora and Headlands (each, 'Underwriting Guidelines'). The following are general summaries of the Underwriting Guidelines of Aurora and Headlands believed by the Depositor to be applied with respect to each respective Mortgage Loan. These summaries do not purport to be a complete description of the Underwriting Guidelines established by either Aurora or Headlands.

     Aurora Underwriting Guidelines. Aurora's Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, Aurora may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

     Aurora's Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property (and generally in the case of mortgaged property with a loan amount exceeding $650,000, two appraisals), by qualified independent appraisers, that conform to FNMA and FHLMC standards and (2) a review of such appraisal by Aurora and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a field review of the original appraisal by another independent appraiser. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. Aurora's Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 95%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain 'no documentation' mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     In general, a substantial majority of the Mortgage Loans originated or acquired by Aurora were originated consistent with and generally conform to 'full documentation,' 'limited documentation,' or 'no ratio documentation' residential loan programs.

     Verification of employment, income and assets in a Mortgage Loan file is dependent on the documentation program. For 'full documentation' program loans, documentation consistent with FNMA/FHLMC guidelines is required, which includes verification of current employment, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. For 'limited documentation' program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. 'No ratio' program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

     Certain of the Mortgage Loans originated by Aurora were originated or acquired under 'no documentation' program guidelines, pursuant to which no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy requirements.

     For a description of Aurora, see 'The Master Servicer' herein.

     Headlands Underwriting Guidelines. Headlands Mortgage Company ('Headlands') is a California corporation that was organized in 1981. Headlands is engaged in the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

     Headlands' executive offices are located at 1100 Larkspur Landing Circle, Suite 101, Larkspur, CA 94939, and it has production branches in California, Washington, Oregon, New Mexico, Virginia, Pennsylvania, Idaho, Florida, New Jersey and Arizona. Loans are originated primarily on a wholesale basis through a network of independent mortgage loan brokers approved by Headlands.

     Headlands originates and purchases 'conventional non-conforming mortgage loans' (i.e., loans that are not insured by the FHA or partially guaranteed by the VA or that do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by FNMA, FHLMC and GNMA primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of FNMA, FHLMC and GNMA, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

     All mortgage loans originated or acquired by Headlands are generally underwritten by Headlands according to its Underwriting Guidelines. Such Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the Underwriting Standards are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligation on the proposed mortgage loan, Headlands generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     One- to four-family residential properties are appraised by qualified independent appraisers who are approved by Headlands. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of Headlands' pre-funding quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans.

     Headlands originates and acquires loans that have been underwritten under one of five documentation programs: full documentation, alternative documentation, limited documentation, no ratio loan documentation and no income/no asset verification.

     Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out refinance loans, super-jumbos and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under the limited documentation program, which range up to 80%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.

     Under the no ratio loan documentation program, income ratios for the prospective borrower are not calculated. Mortgage loans underwritten using the no ratio documentation program have loan-to-value ratios less than or equal to 80% and meet the standards for the limited documentation program. Under the no income/no asset verification program, emphasis is placed on the value and adequacy of the mortgaged property as collateral and credit history rather than on verified income and assets of the borrower. Mortgage loans underwritten under this program are limited to borrowers with excellent credit histories. Under the no income/no asset verification program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. The maximum permitted loan-to-value ratio under this program is 75%.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before such date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Trust Agreement and other transactional documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pools as set forth under 'Description of the Mortgage Pools,' such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                              THE MASTER SERVICER

     The information set forth in this section has been provided by Aurora Loan Services Inc. ('Aurora' or the 'Master Servicer'), and neither the Depositor or the Underwriter makes any representations or warranties as to the accuracy or completeness of such information. Although Aurora performs servicing duties for a large loan portfolio, it has limited experience as a master servicer.

     Aurora, an affiliate of Lehman Brothers Holdings Inc., began operation as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ('Harbourton'). Prior to such acquisition, Harbourton liquidated a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency.

     Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for GNMA, FNMA, and FHLMC.

     As of December 31, 1998, Aurora's total loan servicing and subservicing portfolio included loans with an aggregate outstanding principal balance of approximately 11.9 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to non VA/FHA-insured mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)

                                                                                           AS OF DECEMBER 31,
                                                                                      ----------------------------
                                                                                       1996     1997(3)    1998(4)
                                                                                      ------    -------    -------
Total balance of mortgage loans serviced...........................................   $1,765    $ 1,203    $ 6,096
Percentage of mortgage loans delinquent by period of delinquency(1)(2)
  30 to 59 days....................................................................    1.92%      3.21%      3.21%
  60 to 89 days....................................................................     0.45       0.73       0.92
  90 days or more..................................................................     0.25       0.28       0.42
                                                                                      ------    -------    -------
Total percentage of mortgage loans delinquent(1)(2)................................    2.62%      4.22%      4.55%
  In foreclosure (excluding Bankruptcies)..........................................     1.16       1.99       2.10
  In bankruptcy....................................................................     0.47       0.78       0.61
Total(2)...........................................................................    4.25%      6.99%      7.26%

---------------------------
(1) Delinquency information is for non VA/FHA-insured loans only, excluding bankruptcies.
(2) Percentages are based on the number of mortgage loans.
(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997.
(4) A weighted average of the MBS method for conventional loans and the ABS method for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

     The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

     With respect to Year 2000 Problems, Aurora is following the guidelines set forth for servicers by the FHLMC and FNMA. However, Aurora's ability to perform its servicing and master servicing duties is largely dependent upon third parties, including, among others, service bureaus and other third party service and information providers. Aurora is determining the extent of the efforts of its vendors to deal with Year 2000 problems as they relate to the performance of Aurora's servicing and master servicing functions. The preceding statement constitutes a 'Year 2000 Readiness Disclosure Statement' made by Aurora under the Year 2000 Information and Readiness Disclosure Act.

     Initially, Aurora, as servicer (the 'Servicer'), will directly service the Mortgage Loans. If either Aurora or Lehman Capital assigns the primary servicing responsibilities, as permitted under the Trust Agreement and the applicable Servicing Agreement, to an approved servicer, such servicer or servicers will perform their duties under the supervision of Aurora, as Master Servicer. The Master Servicer will not, however, in such event be ultimately responsible for the servicing of those Mortgage Loans except to the extent described under 'Servicing of the Mortgage Loans' below.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans will be serviced by Aurora in accordance with the provisions of the servicing agreement dated as of August 1, 1999, between the Seller and Aurora, as Servicer (the 'Servicing Agreement'). The Seller's rights under the Servicing Agreement, other than the Seller's right to transfer the servicing, as described below, will be assigned to the Trustee.

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a servicer other than Aurora, except as described under '-- Prepayment Interest Shortfalls' and '-- Advances' below. If a successor servicer fails to fulfill its obligations under the applicable servicing agreement, the Master Servicer is obligated to terminate such servicer and appoint a successor servicer as provided in the Trust Agreement.

     The Seller will retain ownership of the servicing rights with respect to the Mortgage Loans serviced by Aurora and may transfer such servicing to one or more successor servicers at any time, subject to the conditions set forth in the Trust Agreement and the applicable Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for FNMA or FHLMC and that each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the 'Master Servicing Fee') with respect to each Mortgage Loan calculated as a fixed percentage equal to 0.02% per annum (the 'Master Servicing Fee Rate') of the outstanding principal balance of each Mortgage Loan as of the first day of the related Due Period. The Servicer will be paid a monthly fee (a 'Servicing Fee') with respect to each Mortgage Loan serviced by it calculated as 0.25% per annum (the 'Servicing Fee Rate') of the outstanding principal balance of each such Mortgage Loan as of the first day of the related Due Period.

     The Servicer will also be entitled to receive, to the extent provided in the Servicing Agreement, additional compensation in the form of (1) any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer; (2) certain customary fees and charges paid by borrowers, including any Prepayment Penalty Amounts; and (3) any Prepayment Interest Excess, to the extent not offset by Prepayment Interest Shortfalls. The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Account. The aggregate of the Master Servicing Fees and such additional compensation is referred to herein as the Master Servicer's 'Aggregate Master Servicing Compensation.'

     The Master Servicing Fee of the Master Servicer and the Servicing Fee of the Servicer are subject to reduction as described below under 'Prepayment Interest Shortfalls.' See 'Servicing of Loans -- Servicing Compensation and Payment of Expenses' in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See 'Servicing of Loans -- Servicing Compensation and Payment of Expenses' in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments in part), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full, but not in part, is generally required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date.

     Any Prepayment Interest Shortfall required to be funded but not funded by a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the Aggregate Master Servicing Compensation for the applicable Distribution Date, through a reduction in the amount of such compensation.

ADVANCES

     The Servicer will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments) adjusted to the related Mortgage Rate less the Retained Interest Rate and the Servicing Fee Rate, to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if the Servicer fails to do so, and the Trustee will be obligated to make any required Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer, the Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if such amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

     The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as Servicer, a firm of independent accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) such exceptions as the firm believes to be immaterial and (2) such other exceptions set forth in such statement.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class B6 Certificates; when the Class B6 Certificates are no longer outstanding, to the holders of the Class B5 Certificates; and when the Class B5 Certificates are no longer outstanding, to the holders of the Class B4 Certificates. Such rights could include (1) the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan, (2) the right to request that the Master Servicer or the Servicer take certain actions with respect to defaulted Mortgage Loans and (3) the right to purchase certain defaulted Mortgage Loans from the Trust Fund. The exercise of such right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.

                                TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Trust Agreement (the 'Trust Agreement') dated as of August 1, 1999 among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to U.S. Bank National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Capital Markets Fiduciary Services.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date will be assigned to the Trustee, other than Scheduled Payments due on such date and any amounts representing Retained Interest. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a Cooperative Loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a Cooperative Loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a Cooperative Loan), and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan (other than a Cooperative Loan) will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of such agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by such agent.

     One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

     Pursuant to the terms of the agreements (each, a 'Sale Agreement') whereby the Mortgage Loans were purchased by the Seller, each transferor of Mortgage Loans (a 'Transferor') has made or assigned, as of the date of (or provided in) the applicable agreement (each such date, a 'Sale Date'), to the Seller certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading 'Loan Underwriting Procedures and Standards --Representations and Warranties.' The Seller's rights under each Sale Agreement will be assigned to the Trustee for the benefit of holders of Offered Certificates. Within the period of time specified in the applicable Sale Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Offered Certificates in a Mortgage Loan, or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

     Pursuant to the terms of a sale and assignment agreement (the 'Sale and Assignment Agreement') whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of holders of Offered Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor, as described above.

     To the extent that any such Mortgage Loan is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs on such Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

VOTING RIGHTS

     Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts and among Certificates of each Class in proportion to their Certificate Principal Amounts.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or early termination) on the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool, and the yields on the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools. Such yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans in the related Mortgage Pool, in the case of the Senior Certificates, or on all the Mortgage Loans in the case of the Subordinate Certificates, the purchase prices for such Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

     Approximately 63.19% of the Pool 1 Mortgage Loans and approximately 65.05% of the Pool 2 Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a 'Prepayment Penalty Amount') during the first three to five years after origination (the 'Penalty Period'). In any twelve-month period during the Penalty Period, the borrower may generally prepay up to 20% of the original principal balance of such Mortgage Loan without penalty. The penalty for prepayments in excess of 20% of the original principal balance will generally be equal to six months' interest on any amount prepaid in excess of 20%. No Prepayment Penalty Amount is assessed for any prepayment made after the applicable Penalty Period or if such prepayment is concurrent with the sale of the Mortgaged Property. Such Prepayment Penalty Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Penalty Amounts during the applicable Penalty Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'Yield, Prepayment and Maturity Considerations'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The rate and timing of principal prepayments on the Mortgage Loans in any Mortgage Pool, which have Mortgage Rates and original terms to maturity that differ from those of the Mortgage Loans in the other Mortgage Pools, may differ significantly from the rate and timing of prepayments on the Mortgage Loans in such other Mortgage Pools.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     As described herein, approximately 3.09% and 17.10% of the Pool 1 and Pool 2 Mortgage Loans, respectively, do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten year period. In addition, because no principal is due on such loans for their initial ten year period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

     As described under 'Description of the Certificates' herein, the applicable Non-PO Percentage of the amount of principal prepayments on the Mortgage Loans in each Mortgage Pool will be allocated to the related Senior Certificates (other than the Class PO Certificates), as a group, during the first five years following the Closing Date (except as described herein).

     If the purchaser of a Certificate offered at a discount from its initial principal amount, particularly the Class PO Certificates, calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Class PO Certificates should carefully consider that a slower than anticipated rate of prepayment on the Discount Mortgage Loans in the related Mortgage Pool, which have Mortgage Rates that are lower than those of the other Mortgage Loans in such Mortgage Pool and may therefore be less likely to prepay, could result in an actual yield that is lower than the anticipated yield. Conversely, if the purchaser of a Certificate offered at a premium, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. See 'Risk
Factors -- Special Risks for Certain Classes of Certificates.'

     The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SENSITIVITY OF CERTAIN CLASSES OF CERTIFICATES

     The yields of the Class 1-PO and Class 2-PO Certificates will be sensitive to the rate and timing of principal prepayments on the Pool 1 Mortgage Loans, in the case of the Class 1-PO Certificates, and on the Pool 2 Mortgage Loans, in the case of Class 2-PO Certificates. Investors in the Class PO Certificates should consider the risk that a slower than anticipated rate of prepayments (including liquidations, insurance payments and repurchases due to breaches of representations and warranties) on the Discount Mortgage Loans in the related Mortgage Pool, which have Mortgage Rates that are lower than those of the other Mortgage Loans in their respective Mortgage Pools and may therefore be less likely to prepay, could result in actual yields that are lower than the anticipated yields. Investors in the Class PO Certificates should also consider the effect on the rate of prepayments of the Mortgage Loans that provide only for monthly payments of interest for the first ten years following origination. See 'Risk Factors -- Mortgage Loans with Interest-Only Payments.'

     To illustrate the significance of prepayments on the yields on such Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the constant percentages of the prepayment assumption (the 'Prepayment Assumption,' as described below) shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in clause (1) above. It is unlikely that any of the Pool 1 or Pool 2 Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

     Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in Pool 1 and Pool 2, the Modeling Assumptions set forth under '--Weighted Average Life' below and the additional assumptions that (1) the applicable assumed purchase price for each Class of Certificates is as set forth below and (2) the initial Class Principal Amounts of the Class 1-PO and Class 2-PO Certificates are as set forth or described herein.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 1-PO CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 70.00%)

                                                                        PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                       --------------------------------------
                                                                        0%     50%     100%    150%     200%
                                                                       ----    ----    ----    -----    -----
Yield*..............................................................   1.8%    4.4%    7.7%    11.4%    15.4%
Weighted Average Life in Years......................................   20.0     9.3     5.5      3.7      2.8

---------------------------
* Corporate bond equivalent basis

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-PO CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE: 70.00%)

                                                                        PERCENTAGE OF PREPAYMENT ASSUMPTION
                                                                       --------------------------------------
                                                                        0%     50%     100%    150%     200%
                                                                       ----    ----    ----    -----    -----
Yield*..............................................................   1.9%    4.4%    7.7%    11.4%    15.4%
Weighted Average Life in Years......................................   19.7    19.3     5.5      3.7      2.8

---------------------------
* Corporate bond equivalent basis

     The Pool 1 and Pool 2 Mortgage Loans may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class 1-PO or Class 2-PO Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class 1-PO or Class 2-PO Certificate.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due to them on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class B3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

     As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans in each Mortgage Pool will be allocated first to the lower ranking Class of Certificates, then to the higher ranking Class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such Class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates of the related Certificate Group. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Class outstanding on such date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the 'Prepayment Assumption') that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the outstanding principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.0909090909% (precisely 12/11 percent) per annum in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 16% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The following tables were prepared based on the characteristics of the Mortgage Loans expected to be included in each Mortgage Pool and the following additional assumptions (collectively, the 'Modeling Assumptions'): (1) the initial Class Principal Amounts and the Interest Rates are as set forth on the cover of this Prospectus Supplement; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in September 1999; (3) principal prepayments are received in full on the last day of each month commencing in August 1999 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) there are no repurchases or substitutions of the Mortgage Loans; (6) there is no optional termination of the Trust Fund, (7) the Certificates are issued on August 30, 1999; and (8) Distribution Dates occur on the 25th day of each month commencing in September 1999.

     The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

     The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

              PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                                                      CLASS 1-CB CERTIFICATES
                                                                              ---------------------------------------
DISTRIBUTION DATE                                                              0%      50%     100%     150%     200%
- --------------------------------------------------------------------------    ----     ---     ----     ----     ----
Initial Percentage........................................................     100     100     100      100      100
August 2000...............................................................      99     93       86       80       73
August 2001...............................................................      98     84       70       58       46
August 2002...............................................................      97     76       57       41       28
August 2003...............................................................      96     68       46       29       16
August 2004...............................................................      95     61       37       20        8
August 2005...............................................................      94     55       29       13        4
August 2006...............................................................      93     50       24        9        1
August 2007...............................................................      91     45       19        6        0
August 2008...............................................................      90     40       16        4        0
August 2009...............................................................      88     36       13        3        0
August 2010...............................................................      86     33       11        2        0
August 2011...............................................................      84     29        9        2        0
August 2012...............................................................      82     26        7        1        0
August 2013...............................................................      79     23        6        1        0
August 2014...............................................................      77     21        5        1        0
August 2015...............................................................      74     19        4        1        0
August 2016...............................................................      71     16        3        *        0
August 2017...............................................................      68     14        2        *        0
August 2018...............................................................      64     12        2        *        0
August 2019...............................................................      60     11        2        *        0
August 2020...............................................................      56      9        1        *        0
August 2021...............................................................      51      8        1        *        0
August 2022...............................................................      46      6        1        *        0
August 2023...............................................................      41      5        1        *        0
August 2024...............................................................      35      4        *        *        0
August 2025...............................................................      29      3        *        *        0
August 2026...............................................................      22      2        *        *        0
August 2027...............................................................      15      1        *        *        0
August 2028...............................................................       7      1        *        *        0
August 2029...............................................................       0      0        0        0        0
                                                                              ----     ---     ----     ----     ----
Weighted Average Life in Years............................................    20.4     9.1     5.0      3.2      2.3

                                                                                      CLASS 1-PO CERTIFICATES
                                                                              ----------------------------------------
DISTRIBUTION DATE                                                              0%      50%      100%     150%     200%
- --------------------------------------------------------------------------    ----     ----     ----     ----     ----
Initial Percentage........................................................     100      100     100      100      100
August 2000...............................................................      99       93      87       81       75
August 2001...............................................................      98       85      72       61       50
August 2002...............................................................      97       77      60       46       34
August 2003...............................................................      96       70      50       34       23
August 2004...............................................................      94       64      41       26       15
August 2005...............................................................      93       58      34       19       10
August 2006...............................................................      92       52      28       14        7
August 2007...............................................................      90       47      23       11        5
August 2008...............................................................      88       43      19        8        3
August 2009...............................................................      86       38      16        6        2
August 2010...............................................................      84       34      13        4        1
August 2011...............................................................      82       31      11        3        1
August 2012...............................................................      80       28       9        2        1
August 2013...............................................................      77       25       7        2        *
August 2014...............................................................      75       22       6        1        *
August 2015...............................................................      72       19       5        1        *
August 2016...............................................................      69       17       4        1        *
August 2017...............................................................      65       15       3        1        *
August 2018...............................................................      61       13       2        *        *
August 2019...............................................................      58       11       2        *        *
August 2020...............................................................      53        9       1        *        *
August 2021...............................................................      49        8       1        *        *
August 2022...............................................................      44        7       1        *        *
August 2023...............................................................      39        5       1        *        *
August 2024...............................................................      33        4       *        *        *
August 2025...............................................................      27        3       *        *        *
August 2026...............................................................      21        2       *        *        *
August 2027...............................................................      14        1       *        *        *
August 2028...............................................................       6        1       *        *        *
August 2029...............................................................       0        0       0        0        0
                                                                              ----     ----     ----     ----     ----
Weighted Average Life in Years............................................    20.0      9.3     5.5      3.7      2.8

- -------------------------

* Indicates a value between 0.0% and 0.5%.

              PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
                    OFFERED CERTIFICATES OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                      CLASS 2-NC CERTIFICATES
                                                                              ----------------------------------------
DISTRIBUTION DATE                                                              0%      50%      100%     150%     200%
- --------------------------------------------------------------------------    ----     ----     ----     ----     ----
Initial Percentage........................................................     100     100      100      100      100
August 2000...............................................................      99      93       86       80       73
August 2001...............................................................      99      84       70       58       46
August 2002...............................................................      98      76       57       41       28
August 2003...............................................................      97      68       46       29       16
August 2004...............................................................      96      62       37       20        8
August 2005...............................................................      95      56       30       13        4
August 2006...............................................................      94      50       24        9        1
August 2007...............................................................      92      45       19        6        0
August 2008...............................................................      91      41       16        4        0
August 2009...............................................................      89      37       13        3        0
August 2010...............................................................      87      33       11        2        0
August 2011...............................................................      85      30        9        2        0
August 2012...............................................................      83      27        7        1        0
August 2013...............................................................      81      24        6        1        0
August 2014...............................................................      78      21        5        1        0
August 2015...............................................................      75      19        4        1        0
August 2016...............................................................      72      17        3        *        0
August 2017...............................................................      68      15        2        *        0
August 2018...............................................................      65      13        2        *        0
August 2019...............................................................      61      11        2        *        0
August 2020...............................................................      57       9        1        *        0
August 2021...............................................................      52       8        1        *        0
August 2022...............................................................      47       7        1        *        0
August 2023...............................................................      42       5        1        *        0
August 2024...............................................................      36       4        *        *        0
August 2025...............................................................      29       3        *        *        0
August 2026...............................................................      23       2        *        *        0
August 2027...............................................................      15       1        *        *        0
August 2028...............................................................       7       1        *        *        0
August 2029...............................................................       0       0        0        0        0
                                                                              ----     ----     ----     ----     ----
Weighted Average Life in Years............................................    20.6     9.1      5.1      3.2      2.3

                                                                                      CLASS 2-PO CERTIFICATES
                                                                              ---------------------------------------
DISTRIBUTION DATE                                                              0%      50%     100%     150%     200%
- --------------------------------------------------------------------------    ----     ---     ----     ----     ----
Initial Percentage........................................................     100     100     100      100      100
August 2000...............................................................      99     93       87       81       74
August 2001...............................................................      98     85       72       61       50
August 2002...............................................................      97     77       60       46       34
August 2003...............................................................      96     70       50       34       23
August 2004...............................................................      94     63       41       26       15
August 2005...............................................................      93     57       34       19       10
August 2006...............................................................      91     52       28       14        7
August 2007...............................................................      90     47       23       11        5
August 2008...............................................................      88     42       19        8        3
August 2009...............................................................      86     38       16        6        2
August 2010...............................................................      84     34       13        4        1
August 2011...............................................................      82     31       11        3        1
August 2012...............................................................      79     27        9        2        1
August 2013...............................................................      76     24        7        2        *
August 2014...............................................................      74     21        6        1        *
August 2015...............................................................      70     19        5        1        *
August 2016...............................................................      67     17        4        1        *
August 2017...............................................................      64     14        3        *        *
August 2018...............................................................      60     12        2        *        *
August 2019...............................................................      56     11        2        *        *
August 2020...............................................................      52      9        1        *        *
August 2021...............................................................      47      8        1        *        *
August 2022...............................................................      42      6        1        *        *
August 2023...............................................................      37      5        1        *        *
August 2024...............................................................      32      4        *        *        *
August 2025...............................................................      26      3        *        *        *
August 2026...............................................................      20      2        *        *        *
August 2027...............................................................      13      1        *        *        *
August 2028...............................................................       6      1        *        *        *
August 2029...............................................................       0      0        0        0        0
                                                                              ----     ---     ----     ----     ----
Weighted Average Life in Years............................................    19.7     9.3     5.5      3.7      2.8

- -------------------------
* Indicates a value between 0.0% and 0.5%.

              PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                                                   CLASS B1, CLASS B2 & CLASS B3
                                                                                            CERTIFICATES
                                                                              ----------------------------------------
DISTRIBUTION DATE                                                              0%      50%      100%     150%     200%
- --------------------------------------------------------------------------    ----     ----     ----     ----     ----
Initial Percentage........................................................     100      100     100      100      100
August 2000...............................................................      99       99      99       99       99
August 2001...............................................................      98       98      98       98       98
August 2002...............................................................      98       98      98       98       98
August 2003...............................................................      97       97      97       97       97
August 2004...............................................................      96       96      96       96       96
August 2005...............................................................      94       92      90       87       84
August 2006...............................................................      93       88      83       77       71
August 2007...............................................................      92       82      73       64       55
August 2008...............................................................      90       76      63       51       37
August 2009...............................................................      89       69      52       38       24
August 2010...............................................................      87       62      43       28       16
August 2011...............................................................      85       55      35       21       11
August 2012...............................................................      83       50      29       16        7
August 2013...............................................................      80       44      23       11        5
August 2014...............................................................      77       39      19        8        3
August 2015...............................................................      75       35      15        6        2
August 2016...............................................................      71       31      12        4        1
August 2017...............................................................      68       27      10        3        1
August 2018...............................................................      64       24       8        2        1
August 2019...............................................................      61       20       6        2        *
August 2020...............................................................      56       17       5        1        *
August 2021...............................................................      52       15       4        1        *
August 2022...............................................................      47       12       3        1        *
August 2023...............................................................      41       10       2        *        *
August 2024...............................................................      36        8       2        *        *
August 2025...............................................................      29        6       1        *        *
August 2026...............................................................      22        4       1        *        *
August 2027...............................................................      15        3       *        *        *
August 2028...............................................................       7        1       *        *        *
August 2029...............................................................       0        0       0        0        0
                                                                              ----     ----     ----     ----     ----
Weighted Average Life in Years............................................    20.6     14.1     11.2     9.6      8.6

                                                                                        CLASS R CERTIFICATE
                                                                              ----------------------------------------
DISTRIBUTION DATE                                                              0%      50%      100%     150%     200%
- --------------------------------------------------------------------------    ----     ----     ----     ----     ----
Initial Percentage........................................................     100      100     100      100      100
August 2000...............................................................       0        0       0        0        0
August 2001...............................................................       0        0       0        0        0
August 2002...............................................................       0        0       0        0        0
August 2003...............................................................       0        0       0        0        0
August 2004...............................................................       0        0       0        0        0
August 2005...............................................................       0        0       0        0        0
August 2006...............................................................       0        0       0        0        0
August 2007...............................................................       0        0       0        0        0
August 2008...............................................................       0        0       0        0        0
August 2009...............................................................       0        0       0        0        0
August 2010...............................................................       0        0       0        0        0
August 2011...............................................................       0        0       0        0        0
August 2012...............................................................       0        0       0        0        0
August 2013...............................................................       0        0       0        0        0
August 2014...............................................................       0        0       0        0        0
August 2015...............................................................       0        0       0        0        0
August 2016...............................................................       0        0       0        0        0
August 2017...............................................................       0        0       0        0        0
August 2018...............................................................       0        0       0        0        0
August 2019...............................................................       0        0       0        0        0
August 2020...............................................................       0        0       0        0        0
August 2021...............................................................       0        0       0        0        0
August 2022...............................................................       0        0       0        0        0
August 2023...............................................................       0        0       0        0        0
August 2024...............................................................       0        0       0        0        0
August 2025...............................................................       0        0       0        0        0
August 2026...............................................................       0        0       0        0        0
August 2027...............................................................       0        0       0        0        0
August 2028...............................................................       0        0       0        0        0
August 2029...............................................................       0        0       0        0        0
                                                                              ----     ----     ----     ----     ----
Weighted Average Life in Years............................................     0.1      0.1     0.1      0.1      0.1

- -------------------------

* Indicates a value between 0.0% and 0.5%.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of Brown & Wood LLP, assuming compliance with all the provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the 'Code'), the Certificates, other than the Class R Certificate, will be considered to be 'regular interests' in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of 'residual interest' in the REMIC within the meaning of the Code. See 'Material Federal Income Tax Considerations' in the Prospectus. Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates, as qualified stated interest within the meaning of the Treasury Regulations ('OID Regulations') concerning original issue discount ('OID'). A holder of the Offered Certificates must include qualified stated interest in income as it accrues regardless of the holder's usual method of accounting.

     The Class PO will be, and the other Classes of Offered Certificates may be, issued with OID for federal income tax purposes. See 'Material Federal Income Tax Considerations -- Taxation of Regular Interest Certificates -- Interest and Acquisition Discount' in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. OID must be included in income as it accrues on a constant yield method, regardless of whether a holder receives concurrently the cash attributable to such OID.

RESIDUAL CERTIFICATES

     Special tax considerations apply to an investment in a Residual Certificate. In certain circumstances, the method of taxation of a Residual Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as 'excess inclusion' income.

     A Residual Certificateholder will be the holder of a residual interest in the REMIC and will generally be required to include in gross income a pro rata share of the net income of the REMIC. This may result in such Residual Certificateholder being required to recognize 'phantom' income, i.e., income recognized for tax purposes which exceeds economic income attributable to such Residual Certificate. Acceleration of taxable income arising from timing differences will result in an after-tax yield on a Residual Certificate that may be lower than that on a corporate bond with similar cash flow characteristics and pre-tax yield. The amount and timing of phantom income are dependent upon the rate of prepayment of the Mortgage Loans, and, therefore, cannot be predicted.

     A Residual Certificate will not be treated as 'securities' for purposes of the 'mark-to-market' provisions of the Code and consequently dealers in securities may not account for such Residual Certificate by marking them to market.

     The Small Business Job Protection Act of 1996 (the 'Small Business Act') has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under applicable regulations (the 'REMIC Regulations'), if a Residual Certificate is a 'noneconomic residual interest,' as described below, a transfer of such Residual Certificate to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest is a 'noneconomic residual interest' unless, at the time of the transfer (1) the present value of the expected future distributions on such Residual Certificate at least equals the product of the present value of the anticipated excess inclusions (determined as of the date of the transfer) and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the 'applicable federal rate' at the time of transfer. If a transfer of a Residual Certificate is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of taxes exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of Residual Certificates by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents') to United States persons.

     Under the REMIC Regulations, if a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the calendar year following the calendar year of accrual. If a transfer of a Residual Certificate to a Nonresident is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. If a Nonresident transfers a Residual Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusion income (for example, if the transferor does not pay all tax liability up to the date of the transfer), then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of Sections 871(a), 881, 1441 and 1442 of the Code. As a result of the foregoing provisions, a Nonresident transferor or transferee would be required to deliver to the Trustee certain certifications (and satisfy certain other conditions) in connection with such a transfer of a Residual Certificate.

     The Small Business Act changed the definition of a 'foreign' trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's 'primary supervision' and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are 'foreign' trusts. The Taxpayer Relief Act of 1997 clarified the definition of U.S. trusts. It provided that a trust is a U.S. person if a court in the U.S. has primary jurisdiction over the trust's administration and one or more U.S. persons have control over substantial trust decisions. Thus, the fact that a substantial decision is controlled by a U.S. person who is not a fiduciary will not cause the trust to be treated as a foreign trust. Moreover, the Taxpayer Relief Act of 1997 provided that to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, may elect to continue to be U.S. persons.

     It is expected that a Residual Certificate will be a 'noneconomic residual interest' and will have 'tax avoidance potential' within the meaning of the proposed regulations.

     A Residual Certificate may not be transferred, sold, pledged or otherwise assigned unless, prior to such transfer, the proposed transferee delivers to the Trustee an affidavit certifying that such transferee is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization and certifying as to such matters as may be necessary to verify that no significant purpose of such transfer is to impede the assessment or collection of tax, including the ability of such transferee to pay applicable taxes. In addition, a Residual Certificate may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that such transfer would be respected for federal income tax purposes.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Material Federal Income Tax Considerations' in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Senior Certificates and the Class B1 Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the 'Underwriting Agreement') between the Depositor and Lehman Brothers Inc. (the 'Underwriter'), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the 'Act'). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $390,000.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class B4, Class B5 and Class B6 Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     The Underwriter is an affiliate of the Depositor and Aurora.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter, an affiliate of the Seller, the Depositor and Aurora, in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA CONSIDERATIONS' in the accompanying Prospectus.

     Employee benefit plans ('Plans') that are subject to ERISA, and any person utilizing the assets of such a Plan, may not purchase the Subordinate Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) is available with respect to such investment. The Trust Agreement will include certain restrictions on the transfer of the Subordinate Certificates.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                    RATINGS

     It is a condition to the issuance of the Senior Certificates, other than the Class 1-PO and Class 2-PO Certificates, that they be rated 'AAA' by each of Duff & Phelps Credit Rating Co. ('DCR'), Fitch IBCA, Inc. ('Fitch') and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ('S&P,' and together with DCR and Fitch, the 'Rating Agencies'). It is a condition to the issuance of the Class 1-PO and Class 2-PO Certificates that they be rated 'AAA' by each of DCR and Fitch and 'AAAr' by S&P. It is a condition to the issuance of the Class B1 Certificates that they be rated 'AA' by each of DCR and Fitch. It is a condition to the issuance of the Class B2 Certificates that they be rated 'A' by each of DCR and Fitch. It is a condition to the issuance of the Class B3 Certificates that they be rated 'BBB' by DCR.

     The rating of 'AAA' is the highest rating that each of the Ratings Agencies assigns to securities. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or variability in expected returns due to non-credit risks. The absence of the 'r' symbol in the ratings of other Certificates offered hereby should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates.

     The ratings of the Class 1-PO and Class 2-PO Certificates only address the return of the Class Principal Amount thereof. The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                    GLOSSARY

             DEFINED TERMS                      PAGE
- ---------------------------------------   ----------
Accrual Period.........................         S-21
Accrued Certificate Interest...........         S-20
Act....................................         S-62
Aggregate Master Servicing
  Compensation.........................         S-48
Aggregate Subordinate Percentage.......         S-25
Apportioned Principal Balance..........         S-29
Aurora.................................         S-45
Available Distribution Amount..........         S-26
Bankruptcy Coverage Termination Date...         S-30
Bankruptcy Loss Limit..................         S-30
Bankruptcy Losses......................         S-29
Beneficial Owner.......................         S-17
Book-Entry Certificates................         S-17
Business Day...........................         S-16
Certificate Group......................         S-16
Certificate Principal Amount...........         S-21
Certificates...........................         S-16
Class 1-PO Deferred Amount.............         S-28
Class 2-PO Deferred Amount.............         S-29
Class Percentage.......................         S-20
Class PO Certificates..................         S-16
Class Principal Amount.................         S-16
Closing Date...........................         S-20
Code...................................         S-59
Corporate Trust Office.................         S-31
Credit Support Depletion Date..........         S-25
Credit Support Percentage..............         S-20
Cut-off Date...........................         S-22
Cut-off Date Balance...................   S-16, S-31
DCR....................................         S-62
Debt Service Reduction.................         S-29
Deficient Valuation....................         S-29
Definitive Certificate.................         S-17
Deposit Date...........................         S-26
Depositor..............................         S-17
Discount Mortgage Loan.................         S-22
Distribution Date......................         S-16
DTC....................................         S-17
Due Period.............................         S-25
ERISA..................................         S-62

             DEFINED TERMS                      PAGE
- ---------------------------------------   ----------
Excess Losses..........................         S-30
Final Scheduled Distribution Date......         S-30
Financial Intermediary.................         S-17
Fitch..................................         S-62
Fraud Loss Limit.......................         S-30
Fraud Losses...........................         S-30
Group 1 Certificates...................         S-16
Group 2 Certificates...................         S-16
Group Subordinate Amount...............         S-25
Harbourton.............................         S-45
Headlands..............................         S-44
Insurance Proceeds.....................         S-26
Interest Rate..........................         S-20
Interest Shortfall.....................         S-20
Lehman Capital.........................         S-32
Liquidated Mortgage Loan...............         S-30
Liquidation Proceeds...................         S-27
Loan-to-Value Ratio....................         S-32
Master Servicer........................         S-45
Master Servicing Fee...................         S-47
Master Servicing Fee Rate..............         S-47
Modeling Assumptions...................         S-55
Mortgage Loans.........................         S-16
Mortgage Pool..........................         S-16
Mortgaged Property.....................         S-32
Net Mortgage Rate......................         S-21
Net Prepayment Interest Shortfalls.....         S-21
Non-Discount Mortgage Loan.............         S-22
Non-PO Percentage......................         S-22
Non-PO Pool Balance....................         S-22
Non-PO Senior Certificates.............         S-16
Nonresidents...........................         S-60
Offered Certificates...................         S-16
Offered Subordinate Certificates.......         S-16
OID....................................         S-59
OID Regulations........................         S-59
Original Credit Support Percentage.....         S-20
Original Group Subordinate Amount......         S-23
Originators............................         S-43
Participant............................         S-17
Penalty Period.........................         S-51

             DEFINED TERMS                      PAGE
- ---------------------------------------   ----------
Plans..................................         S-62
PO Percentage..........................         S-22
PO Principal Distribution Amount.......         S-23
Pool 1.................................         S-16
Pool 1 Mortgage Loans..................         S-16
Pool 2.................................         S-16
Pool 2 Mortgage Loans..................         S-16
Prepayment Assumption..................   S-53, S-55
Prepayment Interest Excess.............         S-21
Prepayment Interest Shortfall..........         S-21
Prepayment Penalty Amount..............         S-51
Prepayment Period......................         S-25
Principal Prepayments..................         S-26
Principal-Only Certificates............         S-16
Rating Agencies........................         S-62
Realized Loss..........................         S-29
Record Date............................         S-16
Relief Act.............................         S-20
Relief Act Reduction...................         S-20
REMIC Regulations......................         S-60
Residual Certificate...................         S-17
Restricted Classes.....................         S-20
Retained Interest......................         S-31
Retained Interest Rate.................         S-31
Rules..................................         S-17
S&P....................................         S-62
Sale Agreement.........................         S-50
Sale and Assignment Agreement..........         S-50
Sale Date..............................         S-50
Scheduled Payment......................         S-31
Scheduled Principal Balance............         S-22
Seller.................................         S-32
Senior Certificates....................         S-16
Senior Percentage......................         S-22
             DEFINED TERMS                      PAGE
- ---------------------------------------   ----------
Senior Prepayment Percentage...........         S-22
Senior Principal Distribution Amount...         S-21
Servicer...............................         S-47
Servicer Remittance Date...............         S-26
Servicing Agreement....................         S-47
Servicing Fee..........................         S-47
Servicing Fee Rate.....................         S-47
Small Business Act.....................         S-59
SMMEA..................................         S-61
Special Hazard Loss Limit..............         S-30
Special Hazard Losses..................         S-30
Subordinate Certificates...............         S-16
Subordinate Class Percentage...........         S-24
Subordinate Percentage.................         S-24
Subordinate Prepayment Percentage......         S-24
Subordinate Principal Distribution
  Amount...............................         S-24
Systems................................         S-18
Transferor.............................         S-50
Trust Agreement........................         S-49
Trust Fund.............................         S-16
Trust Rate.............................         S-31
Trustee................................         S-31
Trustee Fee............................         S-31
Trustee Fee Rate.......................         S-31
Undercollateralization Distribution....         S-25
Undercollateralized Group..............         S-25
Underwriter............................         S-61
Underwriting Agreement.................         S-61
Underwriting Guidelines................         S-43
Year 2000 Problems.....................         S-18

                                  $247,020,788
                                 (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-ALS3

                           AURORA LOAN SERVICES INC.
                                MASTER SERVICER


                    ---------------------------------------
                             PROSPECTUS SUPPLEMENT
                                August 27, 1999
                    ---------------------------------------


                                LEHMAN BROTHERS

                                   EXHIBIT B

                       STRUCTURED ASSET SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-ALS3

                         REPORTS TO CERTIFICATEHOLDERS

Distribution Date:             December 27, 1999

              Original        Beginning                     Class Accrued   Realized Loss
            Certificate      Certificate      Principal        Interest      of Principal    Net Prepayment
 Class       Face Value        Balance       Distribution    Distributed      Allocated    Interest Shortfall
 -----     ------------      -----------     ------------   -------------   -------------  ------------------
  1-CB     $83,692,000.00   $80,663,289.37     $982,541.37     $487,340.71       $0.00          $0.00
1-PO (1)      $347,058.00      $340,267.10         $285.61           $0.00       $0.00          $0.00

  2-NC    $144,842,000.00  $140,120,994.82   $2,254,551.25     $846,564.34       $0.00          $0.00
2-PO (1)      $936,630.00      $930,477.31       $7,148.59           $0.00       $0.00          $0.00

  B1        $9,795,000.00    $9,777,124.20       $6,035.82      $59,070.13       $0.00          $0.00
  B2        $4,520,000.00    $4,511,751.04       $2,785.29      $27,258.50       $0.00          $0.00
  B3        $2,888,000.00    $2,882,729.43       $1,779.63      $17,416.49       $0.00          $0.00
  B4        $1,381,000.00    $1,378,479.68         $850.99       $8,328.31       $0.00          $0.00
  B5        $1,004,000.00    $1,002,167.70         $618.68       $6,054.76       $0.00          $0.00
  B6        $1,762,863.18    $1,759,645.97       $1,086.30      $10,631.19       $0.00          $0.00
   R              $100.00          $100.00           $0.00           $0.86       $0.00          $0.00
        -----------------  ---------------   -------------   -------------       -----          -----
          $251,168,651.18  $243,367,026.62   $3,257,683.53   $1,462,665.29       $0.00          $0.00


Distribution Date:             December 27, 1999

           Current    Outstanding        Ending
           Interest     Interest      Certificate
 Class    Shortfall    Shortfall        Balance
 -----    ---------   -----------     -----------
  1-CB      $0.00        $0.00       $79,680,748.00
1-PO (1)    $0.00        $0.00          $339,981.49

  2-NC      $0.00        $0.00      $137,866,443.57
2-PO (1)    $0.00        $0.00          $923,328.72

  B1        $0.00        $0.00        $9,771,088.38
  B2        $0.00        $0.00        $4,508,965.75
  B3        $0.00        $0.00        $2,880,949.80
  B4        $0.00        $0.00        $1,377,628.69
  B5        $0.00        $0.00        $1,001,549.02
  B6        $0.00        $0.00        $1,758,559.67
   R        $0.00        $0.00              $100.00
            -----        -----      ---------------
            $0.00        $0.00      $240,109,343.09

           (1) Classes 1-AP and 2-AP are principal only securities and will not receive interest payments



                                                                            Realized Loss                   Current Period
                              Beginning       Principal        Interest      of Principal     Remaining      Pass-Through
 Class          Cusip          Balance       Distribution    Distribution     Allocated        Balance           Rate
 -----          -----         ---------      ------------    ------------   --------------    ---------     --------------
  1-CB     863572F32          963.81122891     11.73996762      5.82302622      0.00000000    952.07126129       7.25000%
  1-PO     863572F40          980.43295357      0.82294602      0.00000000      0.00000000    979.61000755      NA
  2-NC     863572F57          967.40582718     15.56559044      5.84474351      0.00000000    951.84023674       7.25000%
  2-PO     863572F65          993.43103467      7.63224539      0.00000000      0.00000000    985.79878928      NA
   B1      863572F73          998.17500766      0.61621440      6.03064114      0.00000000    997.55879326       7.25000%
   B2      863572F81          998.17500885      0.61621460      6.03064159      0.00000000    997.55879425       7.25000%
   B3      863572F99          998.17501039      0.61621537      6.03064058      0.00000000    997.55879501       7.25000%
   B4      863572G31          998.17500362      0.61621289      6.03063722      0.00000000    997.55879073       7.25000%
   B5      863572G49          998.17500000      0.61621514      6.03063745      0.00000000    997.55878486       7.25000%
   B6      863572G56          998.17500868      0.61621345      6.03063818      0.00000000    997.55879523       7.25000%
    R      863572G23         1000.00000000      0.00000000      8.60000000      0.00000000   1000.00000000       7.25000%

           Call (800) 934-6802 with any questions regarding this statement or your distribution.

           U.S. BANK NATIONAL ASSOCIATION

                      TRUST AGREEMENT DATED AUGUST 1, 1999
                           (Pursuant to Section 4.03)

                                                                   Group 1           Group 2            Total
                                                                --------------   ---------------   ---------------
i) Beginning Aggregate Scheduled Principal Balance              $88,796,115.25   $154,570,911.96   $243,367,027.21
     Scheduled Principal                                            $59,846.99        $90,627.87       $150,474.86
     Curtailments                                                   $17,714.63        $18,958.71        $36,673.34
     Paid in Full                                                  $910,513.90     $2,160,021.42     $3,070,535.32
     Liquidation Proceeds                                                $0.00             $0.00             $0.00
     Insurance Proceeds                                                  $0.00             $0.00             $0.00
     Realized Loss                                                       $0.00             $0.00             $0.00
                                                                --------------------------------------------------
     Ending Aggregate Scheduled Principal Balance               $87,808,039.73   $152,301,303.96   $240,109,343.69

     Non-PO Balance                                             $88,455,845.29   $153,640,431.55   $242,096,276.84

ii) Aggregate Advances                                                Group 1           Group 2            Total
                                                                --------------   ---------------   ---------------
         Principal Advances                                         $50,168.67        $75,253.96       $125,422.63
         Net Interest Advances                                     $456,379.71       $774,774.46     $1,231,154.17

iii) Realized Losses
                         Realized Losses       Special Hazard Loss Amount     Fraud Loss Amount      Bankruptcy Loss Amount
                      ----------------------   --------------------------  -----------------------  ------------------------
Current:              Count          Balance    Count          Balance     Count          Balance    Count          Balance
                      -----          -------   ------          -------     -----          --------  ------          --------
            Group 1    $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00
            Group 2    $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00
            Total      $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00

                         Realized Losses      Special Hazard Loss Amount     Fraud Loss Amount      Bankruptcy Loss Amount
                      ----------------------  --------------------------  -----------------------  ------------------------
Cumulative:           Count          Balance    Count          Balance     Count          Balance    Count          Balance
                      -----          -------  -------         ----------  -------         -------   -------         -------
            Group 1    $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00
            Group 2    $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00
            Total      $0.00           $0.00     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00

Loss Limits:                              NA             $7,130,186.00              $5,023,373.00               $180,000.00




                                                                     Group 1         Group 2          Total
                                                                    ---------       ----------      ----------
iv) Servicing Fee                                                   $18,499.27      $32,202.28      $50,701.55
Master Servicing Fee                                                 $1,479.83       $2,576.28       $4,056.11
Trustee Fee                                                            $536.31         $933.94       $1,470.25

                   Outstanding Loans     31-60 Days Delinquent    61-90 Days Delinquent   91 Days or More Delinquent
                ---------------------   ------------------------  ---------------------   --------------------------
                Count       Balance       Count      Balance       Count       Balance     Count       Balance
                -----      ----------   --------    ------------  --------    ---------   -------      -------
    Group 1      660    $87,808,039.73       19   $1,894,392.35        1     $166,774.13       2     $304,548.66
    Group 2      326   $152,301,303.96        4   $1,486,973.89        0           $0.00       0           $0.00
                 ---   ---------------       --   -------------       ---    -----------      ---    -----------
    Total        986   $240,109,343.69       23   $3,381,366.24        1     $166,774.13       2     $304,548.66

vi) Delinquency Information for Mortgage Loans in Foreclosure Proceedings

                31-60 Days Delinquent    61-90 Days Delinquent   91 Days or More Delinquent
                ----------------------   ---------------------   --------------------------
                 Count       Balance      Count       Balance     Count          Balance
                ------      ----------   -------     ---------   -------        ----------
    Group 1          0        $0.00           0        $0.00          1      $91,942.81
    Group 2          0        $0.00           0        $0.00          0           $0.00
                    ---       -----          ---       -----         ---     ----------
    Total            0        $0.00           0        $0.00          1      $91,942.81

vii) Mortgage Loans becoming REO Property during the preceding calendar month

                                             Group        Loan Number   Principal Balance  Deemed Principal Balance
                                             ------       -----------   ----------------   ------------------------
                                              None            None               None               None



                                                                    Deleted         Deleted         Substitute      Substitute
viii) Deleted and Qualifying Sustitute Mortgage Loans    Group    Loan Number   Principal Balance  Loan Number   Principal Balance
                                                         ------   -----------   -----------------  -----------   -----------------
                                                          None        None            None             None            None



                                                                   Group 1         Group 2          Total
                                                                   -------         -------          -----
ix) Accrued and Unpaid Principal                                    $0.00           $0.00           $0.00
       Accrued and Unpaid Interest                                  $0.00           $0.00           $0.00

x) Purchased Mortgage Loans                                         Group        Loan Number   Principal Balance
                                                                    -----        -----------   -----------------
                                                                     None            None            None

           RECONCILIATION REPORT
                                                           ISSUE DATE              30-Aug-99
STRUCTURED ASSET SECURITIES CORP.                          DISTRIBUTION DATE       25-Dec-99
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-ALS3       DETERMINATION DATE      18-Dec-99
                                                           RUN DATE:               24-Jan-00
                                                                                    02:20 PM


I.  CASH RECONCILIATION

A.  Computed Information

Total Collections - per Servicer Report                  A     4,721,819.07
Total Advances - per Servicer Report                                   0.00
                                                           ----------------
                                                               4,721,819.07

B. Cash Receipts from Servicer, net of service fees      B     4,721,819.07
                                                           ----------------

                                                           ----------------
Difference between A and B                                             0.00
                                                           ----------------


II.  DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Trustee Fee                                                        1,470.25
1-A1 Interest Distribution                                       487,340.71
1-A1 Principal Distribution Amount                               982,541.37
1-AP Principal Distribution Amount                                   285.61
1-AP Deferred Amount                                                   0.00

2-A1 Interest Distribution                                       846,564.34
2-A1 Principal Distribution Amount                             2,254,551.25
2-AP Principal Distribution Amount                                 7,148.59
2-AP Deferred Amount                                                   0.00

B1 Interest Distribution                                          59,070.13
B1 Principal Distribution Amount                                   6,035.82
B2 Interest Distribution                                          27,258.50
B2 Principal Distribution Amount                                   2,785.29
B3 Interest Distribution                                          17,416.49
B3 Principal Distribution Amount                                   1,779.63
B4 Interest Distribution                                           8,328.31
B4 Principal Distribution Amount                                     850.99
B5 Interest Distribution                                           6,054.76
B5 Principal Distribution Amount                                     618.68
B6 Interest Distribution                                          10,631.19
B6 Principal Distribution Amount                                   1,086.30
R Interest Distribution                                                0.86
R Principal Distribution Amount                                        0.00
                                                           ----------------

                                                        A.     4,721,819.07

B. Amounts Available:

Cash Receipts from Servicer, net of service fees        B.     4,721,819.07
                                                           ----------------



                                                           ----------------
Difference between A and B                                             0.00
                                                           ----------------

                       STRUCTURED ASSET SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-ALS3

                         REPORTS TO CERTIFICATEHOLDERS

Distribution Date:             November 26, 1999

               Original        Beginning                     Class Accrued   Realized Loss
             Certificate      Certificate      Principal        Interest      of Principal    Net Prepayment
 Class        Face Value        Balance       Distribution    Distributed      Allocated    Interest Shortfall
 -----       -----------      -----------     ------------   --------------  -------------  ------------------
  1-CB      $83,692,000.00   $80,913,218.62     $249,929.25     $488,850.70      $0.00           $0.00
1-PO (1)       $347,058.00      $343,055.30       $2,788.20           $0.00      $0.00           $0.00

  2-NC     $144,842,000.00  $140,968,636.89     $847,642.07     $851,685.51      $0.00           $0.00
2-PO (1)       $936,630.00      $931,334.96         $857.65           $0.00      $0.00           $0.00

  B1         $9,795,000.00    $9,783,160.89       $6,036.69      $59,106.60      $0.00           $0.00
  B2         $4,520,000.00    $4,514,536.73       $2,785.69      $27,275.33      $0.00           $0.00
  B3         $2,888,000.00    $2,884,509.31       $1,779.88      $17,427.24      $0.00           $0.00
  B4         $1,381,000.00    $1,379,330.80         $851.12       $8,333.46      $0.00           $0.00
  B5         $1,004,000.00    $1,002,786.47         $618.77       $6,058.50      $0.00           $0.00
  B6         $1,762,863.18    $1,760,732.43       $1,086.46      $10,637.76      $0.00           $0.00
   R               $100.00          $100.00           $0.00           $0.60      $0.00           $0.00
           ---------------  ---------------   -------------   -------------      -----           -----
           $251,168,651.18  $244,481,402.40   $1,114,375.78   $1,469,375.70      $0.00           $0.00


Distribution Date:             November 26, 1999

            Current    Outstanding       Ending
            Interest     Interest     Certificate
 Class     Shortfall    Shortfall       Balance
 -----     ----------  -----------   -------------
  1-CB       $0.00        $0.00     $80,663,289.37
1-PO (1)     $0.00        $0.00        $340,267.10

  2-NC       $0.00        $0.00    $140,120,994.82
2-PO (1)     $0.00        $0.00        $930,477.31

  B1         $0.00        $0.00      $9,777,124.20
  B2         $0.00        $0.00      $4,511,751.04
  B3         $0.00        $0.00      $2,882,729.43
  B4         $0.00        $0.00      $1,378,479.68
  B5         $0.00        $0.00      $1,002,167.70
  B6         $0.00        $0.00      $1,759,645.97
   R         $0.00        $0.00            $100.00
             -----        -----    ---------------
             $0.00        $0.00    $243,367,026.62

           (1) Classes 1-AP and 2-AP are principal only securities and will not receive interest payments



                                                                            Realized Loss                   Current Period
                              Beginning       Principal        Interest      of Principal     Remaining      Pass-Through
 Class          Cusip          Balance       Distribution    Distribution     Allocated        Balance           Rate
 -----          -----         ---------      ------------    ------------   --------------    ---------     --------------
  1-CB     863572F32          966.79752688      2.98629797      5.84106844      0.00000000    963.81122891         7.25000%
  1-PO     863572F40          988.46676924      8.03381567      0.00000000      0.00000000    980.43295357        NA
  2-NC     863572F57          973.25801142      5.85218424      5.88010045      0.00000000    967.40582718         7.25000%
  2-PO     863572F65          994.34671108      0.91567641      0.00000000      0.00000000    993.43103467        NA
   B1      863572F73          998.79131087      0.61630322      6.03436447      0.00000000    998.17500766         7.25000%
   B2      863572F81          998.79131195      0.61630310      6.03436504      0.00000000    998.17500885         7.25000%
   B3      863572F99          998.79131233      0.61630194      6.03436288      0.00000000    998.17501039         7.25000%
   B4      863572G31          998.79131064      0.61630702      6.03436640      0.00000000    998.17500362         7.25000%
   B5      863572G49          998.79130478      0.61630478      6.03436255      0.00000000    998.17500000         7.25000%
   B6      863572G56          998.79131289      0.61630421      6.03436507      0.00000000    998.17500868         7.25000%
    R      863572G23         1000.00000000      0.00000000      6.00000000      0.00000000   1000.00000000         7.25000%

           Call (800) 934-6802 with any questions regarding this statement or your distribution.

           U.S. BANK NATIONAL ASSOCIATION

                      TRUST AGREEMENT DATED AUGUST 1, 1999
                           (Pursuant to Section 4.03)

                                                                   Group 1           Group 2            Total
                                                                --------------   ---------------   ---------------
i) Beginning Aggregate Scheduled Principal Balance              $89,054,061.51   $155,427,341.49   $244,481,403.00
     Scheduled Principal                                            $59,754.64        $91,317.56       $151,072.20
     Curtailments                                                   $29,197.73        $15,226.95        $44,424.68
     Paid in Full                                                  $168,993.89       $749,885.02       $918,878.91
     Liquidation Proceeds                                                $0.00             $0.00             $0.00
     Insurance Proceeds                                                  $0.00             $0.00             $0.00
     Realized Loss                                                       $0.00             $0.00             $0.00
                                                                --------------------------------------------------
     Ending Aggregate Scheduled Principal Balance               $88,796,115.25   $154,570,911.96   $243,367,027.21

     Non-PO Balance                                             $88,711,005.37   $154,496,003.51   $243,207,008.88

ii) Aggregate Advances                                             Group 1           Group 2            Total
                                                                --------------   ---------------   ---------------
         Principal Advances                                         $46,521.57        $72,185.80       $118,707.37
         Net Interest Advances                                     $419,494.07       $747,533.34     $1,167,027.41

iii) Realized Losses
                         Realized Losses       Special Hazard Loss Amount    Fraud Loss Amount      Bankruptcy Loss Amount
                      ----------------------   --------------------------  -----------------------  -----------------------
Current:              Count          Balance     Count          Balance    Count          Balance    Count          Balance
                      -----          -------   -------         ----------  ------         --------  ------          -------
           Group 1     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00
           Group 2     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00
           Total       $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00

                        Realized Losses       Special Hazard Loss Amount     Fraud Loss Amount       Bankruptcy Loss Amount
                      ----------------------  --------------------------  -----------------------   -----------------------
Cumulative:           Count          Balance     Count          Balance    Count          Balance    Count          Balance
                      -----          -------  --------         ---------  --------        -------    ------         -------
           Group 1     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00
           Group 2     $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00
           Total       $0.00           $0.00      $0.00           $0.00     $0.00           $0.00     $0.00           $0.00

Loss Limits:                              NA              $7,130,186.00             $5,023,373.00               $180,000.00




                                                                     Group 1         Group 2          Total
                                                                    ----------      ----------      ----------
iv) Servicing Fee                                                   $18,552.90      $32,380.74      $50,933.64
Master Servicing Fee                                                 $1,484.28       $2,590.49       $4,074.77
Trustee Fee                                                            $537.81         $939.04       $1,476.85

                            Outstanding Loans       31-60 Days Delinquent   61-90 Days Delinquent     91 Days or More Delinquent
                          -----------------------   ----------------------  ---------------------     --------------------------
                           Count        Balance      Count        Balance     Count      Balance        Count         Balance
                          -------    ------------   --------   -----------   --------   ---------     --------    --------------
               Group 1     667     $88,796,115.25       11   $1,317,951.47        1      $99,923.90          1     $204,750.72
               Group 2     330    $154,570,911.96        2     $563,269.51        0           $0.00          0           $0.00
                           ---    ---------------      ---   -------------       ---     ----------         ---    -----------
               Total       997    $243,367,027.21       13   $1,881,220.98        1      $99,923.90          1     $204,750.72

vi) Delinquency Information for Mortgage Loans in Foreclosure Proceedings

                           31-60 Days Delinquent           61-90 Days Delinquent           91 Days or More Delinquent
                          ------------------------        -----------------------          --------------------------
                           Count          Balance          Count          Balance          Count              Balance
                          --------       ---------        -------         -------          ------             -------
               Group 1         0           $0.00               0           $0.00               1           $91,942.81
               Group 2         0           $0.00               0           $0.00               0                $0.00
                              ---         ------              ---          -----              ---          ----------
               Total           0           $0.00               0           $0.00               1           $91,942.81

vii) Mortgage Loans becoming REO Property during the preceding calendar month

                                          Group        Loan Number   Principal Balance    Deemed Principal Balance
                                          -----        -----------   -----------------    ------------------------
                                           None            None            None                  None


                                                                 Deleted         Deleted         Substitute      Substitute
viii) Deleted and Qualifying Sustitute Mortgage Loans   Group  Loan Number   Principal Balance  Loan Number   Principal Balance
                                                        -----  -----------   -----------------  -----------   -----------------
                                                         None      None            None             None            None



                                                            Group 1         Group 2          Total
                                                            -------         -------          -----
ix) Accrued and Unpaid Principal                             $0.00           $0.00           $0.00
       Accrued and Unpaid Interest                           $0.00           $0.00           $0.00

x) Purchased Mortgage Loans                             Group        Loan Number   Principal Balance
                                                        -----        -----------   -----------------
                                                         None            None            None

           RECONCILIATION REPORT
                                                                      ISSUE DATE              30-Aug-99
STRUCTURED ASSET SECURITIES CORP.                                     DISTRIBUTION DATE       25-Nov-99
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-ALS3                  DETERMINATION DATE      18-Nov-99
                                                                      RUN DATE:               24-Jan-00
                                                                                               02:14 PM

I.  CASH RECONCILIATION

A.  Computed Information

Total Collections - per Servicer Report                              A    2,585,228.33
Total Advances - per Servicer Report                                              0.00
                                                                       ---------------
                                                                          2,585,228.33

B. Cash Receipts from Servicer, net of service fees                  B    2,585,228.33
                                                                       ---------------

                                                                       ---------------
Difference between A and B                                                        0.00
                                                                       ---------------


II.  DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Trustee Fee                                                                   1,476.85
1-A1 Interest Distribution                                                  488,850.70
1-A1 Principal Distribution Amount                                          249,929.25
1-AP Principal Distribution Amount                                            2,788.20
1-AP Deferred Amount                                                              0.00

2-A1 Interest Distribution                                                  851,685.51
2-A1 Principal Distribution Amount                                          847,642.07
2-AP Principal Distribution Amount                                              857.65
2-AP Deferred Amount                                                              0.00

B1 Interest Distribution                                                     59,106.60
B1 Principal Distribution Amount                                              6,036.69
B2 Interest Distribution                                                     27,275.33
B2 Principal Distribution Amount                                              2,785.69
B3 Interest Distribution                                                     17,427.24
B3 Principal Distribution Amount                                              1,779.88
B4 Interest Distribution                                                      8,333.46
B4 Principal Distribution Amount                                                851.12
B5 Interest Distribution                                                      6,058.50
B5 Principal Distribution Amount                                                618.77
B6 Interest Distribution                                                     10,637.76
B6 Principal Distribution Amount                                              1,086.46
R Interest Distribution                                                           0.60
R Principal Distribution Amount                                                   0.00
                                                                       ---------------

                                                                   A.     2,585,228.33

B. Amounts Available:

Cash Receipts from Servicer, net of service fees                   B.     2,585,228.33
                                                                       ---------------





                                                                       ---------------
Difference between A and B                                                        0.00
                                                                       ---------------

                       STRUCTURED ASSET SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-ALS3

                         REPORTS TO CERTIFICATEHOLDERS

Distribution Date:                     October 25, 1999

                Original       Beginning                       Class Accrued  Realized Loss
              Certificate     Certificate        Principal       Interest     of Principal
 Class         Face Value       Balance         Distribution    Distributed     Allocated
 -----        -----------     ------------     -------------   -------------  -------------
  1-CB      $83,692,000.00    $82,259,312.07   $1,346,093.45    $496,983.34       $0.00
1-PO (1)       $347,058.00       $343,939.59         $884.29          $0.00       $0.00

  2-NC     $144,842,000.00   $142,775,190.57   $1,806,553.68    $862,600.11       $0.00
2-PO (1)       $936,630.00       $935,804.69       $4,469.73          $0.00       $0.00

  B1         $9,795,000.00     $9,789,103.14       $5,942.25     $59,142.50       $0.00
  B2         $4,520,000.00     $4,517,278.84       $2,742.11     $27,291.89       $0.00
  B3         $2,888,000.00     $2,886,261.35       $1,752.04     $17,437.83       $0.00
  B4         $1,381,000.00     $1,380,168.60         $837.80      $8,338.52       $0.00
  B5         $1,004,000.00     $1,003,395.56         $609.09      $6,062.18       $0.00
  B6         $1,762,863.18     $1,761,801.89       $1,069.46     $10,644.22       $0.00
   R               $100.00           $100.00           $0.00          $0.64       $0.00
           ---------------   ---------------   -------------  -------------       -----
           $251,168,651.18   $247,652,356.30   $3,170,953.90  $1,488,501.23       $0.00


            Net Prepayment   Current   Outstanding       Ending
               Interest      Interest   Interest       Certificate
 Class         Shortfall    Shortfall   Shortfall        Balance
 -----      --------------  ---------  -----------   -------------
  1-CB           $0.00        $0.00         $0.00   $80,913,218.62
1-PO (1)         $0.00        $0.00         $0.00      $343,055.30

  2-NC           $0.00        $0.00         $0.00  $140,968,636.89
2-PO (1)         $0.00        $0.00         $0.00      $931,334.96

  B1             $0.00        $0.00         $0.00    $9,783,160.89
  B2             $0.00        $0.00         $0.00    $4,514,536.73
  B3             $0.00        $0.00         $0.00    $2,884,509.31
  B4             $0.00        $0.00         $0.00    $1,379,330.80
  B5             $0.00        $0.00         $0.00    $1,002,786.47
  B6             $0.00        $0.00         $0.00    $1,760,732.43
   R             $0.00        $0.00         $0.00          $100.00
                 -----        -----         -----  ---------------
                 $0.00        $0.00         $0.00  $244,481,402.40

(1) Classes 1-AP and 2-AP are principal only securities and will not receive interest payments



                                                                 Realized Loss               Current Period
                       Beginning      Principal      Interest     of Principal    Remaining    Pass-Through
 Class      Cusip        Balance      Distribution  Distribution     Allocated      Balance         Rate
 -----      -----      ---------      ------------  ------------ -------------   ----------   -------------
  1-CB     863572F32   982.88142319  16.08389631    5.93824189     0.00000000   966.79752688     7.25000%
  1-PO     863572F40   991.01472953   2.54796028    0.00000000     0.00000000   988.46676924     NA
  2-NC     863572F57   985.73059313  12.47258171    5.95545567     0.00000000   973.25801142     7.25000%
  2-PO     863572F65   999.11885163   4.77214055    0.00000000     0.00000000   994.34671108     NA
   B1      863572F73   999.39797243   0.60666156    6.03802961     0.00000000   998.79131087     7.25000%
   B2      863572F81   999.39797345   0.60666150    6.03802876     0.00000000   998.79131195     7.25000%
   B3      863572F99   999.39797438   0.60666205    6.03802978     0.00000000   998.79131233     7.25000%
   B4      863572G31   999.39797248   0.60666184    6.03803041     0.00000000   998.79131064     7.25000%
   B5      863572G49   999.39796813   0.60666335    6.03802789     0.00000000   998.79130478     7.25000%
   B6      863572G56   999.39797370   0.60666081    6.03802957     0.00000000   998.79131289     7.25000%
    R      863572G23  1000.00000000   0.00000000    6.40000000     0.00000000  1000.00000000     7.25000%

Call (800) 934-6802 with any questions regarding this statement or your distribution.

                         U.S. BANK NATIONAL ASSOCIATION

                      TRUST AGREEMENT DATED AUGUST 1, 1999
                           (Pursuant to Section 4.03)

                                                              Group 1                Group 2                Total
                                                        ---------------        ---------------       ---------------
i) Beginning Aggregate Scheduled Principal Balance       $90,406,164.35        $157,246,192.53       $247,652,356.88
     Scheduled Principal                                     $59,422.55             $91,146.05           $150,568.60
     Curtailments                                             $9,448.30             $10,737.69            $20,185.99
     Paid in Full                                         $1,283,231.99          $1,716,967.30         $3,000,199.29
     Liquidation Proceeds                                         $0.00                  $0.00                 $0.00
     Insurance Proceeds                                           $0.00                  $0.00                 $0.00
     Realized Loss                                                $0.00                  $0.00                 $0.00
                                                        ------------------------------------------------------------
     Ending Aggregate Scheduled Principal Balance        $89,054,061.51        $155,427,341.49       $244,481,403.00

     Non-PO Balance                                      $90,062,224.40        $156,310,387.63       $246,372,612.03

ii) Aggregate Advances                                         Group 1                Group 2                Total
                                                        ---------------        ---------------       ---------------
         Principal Advances                                  $46,379.15             $72,232.81           $118,611.96
         Net Interest Advances                              $422,433.71            $760,518.43         $1,182,952.14



iii) Realized Losses

                            Realized Losses         Special Hazard Loss Amount      Fraud Loss Amount   Bankruptcy Loss Amount
                          --------------------    -----------------------------    ------------------   ----------------------
Current:                  Count        Balance    Count                 Balance    Count     Balance     Count        Balance
                          -----       --------    -----                 -------    -----     --------   ------        --------
               Group 1     $0.00       $0.00      $0.00                  $0.00     $0.00       $0.00     $0.00          $0.00
               Group 2     $0.00       $0.00      $0.00                  $0.00     $0.00       $0.00     $0.00          $0.00
               Total       $0.00       $0.00      $0.00                  $0.00     $0.00       $0.00     $0.00          $0.00

                               Realized Losses      Special Hazard Loss Amount      Fraud Loss Amount   Bankruptcy Loss Amount
                           ---------------------  -----------------------------    ------------------  ------------------------
Cumulative:                 Count       Balance    Count                Balance     Count    Balance      Count       Balance
                           ------       --------  ------                -------     -----    --------   -------       ---------
               Group 1     $0.00         $0.00     $0.00                 $0.00      $0.00      $0.00     $0.00         $0.00
               Group 2     $0.00         $0.00     $0.00                 $0.00      $0.00      $0.00     $0.00         $0.00
               Total       $0.00         $0.00     $0.00                 $0.00      $0.00      $0.00     $0.00         $0.00

Loss Limits:                                NA                   $7,130,186.00         $5,023,373.00             $180,000.00





                                Group 1                Group 2                Total
                             ------------          ------------           -----------
iv) Servicing Fee             $18,834.60             $32,759.58            $51,594.18
Master Servicing Fee           $1,506.81              $2,620.82             $4,127.63
Trustee Fee                      $545.99                $950.03             $1,496.02

                Outstanding Loans         31-60 Days Delinquent         61-90 Days Delinquent      91 Days or More Delinquent
            --------------------------   ------------------------     ------------------------  ------------------------------
            Count          Balance       Count          Balance       Count            Balance   Count                Balance
            ------         -----------   -------        ---------     -----            -------- -------               --------
Group 1       669       $89,054,061.51   10         $1,069,060.59        3          $379,442.07    0                  $0.00
Group 2       332      $155,427,341.49    3         $1,409,380.61        0                $0.00    0                  $0.00
            -----     ----------------   ---       --------------       ---        ------------   ---                ------
Total       1,001      $244,481,403.00   13         $2,478,441.20        3          $379,442.07    0                  $0.00

vi) Delinquency Information for Mortgage Loans in Foreclosure Proceedings

                31-60 Days Delinquent     61-90 Days Delinquent    91 Days or More Delinquent
               -----------------------    ----------------------   --------------------------
                Count         Balance     Count       Balance       Count            Balance
               -------        --------    ------      ----------   ------            --------
Group 1         0               $0.00     0           $0.00          0                  $0.00
Group 2         0               $0.00     0           $0.00          1            $770,000.00
               ---              -----    ---          -----         ---         -------------
Total           0               $0.00     0           $0.00          1          $7,770,000.00

vii) Mortgage Loans becoming REO Property during the preceding calendar month

                                 Group               Loan Number        Principal Balance   Deemed Principal Balance
                                --------             -----------        -----------------   ------------------------
                                 None                   None                   None                    None

                                                                   Deleted          Deleted         Substitute      Substitute
viii) Deleted and Qualifying Sustitute Mortgage Loans   Group    Loan Number   Principal Balance   Loan Number   Principal Balance
                                                       --------  -----------   -----------------   -----------   -----------------
                                                        None        None              None             None            None



                                      Group 1                Group 2                Total
                                      -------                --------               -----
ix) Accrued and Unpaid Principal      $0.00                  $0.00                  $0.00
       Accrued and Unpaid Interest    $0.00                  $0.00                  $0.00



x) Purchased Mortgage Loans            Group               Loan Number        Principal Balance
                                      --------             -----------        -----------------
                                        None                   None                   None

           RECONCILIATION REPORT
                                                         ISSUE DATE              30-Aug-99
STRUCTURED ASSET SECURITIES CORP.                        DISTRIBUTION DATE       25-Oct-99
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-ALS3     DETERMINATION DATE      18-Oct-99
                                                         RUN DATE:               24-Jan-00
                                                                                  02:13 PM

I.  CASH RECONCILIATION

A.  Computed Information

Total Collections - per Servicer Report          A    4,660,951.15
Total Advances - per Servicer Report                          0.00
                                                 -----------------
                                                      4,660,951.15


B. Cash Receipts from Servicer, net of
     service fees                                B    4,660,951.15
                                                 -----------------

                                                 -----------------
Difference between A and B                                    0.00
                                                 -----------------


II.  DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Trustee Fee                                               1,496.02
1-A1 Interest Distribution                              496,983.34
1-A1 Principal Distribution Amount                    1,346,093.45
1-AP Principal Distribution Amount                          884.29
1-AP Deferred Amount                                          0.00

2-A1 Interest Distribution                              862,600.11
2-A1 Principal Distribution Amount                    1,806,553.68
2-AP Principal Distribution Amount                        4,469.73
2-AP Deferred Amount                                          0.00

B1 Interest Distribution                                 59,142.50
B1 Principal Distribution Amount                          5,942.25
B2 Interest Distribution                                 27,291.89
B2 Principal Distribution Amount                          2,742.11
B3 Interest Distribution                                 17,437.83
B3 Principal Distribution Amount                          1,752.04
B4 Interest Distribution                                  8,338.52
B4 Principal Distribution Amount                            837.80
B5 Interest Distribution                                  6,062.18
B5 Principal Distribution Amount                            609.09
B6 Interest Distribution                                 10,644.22
B6 Principal Distribution Amount                          1,069.46
R Interest Distribution                                       0.64
R Principal Distribution Amount                               0.00
                                                 -----------------
                                               A.     4,660,951.15

B. Amounts Available:

Cash Receipts from Servicer, net of
  service fees                                 B.     4,660,951.15
                                               -------------------

                                               -------------------
Difference between A and B                                    0.00
                                               -------------------

                       STRUCTURED ASSET SECURITIES CORP.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-ALS3

                         REPORTS TO CERTIFICATEHOLDERS


Distribution Date:                  September 27, 1999

                     Original               Beginning                          Class Accrued        Realized Loss
                   Certificate             Certificate      Principal             Interest          of Principal
 Class             Face Value                Balance       Distribution          Distributed          Allocated
 -----             -----------           --------------    ------------        --------------       --------------
  1-CB           $83,692,000.00          $83,692,000.00   $1,432,687.93           $505,639.17             $0.00
1-PO (1)            $347,058.00             $347,058.00       $3,118.41                 $0.00             $0.00

  2-NC          $144,842,000.00         $144,842,000.00   $2,066,809.43           $875,087.08             $0.00
2-PO (1)            $936,630.00             $936,630.00         $825.31                 $0.00             $0.00

  B1              $9,795,000.00           $9,795,000.00       $5,896.86            $59,178.13             $0.00
  B2              $4,520,000.00           $4,520,000.00       $2,721.16            $27,308.33             $0.00
  B3              $2,888,000.00           $2,888,000.00       $1,738.65            $17,448.33             $0.00
  B4              $1,381,000.00           $1,381,000.00         $831.40             $8,343.54             $0.00
  B5              $1,004,000.00           $1,004,000.00         $604.44             $6,065.83             $0.00
  B6              $1,762,863.18           $1,762,863.18       $1,061.29            $10,650.63             $0.00
   R                    $100.00                 $100.00           $0.00                 $0.60             $0.00
                ---------------         ---------------   -------------        --------------            ------
                $251,168,651.18         $251,168,651.18   $3,516,294.88         $1,509,721.64             $0.00

                                            Current         Outstanding      Ending
                     Net Prepayment        Interest           Interest     Certificate
 Class              Interest Shortfall     Shortfall          Shortfall       Balance
 -----              ------------------     ---------         -----------   -----------
  1-CB                     $0.00             $0.00              $0.00      $82,259,312.07
1-PO (1)                   $0.00             $0.00              $0.00         $343,939.59

  2-NC                     $0.00             $0.00              $0.00     $142,775,190.57
2-PO (1)                   $0.00             $0.00              $0.00         $935,804.69

  B1                       $0.00             $0.00              $0.00       $9,789,103.14
  B2                       $0.00             $0.00              $0.00       $4,517,278.84
  B3                       $0.00             $0.00              $0.00       $2,886,261.35
  B4                       $0.00             $0.00              $0.00       $1,380,168.60
  B5                       $0.00             $0.00              $0.00       $1,003,395.56
  B6                       $0.00             $0.00              $0.00       $1,761,801.89
   R                       $0.00             $0.00              $0.00             $100.00
                           -----             -----             ------    ----------------
                           $0.00             $0.00              $0.00     $247,652,356.30

(1) Classes 1-AP and 2-AP are principal only securities and will not receive interest payments

                                                                           Realized Loss                      Current Period
                          Beginning        Principal         Interest      of Principal        Remaining       Pass-Through
Class        Cusip         Balance        Distribution     Distribution      Allocated           Balance           Rate
-----        -----        ---------       ------------     ------------   ---------------    -------------     ---------------
 1-CB     863572F32     1000.00000000     17.11857681        6.04166671      0.00000000       982.88142319        7.25000%
 1-PO     863572F40     1000.00000000      8.98527047        0.00000000      0.00000000       991.01472953        NA
 2-NC     863572F57     1000.00000000     14.26940687        6.04166664      0.00000000       985.73059313        7.25000%
 2-PO     863572F65     1000.00000000      0.88114837        0.00000000      0.00000000       999.11885163        NA
  B1      863572F73     1000.00000000      0.60202757        6.04166718      0.00000000       999.39797243        7.25000%
  B2      863572F81     1000.00000000      0.60202655        6.04166593      0.00000000       999.39797345        7.25000%
  B3      863572F99     1000.00000000      0.60202562        6.04166551      0.00000000       999.39797438        7.25000%
  B4      863572G31     1000.00000000      0.60202752        6.04166546      0.00000000       999.39797248        7.25000%
  B5      863572G49     1000.00000000      0.60203187        6.04166335      0.00000000       999.39796813        7.25000%
  B6      863572G56     1000.00000000      0.60202630        6.04166570      0.00000000       999.39797370        7.25000%
   R      863572G23     1000.00000000      0.00000000        6.00000000      0.00000000      1000.00000000        7.25000%

Call (800) 934-6802 with any questions regarding this statement or your distribution.


U.S. BANK NATIONAL ASSOCIATION

                      TRUST AGREEMENT DATED AUGUST 1, 1999
                           (Pursuant to Section 4.03)

                                                                       Group 1             Group 2             Total
                                                                       -------             -------             -----
i) Beginning Aggregate Scheduled Principal Balance                   $91,847,049.67   $159,321,602.08    $251,168,651.75
     Scheduled Principal                                                 $59,785.57        $91,670.61        $151,456.18
     Curtailments                                                         $9,386.16        $14,188.64         $23,574.80
     Paid in Full                                                     $1,371,713.59     $1,969,550.30      $3,341,263.89
     Liquidation Proceeds                                                     $0.00             $0.00              $0.00
     Insurance Proceeds                                                       $0.00             $0.00              $0.00
     Realized Loss                                                            $0.00             $0.00              $0.00
                                                                   -------------------------------------------------------
     Ending Aggregate Scheduled Principal Balance                    $90,406,164.35   $157,246,192.53    $247,652,356.88

     Non-PO Balance                                                  $91,499,991.31   $158,384,971.88    $249,884,963.19



ii) Aggregate Advances                                                     Group 1           Group 2             Total
                                                                           -------           -------             -----
         Principal Advances                                              $45,437.22        $70,732.92        $116,170.14
         Net Interest Advances                                          $423,014.41       $750,644.05      $1,173,658.46

iii) Realized Losses
                                   Realized Losses      Special Hazard Loss Amount    Fraud Loss Amount   Bankruptcy Loss Amount
                                --------------------    --------------------------   -------------------  -----------------------
Current:                        Count        Balance     Count           Balance     Count       Balance  Count          Balance
                                -----        -------    -------         ----------   ------      -------  ------         --------
               Group 1          $0.00         $0.00      $0.00             $0.00      $0.00      $0.00     $0.00         $0.00
               Group 2          $0.00         $0.00      $0.00             $0.00      $0.00      $0.00     $0.00         $0.00
               Total            $0.00         $0.00      $0.00             $0.00      $0.00      $0.00     $0.00         $0.00

                                   Realized Losses      Special Hazard Loss Amount    Fraud Loss Amount   Bankruptcy Loss Amount
                                --------------------    --------------------------   -------------------  ----------------------
Cumulative:                     Count        Balance     Count           Balance     Count       Balance  Count          Balance
                                -----        -------     -----           ---------   -----       -------  -----          -------
               Group 1          $0.00         $0.00      $0.00            $0.00      $0.00       $0.00     $0.00         $0.00
               Group 2          $0.00         $0.00      $0.00            $0.00      $0.00       $0.00     $0.00         $0.00
               Total            $0.00         $0.00      $0.00            $0.00      $0.00       $0.00     $0.00         $0.00

Loss Limits:                                     NA               $7,130,186.00          $5,023,373.00             $180,000.00




                                        Group 1           Group 2             Total
                                        -------           -------             -----
iv) Servicing Fee                     $19,134.90        $33,192.00         $52,326.90
Master Servicing Fee                   $1,530.85         $2,655.34          $4,186.19
Trustee Fee                              $554.73           $962.55          $1,517.28

                     Outstanding Loans            31-60 Days Delinquent       61-90 Days Delinquent   91 Days or More Delinquent
                 ------------------------       ------------------------     -----------------------  --------------------------
                 Count           Balance        Count          Balance        Count        Balance      Count      Balance
                 -----           --------       -----          ---------     ------        ---------  --------     ------------
Group 1            679      $90,406,164.35      21         $2,396,280.35       2      $300,425.80         0             $0.00
Group 2            335     $157,246,192.53       3         $2,101,714.98       1      $305,819.34         1       $770,000.00
                 -----     ---------------     ----       --------------      ---    ------------        ---      -----------
Total            1,014     $247,652,356.88      24         $4,497,995.33       3      $606,245.14         1       $770,000.00

vi) Delinquency Information for Mortgage Loans in Foreclosure Proceedings


                              31-60 Days Delinquent                61-90 Days Delinquent        91 Days or More Delinquent
                             ------------------------            ------------------------       --------------------------
                              Count           Balance             Count         Balance           Count        Balance
                             ---------       --------            ---------     ----------        -------    --------------
Group 1                         0              $0.00                0             $0.00             0           $0.00
Group 2                         0              $0.00                0             $0.00             0           $0.00
                               ---             -----               ---            -----            ---          -----
Total                           0              $0.00                0             $0.00             0           $0.00


vii) Mortgage Loans becoming REO Property during the preceding calendar month

                               Group            Loan Number     Principal Balance   Deemed Principal Balance
                               -----            -----------      ----------------   ------------------------
                                None                None              None                 None


viii) Deleted and Qualifying Sustitute Mortgage Loans

                                                  Deleted           Deleted          Substitute         Substitute
                               Group            Loan Number     Principal Balance    Loan Number     Principal Balance
                               -----            -----------     -----------------    -----------     -----------------
                                None                None              None               None              None



                                                      Group 1           Group 2             Total
                                                      -------           -------             -----
ix) Accrued and Unpaid Principal                       $0.00             $0.00              $0.00
       Accrued and Unpaid Interest                     $0.00             $0.00              $0.00


x) Purchased Mortgage Loans                    Group            Loan Number     Principal Balance
                                               -----            -----------     -----------------
                                               None                None              None

           RECONCILIATION REPORT
                                                         ISSUE DATE              30-Aug-99
STRUCTURED ASSET SECURITIES CORP.                        DISTRIBUTION DATE       25-Sep-99
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-ALS3     DETERMINATION DATE      18-Sep-99
                                                         RUN DATE:               24-Jan-00
                                                                                 01:57 PM

I.  CASH RECONCILIATION

A.  Computed Information

Total Collections - per Servicer Report          A    5,027,533.80
Total Advances - per Servicer Report                          0.00
                                                 ------------------
                                                      5,027,533.80

B. Cash Receipts from Servicer, net of
   service fees                                  B    5,027,533.80
                                                 ------------------

                                                 ------------------
Difference between A and B                                    0.00
                                                 ------------------


II.  DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Trustee Fee                                               1,517.28
1-A1 Interest Distribution                              505,639.17
1-A1 Principal Distribution Amount                    1,432,687.93
1-AP Principal Distribution Amount                        3,118.41
1-AP Deferred Amount                                          0.00

2-A1 Interest Distribution                              875,087.08
2-A1 Principal Distribution Amount                    2,066,809.43
2-AP Principal Distribution Amount                          825.31
2-AP Deferred Amount                                          0.00

B1 Interest Distribution                                 59,178.13
B1 Principal Distribution Amount                          5,896.86
B2 Interest Distribution                                 27,308.33
B2 Principal Distribution Amount                          2,721.16
B3 Interest Distribution                                 17,448.33
B3 Principal Distribution Amount                          1,738.65
B4 Interest Distribution                                  8,343.54
B4 Principal Distribution Amount                            831.40
B5 Interest Distribution                                  6,065.83
B5 Principal Distribution Amount                            604.44
B6 Interest Distribution                                 10,650.63
B6 Principal Distribution Amount                          1,061.29
R Interest Distribution                                       0.60
R Principal Distribution Amount                               0.00
                                                 ------------------

                                               A.     5,027,533.80

B. Amounts Available:

Cash Receipts from Servicer, net of
  service fees                                 B.     5,027,533.80
                                                 ------------------


                                                 ------------------
Difference between A and B                                    0.00
                                                 ------------------

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                     ASSET TRUST PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                           -------------------------

       CONSIDER CAREFULLY
 THE RISK FACTORS BEGINNING
 ON PAGE 10 OF THIS
 PROSPECTUS.

      For a list of
 capitalized terms used in
 this prospectus, see the
 Glossary beginning on page
 120.

      The certificates will
 represent interest in the
 trust fund only and will
 not represent interests in
 or obligations of any
 other entity.

      This prospectus may be
 used to offer and sell any
 series of certificates only
 if accompanied by the
 prospectus supplement for
 that series.
                          THE TRUSTEE, ON BEHALF OF THE TRUST FUND:

                          - may periodically issue asset trust pass-through
                            certificates in one or more series with one or more classes; and
                          - will own --
                               - mortgage loans or participation interests in
                                 mortgage loans, including manufactured home loans;
                               - mortgage backed certificates insured or
                                 guaranteed by FNMA, FHLMC or GNMA;
                               - private mortgage backed certificates as
                                 described in this prospectus;
                               - payments due on those mortgage loans and
                                 mortgage backed certificates;
                               - other property described in this prospectus and
                                 the accompanying prospectus supplement; and
                          - may elect to have the assets of the trust fund
                            characterized as a real estate mortgage investment conduit or financial asset securitization investment trust for tax purposes.

                          THE CERTIFICATES:

                          - will represent interests in the trust fund and will
                            be paid only from the trust fund assets described in this prospectus;
                          - may have one or more forms of credit enhancement;
                            and
                          - will be issued as part of a designated series which
                            may include one or more classes of certificates and forms of credit enhancement.

                          THE CERTIFICATEHOLDERS:

                          - will receive distributions of principal and interest
                            that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                LEHMAN BROTHERS

                The date of this prospectus is January 15, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus which provides general information, some of which may not apply to a particular series of certificates, including your certificates, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     - the timing of interest and principal payments;

     - information about the particular mortgage loans, mortgage backed certificates and other assets in a trust fund;

     - information about any credit enhancement provided for a class of certificates;

     - the ratings for each class of certificates; and

     - the method for selling the certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference to other public filings made by the Depositor. We have not authorized anyone to provide you with any other information. We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Summary of Terms....................    6
  Depositor.........................    6
  Certificates Offered..............    6
  Distributions.....................    6
  The Trust Fund....................    7
  Mortgage Backed Securities........    7
  Mortgage Loans....................    7
  Guaranteed Investment Contracts
     and Other Agreements...........    7
  Pre-Funding Account...............    7
  Collection and Certificate
     Accounts.......................    7
  Final Scheduled Distribution
     Date...........................    8
  Optional Termination or Purchase
     of Certificates................    8
  Trustee...........................    8
  Servicing of Mortgage Loans.......    8
  Credit Enhancement................    8
  Material Federal Income Tax
     Consequences...................    8
  Legal Investment Considerations...    9
  Erisa Considerations..............    9
  Use of Proceeds...................    9
  Ratings...........................    9
Risk Factors........................   10
  Limited Ability to Resell
     Certificates...................   10
  Adverse Effect of Prepayments on
     the Yield and Maturity of
     Certificates...................   10
  Principal Prepayments Not
     Addressed by Ratings...........   11
Potential Inadequacy of Credit
  Enhancement.......................   11
Bankruptcy..........................   11
Recent Origin of Certain Loan
  Types.............................   11
Greater Risks Involving Certain
  Property Types....................   12
Limited Obligations and Assets of
  the Depositor.....................   12
Limitations of FNMA and FHLMC
  Guaranties........................   12
ERISA Considerations................   13

                                      PAGE
                                      ----
Description of the Certificates.....   14
  General...........................   14
  Distributions on the
     Certificates...................   14
  Optional Termination..............   16
  Optional Purchase of
     Certificates...................   17
  Other Purchases...................   17
  Book-Entry Registration...........   17
Yield, Prepayment and Maturity
  Considerations....................   19
  Payment Delays....................   19
  Principal Prepayments.............   19
  Timing of Reduction of Principal
     Amount.........................   19
  Interest or Principal Weighted
     Certificates...................   19
  Final Scheduled Distribution
     Date...........................   20
  Prepayments and Weighted Average
     Life...........................   20
  Other Factors Affecting Weighted
     Average Life...................   21
The Trust Funds.....................   22
  General...........................   22
  GNMA Certificates.................   23
  FNMA Certificates.................   25
  FHLMC Certificates................   27
  Private Mortgage-Backed
     Securities.....................   30
  The Mortgage Loans................   31
  The Manufactured Home Loans.......   35
  Pre-Funding Arrangements..........   36
  Collection Account and Certificate
     Account........................   37
  Other Funds or Accounts...........   38
Loan Underwriting Procedures and
  Standards.........................   39
  Underwriting Standards............   39
  Loss Experience...................   40
  Representations and Warranties....   41
  Substitution of Primary Assets....   43
Servicing of Loans..................   43
  General...........................   43

                                      PAGE
                                      ----
  Collection Procedures; Escrow
     Accounts.......................   44
  Deposits to and Withdrawals from
     the Collection Account.........   44
  Servicing Accounts................   46
  Buy-Down Loans, GPM Loans and
     Other Subsidized Loans.........   46
  Advances and Limitations
     Thereon........................   48
  Maintenance of Insurance Policies
     and Other Servicing
     Procedures.....................   48
  Presentation of Claims;
     Realization Upon Defaulted
     Loans..........................   51
  Enforcement of Due-On-Sale
     Clauses........................   52
  Certain Rights Related to
     Foreclosure....................   53
  Servicing Compensation and Payment
     of Expenses....................   53
  Evidence as to Compliance.........   54
  Certain Matters Regarding the
     Master Servicer................   54
Credit Support......................   55
  General...........................   55
  Subordinate Certificates;
     Subordination Reserve Fund.....   56
  Cross-Support Features............   57
  Insurance.........................   57
  Letter of Credit..................   57
  Certificate Guarantee Insurance...   58
  Reserve Funds.....................   58
Description of Mortgage and other
  Insurance.........................   59
  Mortgage Insurance on the Loans...   59
  Hazard Insurance on the Loans.....   64
  Bankruptcy Bond...................   66
  Repurchase Bond...................   66
The Trust Agreements................   66
  Assignment of Primary Assets......   66
  Repurchase and Substitution of
     Non-Conforming Loans...........   69
  Reports To Certificateholders.....   70
  Investment of Funds...............   72
  Event of Default..................   72
  Rights Upon Event of Default......   73

                                      PAGE
                                      ----
  The Trustee.......................   73
  Duties of the Trustee.............   74
  Resignation of Trustee............   74
  Certificate Account...............   74
  Expense Reserve Fund..............   75
  Amendment of Trust Agreement......   75
  Voting Rights.....................   76
  List of Certificateholders........   76
  REMIC or FASIT Administrator......   76
  Termination.......................   76
Certain Legal Aspects of Loans......   77
  Mortgages.........................   77
  Junior Mortgages; Rights of Senior
     Mortgages......................   77
  Cooperative Loans.................   79
  Foreclosure on Mortgages..........   81
  Realizing Upon Cooperative Loan
     Security.......................   82
  Rights of Redemption..............   83
  Anti-Deficiency Legislation and
     Other Limitations on Lenders...   84
  Soldiers' and Sailors' Civil
     Relief Act of 1940.............   86
  Environmental Risks...............   86
  Due-on-Sale Clauses in Mortgage
     Loans..........................   87
  Enforceability of Prepayment and
     Late Payment Fees..............   88
  Equitable Limitations on
     Remedies.......................   88
  Applicability of Usury Laws.......   89
  Adjustable Interest Rate Loans....   89
  Manufactured Home Loans...........   90
Material Federal Income Tax
  Considerations....................   93
  General...........................   93
  Characterization of
     Certificates...................   93
  Qualification as a REMIC..........   93
  Qualification as a FASIT..........   95
  Taxation of Regular Interest
     Certificates...................   96

                                      PAGE
                                      ----
  Sale or Exchange of Regular
     Interest Certificates..........  101
  Taxation of the REMIC.............  101
  Taxation of Holders of Residual
     Interest Certificates..........  103
  Restrictions on Ownership and
     Transfer of REMIC Residual
     Interest Certificates..........  105
  REMIC Expenses....................  105
  Administrative Matters............  106
  Taxation of Holders of FASIT
     High-Yield Interests...........  106
  Taxation of Holders of FASIT
     Ownership Interests............  106
  Tax Status as a Grantor Trust.....  107

                                      PAGE
                                      ----
  Miscellaneous Tax Aspects.........  111
  Tax Treatment of Foreign
     Investors......................  111
State Tax Considerations............  113
Erisa Considerations................  113
Legal Investment Considerations.....  116
Legal Matters.......................  117
The Depositor.......................  117
Use of Proceeds.....................  118
Plan of Distribution................  118
Additional Information..............  119
Incorporation of Certain Documents
  by Reference......................  120
Reports to Certificateholders.......  120
Glossary............................  120

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, BUT IT IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

DEPOSITOR

     Structured Asset Securities Corporation, a limited purpose Delaware corporation organized primarily for the purpose of acquiring assets for each trust fund.

     See "The Depositor."

CERTIFICATES OFFERED

     The Depositor will establish separate trust funds, each of which will issue a series of asset trust pass-through certificates. The certificates of each series will evidence beneficial interests in the trust fund or in a segregated pool of trust fund assets.

     Each series of certificates may be divided into one or more classes. The related prospectus supplement will describe the certificates in detail.

     The certificates of each series will be entitled to payment only from the assets of the related trust fund.

     The certificates of any class of any series may be:

- subordinated in right to receive payments and subject to allocation of losses in favor or one or more other classes of certificates of such series,

- entitled to receive payments:

- allocable only to principal, only to interest or to any combination of principal and interest,

- allocable to prepayments of principal throughout the life of such certificates or only during specified periods,

- only after the occurrence of specified events, or

- in accordance with a specified schedule or formula or on the basis of payments, on specified portions of the mortgage assets.

     In the case of certificates entitled to receive payments allocable to interest, such certificates may receive:

- interest at a specified annual interest rate, which may be fixed, variable or adjustable and may differ from the interest rate at which other classes of certificates of such series are entitled to receive interest, and

- such payments only after the occurrence of specified events with interest accruing until such events occur, in each case as specified in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the certificates of a series will not be guaranteed by any governmental agency or instrumentality or any other person or entity.

     The Depositor, a seller or one of their affiliates may retain or hold for sale from time to time one or more classes of certificates.

     See "Description of the Certificates."

DISTRIBUTIONS

     Each prospectus supplement will specify:

- when payments will be made to the certificates

- the amount of each payment allocable to principal and interest; and

- how the amounts distributed will be determined.

     See "Description of the Certificates -- Allocation of Distributions."

THE TRUST FUND

     The trust fund for a series will consist of one or a combination of the assets listed below, a collection account and certificate account, and may include certain insurance policies and other various forms of credit support to be specified in the related prospectus supplement.

     See "The Trust Funds -- Collection Account and Certificate Account," "Credit Support," and "Description of Mortgage and Other Insurance."

     The primary assets for a series of certificates may consist of any combination of the following:

MORTGAGE BACKED SECURITIES

- securities insured or guaranteed by FNMA, FHLMC or GNMA; and

- mortgage backed debt or equity securities that are not guaranteed or insured by the United States or an agency or instrumentality of the United States.

MORTGAGE LOANS

- Single family loans: mortgage loans secured by liens on one- to four-family residential and mixed use properties, or participation interests in such loans;

- Cooperative loans: loans secured by security interests in or similar liens on shares in private, non-profit cooperative housing corporations and on the related proprietary leases or occupancy agreements, or participation interests in such loans;

- Condominium loans: loans secured by a mortgage on a condominium unit, together with the condominium unit's interest in the common elements, or participation interests in such loans;

- Multifamily loans: mortgage loans secured by liens on residential and mixed use properties with five or more dwelling units, including buildings owned by cooperatives, or participation interests in such loans; and

- Manufactured home loans: manufactured housing conditional sales contracts and installment loan agreements, or participation interests in such loans.

     All liens may be first, second or more-junior liens.

     All or a portion of the mortgage loans in a mortgage pool may be insured by the FHA and may be partially guaranteed by the VA, if so specified in the related prospectus supplement.

     The mortgaged properties may be located in any of the 50 states, the District of Columbia and Commonwealth of Puerto Rico. The principal characteristics of the mortgage loans included in a trust fund will be described in the related prospectus supplement.

GUARANTEED INVESTMENT CONTRACTS AND OTHER AGREEMENTS

- investment contracts or reinvestment agreements pursuant to which money will be held in one or more funds or accounts on behalf of a series of certificates and invested at a specified rate.

PRE-FUNDING ACCOUNT

     A trust may enter into a pre-funding arrangement with the Depositor for the transfer of additional mortgage assets to the trust following the issuance of the related certificates. If a pre-funding agreement is used, the trustee will be required to deposit in a segregated pre-funding account a portion of the proceeds of sale of the related certificates. Thereafter, the trustee will acquire additional mortgage assets in exchange for money in the segregated account pre-funding account.

     The trustee will apply any proceeds remaining in the pre-funding account at the end of a specified period, not to exceed three months, as a mandatory prepayment of certificates as specified in the related prospectus supplement.

     See "The Trust Funds -- Pre-Funding Arrangements."

COLLECTION AND CERTIFICATE ACCOUNTS

     Payments on the assets in a trust fund will initially be remitted for deposit in a collection account maintained by the trustee, servicer or master servicer. Funds on deposit in the collection account will then be transferred to a certificate account to be established with the trustee for the series of certificates related to the trust fund. Certain amounts may be subtracted from the amount deposited in the certificate account to cover servicing fees and other amounts specified in the related prospectus supplement. The remaining funds on deposit in the certificate account will be distributed by the trustee to the certificateholders of a series as described in the related prospectus supplement.

     See "The Trust Funds -- Collection Account and Certificate Account."

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date for each class of a series will be set forth in the related prospectus supplement and will be determined as described in the related prospectus supplement. The final scheduled distribution date may vary from the actual maturity date of the certificates of a series because the actual maturity date will depend primarily upon the level of prepayments with respect to the assets in the related trust fund and the applicable payment priorities.

     See "Risk Factors" and "Yield, Prepayment and Maturity Considerations."

OPTIONAL TERMINATION OR PURCHASE OF CERTIFICATES

     The certificates may be subject to early retirement or mandatory purchase.

     See "Description of the Certificates -- Optional Termination" and "-- Purchases."

TRUSTEE

     The trustee for each series of certificates will be identified in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

     One or more servicers, which may include an affiliate of the Depositor, will perform customary servicing functions for the mortgage loans included in each trust fund. The servicer or servicers for a trust will be identified in the related prospectus supplement.

     A special servicer may be appointed to service, make certain decisions with respect to, and take various actions with respect to delinquent or defaulted mortgage loans or mortgage loans that are secured by mortgaged properties acquired by foreclosure or by deed-in-lieu of foreclosure. The special servicer for a series, if any, will be identified in the related prospectus supplement.

     See "Servicing of Mortgage Loans."

CREDIT ENHANCEMENT

     A trust may include, or the related certificates may be entitled to the benefits of, certain ancillary or incidental assets intended to provide credit enhancement for ultimate or timely distributions to the holders of such certificates. These forms of credit enhancement may include reserve accounts, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, cap agreements and option agreements.

     In addition, one or more classes of certificates of a series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross support. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

     The specific forms of credit enhancement available for a trust fund or one or more classes of certificates representing beneficial interests in such trust fund will be described in the related prospectus supplement.

     See "Credit Enhancement."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences to the certificateholders will depend on, among other factors, whether the related trust fund and/or specified portions of the trust fund elect to be treated as "real estate mortgage investment conduits" (each, a "REMIC") or "finan-cial asset securitization investment trusts" (each, a "FASIT") under the provisions of the Internal Revenue Code of 1986, as amended, or if the trust fund does not elect to be treated as a REMIC or FASIT, whether the certificates are considered to be trust certificates, partnership interests or debt instruments.

     The prospectus supplement for each series of certificates will specify whether the related trust fund will make a REMIC or FASIT election.

     We recommend that you consult your tax advisors concerning the application of federal income tax laws to your particular situation.

     See "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

LEGAL INVESTMENT CONSIDERATIONS

     Some, but not all, of the certificates of a series may constitute "mortgage-related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if they are rated in one of the two highest applicable rating categories by at least one rating agency. Mortgage-related securities will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject, in each case, to state laws overriding SMMEA and to any other regulations which may govern investments by such institutional investors. Certificates that do not constitute "mortgage-related securities" may not be legal investments to the same extent as mortgage-related securities which will limit certain investors' ability to invest in, sell or otherwise deal in such certificates.

     See "Legal Investment Considerations" herein and in the related prospectus supplement.

ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code, should carefully review whether an investment in certificates could give rise to a transaction prohibited or not otherwise permissible. Certain classes of certificates may not be offered for sale or transfer to such plans.

     See "ERISA Considerations" herein and in the related prospectus supplement.

USE OF PROCEEDS

     The Depositor will use the net proceeds from the sale of a series of certificates for one or more purposes described in the prospectus supplement.

     See "Use of Proceeds" herein and in the related prospectus supplement.

RATINGS

     Each class of certificates offered by this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED ABILITY TO RESELL
  CERTIFICATES...............    The underwriter is not required to assist in
                                 resales of the certificates, although it may do so. A secondary market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

                                 Because the market value of the certificates of each series will fluctuate with changes in prevailing rates of interest, the sale of the certificates by a certificateholder in any secondary market that may develop may be at a discount from par value or from their purchase price.

ADVERSE EFFECT OF PREPAYMENTS
  ON THE YIELD AND MATURITY OF
  CERTIFICATES................   Prepayments, unless described otherwise in the
                                 related prospectus supplement, include:

                                 - voluntary prepayments by the obligors on the
                                   loans in a trust fund, and

                                 - liquidations on such loans due to defaults
                                   and foreclosures.

                                 The rate at which prepayments occur on the loans underlying or comprising the assets of a trust fund will be affected by a variety of factors, such as the level of prevailing interest rates and economic, demographic, tax, social, legal and other factors.

                                 Prepayments will affect the average life and yield to investors of each class of certificates, and the extent to which principal on any such class is fully paid prior to its final scheduled distribution date, if at all. This is particularly true where a series of certificates includes an interest weighted class offered at a significant premium or a principal weighted class offered at a substantial discount.

                                 Yields on such classes of certificates will be extremely sensitive to prepayments on the loans comprising or underlying the assets for such series of certificates.

                                 - Where the amount of interest allocated to an
                                   interest weighted class is extremely
                                   disproportionate to principal,
                                   certificateholders purchasing such
                                   certificates at a significant premium could, under some rapid prepayment scenarios, fail to recover their original investments.

                                 - If the interest rate on certificates of a
                                   series is based upon a weighted average of interest rates on the loans comprising or underlying the related trust fund assets, interest on such certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that loans that bear higher rates of interest are prepaid more quickly than those loans that bear lower rates of interest.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" herein.

PRINCIPAL PREPAYMENTS NOT
  ADDRESSED BY RATINGS........   Ratings assigned to certificates do not assess
                                 the likelihood of principal prepayments on the loans underlying or comprising assets of the trust fund, or the degree to which the rate of such prepayments might differ from that originally anticipated. Ratings reflect only a rating agency's assessment of the likelihood that timely distributions will be made with respect to the certificates rated in accordance with the related trust agreement. The rating assigned to a certificate will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause that investor to experience a lower than anticipated yield, or that an investor purchasing an interest weighted certificate at a significant premium might fail to recoup his or her initial investment.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" herein.

POTENTIAL INADEQUACY OF CREDIT
  ENHANCEMENT.................   The credit enhancement, if any, for a series of
                                 certificates may be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. In addition, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates to the extent specified in the related prospectus supplement.

                                 See "Credit Enhancement."

BANKRUPTCY....................   The sellers and the Depositor intend that the
                                 transfers of assets to the Depositor and, in turn, to the related trust fund constitute sales rather than pledges to secure indebtedness for insolvency purposes. In the event of the bankruptcy of a prior owner of the assets, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of the assets by the insolvent party as a borrowing secured by a pledge of assets. That position, if argued or accepted by a court, could result in delays in payment on the certificates of the related series. If such an attempt were successful, holders of the related certificates could suffer losses, and could fail to fully recover their initial investments.

RECENT ORIGIN OF CERTAIN LOAN
  TYPES.......................   Certain loan types that may be included in the
                                 assets of a trust fund such as GPM Loans, GEM
                                 Loans, ARMs and

                                 Buy-Down Loans are of relatively recent origin. As a result, reliable prepayment, loss and foreclosure statistics relating to these loan types may not be available and the rating agencies may have difficulty in estimating potential losses on such loans. To the extent that losses on these loans exceed the levels estimated by the rating agency rating the series of certificates in determining the required levels of overcollateralization or other credit support, the trust fund may experience a loss.

                                 See "Loan Underwriting Procedures and
                                 Standards" and "Credit Support."

GREATER RISKS INVOLVING
CERTAIN PROPERTY TYPES........   Loans made with respect to multifamily
                                 property, manufactured homes or cooperative dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such loans exceed levels estimated by the rating agency in determining required levels of overcollateralization or other credit support, the related trust fund may experience a loss.

                                 See "Servicing of Loans -- Maintenance of
                                 Insurance Policies or Other Servicing
                                 Procedures" and "Credit Support."

LIMITED OBLIGATIONS AND ASSETS
OF THE DEPOSITOR..............   Unless otherwise set forth in the prospectus
                                 supplement for a series of certificates, the trust fund for a series will be the only available source of funds to make distributions on the certificates of such series. The only obligations, if any, of the Depositor with respect to the certificates of any series will be pursuant to certain representations and warranties made in the trust agreement for a specific trust fund. The Depositor does not have, and is not expected in the future to have, any significant assets to meet any obligations to repurchase assets that are the subject of a breach of any representation or warranty. If the Depositor were required to repurchase a loan, its only source of funds would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the loans, servicer or master servicer, or from a reserve fund established to provide funds for such repurchases. If the Depositor cannot enforce a corresponding obligation or there is no corresponding obligation to repurchase a loan, then the trust fund will bear the full risk of holding such loan.

                                 See "The Depositor" herein.

LIMITATIONS OF FNMA AND FHLMC
  GUARANTIES..................   Although payments on FNMA and FHLMC
                                 Certificates are guaranteed by FNMA and FHLMC, respectively, and FNMA and FHLMC are federally chartered corporations,

                                 FNMA and FHLMC guaranties are not backed by the full faith and credit of the United States. Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either FNMA or FHLMC in any manner. So if the trust assets for your certificates include FNMA and FHLMC certificates, although these certificates will be guaranteed by the respective federally chartered corporations, they will not be backed by the full faith and credit of the United States.

                                 See "Additional Information" for the
                                 availability of further information regarding FNMA and FHLMC.

ERISA CONSIDERATIONS..........   ERISA generally applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of such plans. Due to the complexity of regulations that govern these plans, we recommend that prospective investors subject to ERISA consult their own counsel regarding the consequences under ERISA of acquiring, holding and disposing of any certificates of any series.

                                 See "ERISA Considerations."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and the Trustee for the related Series identified in the related Prospectus Supplement. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Floating Rate Certificates, Interest Weighted Certificates, Principal Weighted Certificates, Planned Amortization Certificates ("PACs") or such other Certificates as are described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. A Class of Subordinate Certificates will be offered hereby or by any Prospectus Supplement only if rated by a Rating Agency in one of its four highest applicable rating categories. If so specified in the related Prospectus Supplement, the Primary Assets in a Trust Fund may be divided into multiple Asset Groups.

     Each Series will be issued in registered form, in the minimum original principal amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "-- Book-Entry Registration" herein.

DISTRIBUTIONS ON THE CERTIFICATES

     GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date to the extent of the "Available Distribution Amount" as set forth in the related Prospectus Supplement.

     Distributions of interest on Certificates that receive interest will be made periodically at the intervals and at the Certificate Interest Rate specified or, with respect to Floating Rate Certificates, determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement. Distributions of principal on each class of the Certificates of a Series will be made on a pro rata or random lot basis among all of the Certificates of such Class, or otherwise, as specified in the related Prospectus Supplement. Principal payments will be allocated to each Class of a Series as specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any Reserve Fund or applicable credit support) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date.

     Distributions of principal of and interest on Certificates of a Series will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that
(a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made. If specified in the related Prospectus Supplement, the Certificates of a Series or certain Classes of a Series may be available only in book-entry form. See
"-- Book-Entry Registration" herein.

     With respect to reports to be furnished to Certificateholders concerning a distribution, see "The Trust Agreements -- Reports to Certificateholders".

     PASS-THROUGH CERTIFICATES GENERALLY. With respect to a Series other than a Multi-Class Series, distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any Subordinate Classes to receive current distributions). See "Subordinate Certificates" below as specified in the related Prospectus Supplement.

     If the Primary Assets for a Series have adjustable or variable interest rates, then the Certificate Interest Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Primary Assets. If the Primary Assets for a Series have fixed interest rates, then the Certificate Interest Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on the respective pass-through rates, then the Certificate Interest Rate on the Certificates of the related Series may also reflect such caps.

     If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Certificates, one or more Classes of Principal Weighted Certificates, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Certificates within each Class. The method or formula for determining the Percentage Interest of a Certificate will be set forth in the related Prospectus Supplement.

     MULTI-CLASS SERIES. Unless otherwise specified in the Prospectus Supplement, each Certificate of a Multi-Class Series will have a principal amount or a notional amount and a specified Certificate Interest Rate (which may be zero). Interest distributions on a Multi-Class Series will be made on each Certificate entitled to an interest distribution on each Distribution Date at the Certificate Interest Rate specified or, with respect to Floating Rate Certificates, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate and Other Certificates" below and "Credit Support".

     Distributions of interest on a Class of Compound Interest Certificates will commence only after the related Accretion Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accretion Termination Date, interest on such Class of Compound Interest Certificates will accrue and the amount of interest accrued on such Distribution Date (the "Accrual Amount") will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accretion Termination Date, interest distributions will be made on Classes of Compound Interest Certificates on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Certificates equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more Classes of Floating Rate Certificates. The Certificate Interest Rate of a Floating Rate Certificate will be a variable or adjustable rate, which may be subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Rate Certificates, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Rate Period, and the formula, index, or other method by which the Floating Rate for each Floating Rate Period will be determined.

     To the extent provided in the related Prospectus Supplement, a Series of Multi-Class Certificates may include one or more Classes of Planned Amortization Certificates ("PACs"), Targeted Amortization Certificates ("TACs") or other Certificates whose entitlement to distributions of principal is based on a schedule of balances or amounts.

     Distributions of principal will be allocated among the Classes of a Multi-Class Series in the order of priority and amount specified in the related Prospectus Supplement. The Principal Distribution Amount for a Multi-Class Series on each Distribution Date will be as specified in the related Prospectus Supplement.

     SUBORDINATE CERTIFICATES. One or more Classes of a Series may consist of Subordinate Certificates. Subordinate Certificates may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "Credit Support". If the Primary Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Certificates evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Certificates evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Unless rated in one of the four highest rating categories by at least one Rating Agency, Subordinate Certificates will not be offered hereby or by the related Prospectus Supplement.

OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, purchase or direct the sale of a portion of the Primary Assets of a Trust Fund, or cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund or directing the sale of such Primary Assets, on or after a date specified in the related Prospectus

Supplement, or on or after such time as the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or the aggregate principal amount of the Certificates (or of certain Classes thereof) is less than a specified percentage of their initial aggregate principal amount, all as described in the related Prospectus Supplement. Such optional termination will be in addition to terminations which may result from other events. See "The Trust Agreements -- Deficiency Event" and "-- Termination".

OPTIONAL PURCHASE OF CERTIFICATES

     If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be purchased, in whole or in part, at the option of the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such purchase must be given by the Trustee prior to the optional purchase date, as specified in the related Prospectus Supplement. The purchase price for any Certificate so purchased will be set forth in the related Prospectus Supplement.

OTHER PURCHASES

     If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to redemption, in whole or in part, at the request of the holders of such Class or to mandatory purchase by the Depositor, the Servicer or Master Servicer, or another entity designated in the related Prospectus Supplement. Any such redemption at the request of holders or mandatory purchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

     The Depositor also may, at its option, obtain for any Series of the Certificates, one or more guarantees from a company or companies acceptable to the Rating Agencies. Such guarantees may provide for one or more of the following for any Series of the Certificates: (i) call protection for any Class of the Certificates of such Series; (ii) a guarantee of a certain prepayment rate of some or all of the Loans underlying such Series; or (iii) certain other guarantees, all as specified in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Certificates will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Certificate registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Certificates (a "Certificateowner") will be entitled to receive a Certificate representing such person's interest in the Certificates except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances set forth under "Definitive Certificates" below. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificateowners will not be "Certificateholders" or "Holders" under the Trust Agreement, and Certificateowners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

     DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificateowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Certificateowner to pledge such owner's Certificate to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificate, may be limited. In addition, under a book-entry format, Certificateowners may experience some delay in their receipt of principal and interest distributions with respect to the Certificates since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Certificateowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit principal and interest distributions and distributions with respect to the Certificates. Participants and Indirect Participants with which Certificateowners have accounts with respect to Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificateowners. Accordingly, although Certificateowners will not possess certificates, the Rules provide a mechanism by which Certificateowners will receive distributions and will be able to transfer their interests.

     The Depositor understands that DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the Certificates or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Certificates to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     Unless otherwise specified in the related Prospectus Supplement, if Certificates of a Series are issued initially in book-entry form only, the Certificates will be issued in fully registered, certified form ("Definitive Certificates") to Certificateowners, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Trust Agreement, Certificateowners representing a majority of the aggregate outstanding principal amount of the Certificates advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificateowners.

     Upon the occurrence of any of the events described in clauses (i), (ii) or
(iii) of the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instructions for registration the Trustee will issue all, but not less than all of the remaining formerly DTC-held Certificates then outstanding in the form of Definitive Certificates, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which such payments or distributions are passed through to Certificateholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement will set forth an example of the timing of receipts and the distribution thereof to Certificateholders so that the impact of such a delay can be understood.

PRINCIPAL PREPAYMENTS

     With respect to a Series for which the Primary Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Certificateholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Certificates, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. Further, if the Certificate Interest Rate or Pass-Through Rate on Certificates of a Series is based upon a weighted average of the interest rates on the Loans comprising or underlying the related Primary Assets, interest on such Certificates may be paid or accrued in the future at a rate lower than the initial interest rate to the extent that those of such Loans which bear higher rates of interest initial are prepaid more quickly than those of such Loans which bear lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon".

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Certificates is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal amount of the Certificates outstanding. The effect of such provisions is to produce a lower yield on the Certificates than would be obtained if interest were to accrue on the Certificates on the actual unpaid principal amount of such Certificates to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Certificates are determined or are deemed to reduce for purposes of calculating interest distributions on Certificates of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED CERTIFICATES

     If a Class of Certificates consists of Interest Weighted Certificates or Principal Weighted Certificates, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Certificates, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Certificates. The Prospectus Supplement for a Series including such Certificates will include a table showing the effect of various levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date of each Class of any Multi-Class Series will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual maturity of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Certificates of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for such Certificates is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a Series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Certificate Interest Rate on the Certificates may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a Series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Certificates, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any Series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The Prospectus Supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement will also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Certificates or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF LOAN. Mortgage Loans made with respect to Multifamily Properties may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of such Loans in either stable or changing interest rate environments.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and negative amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such negative amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Mortgage Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of such ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to Holders who purchased their Certificates at a premium, if any, and Holders of Interest Weighted Classes. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, Servicer, or PMBS Servicer, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Certificates of the related Series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Certificates who purchased their Certificates at a premium, if any, and the return on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

     DUE ON SALE CLAUSES. The acceleration of repayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting the Primary Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     OPTIONAL TERMINATION. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Primary Assets therein. See "Description of the Certificates -- Optional Termination."

                                THE TRUST FUNDS

GENERAL

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of (a) the Primary Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series;

(c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Certificateholders by foreclosure, deed in lieu of foreclosure or repossession; (d) any Reserve Fund for such Series, if specified in the related Prospectus Supplement; (e) the Servicing Agreements, if any, relating to Loans in the Trust Fund, to the extent that such agreements are assigned to the Trustee; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other asset, instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association).

     To the extent specified in the related Prospectus Supplement, certain amounts in respect of Retained Interests which are received with respect to an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a Series will not be included in the Trust Fund for such Series, but will be payable to the seller of such Agency Certificate, Private Mortgage-Backed Security or Loan, to the Master Servicer, if any, to a Servicer, the Depositor or another party, free and clear of the interest of Certificateholders under the related Trust Agreement.

     Primary Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) GNMA Certificates (which may be GNMA I Certificates or GNMA II Certificates), (b) FNMA Certificates, (c) FHLMC Certificates, (d) Private Mortgage-Backed Securities, (e) Mortgage Loans or participation interests therein and (f) Manufactured Home Loans or participation interests therein. Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets which will consist of Agency Certificates or Loans. Participation interests in a Loan Pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under such Participation Agreement will be evidenced by a Pool Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the terms of such Participation Agreement are substantially the same as the terms of the Trust Agreement and, except as noted herein, the description of provisions of the Trust Agreement are equally descriptive of the terms of the Participation Agreement. The Trustee will be the "certificateholder" with respect to a Pool Participation Certificate. Loans which comprise the Primary Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by the Depositor or any of its affiliates. See "The Trust Agreements -- Assignment of Primary Assets."

GNMA CERTIFICATES

     GENERAL. The GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by GNMA-approved issuers of GNMA certificates (the "GNMA Servicers") under the GNMA I and/or the GNMA II program. The full and timely payment of principal of and interest on such GNMA Certificates is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States of America. The GNMA Certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each such mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. Each repayment to a holder of a GNMA Certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the GNMA Certificate and the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the GNMA Servicer, the Depositor or any affiliate of the Depositor, and the only recourse of a registered holder, such as the Trustee or its nominee, is to enforce the guarantee of GNMA.

     GNMA approves the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, whether or not the payments received by the GNMA Servicer on the underlying mortgage loans equal the amounts due on such GNMA Certificate. If a GNMA Servicer is unable to make a payment as it becomes due, it must promptly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates, may proceed directly against GNMA under the terms of any GNMA Certificate or the Guaranty Agreement relating to the GNMA Certificate for any amounts that are not paid under the GNMA Certificate.

     Monthly installment payments on a GNMA Certificate will be comprised of interest due as specified on the GNMA Certificate plus the scheduled principal payments on the mortgage loans backing such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on the GNMA Certificate is due. The monthly installments on the GNMA Certificate will be paid each month to the Trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing such GNMA Certificate received during any month will be passed through to the registered holder of the GNMA Certificate the following month.

     With respect to GNMA Certificates issued under the GNMA I program, the GNMA Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. GNMA Certificates issued under the GNMA II program provide for such payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the GNMA I program single issuer approach, an individual GNMA issuer assembles a pool of mortgages against which it issues and markets GNMA I Certificates while, under the GNMA II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one GNMA issuer. Under this option, packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

     THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying the GNMA Certificates included in the Trust Fund for a Series will consist of FHA Loans and/or VA Loans, all of which are assumable by a purchaser. GNMA Certificates securing a Series may be backed by level payment mortgage loans, GNMA Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a GNMA Certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any GNMA Certificate issued under the GNMA I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on each such GNMA Certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing such GNMA Certificate.

     Mortgages underlying a GNMA Certificate issued under the GNMA II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each such GNMA II Certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA Certificate.

     The GNMA Certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as such GNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such GNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes GNMA to guarantee the timely payment of the principal of and the interest on GNMA Certificates, which are based on and backed by a pool of mortgages insured by the FHA under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under such guarantees, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

FNMA CERTIFICATES

     GENERAL. FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. FNMA Certificates represent factional undivided interests in a pool of mortgage loans formed by FNMA. Unless otherwise specified in the related Prospectus Supplement, each pool consists of mortgage loans secured by a first lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria set forth under the FNMA purchase program.

     FNMA guarantees to each holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by such FNMA Certificate) on the mortgage loans in the pool represented by such FNMA Certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are neither backed by nor entitled to the full faith and credit of the United States of America. If FNMA were unable to satisfy such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on such FNMA Certificates and could adversely affect the payments on the Certificates of a Series secured by such FNMA Certificates.

     Unless otherwise specified in the related Prospectus Supplement, FNMA Certificates evidencing interests in pools formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each FNMA Certificate will be made by FNMA on the twenty-fifth day of each month to the persons in whose name the FNMA Certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions will be made by wire; with respect to FNMA Certificates issued in fully registered form, distributions will be made by check.

     THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, mortgage loans underlying FNMA Certificates in the Trust Fund for a Series will consist of (i) fixed-rate level payment mortgage loans that are Conventional Loans, (ii) fixed-rate level payment FHA Loans or VA Loans, (iii) adjustable rate mortgage loans or GEM Loans, Buy-Down Loans or GPM Loans, and (iv) mortgage loans secured by Single Family Property or by Multifamily Property. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program.

     The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     FNMA Stripped Mortgage Backed Securities are issued by FNMA in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of FNMA or GNMA Certificates) as to which FNMA has elected REMIC status for federal income tax purposes.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate (and the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the FNMA Certificate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by FNMA for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between .55 and 2.55 percentage points greater than the annual FNMA Certificate interest rate (or the series pass-through rate payable with respect to a FNMA Stripped Mortgage Backed Security).

     The Trust Fund for a Series may include FNMA Certificates having characteristics and terms different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FNMA. FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. sec.1716 et seq.). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" herein for the availability of further information with respect to FNMA and FNMA Certificates.

FHLMC CERTIFICATES

     GENERAL. The FHLMC Certificates represent an undivided interest in a group of mortgages or participations therein (a "PC Pool") purchased by FHLMC. FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either FHLMC's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of FHLMC Certificates.

     Under FHLMC's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate; with respect to FHLMC Certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying such FHLMC Certificates cannot exceed the pass-through rate on such FHLMC Certificates by more than two hundred basis points. Under such program, FHLMC purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No loan or participation is purchased by FHLMC at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a FHLMC Certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

     Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. For FHLMC Certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

     The FHLMC Certificates will be guaranteed by FHLMC as to the timely payment of interest at the applicable FHLMC Certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. FHLMC also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" FHLMC Certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantee, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages which FHLMC has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards which require that the demand be made within any specified period.

     Holders of FHLMC Certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by FHLMC of the real property securing the mortgage. FHLMC is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable FHLMC Certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which FHLMC is deemed to receive such payments.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guarantee income as agreed upon between the seller and FHLMC.

     FHLMC Certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If FHLMC were unable to satisfy such obligations, distributions on FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on such FHLMC Certificates and could adversely affect distributions on the Certificates of such Series.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of an FHLMC Certificate will normally be received by the holder by the fifteenth day of the second month following the month in which such person became a holder of the FHLMC Certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

     THE UNDERLYING MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, each PC Pool underlying the FHLMC Certificates in the Trust Fund for a Series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the related Prospectus Supplement, all of the mortgage loans evidenced by a FHLMC Certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by FHLMC must meet certain standards set forth in the FHLMC Act (as defined below).

     The Trust Fund for a Series may include FHLMC Certificates having other characteristics and terms different from those described above, so long as such FHLMC Certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. 1451-1459) on July 24, 1970 (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Guarantor Program under which FHLMC purchases mortgages from sellers in exchange for FHLMC Certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of FHLMC's purchases of mortgages and sales of FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "ADDITIONAL INFORMATION" for the availability of further information with respect to FHLMC and FHLMC Certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates, or (b) collateralized mortgage obligations secured by Loans or Agency Certificates. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be an FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years,
(iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, Insurance Policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

     ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify, to the extent relevant, (i) the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the Trust Fund; (ii) certain characteristics of the Agency Certificates or Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including, in the case of Loans, (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination; (iii) the certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (iv) the weighted average certificate rate of the Private Mortgage-Backed Securities; (v) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities; (vi) certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (vii) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (viii) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the nature described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MORTGAGE LOANS

     GENERAL. The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Primary Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "Mortgage Loans". Unless otherwise specified in the Prospectus Supplement for the related Series, the Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. Some, none or all of the Mortgage Loans may have been originated by the Depositor or an affiliate thereof. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be GPM Loans, GEM

Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein and in the related Prospectus Supplement. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or if so specified in the related Prospectus Supplement, a second lien, on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

     If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by mortgages, deeds of trust or other similar Security Instruments creating a lien on borrowers' leasehold interests in real property under circumstances that the Depositor determines are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located thereon. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan.

     The Mortgaged Properties may include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the related Prospectus Supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by such tenant-stockholder. See "Certain Legal Aspects of Loans".

     The aggregate principal balance of Mortgage Loans with respect to Mortgaged Properties which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (i) the making of a representation by the mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to each Rating Agency that assigns a rating to a Series of Certificates. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Primary Assets:

          (a) no first lien Mortgage Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan shall have had a Loan-to-Value Ratio at origination in excess of 125%;

          (b) no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

          (c) each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years and each second lien Mortgage Loan must have an original term to maturity of not less than 5 years and not more than 30 years;

          (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest;

          (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of such Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that will not have been more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%, and the Buy-Down Period will not exceed three years. The maximum amount of funds that may be contributed with respect to a Mortgaged Property having a Loan-to-Value Ratio (i) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (ii) in excess of 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property, unless otherwise indicated in the applicable Prospectus Supplement. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the Servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Property, (a) no Mortgage Loan will have been delinquent for more than 59 days within the 12-month period ending with the Cut-off Date,
(b) no more than two payments will have been 59 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 1.1:1.

     Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one-to-four family residential properties.

     Unless otherwise specified in the related Prospectus Supplement, the ARMs will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments; thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index applicable to any ARMs comprising the Primary Assets (the "Index") will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to FSLIC-Insured Institutions or such other index or indices as are specified or described in the related Prospectus Supplement.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios for the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans; (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans and (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Primary Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

THE MANUFACTURED HOME LOANS

     The Manufactured Home Loans comprising or underlying the Primary Assets for a Series of Certificates will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     The Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a Series:

          (a) no Manufactured Home Loan shall have had a Loan-to-Value Ratio at origination in excess of 95%;

          (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

          (c) no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

          (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of such loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards". With respect to servicing of Manufactured Home Loans, see "Servicing of Loans".

     The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;
(g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Primary Assets for a Series.

     If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

PRE-FUNDING ARRANGEMENTS

     To the extent provided in the related Prospectus Supplement for a Series, the related Trust Agreement will provide for a commitment by the Depositor to subsequently convey to the applicable Trust Fund additional Primary Assets ("Subsequent Primary Assets") following the date on which the related Certificates are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the Trust Fund conform to the requirements and conditions provided in the related Trust Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Certificates, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Certificates of such Series; and, subsequently, the Trust Fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Certificates of such Series.

     If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Certificates as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Primary Assets to be included in the Trust Fund after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Certificates, no assurance can be given that such a distribution with respect to the Certificates will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Trust Agreement in investments permitted by each applicable Rating Agency.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

     A separate Collection Account for each Series will be established by the Trustee, or by the Master Servicer in the name of the Trustee, for deposit of all distributions received with respect to the Primary Assets for such Series, the amount of cash to be initially deposited therein, if any, and reinvestment income thereon. If specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Trustee, the Master Servicer or a Servicer as additional compensation. See "Servicing of Loans" and "The Trust Agreements -- Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Certificates -- Distributions on the Certificates."

     Funds on deposit in the Collection Account will be available for remittance to the Trustee for deposit into the Certificate Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Trust Agreement. Unless otherwise specified in the Prospectus Supplement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee in the name of the Trustee for the benefit of the Certificateholders into which all funds received from the Master Servicer (or

Servicer) and all required withdrawals from any reserve funds for such Series will be deposited, pending distribution to the Certificateholders. If specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Trustee or the Master Servicer as additional compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the Trust Agreement, will be available for remittance to the Certificateholders. See also "The Trust Agreements -- Certificate Account" herein.

OTHER FUNDS OR ACCOUNTS

     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans -- Payments on Loans; Deposits to Custodial Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the Asset Value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Payments on Loans; Deposits to Custodial Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The Depositor expects that all Loans comprising the Primary Assets for a Series will have been originated generally in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority; a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof; or by a subsidiary of the Depositor. Manufactured Home Loans may have been originated by such institutions (other than a subsidiary of the Depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, such appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a Series may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Further, there is no assurance that appreciation of real estate values generally, if such appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily

Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Certain Legal Aspects of Loans" herein.

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a Series of Certificates are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Certificates of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations".

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, in the Trust Agreement, the Depositor, the Master Servicer or another entity will represent and warrant to the Trustee with respect to the Mortgage Loans comprising the Primary Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, that: (i) any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of such representation and warranty; (ii) immediately prior to the transfer and assignment of the Mortgage Loans the Depositor (or such other entity) with respect to each Mortgage Loan had good title to and was sole owner of each such Mortgage Loan; (iii) with respect to first lien Mortgage Loans, each Mortgage constituted a valid first lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair; (iv) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and (v) each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant based, in part, upon representations and warranties of the originator of such Cooperative Loan that (i) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Depositor, based, in part, upon representations and warranties of the originator of such Manufactured Home Loan will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Depositor had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) with respect to fist lien Manufactured Home Loans, as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 59 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the Depositor, the Master Servicer or another entity in respect of a Loan that materially and adversely affects the value of such Loan, such entity will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or, unless specified otherwise in the related Prospectus Supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Trust Agreements -- Assignment of Primary Assets." The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans as to which there has been a breach of any representation or warranty, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. See "Special Considerations -- Limited Obligations and Assets of the Depositor." The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the Trust Fund.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans constituting the Primary Assets in the Trust Fund will be provided, as specified in the related Prospectus Supplement, either by the Master Servicer directly or through one or more servicers (the "Servicers") subject to supervision by the Master Servicer, or by a single Servicer that is a party to the Trust Agreement for a Series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions herein of the rights and obligations of a Master Servicer will also be applicable to a Servicer, and descriptions herein of the rights and obligations of Servicers that service Loans under the supervision of a Master Servicer will generally be applicable to Subservicers. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under "Advances". If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer may or may not, as specified in the related Prospectus Supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicers. If a single Servicer services the Loans through Subservicers, such Servicer will be ultimately responsible for the performance of all servicing activities.

     The Master Servicer will be a party to the Trust Agreement for any Series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates which constitute the Primary Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

     The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Trust Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the fee paid to the Servicer under a terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Master Servicer, acting directly or through Servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Trust Agreement for a Series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer and any Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicers acting under its supervision, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer or the applicable Servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer or the Trustee will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be maintained in an account or accounts (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Certificates of such Series, (ii) the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency or (iii) with a depository institution otherwise acceptable to each Rating Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the Closing Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Loans;

          (ii) All payments on account of interest on such Loans after deducting therefrom, at the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee in respect of such Loans;

          (iii) All amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Master Servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Trust Agreement, the Servicing Fee, if any, in respect of the related Loan;

          (iv) All proceeds received by the Trust under any title, hazard or other insurance policy covering any such Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Trust Agreement (which shall be retained by the Master Servicer and not deposited in the Collection Account);

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Trust Agreement;

          (vi) All Advances for such Series made by the Master Servicer pursuant to the related Trust Agreement; and

          (vii) All proceeds of any such Loans repurchased by the Depositor pursuant to the related Trust Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Trust Agreement; the Master Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to reimburse itself for any Advances for such Series that the Master Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after such reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Pass-Through Rate to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Trust Agreement, from any the related Scheduled Payment, late payment or such other recovery, to the extent permitted by such Trust Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Trust Agreement;

          (vi) to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the Depositor pursuant to the related Trust Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

          (viii) to make payments to the Trustee of such Series for deposit into the Certificate Account, if any, or for remittance to the Certificateholders of such Series in the amounts and in the manner provided for in the related Trust Agreement; and

          (ix) to clear and terminate the Collection Account pursuant to the related Trust Agreement.

     In addition, if the Master Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

SERVICING ACCOUNTS

     In those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the Master Servicer. The Servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer may, to the extent described in the related Prospectus Supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     With respect to each Buy-Down Loan, if any, included in a Trust Fund, the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Certificateholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to Certificateholders may be affected. With respect to each Buy-Down Loan, the Master Servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on such Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays such Loan in its entirety during the Buy-Down Period, the Master Servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the Master Servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

     If the Depositor values any GPM Loans deposited into the Trust Fund for a Multi-Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Certificates of such Multi-Class Series exceed the scheduled payments on such GPM Loans. The

Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Certificates of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Certificateholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

     With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

     GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

     ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations".

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the Master Servicer will cause to be maintained or use its best reasonable efforts to cause the Servicer to maintain with respect to such property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the related Prospectus Supplement.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

     SPECIAL HAZARD INSURANCE POLICY. To the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

     PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

     The related Prospectus Supplement will identify the pool insurer for each Series of Certificates. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Trust Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Certificates. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS.

     The Master Servicer, on behalf of the Trustee and the Certificateholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than one year after the acquisition of such collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of such Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans -- Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the related Prospectus Supplement, Certificateholders would not benefit from any such increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class of Subordinate Certificates ranking lowest in priority and, when such Certificates are no longer outstanding, to the holders of the Class of Subordinate Certificates ranking next lowest in priority. Such rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure such holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of such Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on such Mortgage Loan. Any exercise of such right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. Such rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase defaulted Mortgage Loan from the Trust Fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and in preparation of reports to Certificateholders. Certain of these expenses may be reimbursable pursuant to the terms of the Trust Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Certificateholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Certificateholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The Master Servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Certificateholders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Master Servicer's remittance to the Trustee for deposit into the Certificate Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Pass-Through Rate). Any such principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Pass-Through Rate (to the extent of such adjustment or advance), will be distributed to Certificateholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to Certificateholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations".

     The rights of the Master Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, the Trust Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Trust Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Trust Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Trust Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under the Trust Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Trust Agreements -- Rights upon Events of Default" herein.

     Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right to assign its rights and delegate its duties and obligations under the Trust Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation: (i) is qualified to service mortgage loans for FNMA or FHLMC, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than $15,000,000, (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Trust Agreement from and after the date of such agreement and (v) provided further that each Rating Agency's rating of the Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer. No such assignment will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Trust Agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above, however, in such instance, the assigning Master Servicer will remain liable for the servicing obligations under the Trust Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Trust Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth in the preceding paragraph.

     Each Trust Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for failing to take any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranty or representations made under the Trust Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the Trust Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Trust Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 CREDIT SUPPORT

GENERAL

     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Primary Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such series, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency. If so specified in the related Prospectus Supplement, any form of credit support (including but not limited to insurance, letters of credit or certificate guarantee insurance) may be structured so as to be drawn upon by more than one Trust Fund to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon at the Pass-Through Rate or Certificate Interest Rate, as applicable. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies. See "The Trust Agreements -- Deficiency Event." Moreover, if a form of credit support covers more than one Trust Fund (each, a "Covered Trust"), holders of Certificates issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. If credit support is provided with respect to a Series, or the related Primary Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE CERTIFICATES; SUBORDINATION RESERVE FUND

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Subordinate Certificateholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Certificateholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Certificateholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A Series may include a Class of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes. Such right will effectively be subordinate to the rights of other Certificateholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any Series which includes one or more Classes of Subordinate Certificates, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Certificates, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Certificateholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Certificates under the circumstances set forth in the related Prospectus Supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordinated Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Certificateholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to Senior Certificateholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

     If the Primary Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Certificates evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Certificates -- Optional Termination" and "The Trust Agreements -- Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

CERTIFICATE GUARANTEE INSURANCE

     Certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of Special Distributions with respect to any Multi-Class Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Trust Agreements -- Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If so specified in the relevant Prospectus Supplement, any of such insurance may be structured so as to protect against losses relating to more than one Trust Fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

     GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. In addition, each Mortgage Loan that is a Conventional Loan secured by a vacation or second home and which had a Loan-to-Value Ratio of more than 70% at origination will be covered by a primary mortgage insurance policy until the principal balance of such Mortgage Loan is reduced to below 70% of Appraised Value.

     A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Certificateholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to Certificateholders.

     PRIMARY MORTGAGE INSURANCE. Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (herein referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the mortgage insurer, (iv) claim payments previously made by the mortgage insurer and (v) unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (i) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (ii) when a claim is presented, the mortgage insurer will have the option of (a) paying the claim in full and taking title to the property and arranging for the sale thereof or (b) paying the insured percentage of the claim and allowing the insured to retain title to the property; (iii) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (iv) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted,
(3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted; and (iii) tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the mortgage insurer;
(b) written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under such Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the mortgage insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (d) the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property; (e) the insured must notify the mortgage insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the mortgage insurer specifies a lower or higher amount; and (f) the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (i) the insured percentage of the loss; or (ii) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA INSURANCE AND VA GUARANTEES. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. Mortgage Loans designated in the related Prospectus Supplement as FHA Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to-four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for FHA Loans will be collected by HUD-approved lenders or by the Master Servicer or Servicer and paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA Loan, the Master Servicer or Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, by the Master Servicer or Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of Scheduled Payments for a specified period, with such payments to be made up on or before the maturity date of the Mortgage Note, or the rescheduling or other adjustment of payments due under the Mortgage Note up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan

(which payments are to be repaid by the borrower to HUD) or by accepting assignment of the Mortgage Loan from the Master Servicer or the Servicer. With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or the Servicer of each FHA Loan will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the unpaid principal balance of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same mortgage rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Mortgage Loan.

     With respect to a defaulted VA Loan, the Master Servicer or the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation as specified in the VA regulations. Payments under the guarantee will equal the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United

States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgagee of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain a pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Certificateholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and (iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer,
(iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Certificates by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Certificates. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

     STANDARD HAZARD INSURANCE POLICIES. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to Certificateholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Master Servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the Mortgaged Property securing such Cooperative Loan. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain such insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to such borrower's Condominium Unit or such Condominium Building could significantly reduce the value of the Mortgaged Property securing such Condominium Loan.

     SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Certificates, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Pool secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Depositor or the Master Servicer.

                              THE TRUST AGREEMENTS

     The following summaries describe certain provisions of the Trust Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreements. Where particular provisions or terms used in the Trust Agreements are referred to, such provisions or terms are as specified in the Trust Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Primary Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The

Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

     ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

     If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Trust Agreement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the party (the "Seller") from which the Depositor, or an affiliate thereof, purchased such Mortgage Loan. If the Seller cannot cure the omission or defect within the time period specified in the related Trust Agreement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC or a FASIT election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction under the Code.

     The Trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify the number of Mortgage Loans which are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Primary Assets for a Series of Certificates to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Trust Agreement. Such Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Certificateholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of such assignment, the interest of the Certificateholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans -- Manufactured Home Loans."

     The Depositor will provide limited representations and warranties to the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Manufactured Home Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Manufactured Home Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance;
(iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Primary Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the Manufactured Home Loans, representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

     ASSIGNMENT OF PARTICIPATION CERTIFICATES. The Depositor will cause any Participation Certificates obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee such Participation Certificates, which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the Trust Agreement, the Depositor will represent and warrant to the Trustee regarding each Participation Certificate: (i) that the information contained in the Participation Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Certificates, the Depositor had good title to and was sole owner of such Participation Certificates; (iii) that there has been no other sale by it of such Participation Certificates and (iv) that such Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

     Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement, or such other time period as is specified in the Prospectus Supplement for the related Series, (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or such other period as is specified in the related Prospectus Supplement, the Depositor will, not later than 90 days, or such other period as is specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the lesser of (i) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (ii) the Trust Fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Pass-Through Rate or Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Certificates and (ii) with respect to a Trust Fund for which a REMIC election is made, such substitution must be made within two years of such date.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Loan document.

     The Depositor or another entity will make representations and warranties with respect to Loans which comprise the Primary Assets for a Series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan, the Depositor or such entity is obligated to repurchase the affected Loan or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Loans. See "Special
Considerations".

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) (A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the

     Master Servicer or by a Servicer or (B) with respect to a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

          (ii) (A) with respect to a Series other than a Multi-Class Series, the amount of such distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) with respect to a Multi-Class Series, the amount of the interest distribution;

          (iii) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

          (vi) with respect to Compound Interest Certificates, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Certificates during the related Interest Accrual Period and added to the Compound Value thereof;

          (vii) in the case of Floating Rate Certificates, the Floating Rate applicable to the distribution being made;

          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed);

          (ix) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

          (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

          (xi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund (including any Subordinated Reserve
     Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

          (xii) such other information as specified in the related Trust Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master

Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer (or by the Servicer, if any), can be invested only in Eligible Investments acceptable to each Rating Agency, which may include, without limitation, (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (ii) demand and time deposits, certificates of deposit or bankers' acceptances, (iii) repurchase obligations pursuant to a written agreement with respect to any security described in clause (i) above, (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (vi) a Guaranteed Investment Contract issued by an entity having a credit rating acceptable to each Rating Agency and (vii) any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Certificateholders of such Series.

     If so provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account may be property of the Master Servicer or a Servicer and not available for distributions to Certificateholders. See "Servicing of Loans" herein.

EVENT OF DEFAULT

     Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer or Servicer to distribute or remit any required payment which continues unremedied for five business days (or such shorter period as is specified in the applicable agreement) after the giving of written notice of such failure to the Master Servicer or Servicer by the Trustee for such Series, or to the Master Servicer or Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Master Servicer or Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or Servicer by the Trustee, or to the Master Servicer or Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

     During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non- assenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master

Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

     The Trustee will establish a separate account (the "Certificate Account") in its name as Trustee for the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the

Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to Certificateholders of the related Series, pursuant to the terms of the Trust Agreement, in Eligible Investments. If so specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Certificate Account. The Trustee will deposit into the Certificate Account on the Business Day received all funds received from the Master Servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the Certificateholders and to clear and terminate the Certificate Account.

EXPENSE RESERVE FUND

     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "Expense Reserve Fund") cash or eligible investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF TRUST AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The related Trust Agreement will specify the method of determining allocation of Voting Rights with respect to a Series.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC OR FASIT ADMINISTRATOR

     With respect to any Multi-Class Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the Depositor.

TERMINATION

     The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property") or (ii) the repurchase, as described below, by the Master Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Master Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Principal Balance of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of such Mortgage Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Loan Pass-Through Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Principal Balance of such Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Principal Balance. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain person identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "Description of the Certificates -- Optional Termination of the Trust Fund" herein.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Mortgage Loans comprising or underlying the Primary Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     If specified in the applicable Prospectus Supplement, Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

     A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations

(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Realizing on Cooperative Loan Security" below.

     There are certain risks that arise as a result of the cooperative form of ownership which differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation which is secured by a mortgage on the building. In such event, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by such an occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

     TAX ASPECTS OF COOPERATIVE OWNERSHIP. In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     LEASES AND RENTS. Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     FEDERAL BANKRUPTCY LAWS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTY. Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a Mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a Mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series.

     Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Certificates of such Series that is entitled to receive interest in respect of such Mortgage Loans or Manufactured Home Loans in proportion to the interest that each such Class of Certificates would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

ENVIRONMENTAL RISKS

     Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the Trust Fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur

CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

     Recently enacted amendments to CERCLA have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, recent amendments to RCRA, enacted currently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-Sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been impaired in various ways in certain states by statutory or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Excluded from the preemption are loans originated or assumed during a "window period" ("Window Period Loans"). The window period runs from the date the state restricted the enforcement of the clauses, either by constitution, statute, or statewide judicial proclamation, to October 15, 1982. All Window Period Loans are governed by the restrictive state law until October 15, 1985, unless the state acted to extend the effect of the window period by further regulating such loans. The Garn-St Germain Act further provides that loans originated by a federal savings bank or a federally chartered savings and loan association shall be governed by the regulations of the Federal Home Loan Bank Board. These regulations preempt any state law restrictions and expressly allow these federal lenders to enforce due-on-sale clauses. Loans originated by such institutions are not subject to the window period and therefore due-on-sale clauses in such loans are enforceable regardless of the date the loans originated.

     Although neither the Garn-St Germain Act nor the Federal Home Loan Bank Board regulations promulgated thereunder actually lists the states with window periods ("Window Period States"), FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to loans which it has purchased, that the Window Period States are Arizona, Arkansas, California, Colorado, Florida, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. (Despite Florida's status as a Window Period State, Florida case law indicates that courts no longer require a lender to show an impairment of security before enforcing a due-on-sale clause.) In regulations issued on November 8, 1983, as amended on December 9, 1983, the Comptroller of the Currency indicated that certain loans which were originated by national banks prior to October 15, 1982 and which were secured by property located in the states listed above were Window Period Loans. These regulations limit the effect of state law restrictions on the enforcement of due-on-sale clauses, with respect to Window Period Loans originated by national banks, by shortening the window period. On December 3, 1982, the National Credit Union Administration issued final regulations allowing federal credit unions to enforce due-on-sale clauses in long term first mortgage loans for transfers occurring on or after November 18, 1982, notwithstanding state law restrictions.

     Under the Garn-St Germain Act, unless a Window Period State took action by October 15, 1985 to further regulate enforcement of due-on-sale clauses, such clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, Washington and Utah) have acted to restrict the enforceability of due-on-sale clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states. The Garn-St Germain Act also sets forth nine specific instances in which no lender covered by the Garn-St Germain Act may exercise its option pursuant to a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy Person, which could increase the likelihood of default or may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Loans related to a Series and the number of such Loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ( "Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such Mortgage Loans, any such limitation under such state's usury law would not apply to such Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Primary Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

     SECURITY INTERESTS IN THE MANUFACTURED HOMES. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the lender or its assignee. With respect to a Series of Certificates evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     RELOCATION OF A MANUFACTURED HOME. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Trust Agreement, the Depositor is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     INTERVENING LIENS. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Certificateholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Law Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

     CONSUMER PROTECTION LAWS. The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE"
CLAUSES. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "'Due-On-Sale' Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "'Due-On-Sale' Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Certificates.

CHARACTERIZATION OF CERTIFICATES

     Unless otherwise stated in the applicable Prospectus Supplement, a REMIC or a FASIT election will be made with respect to each Series of Certificates. In such a case, special counsel to the Issuer will deliver its opinion to the effect that under then-current law, the arrangement by which the Certificates of that Series are issued will be treated as a REMIC or as a FASIT as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Certificates of such Series will be designated as "regular interests" or "residual interests" in a REMIC, or as "regular interests" or "ownership interests" in a FASIT, as specified in the related Prospectus Supplement. The opinion will assume the accuracy of certain representations of the Depositor contained in the Trust Agreement.

     If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC or as regular interests or ownership interests in a FASIT for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes);
(iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

QUALIFICATION AS A REMIC

     In order for a pool of assets (each, a "REMIC Pool") to qualify as a REMIC, it must comply with certain ongoing requirements set forth in the Code. First, the REMIC must fulfill an asset test, which requires that substantially all of the assets of the REMIC as of the close of the third calendar month beginning after the "Startup Day" (generally the date that the Certificates or Bonds are issued) and at all times thereafter consist of "qualified mortgages" and "permitted investments" (generally, temporary investments of collections on qualified mortgages) as those terms are defined in the Code. In addition, a REMIC must also establish reasonable arrangements to insure that residual interests therein are not held by "disqualified organizations" (in general, entities that are not subject to federal income tax). The Pooling and Servicing Agreement will require compliance with the REMIC provisions.

     The Code and applicable regulations define a "qualified mortgage" to include an obligation that is principally secured by interest in real property as those terms are defined in applicable regulations. In addition to the foregoing, in order for a mortgage loan to be a "qualified mortgage," the fair market value of the "interest in real property" (as specifically defined for this purpose) securing the mortgage loan (reduced by certain items, including the amount of any senior liens and a pro rata portion of any parity liens) must equal at least 80% of the adjusted issue price of the mortgage loan (generally, the proceeds of the loan to the borrower) at either (a) the time it was originated or, if the Mortgage Loan has been significantly modified (as described in applicable regulations), the time of such modification, or (b) the time of contribution to the REMIC. Tax Counsel has not independently investigated the qualification of the Mortgage Loans as "qualified mortgages" pursuant to these provisions, but in rendering its opinion has relied on representations of the Depositor in the Trust Agreement.

     If a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year or for any year thereafter. In such case, the classification of the REMIC for federal income tax purposes is uncertain. Some Classes of the Certificates may continue to be treated as debt instruments for federal income tax purposes. On the other hand, all or a part of the REMIC may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as stock interests therein and not as debt instruments. The Code grants regulatory authority to the Treasury Department to issue regulations that would grant relief from disqualification where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Any such relief may be accompanied by sanctions, however, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time during which the requirements for REMIC status were not satisfied.

     Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Certificates will be considered 'interest on obligations secured by mortgages on real property or on interest in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Certificates will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

QUALIFICATION AS A FASIT

     The Small Business and Job Protection Act of 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASITs.

     A Trust Fund will qualify as a FASIT if (i) a FASIT election is in effect,
(ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the investors' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in section 851(a) of the Code.

     For a Trust Fund to be eligible for FASIT status, substantially all of the Trust Fund Assets must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate), (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,
(v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interest, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C Corporation. FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The Prospectus Supplement for each Series of Securities will indicate which Securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (vi), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences -- Taxation of Trust as a FASIT -- Treatment of High-Yield Interests."

     If a Trust Fund fails to comply with one or more of ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

TAXATION OF REGULAR INTEREST CERTIFICATES

     INTEREST AND ACQUISITION DISCOUNT. Certificates that qualify as regular interests in a REMIC ("Regular Interest Certificates") are generally treated as indebtedness for federal income tax purposes. Certificates representing regular interests in a FASIT are treated as debt instruments. Certificates designated as regular interests in a REMIC or a FASIT will be referred to hereinafter collectively as "Regular Interest Certificates." Stated interest on a Regular Interest Certificate will be taxable as ordinary income using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

     Compound Interest Certificates, Interest Weighted Certificates, and Zero Coupon Certificates will, and other Certificates constituting Regular Interest Certificates may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations have recently been finalized. As described more fully below, Code
Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumption. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Certificates, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent the likely method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Certificateholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A holder of a Regular Interest Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

     The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Certificate. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Certificates" below. In the case of the Compound Interest Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Certificates") will not be "qualified stated interest." In addition, because Certificates Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Certificates may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Certificate will be taxed as OID, but interest would not then be includible in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Certificates is "unconditionally payable."

     The holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     The Issuer may adjust the accrual of OID on a Class of Regular Interest Certificates in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Certificates could increase.

     Certain classes of Regular Interest Certificates may represent more than one class of REMIC regular interests or FASIT regular interests. Unless the applicable Prospectus Supplement specifies otherwise, based on the OID Regulations and solely for the purposes of computing OID, the Trustee intends to calculate OID on such Regular Interest Certificates as if the separate regular interests were a single debt instrument.

     Certain Series of Certificates may represent regular interests ("Lower Tier Interests") in other REMICs or FASITs. Unless otherwise provided in the applicable Prospectus Supplement, based on the OID Regulations and solely for the purposes of computing OID, the Trustee intends to calculate OID on such certificates as if the separate regular interests were a single debt instrument.

     A holder of a Regular Interest Certificate, which acquires the Regular Interest Certificate for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Certificate which acquires the Regular Interest Certificate for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Certificate's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

     INTEREST WEIGHTED CERTIFICATES. It is not clear how income should be accrued with respect to a Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC or a FASIT ("Interest Weighted Certificates"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Certificates should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under rules comparable to those governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments (although the Contingent Regulations explicitly do not apply to REMIC regular interests). The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Contingent Regulations, if they were applicable to Interest Weighted Certificates (which, as Section 1272(a)(6) instruments, are specifically excluded from the scope of the Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under
Section 1272(a)(6). See "-- Variable Rate Regular Certificates." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Net Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent that prior income inclusions exceed the total Net Negative Adjustments previously treated as ordinary loss by the Certificateholder, and may be carried forward to offset future interest accruals. At maturity, any remaining Net Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Net Negative Adjustment may be recognized currently or must be carried forward until disposition or retirement of the debt obligation.

     VARIABLE RATE REGULAR CERTIFICATES. Under the OID Regulations, the amount and accrual of OID that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Certificates, except for a rate that varies directly with an objective index. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

     Regular Interest Certificates of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Certificates"). Under the OID Regulations, it appears that Weighted Average Certificates relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Certificates relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Certificates") do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Certificates described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Certificates would be taxed under the rules applicable to contingent payment instruments. Under the Contingent Regulations, it appears that a weighted average of fixed rates would qualify as an objective rate.

     EFFECT OF DEFAULTS AND DELINQUENCIES. Each holder of a Regular Interest Certificate will be required to accrue interest and original issue discount on such Certificate without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income. Accordingly, holders of Regular Interest Certificates should consult their own tax advisors on this point.

     Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Certificates that hold such Certificates in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     MARKET DISCOUNT AND PREMIUM. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A holder who purchases a Regular Interest Certificate (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC and FASIT regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The Regulations dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

SALE OR EXCHANGE OF REGULAR INTEREST CERTIFICATES

     A Regular Interest Certificateholder's tax basis in its Regular Interest Certificates is the price such holder pays for a Certificate, increased by amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificates, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset, except to the extent of (i) accrued market discount and (ii) in the case of a redemption or prepayment of a Regular Interest Certificate, any OID, including OID that did not previously accrue. If, however, a Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Certificate.

TAXATION OF THE REMIC

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

     CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" below.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Certificates" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     INCOME FROM FORECLOSURE PROPERTY. To the extent that a REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

     PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

     The Holder of a Certificate representing a REMIC residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

     The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Certificates issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     DISTRIBUTIONS. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     MARK-TO-MARKET RULES. A residual interest in a REMIC, or an interest or arrangement that is determined by the Commissioner to have substantially the same effect, is not a "security" for purposes of the mark-to-market rules and accordingly is not eligible to be marked to market.

     SALE OR EXCHANGE. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling

Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     EXCESS INCLUSION INCOME. The portion of a Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholders. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Certificate at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Certificate), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Certificates may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Certificates" and "Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF REMIC RESIDUAL INTEREST CERTIFICATES

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

REMIC EXPENSES

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Certificates or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Certificates and the holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a Regular Interest Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Certificate to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAXATION OF HOLDERS OF FASIT HIGH-YIELD INTERESTS

     FASIT High-Yield Interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from those interests with losses. High-Yield Interests only may be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as High-Yield Interests.

TAXATION OF HOLDERS OF FASIT OWNERSHIP INTERESTS

     A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular interests issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular interests as are holders of High-Yield Interest.

     Rules similar to the wash sale rules applicable to REMIC residual interests also will apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to a FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked-to-market under section 475 of the Code by such holder, then section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semi-annually.

     The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

TAX STATUS AS A GRANTOR TRUST

     GENERAL. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans and the arrangement pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer (and Servicer, if other than the Master Servicer).

In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     DISCOUNT OR PREMIUM ON STRIPPED CERTIFICATES. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped

Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), the Trustee intends, absent contrary authority, to report income to Certificateholders as OID, in the manner described above in "-- Interest Weighted Certificates".

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the Proposed Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     CHARACTER AS QUALIFYING MORTGAGE LOANS. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     SALE OF CERTIFICATES. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

     BACKUP WITHHOLDING. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Issuer will report to the Certificateholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.

TAX TREATMENT OF FOREIGN INVESTORS

     Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded an the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, hereinafter referred to collectively as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

     A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a REMIC Certificate), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. A Plan's investment in Certificates may cause the Loans or other assets comprising or underlying the Primary Assets to be deemed Plan assets. If the Loans or other assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Loans and other assets. Certain affiliates of the Depositor, including Lehman Brothers Inc., the Underwriter of the Certificates, and Lehman Commercial Paper Incorporated, the parent of the Depositor, might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer or any other Servicer, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the Primary Assets in a Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code could arise if Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

     One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 83-1, regarding mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager; or PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     PTCE 83-1 exempts from the prohibited transaction provisions of ERISA certain transactions involving single family residential mortgage pool investment trusts. With respect to Mortgage Loans secured solely by property consisting of single family residential housing, PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool. PTCE 83-1 does not apply to investments in Subordinate Certificates to Certificates that evidence an interest in distributions of principal only. Because certain of the Certificates may, if specified in the related Prospectus Supplement, be Subordinate Certificates or evidence an interest in distributions of principal only or interest only from the pooled Mortgage Loans, PTCE 83-1 will not be applicable to such Certificates.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (1) the maintenance of a system of insurance or other protection for the pooled housing loans and property securing such loans, and for indemnifying certificate holders against reductions in pass-through payments due to property damage or defaults in loan payments; (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(3) a limitation on the amount of the payment retained by the pool sponsor together with other benefits inuring to its benefit, to not more than adequate consideration for selling the housing loans plus reasonable compensation for services provided by the pool sponsor to the loan pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions and where certain Parties in Interest are fiduciaries with respect to a Plan that acquires a Certificate.

     If a Trust Fund consists of Agency Certificates, then under the terms of the DOL Regulation, even if the acquisition or holding by a Plan of a Certificate with respect to such Trust Fund were characterized as the acquisition of ownership rights in the assets of the Trust Fund (including the Agency Certificates) such acquisition or holding would not constitute acquisition of ownership rights in the mortgage loans underlying the Agency Certificates.

     In addition, the DOL has granted to Lehman Brothers Inc. an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial acquisition, holding and the subsequent disposition by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans and manufactured home loans such as the Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the

     Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Loans to the Trust Fund represents not more than the fair market value of such Loans; the sum of all payments made to and retained by the Master Servicer and any other Servicer represents not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements: (i) no fiduciary (or its affiliate) is an obligor with respect to more than five percent of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed twenty-five percent of all of the Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period") instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent.

          (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

          (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

          (5) In order to ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which are transferred to the trust,

             (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

             (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the

        Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii) the duration of the Pre-Funding Period;

             (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

             (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related trust agreement must describe the permitted investments for the pre-funding and/or capitalized interest account and, if no disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Exemption as amended or other exemptions, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters, and the material federal income tax consequences of the Certificates will be passed upon for the Depositor, by Brown & Wood LLP, Washington, D.C.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell bonds or certificates. The Certificate of

Incorporation of the Depositor provides that any securities, except for subordinated securities, issued by the Depositor must be rated in one of the three highest categories available by any Rating Agency rating the Series.

     The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Certificates to be transferred by the Issuer to a trust, subject to the obligations of the Certificates of such Series, thereby relieving the Issuer of its obligations with respect to such Certificates.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Primary Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the Primary Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be offered through any one or more of the following:
Lehman Brothers Inc., an affiliate of the Depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a Series; or underwriters, agents or dealers selected by such originator (collectively, the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Sequence within such Series, including the name or names of the Underwriters (if known), the proceeds to the Depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Certificates will be determined.

     The Underwriters may or may not be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent FNMA Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of FNMA's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for FHLMC Certificates as well as FHLMC's most recent Information Statement and Information Statement Supplement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

                         REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund are required under the Trust Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "The Trust Agreements -- Reports to Certificateholders" herein.

                                    GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a supplemental Glossary in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Trust Agreement and the Trust Agreement generally provides a more complete definition of certain of the terms. Reference should be made to the Trust Agreement for a more complete definition of such terms.

     "Accrual Date" means, with respect to any Multi-Class Series, the date upon which interest begins accruing on the Certificates of the Series, as specified in such Certificates and the related Prospectus Supplement.

     "Accrual Amount" means, with respect to any Distribution Date for a Multi-Class Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest that has accrued on the Compound Interest Certificates of such Series during the Interest Accrual Period ending on or prior to such Distribution Date but which is not then required to be paid.

     "Accretion Termination Date" means, with respect to a Class of Compound Interest Certificates, such date as may be specified in the related Prospectus Supplement.

     "Advance" means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and/or interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     "Agency Certificates" means GNMA Certificates, FNMA Certificates, and FHLMC Certificates.

     "Aggregate Asset Principal Balance" means, with respect to the Mortgage Loans in the Trust Fund, the aggregate of the Asset Principal Balances for all such Mortgage Loans at the time of any determination.

     "Appraised Value" means, with respect to a property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or the sales price of such mortgaged property.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

     "Asset Group" means a group of individual Primary Assets which share similar characteristics and are aggregated into one group for certain purposes.

     "Asset Principal Balance" means, with respect to any Mortgage Loan, at the time of any determination, its outstanding principal balance as of the Cut-off Date reduced by all amounts distributed to Certificateholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on such Mortgage Loan.

     "Assumed Deposit Date" means the date specified therefor in the Prospectus Supplement for a Series, upon which distributions on the Primary Assets are assumed to be received for purposes of calculating Reinvestment Income thereon.

     "Available Distribution Amount" means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Certificateholders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Bi-Weekly Loan" means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     "Buy-Down Fund" means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

     "Buy-Down Loan" means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

     "Buy-Down Period" means, with respect to a Buy-Down Loan, the period when the related mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the Buy-Down Loan.

     "Certificate Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Primary Assets in a Trust Fund.

     "certificate guarantee insurance" means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate register.

     "Certificate Interest Rate" means, with respect to any Multi-Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     "Certificates" means the Asset Trust Pass-Through Certificates. "Class" means a Class of Certificates of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Primary Assets in a Trust Fund (or from the Servicers, if any).

     "Compound Interest Certificate" means any Certificate of a Multi-Class Series on which interest accrues and is added to the principal balance of such Certificate periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

     "Compound Value" means, with respect to a Class of Compound Interest Certificates, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Conventional Loan" means a Loan that is not insured or guaranteed by any governmental agency.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated in the Trust Agreement for a Series on or before which amounts due and payable with respect to a Primary Asset will not inure to the benefit of Certificateholders of the Series.

     "Cut-off Date Aggregate Asset Principal Balance" means, with respect to the Loans in the Trust Fund as of the Cut-off Date, the Aggregate Asset Principal Balance for all such Loans as of the Cut-off Date, reduced by all payments of principal due on or before the Cut-off Date and not paid, and increased by scheduled payments of principal due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date.

     "Deferred Interest" means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     "Deficiency Event" means, with respect to a Series, the inability of the Trustee to distribute to Holders of one or more Classes of Certificates of the Series (other than any Class of Subordinate Certificates prior to the time that the Available Distribution Amount is reduced to zero), in accordance with the terms thereof and the related Trust Agreement, any distribution of principal or interest thereon when and as distributable due to insufficient funds for such purpose then held in the related Trust Fund.

     "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust Fund by the Depositor or as to which a Qualifying Substitute Loan is substituted therefor.

     "Depositor" means Structured Asset Securities Corporation.

     "Determination Date" means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Certificateholders on the next succeeding Distribution Date.

     "Distribution Date" means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Primary Asset.

     "Eligible Investments" means any one or more of the obligations or securities described as such at "THE TRUST AGREEMENTS -- Investment of Funds."

     "Eligible Reserve Fund Investments" means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Trust Agreement, as described in the related Prospectus Supplement for a Series.

     "ERISA" means the Employer Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items that are required to be paid to the mortgagee are deposited.

     "Excess Cash Flow" means, with respect to a Multi-Class Series, the amount, if any, by which (a) the cash flow received from the Primary Assets in the related Trust Fund and deposited in the related Certificate Account (excluding any Retained Interest but including transfers from any applicable Reserve Fund), net of applicable servicing fees, guarantee fees, insurance premiums and other administrative expenses, on the relevant determination date exceeds (b) the sum of (1) the Minimum Principal Distribution Amount for such Series on such Distribution Date and (2) the Accrual Distribution Amount, if any, on such Distribution Date.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration, a division of HUD.

     "FHA Loan" means a fixed-rate housing loan insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FHLMC Certificate" means a mortgage participation certificate or other pass-through certificate guaranteed by FHLMC as to the timely payment of interest and, except as specified in the related Prospectus Supplement, the ultimate collection of principal, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "Final Scheduled Distribution Date" means, with respect to a Class of a Series, the date after which no Certificates of such Class will remain outstanding assuming timely payments or distributions are made on the Primary Assets in the related Trust Fund.

     "Floating Rate" means a Certificate Interest Rate which is subject to change from time to time.

     "Floating Rate Certificate" means any Certificate of a Multi-Class Series which accrues interest at a Floating Rate.

     "Floating Rate Distribution Date" means the Distribution Date for a Class of Floating Rate Certificates, which may be either more or less frequent than the Distribution Date for other Classes of the Series.

     "Floating Rate Period" means the period of time during which a given Certificate Interest Rate applies to a Class of Floating Rate Certificates.

     "FNMA" means the Federal National Mortgage Association.

     "FNMA Certificate" means a guaranteed mortgage pass-through certificate or a stripped mortgage-backed security, the full and timely payment of principal of and interest on which is guaranteed by FNMA, which represents ultimately a proportional beneficial ownership interest in a pool of residential mortgage loans.

     "FSLIC" means the Federal Savings and Loan Insurance Corporation or any successor thereto.

     "fund or account" means any fund or account, including, without limitation, the Certificate Account or any reserve fund established under the Trust Agreement for a Series, excluding any fund or account not available to make distributions to Certificateholders.

     "GEM Loan" means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

     "GNMA" means the Government National Mortgage Association.

     "GNMA Certificate" means a mortgage pass-through certificate the full and timely payment of principal of and interest on which is guaranteed by GNMA and issued under either the GNMA I or the GNMA II program, which represents ultimately a proportional beneficial ownership interest in a pool of residential housing loans. A "GNMA I Certificate" is a GNMA Certificate issued under the GNMA I program, and a "GNMA II Certificate" is a GNMA Certificate issued under the GNMA II program.

     "GPM Fund" means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Certificates of the related Multi-Class Series exceed scheduled payments on such GPM Loan.

     "GPM Certificate" means a Certificate backed by GPM Loans.

     "GPM Loan" means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments become fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     "Guaranteed Investment Contract" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "HUD" means the United States Department of Housing and Urban Development.

     "Index" means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Primary Assets.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Certificates, Loans, or Private Mortgage-Backed Securities.

     "Insurance Proceeds" means, unless otherwise provided in a Supplement, amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Multi-Class Series, during which interest accrues on the Certificates or a Class of Certificates of such Series with respect to any Distribution Date or Special Distribution Date.

     "Interest Weighted Certificates" means a Class of Certificates entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the Series than the percentage of principal on such Loans to which it is entitled.

     "IRS" means the Internal Revenue Service.

     "L/C Bank" means the issuer of a letter of credit.

     "L/C Percentage" means the maximum liability of a L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Class of Certificates of the Series.

     "letter of credit" means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

     "Lifetime Mortgage Rate Cap" means the lifetime limit on the Mortgage Rate during the life of each ARM.

     "Liquidation Proceeds" means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     "Loan" means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     "Loan-to-Value Ratio" means the ratio, expressed as a percentage, of the principal amount of a Loan at the date of determination to the Appraised Value.

     "Manufactured Home" means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     "Manufactured Home Loan" means a loan secured by a Manufactured Home.

     "Master Servicer" means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Primary Assets for that Series, or the successors or assigns of such Person.

     "Maximum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate cap specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Floating Rate" means, as to any Multi-Class Series, the per annum interest rate floor specified for any Floating Rate Certificates of such Series in the related Prospectus Supplement.

     "Minimum Principal Distribution Amount" means, with respect to a Distribution Date for a Multi-Class Series, the amount, if any, by which (a) the outstanding principal balance of the Certificates of such Series (before giving effect to any payment of principal on that Distribution Date) exceeds (b) the aggregate Asset Value of the Primary Assets for the Series as of that Distribution Date.

     "Minimum Mortgage Rate" means the lifetime minimum Mortgage Rate during the life of each ARM.

     "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     "Mortgage Loan" means a mortgage loan (including an interest therein) secured by Mortgaged Property, including Cooperative Loans and Condominium Loans.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     "Mortgage Pool" means with respect to a Trust Fund for a Series of Certificates, a pool of Mortgage Loans.

     "Mortgaged Property" means the real property securing a Mortgage Loan.

     "Mortgage Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rates borne by each Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "Multifamily Property" means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     "Multi-Class Series" means a Series of Certificates that may include Floating Rate Certificates, Compound Interest Certificates and Planned Amortization Certificates, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Primary Assets. With respect to Series of Asset Trust Pass-Through Certificates other than Multi-Class Series, each Class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets, which designation does not change over the term of the Certificates; provided, however, a Series may be so characterized if the designation changes only on account of a subordination feature in one or more Subordinate Classes which protects one or more Senior Classes in the event of failure of timely payment of Primary Assets.

     "1986 Act" means the Tax Reform Act of 1986.

     "Negatively Amortizing ARMs" means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     "Pass-Through Rate" means the rate of interest paid to the Certificateholders in respect of the Primary Assets.

     "PAC" ("Planned Amortization Certificates") means a Class of Certificates of a Series on which no payment of principal will need to be made until the earlier of the date specified in the related Prospectus Supplement or the date on which the principal of all Certificates of the Series having an earlier Final Scheduled Distribution Date have been paid in full.

     "Percentage Interest" means, with respect to a Certificate, the proportion (expressed as a percentage) of the percentage amounts of all of the Certificates in the related Class represented by such Certificate, as specified in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "PMBS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Mortgage-Backed Security is issued.

     "PMBS Issuer" means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

     "PMBS Servicer" means the servicer of the Loans underlying a Private Mortgage-Backed Security.

     "PMBS Trustee" means the trustee designated under a PMBS Agreement.

     "Participation Certificate" means a certificate evidencing a participation interest in a pool of Loans.

     "Prepayment Period" means, with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

     "Primary Assets" means the Agency Certificates, Private Mortgage-Backed Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Agency Certificate, Private Mortgage-Backed Security or Loan, as the case may be.

     "Principal Distribution Amount" means, unless specified otherwise in the Prospectus Supplement for a Multi-Class Series, the sum of (a) the Accrual Distribution Amount, if any, (b) the Minimum Principal Distribution Amount and
(c) the percentage, if any, of Excess Cash Flow specified in the related Prospectus Supplement.

     "Principal Weighted Certificates" means a Class of Certificates entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     "Private Mortgage-Backed Security" means a mortgage participation or pass-through certificate representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Proposed Regulations" means the proposed Treasury regulations issued under Sections 1271-1273 and 1275 of the Code.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgage Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means any nationally recognized statistical rating organization (or organizations) that was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC as described herein under "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Reinvestment Income" means any interest or other earnings on Funds or Accounts that are part of the Trust Fund for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "Remittance Date" means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     "REO Property" means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the Trust Agreement.

     "Residual Interest" means a residual interest in a REMIC as described herein under "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS -- Tax Status as a REMIC."

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not sold by the Depositor or seller of the Primary Asset and, therefore, is not included in the Trust Fund for the related Series.

     "Scheduled Payments" the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

     "Senior Certificateholder" means the Holder of a Senior Certificate.

     "Senior Certificates" means a Class of Certificates as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Certificates, to the extent specified in the related Prospectus Supplement.

     "Servicer" means the entity which has primary liability for servicing Loans if other than the Master Servicer.

     "Servicing Account" means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Primary Assets serviced by such Servicer.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Subordinate Certificateholder" means a Holder of a Subordinate
Certificate.

     "Subordinate Certificates" means a Class of Certificates as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Certificates, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Subordinated Amount" means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Certificates, that the Subordinate Certificates are subordinated to the Senior Certificates of the same Series.

     "Subordination Reserve Fund" means the subordination reserve fund, if any, for a Series with a Class of Subordinate Certificates, established pursuant to the related Trust Agreement.

     "Subsidy Account" means a custodial account established by the Master Servicer or the Servicer for a Loan into which subsidy funds contributed by the seller of the property securing the Loan (or by another party) necessary to maintain the scheduled level of payments due on the Loan are deposited.

     "Trust Agreement" means the trust agreement relating to a Series among the Depositor, the Master Servicer, and the Trustee.

     "Trustee" means the trustee under a Trust Agreement, and its successors.

     "Trust Fund" means all property and assets held for the benefit of the Certificateholders by the Trustee under the Trust Agreement for a Series of Certificates including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Certificate Account, Collection Account or Servicer Accounts, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and amounts deposited in any reserve fund and the proceeds of any insurance policies required to be maintained with respect to the Loans.

     "UCC" means the Uniform Commercial Code.

     "VA" means the Veterans Administration.

     "VA Loans" means housing loans partially guaranteed by the VA.

                                  $449,370,670
                                 (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2000-1

                                   [ALS LOGO]

                           AURORA LOAN SERVICES, INC.
                                MASTER SERVICER

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT
                                January 21, 2000
                   -----------------------------------------

                                LEHMAN BROTHERS
                          EDWARD D. JONES & CO., L.P.